UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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1st Financial Services Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

101 Jack Street
Hendersonville, North Carolina 28792
Telephone: (828) 697-3100
Dear Shareholder:

Attached please find your proxy statement on the proposed merger of 1st Financial Services Corporation and Mountain 1st Bank & Trust Company into First-Citizens Bank & Trust Company. The Boards of Directors and management of 1st Financial Services Corporation and Mountain 1st Bank & Trust Company unanimously approved the proposed merger and believe the proposed merger with and into First Citizens Bank is in the best interests of our shareholders and the customers and communities we serve. The Boards and management came to this conclusion after a thoughtful evaluation of the facts before us and all relevant considerations. Let me summarize for you the more detailed description of the evaluation process discussed in the accompanying proxy statement.

The last five years have been difficult for your Company, the Bank, our communities, and many of our customers. The Bank experienced rapid growth from inception in 2004 through 2007, based largely on the robust real estate markets within the communities we serve in western North Carolina. As the Great Recession began taking hold in 2008, our lending slowed and the quality of our loan portfolio began to deteriorate. Our earnings decreased as losses on our loans to many customers grew. Our capital shrank rapidly. The Company’s receipt of $16.4 million in the TARP preferred stock investment from the U.S. Treasury in 2008 provided us with a short-term capital cushion. But that cushion was quickly depleted as loan losses continued to increase in 2009 through 2011. However, without the capital infusion provided by the TARP, our Company would have failed. And even though we avoided failure, the TARP investment did not change our troubled condition. Loan defaults and losses continued. Both the Company and the Bank entered into supervisory orders with our regulators in 2010. Under these supervisory orders, the Company was prohibited from repaying any principal or interest on the TARP. As a result, the amount owed on the TARP has increased to over $19 million. As you may be aware, this is a preferred investment and the holder of this investment (currently the U.S. Treasury) is entitled to full repayment prior to the common shareholders receiving any consideration. As part of the merger, the U.S. Treasury has agreed to take a substantial discount on its investment to allow the common shareholders to receive some value for their shares.

Although the task of turning the Bank around seemed overwhelming at times, your Boards and management have continued to pursue all available means to stabilize the combined companies. We have diligently worked through troubled loans when possible and sought to reduce our losses when we had no option but to engage in collection efforts. We have restructured the Bank’s operations and taken many other actions to operate more efficiently. We have managed the size of our balance sheet, sought to reduce our interest rate risk, while maintaining yield and preserving principal, and carefully guarded our capital balances.

The result of these efforts is we have climbed from the brink of failure back to profitable operations. But, continued profitability is uncertain. The dividend rate accumulating on the TARP preferred stock will increase from 5.0% to 9.0% in November 2013. Because our supervisory orders prohibit us from paying this dividend, this obligation owed to the preferred investor under the TARP will increase by over $1.7 million annually, further diluting the value of the common shareholders. Loan activity in our markets remains weak, returns achievable on our investment portfolio are low, few cost savings initiatives remain, and the margin between the interest we pay on deposits and the interest we receive on our loans and investment portfolio is only marginally sufficient for generating profitability. Our supervisory orders remain in place and, absent a merger, are likely to stay in place for many years.

Your Boards and management recognized several years ago that for the Company to achieve sustained and meaningful profitability and to be released from the confining supervisory orders, a large influx of additional capital, in excess of $50 million, was necessary. Your Boards and management also recognized if additional capital could not be raised, a merger of the Company was the only alternative available to achieve some return of our shareholders’ investments.

Over the last three years we have engaged in discussions with numerous sources of equity capital. We also engaged in discussions with many possible merger partners. Some of these discussions with equity investors and possible merger partners became quite detailed and success seemed a possibility. In each instance, however, the possibilities fell victim to the Company’s obligation to redeem the TARP preferred investment, the Bank’s impaired regulatory capital levels, remaining asset quality issues, and the continuing weakness in our markets. From these discussions, however, we obtained a clear understanding of the perception of independent third parties of the Company’s possible value.

Despite these disappointments, we remained committed to achieving profitability and thereby, we believed, dispelling doubts of possible merger partners and/or equity investors. Although the profits achieved recently and those we believe might be achieved in the future will be insufficient to restore us to well-capitalized status, repay our TARP, and cause the release of our supervisory orders for many years to come, we believe our success in turning the corner on losses created the opportunity to merge with First Citizens Bank, redeem the TARP preferred stock at a discount, and return to our shareholders as much of their investments in their Company as possible. Taking into consideration the risks facing the Company and its still fragile financial condition, we do not believe continued operation of the Company as an independent entity over a reasonable period of time would generate a greater return to our shareholders. We wish, as we are also shareholders, we could tell you the Company is worth more. We must, however, deal with the facts, not hopeful opinions based on erroneous assumptions.

We believe the proposed merger with First Citizens Bank is in the best interests of our shareholders, our customers, and the communities we serve. On behalf of your Boards of Directors and management, I ask you to vote “FOR” the merger. You may vote your shares via the Internet, by using a toll-free telephone number, or by completing the enclosed proxy card and returning it in the pre-paid envelope.

Sincerely yours,

Michael G. Mayer
Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
________________, 2013

A Special Meeting of the Shareholders of 1st Financial Services Corporation (“1st Financial”) will be held on ______________, 2013 at _____ (local time) at:

The Thomas Auditorium
David W. Sink, Jr. Building
Blue Ridge Community College
100 College Drive
Flat Rock, North Carolina 28731

The purpose of the Special Meeting is:

1.
To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, as Amended and Restated (the “Merger Agreement”), dated as of October 15, 2013, by and among 1st Financial, Mountain 1st Bank & Trust Company (the “Bank”), and First-Citizens Bank & Trust Company (“First Citizens Bank”), and the transactions contemplated thereby, including the merger of 1st Financial and the Bank with and into First Citizens Bank, as more fully described in the attached proxy statement (the “Merger”);

2.
To consider and vote, on an advisory (non-binding) basis, on a proposal to approve the compensation that may be paid or become payable to 1st Financial’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable;

3.
To consider and vote on a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, including in order to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement; and

4.	To act upon any other matters that may properly come before the Special Meeting or any adjournments thereof.

These proposals are described in detail in the attached proxy statement. Only shareholders of record at the close of business on _______________, 2013 are entitled to notice of, and to vote, at the Special Meeting and any adjournments thereof.

Our Board of Directors has unanimously approved the Merger and the Merger Agreement, and recommends that shareholders vote “FOR” approval of the Merger Agreement, “FOR” the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to 1st Financial’s named executive officers in connection with the Merger, and “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies in favor of the approval of the Merger Agreement.

Your vote is important regardless of the number of shares you own. We cannot complete the Merger unless the Merger Agreement and the transactions contemplated thereby are approved by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting. The failure to vote your shares will have the same effect as a vote against approval of the Merger Agreement and the transactions contemplated thereby. Whether or not you plan to attend the Special Meeting in person, we encourage you to promptly vote your shares.

You may vote your shares via the Internet, by using a toll-free telephone number, or by completing the enclosed proxy card and returning it in the pre-paid envelope. Instructions for using these convenient services are provided on your proxy card. If your shares are held in “street name” by your bank, broker or other nominee (your “nominee”), your nominee will be unable to vote your shares without instructions from you. You should instruct your nominee to vote your shares in accordance with the procedures provided by your nominee. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

The enclosed proxy statement provides a detailed description of the Special Meeting, the Merger, the Merger Agreement, the documents related to the Merger and other related matters. We urge you to read the proxy statement and its appendices carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares, please contact _____________ at ________________ or _____________________________________________.

Under North Carolina law, you are entitled to appraisal rights with respect to your shares of Common Stock to be exchanged for cash in the Merger and to obtain payment of the fair value of their shares upon compliance with the requirements of Article 13 of the North Carolina Business Corporation Act. We have included a copy of Article 13 as Appendix C to the proxy statement. We urge any of our shareholders who wish to assert appraisal rights to read the statute carefully and to consult legal counsel before attempting to assert their appraisal rights.

Hendersonville, North Carolina	By Order of the Board of Directors

_______________, 2013	Michael G. Mayer
Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY IS APPRECIATED.

i

Page
Structure of the Merger	49
Merger Consideration	49
Surviving Corporation, Governing Documents and Directors	49
Treatment of Stock Options, Warrants and Other Equity-Based Awards	49
Closing and Effective Time of the Merger	50
Conversion of Shares; Exchange of Certificates	50
Representations and Warranties	51
Covenants and Agreements	53
Special Meeting and Recommendation of Our Board of Directors	57
Exclusive Agreement	58
Conditions to Complete the Merger	59
Termination of the Merger Agreement	61
Effect of Termination	62
Termination Fee	62
Expenses and Fees	63
Amendment, Waiver and Extension of the Merger Agreement	64

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	64
Tax Consequences of the Merger Generally	65
Backup Withholding	65

BENEFICIAL OWNERSHIP OF SECURITIES	66
Principal Shareholders	66
Directors and Executive Officers	66

HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION	67
Board Recommendation	68

PROPOSAL 2: ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION	69
Summary	69
Vote Required	69
Board Recommendation	69

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING	70
Summary	70
Vote Required	70
Board Recommendation	70

OTHER MATTERS	70

PROPOSALS FOR 2014 ANNUAL MEETING	70

WHERE YOU CAN FIND MORE INFORMATION	71

APPENDICES
Appendix A – Agreement and Plan of Merger, as Amended and Restated, dated as of October 15, 2013, by and among 1st Financial, the Bank and First Citizens Bank	A-1
Appendix B - Sandler O’Neill & Partners, L.P. Written Opinion	B-1
Appendix C – Copy of Article 13 of the North Carolina Business Corporation Act	C-1
Appendix D – 1st Financial’s Annual Report on Form 10-K for the year ending December 31, 2012, and Quarterly Reports on Form 10-Q for the periods ending March 31, 2013 and June 30, 2013	D-1
Appendix E – Support Agreement	E-1
Appendix F - Form of Director’s Agreement	F-1
Appendix G – Mayer Retention Agreement	G-1
Appendix H - TARP Securities Purchase Agreement	H-1

ii

Proxy Statement

SPECIAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _________, 2013.

The Proxy Statement is available at:
https://www.mountain1st.com/proxy

QUESTIONS AND ANSWERS
ABOUT THE MERGER AND THE SPECIAL MEETING

In this proxy statement, the terms “you,” “your,” and similar terms refer to the shareholders receiving it. The terms “1st Financial,” “we,” “us,” “our,” and similar terms refer to 1st Financial Services Corporation. Our banking subsidiary, Mountain 1st Bank & Trust Company, is referred to as the “Bank.”

The following are some questions that you may have regarding the merger and the special meeting of shareholders of 1st Financial, to be held on ___________, 2013, at _____ local time (“Special Meeting”). This proxy statement and the enclosed form of proxy are being mailed to our shareholders on or about ___________, 2013. We urge you to read carefully the entirety of this proxy statement, including the appendices and the other documents to which this proxy statement refers, because the information in this section does not provide all the information that might be important to you with respect to the merger.

The Special Meeting

Q:           Why am I receiving this proxy statement?

A:
On August 28, 2013, 1st Financial, the Bank and First-Citizens Bank & Trust Company (“First Citizens Bank”) entered into an Agreement and Plan of Merger (as amended and restated on October 15, 2013, the “Merger Agreement”) pursuant to which 1st Financial and the Bank will merge with and into First Citizens Bank, with First Citizens Bank continuing as the surviving corporation (the “Merger”). To complete the Merger, you must vote to approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Merger), and 1st Financial is holding the Special Meeting to seek such shareholder approval.

This document is the proxy statement by which the Board of Directors 1st Financial (the “Board”) is soliciting proxies from you to vote on the approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) at the Special Meeting or at any adjournment of the Special Meeting.

Q:           When and where is the Special Meeting?

A:
The Special Meeting will be held on ____________, 2013 at _____ (local time) at the Thomas Auditorium in the David W. Sink, Jr. building at Blue Ridge Community College located at 100 College Drive, Flat Rock, North Carolina 28731. Directions are available on the college’s Internet website at www.blueridge.edu, by typing “Directions to Campus” in the search box.

Q:           What am I being asked to vote on?

A:           You are being asked to vote on the following proposals:

●	to approve the Merger Agreement and the transactions contemplated thereby (including the Merger):

●
to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable; and

●
to approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, including to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement.

Your approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) is a condition to the obligations of First Citizens Bank, 1st Financial and the Bank to complete the Merger.

Q:           What shareholder vote is required for the approval of each proposal?

A:
Approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) requires the affirmative vote of holders of a majority of the outstanding shares of 1st Financial common stock, $5.00 par value per share (the “Common Stock”) entitled to vote at the Special Meeting. Because approval is based on the affirmative vote of a majority of the shares outstanding, a failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” this proposal.

Approval of the advisory (non-binding) vote on compensation that may be paid or become payable to our named executive officers in connection with the Merger requires that the number of shares of Common Stock voted in favor of the proposal must exceed the number of shares of Common Stock voted against the proposal. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, including to solicit additional proxies in favor of the approval of the Merger Agreement, requires that the number of shares of Common Stock voted in favor of the proposal must exceed the number of shares of Common Stock voted against the proposal. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

Approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) also requires the affirmative vote of two-thirds (2/3rds) of the outstanding shares of 1st Financial Class B Stock, no par value per share (the “TARP Preferred Stock”). As described in the section entitled “Regulatory Approvals Required for the Merger - Treasury - TARP Securities Purchase Agreement,” beginning on page     of this proxy statement, immediately prior to the closing of the Merger, First Citizens Bank will purchase all of the TARP Preferred Stock from the United States Department of the Treasury (“Treasury”). In accordance with the Merger Agreement, First Citizens Bank will then approve the Merger Agreement and the transactions contemplated thereby (including the Merger) in its capacity as the holder of all of the outstanding shares of TARP Preferred Stock.

Q:	What happens if our shareholders do not approve, on an advisory (non-binding basis), the compensation payable to our named executive officers in connection, with the Merger?

A:
The vote on the compensation proposal is a vote separate and apart from the vote to approve the Merger Agreement. You may vote for the compensation proposal and against the proposal to approve the Merger Agreement, and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either us or First Citizens Bank. Because we are contractually obligated to pay the compensation, the compensation will be payable if the Merger is completed subject only to the applicable conditions, regardless of the outcome of the advisory (non-binding) vote.

Q:           What should I do?

A:
Please carefully read this proxy statement. If you are a record shareholder, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope or by submitting your proxy by telephone or via the Internet as soon as possible so that your shares will be represented and voted at the Special Meeting.

If your shares are held in “street name” in the name of your bank, broker or other nominee (your “nominee”), please refer to your proxy card or the information forwarded by your nominee to see which voting options are available to you.

The method by which you submit a proxy will in no way limit your right to vote at the Special Meeting if you later decide to attend the meeting in person. If you are a “street name” shareholder, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Special Meeting.

Q:	If my shares are held in “street name” by my nominee, will they automatically vote my shares for me?

A:
No, if you hold shares in an account at your nominee and do not choose to attend the Special Meeting in person, you must provide your nominee with instructions as to how to vote your shares. Your failure to instruct your nominee to vote your shares will result in your shares not being voted. You may also vote in person at the Special Meeting; however, if you wish to do so you must bring a legal proxy from your nominee identifying you as the beneficial owner of such shares and authorizing you to vote. If you fail to vote your shares at the Special Meeting or instruct your nominee how to vote your shares, the effect will be the same as a vote “AGAINST” the Merger Agreement.

Q:           What constitutes a quorum for the Special Meeting?

A:
The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. If you are not present in person or represented by proxy at the Special Meeting, your shares will not be counted for purposes of calculating a quorum. Abstentions and broker non-votes count as present for establishing a quorum. A broker non-vote occurs under stock exchange rules when a nominee is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

Q:           Is my vote important?

A:
Yes, your vote is very important. If you do not submit a proxy or vote in person at the Special Meeting, it will be more difficult for us to obtain the necessary quorum to hold the Special Meeting. In addition, if you abstain or fail to vote, that will have the same effect as a vote “AGAINST” the Merger Agreement. If you are a “street name” shareholder who holds his, her or its shares through a nominee, your nominee will not be able to cast a vote on the approval and adoption of the Merger Agreement without instructions from you.

Q:           What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by us without an indication of how you intend to vote will be voted “FOR” approval of the Merger Agreement and the transactions contemplated thereby (including the Merger), “FOR” approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to our named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and “FOR” adjournment of the Special Meeting to a later date, if necessary or appropriate, including in order to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement.

Q:           Who can vote at the Special Meeting?

A:
All holders of Common Stock who held shares at the close of business on _________, 2013, the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting, provided that such shares remain outstanding on the date of the Special Meeting or any adjournment thereof. As of the close of business on _________, 2013, there were               shares of Common Stock outstanding and entitled to vote, held by approximately [2,400] holders of record. Each share of Common Stock is entitled to one vote on each proposal to be considered at the Special Meeting.

Q:           How do I vote?

A:	If you are a shareholder of record, you may vote your shares of Common Stock on matters presented at the Special Meeting in any of the following ways:

●           in person – you may attend the Special Meeting and cast your vote there;

●           by proxy – shareholders of record have the choice of voting by proxy;

●	by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope;

●	via the Internet – the website address for Internet voting is noted on your proxy card; or

●	by using the toll-free telephone number noted on your proxy card.

If you are a beneficial owner, please refer to the instructions provided by your nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your nominee at the Special Meeting.

Q:           Can I revoke or change my vote after I have submitted my proxy with voting instructions?

A:	Yes. You may revoke or change your proxy at any time before your proxy is voted. If you are a shareholder of record (meaning that your shares are registered in your own name), you may:

●	deliver to our Corporate Secretary a signed, written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

●	attend the Special Meeting and vote in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

●	sign and deliver a new proxy card, relating to the same shares and bearing a later date; or

●	submit another proxy by telephone or via the Internet prior to ___________ (local time) on _______________, 2013 (the deadline for telephone or Internet voting).

Attendance at the Special Meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by us after your proxy is exercised will not affect your vote. Our Corporate Secretary’s mailing address is 1st Financial Services Corporation, 101 Jack Street, Hendersonville, North Carolina 28792.

If your shares of are held in “street name”, you should contact your nominee to obtain instructions as to how to change or revoke your proxy

Q:           What happens if I sell my shares after the record date but before the date of the Special Meeting?

A:
The record date for the Special Meeting is earlier than the date of the Special Meeting and the date that the Merger is expected to be completed. If you sell or otherwise transfer your shares of Common Stock after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting. However, you will not have the right to receive the merger consideration to be received in the Merger. In order to receive the merger consideration, you must hold your shares through completion of the Merger.

Q:           What does it mean if I receive more than one appointment of proxy or vote instruction form?

A:
If your shares are registered differently and are in more than one account, you may receive more than one appointment of proxy or voting instruction form. Please complete, sign, date and return all of the appointments of proxy and voting instruction forms you receive regarding this Special Meeting (or submit your proxy for all shares by telephone or Internet) to ensure that all of your shares are voted.

Q:           Should I send my 1st Financial stock certificates with my proxy?

A:
No. Do not send in your stock certificates with your proxy. If you hold your shares in your name as a shareholder of record, when the Merger is completed you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange your stock certificates for the merger consideration that you are entitled to receive as a result of the Merger. If you hold your shares in “street name” through a nominee, then you will receive instructions from your nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:           When will there be a 2014 Annual Meeting of the shareholders?

A:
If the Merger is completed, all of the Common Stock and the TARP Preferred Stock will be cancelled, and 1st Financial and the Bank will merge with and into First Citizens Bank, with First Citizens Bank continuing as the surviving entity. We intend to hold an annual meeting of shareholders in 2014 only if the Merger is not completed.

The Merger Agreement

Q:           Why did 1st Financial agree to the Merger Agreement with First Citizens Bank?

A:
For a description of the transaction process, including the factors that the Board considered in determining whether to enter into the Merger Agreement and to recommend that its shareholders approve the Merger Agreement, see the sections entitled “Proposal 1: Approval of the Merger Agreement—Background of the Merger,” beginning on page      of this proxy statement and “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger and Recommendation of 1st Financial’s Board of Directors,” beginning on page      of this proxy statement.

Q:           What will I receive in the Merger?

A:
If the Merger is completed, holders of our Common Stock will be entitled to receive an aggregate cash payment of $2 million. Based on the 5,159,142 shares of Common Stock outstanding on the record date, you will receive approximately $0.39 without interest, less any applicable withholding taxes for each of your shares of Common Stock.

Q:   What will Treasury receive in the Merger?

A:
As a condition to the completion of the Merger, and pursuant to the Securities Purchase Agreement by and among Treasury, First Citizens Bank and us, dated October __, 2013, (the “TARP Securities Purchase Agreement”), immediately prior to the completion of the Merger, Treasury will sell, and First Citizens Bank will purchase, all of the TARP Preferred Stock and the Treasury’s stock purchase warrant, pursuant to which Treasury has the right to purchase up to 276,815 shares of Common Stock at a price of $8.87 per share (the “Warrant”), in exchange for an aggregate cash payment of $8 million.

Assuming that the Warrant has no value, then, based on the 16,369 shares of TARP Preferred Stock outstanding on the record date, Treasury will receive approximately $488.73 for each share of TARP Preferred Stock. The TARP Preferred Stock has a per share liquidation preference of $1,000.00, plus any accrued and unpaid dividends. In the event that the Merger is completed on ___, the accrued and unpaid dividends will be approximately $___ per share, resulting in a per share liquidation preference of approximately $___. Accordingly, if the Merger is completed on ______, Treasury will receive approximately __% of the liquidation preference to which it would otherwise be entitled in the event of a liquidation of 1st Financial.

Q:           Does the Board recommend approval of the Merger Agreement?

A:
Yes. Our Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and determined that these transactions are advisable and in the best interests of 1st Financial and our shareholders. Therefore, our Board recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement.

In considering the recommendation of our Board, you should be aware that members of the Board and its executive officers have agreements and arrangements that provide them with interests in the Merger that may be different from, or in addition to, those of our shareholders generally. See the section entitled “Proposal 1: Approval of the Merger —Interests of Our Directors and Executive Officers in the Merger,” beginning on page      of this proxy statement.

Q:	Must 1st Financial submit the proposal to approve the Merger Agreement to a shareholder vote even if its Board of Directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the Merger Agreement is terminated before the Special Meeting, we must submit the proposal to approve the Merger Agreement to a shareholder vote even if we have withdrawn, modified or qualified our recommendation.

Q:	What effects will the Merger have on 1st Financial?

A:
Upon completion of the Merger, 1st Financial will cease to be a publicly traded company and, along with the Bank, will be merged with and into First Citizens Bank. As a result, you will no longer have any interest in the company resulting from the Merger. Following completion of the Merger, the registration of our Common Stock and our reporting obligations with respect to our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are expected to be terminated. In addition, upon completion of the Merger, shares of our Common Stock will no longer be quoted on the OTC Bulletin Board or any other quotation system or stock exchange.

Q:           What happens if the Merger is not completed?

A:
If the Merger Agreement is not approved by our shareholders or if the Merger is not completed for any other reason, we will remain subject to the Written Agreement (the “Written Agreement”) with the Federal Reserve Bank of Richmond (“Federal Reserve Bank”), and the Bank will remain subject to the Consent Order (“Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”) and the North Carolina Commissioner of Banks (the “Commissioner”), and you will not receive any payment for your shares in connection with the Merger. Instead, we will remain an independent public company and our Common Stock will continue to be registered under the Exchange Act and listed and quoted on the OTC Bulletin Board. The value of shares of our Common Stock will continue to be subject to the risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2012, a copy of which is attached as Appendix D to this proxy statement, and any updates to those risks and uncertainties set forth in our current and quarterly reports we file with the Securities and Exchange Commission (“SEC”). Under specified circumstances, we may be required to pay First Citizens Bank a termination fee and reimburse them for certain expenses.

Q:           What are the U.S. federal income tax consequences of the Merger?

A:
The receipt of the cash by a U.S. holder in exchange for shares of Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. Your gain or loss will be determined by the tax basis in your shares of Common Stock. For a more complete description of the tax consequences of the Merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page      of this proxy statement.

Tax matters are very complicated, and the tax consequences of the Merger to a particular shareholder will depend in part on such shareholder’s individual circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Q:           When do 1st Financial, the Bank and First Citizens Bank expect to complete the Merger?

A:
We are working toward completing the transaction as quickly as possible and expect to close the transaction no later than the first quarter of 2014. Completion of the Merger is subject to your approval of the Merger Agreement, governmental and regulatory approvals and other customary closing conditions. However, no assurance can be given as to when, or if, the Merger will occur. See the section entitled “The Merger Agreement — Conditions to Complete the Merger,” beginning on page      of this proxy statement.

Q:           Am I entitled to seek appraisal of my shares rather than take the consideration from the Merger?

A:
Yes. Under Article 13 of the North Carolina Business Corporation Act (the “NCBCA”), shareholders of 1st Financial have appraisal rights. If you follow the procedures prescribed by Article 13, you may exercise appraisal rights and, if the Merger is consummated, receive the “fair value” of your shares (plus interest accrued to the date of payment in accordance with North Carolina law). To perfect your appraisal rights, you must follow precisely the required statutory procedures. To the extent you are successful in pursuing your appraisal rights, the fair value of your shares, determined in the manner prescribed by Article 13, which may be more or less than the value you would receive in the Merger if you do not exercise your appraisal rights, will be paid to you in cash. See the section entitled “Proposal 1: Approval of the Merger Agreement — Appraisal Rights,” beginning on page      of this proxy statement. Please see Appendix C for a copy of Article 13 of the NCBCA.

Q:           Who can answer my questions?

A:
You should contact 1st Financial Investor Relations at 101 Jack Street, Hendersonville, North Carolina 28792 or (___) _________ with any questions about this proxy statement, the Merger or the Special Meeting, or to obtain additional copies of this proxy statement or of the enclosed appointment of proxy.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. We urge you to carefully read the entire proxy statement, including the appendices, and the other documents to which we refer in order to fully understand the Merger. See the section entitled “Where You Can Find More Information,” beginning on page      of this proxy statement. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

The Merger (page     )

If you approve the Merger Agreement at the Special Meeting, subject to the receipt of necessary regulatory approvals and the satisfaction or waiver of all other conditions to the Merger, 1st Financial and the Bank will merge with and into First Citizens Bank, with First Citizens Bank being the surviving corporation. Upon completion of the Merger, shares of Common Stock will no longer be quoted on the OTC Bulletin Board or on any other quotation system or stock exchange and each such outstanding share of Common Stock will be converted into the right to receive approximately $0.39 in cash, without interest and less any applicable withholding taxes. We currently expect to complete the Merger no later than the first quarter of 2014; however, we cannot predict the exact timing of the consummation of the Merger or whether the Merger will be consummated.

The Merger Agreement governs the Merger. The Merger Agreement is attached as Appendix A to this proxy statement. Please read the Merger Agreement carefully. All descriptions in this summary and elsewhere in this proxy statement of the terms and conditions of the Merger are qualified by reference to the Merger Agreement.

Parties to the Merger (page     )

1st Financial and the Bank

1st Financial is a bank holding company, registered as such with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and headquartered in Hendersonville, North Carolina. 1st Financial carries out its principal business through its wholly-owned subsidiary, the Bank, an insured, North Carolina-chartered bank. Headquartered in Hendersonville, and with approximately $_____ million in assets at September 30, 2013, the Bank offers a full range of financial services to individuals, business and nonprofit organizations in the communities it serves, including checking and savings accounts; commercial, installment, mortgage and personal loans; cashier’s checks; banking by mail; direct deposit and remote deposit capture facilities; merchant banking and credit card services through a correspondent bank; Internet banking services; bill payment services; cash management services, and other associated services. The Bank’s primary source of revenue is interest and fee income from its lending activities. These lending activities consist principally of originating commercial operating and working capital loans, residential mortgage loans, home equity lines of credit, other consumer loans and loans secured by commercial real estate. The Bank operates 12 banking offices in nine western North Carolina counties. Our Common Stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “FFIS”.

First Citizens Bank

First Citizens Bank is an insured, North Carolina-chartered bank, with its principal office and place of business located in Raleigh, North Carolina. First Citizens Bank is a wholly-owned bank subsidiary of First Citizens BancShares, Inc. (“BancShares”), a Delaware corporation with its principal office and place of business located in Raleigh, North Carolina, and a financial holding company registered as such with the Federal Reserve Board. First Citizens Bank has 402 offices in 17 states (Arizona, California, Colorado, Florida, Georgia, Kansas, Maryland, Missouri, New Mexico, North Carolina, Oklahoma, Oregon, Tennessee, Texas, Virginia, Washington and West Virginia) and the District of Columbia. First Citizens Bank, with approximately $_____ billion in assets at ___, 2013, provides a broad range of financial services to individuals, businesses, professionals and the medical community through a network of branch offices, telephone banking, mobile banking, online banking and ATMs. BancShares has two classes of common stock—Class A common stock and Class B common stock. BancShares’ Class A common stock is listed on the NASDAQ Global Select Market under the symbol “FCNCA”. BancShares’ Class B common stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol “FCNCB”.

In the Merger, Shareholders Will Receive Approximately $0.39 in Cash per Share of Common Stock (page     )

If the Merger is completed, you will receive approximately $0.39 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock you held immediately prior to the Merger. For additional information about the merger consideration, see the section entitled “Merger Consideration,” beginning on page      of this proxy statement and the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement.

Special Meeting on _____________, 2013 (page     )

The Special Meeting of 1st Financial shareholders will be held on ___________, 2013 at ______ (local time) at the Thomas Auditorium in the David W. Sink, Jr. building at Blue Ridge Community College located at 100 College Drive, Flat Rock, North Carolina 28731. At the Special Meeting, you will be asked to:

●	approve the Merger Agreement and the transactions contemplated thereby (including the Merger);

●
approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable;

●
approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, including in order to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement; and

●	act upon any other matter that may properly come before the Special Meeting or any adjournments thereof.

Only holders of record at the close of business on __________, 2013 will be entitled to vote at the Special Meeting. As of the close of business on _________, 2013, there were __________ shares of Common Stock outstanding and entitled to vote, held by approximately __________ holders of record. Each share of Common Stock is entitled to one vote on each proposal to be considered at the Special Meeting.

As of ___________, 2013, directors and executive officers of 1st Financial, and their affiliates, beneficially owned and were entitled to vote approximately __________ shares of Common Stock, representing approximately ____% of the shares of Common Stock outstanding on that date. Directors and executive officers of 1st Financial and their affiliates also held options to purchase _________ shares of Common Stock (“stock options”). All of these stock options have exercise prices above the $0.39 purchase price. As of the record date, First Citizens Bank and its subsidiaries held __________ of Common Stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates held __________of Common Stock. See the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger.”

Approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Because approval is based on the affirmative vote of a majority of the shares outstanding, a failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” this proposal.

Approval of the advisory (non-binding) vote on compensation that may be paid or become payable to our named executive officers in connection with the Merger requires that the number of shares of Common Stock voted in favor of the proposal must exceed the number of shares of Common Stock voted against the proposal. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

 Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, including to solicit additional proxies in favor of the approval of the Merger Agreement, requires that the number of shares of Common Stock voted in favor of the proposal must exceed the number of shares of Common Stock voted against the proposal. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

Approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) also requires the affirmative vote of two-thirds (2/3rds) of the outstanding shares of TARP Preferred Stock. As described in the section entitled “Regulatory Approvals Required for the Merger - Treasury - TARP Securities Purchase Agreement,” immediately prior to the closing of the Merger, First Citizens Bank will purchase all of the TARP Preferred Stock from the Treasury. In accordance with the Merger Agreement, First Citizens Bank will then approve the Merger Agreement and the transactions contemplated thereby (including the Merger) in its capacity as the holder of all of the outstanding shares of TARP Preferred Stock.

Our Board Recommends that You Vote “FOR” Approval of the Merger Agreement and the Transactions Contemplated Thereby (Including the Merger) (page     )

The Board has determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of 1st Financial and our shareholders, and approved the Merger Agreement and the transactions contemplated thereby (including the Merger). The Board recommends that you vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby (including the Merger). For the factors considered by the Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby (including the Merger), see the section entitled “The Merger—Reasons for the Merger and Recommendation of 1st Financial’s Board of Directors.”

Sandler O’Neill & Partners, L.P. Has Provided an Opinion to the Board Regarding the Merger Consideration (page     )

1st Financial retained Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) to render an opinion to 1st Financial in connection with the Merger.

On August 26, 2013, Sandler O’Neill delivered its oral opinion to the Board, which was subsequently confirmed in a written opinion delivered to Board, to the effect that, as of August 27, 2013, and based upon and subject to factors and assumptions set forth therein, the consideration to be received in the Merger was fair, from a financial point of view, to the shareholders of 1st Financial. The full text of Sandler O’Neill’s written opinion, dated August 27, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken, in connection with the opinion, is attached as Appendix B to this proxy statement and is incorporated herein by reference. You are encouraged to carefully read the opinion in its entirety. See the section entitled “The Merger—Fairness Opinion from Sandler O’Neill.”

What Holders of Stock Options, Warrants and Other Equity-Based Awards Will Receive (page     )

Each stock option then outstanding and unvested, will become fully vested and may be exercised during the period commencing 15 days prior to the completion of the Merger. Any stock option that has not been exercised will be cancelled at the effective time of the Merger.

Treasury’s Warrant will be cancelled at the effective time of the Merger.

Except as prohibited by the TARP Securities Purchase Agreement, each outstanding restricted share of Common Stock (a “restricted share”) will vest in full and be entitled to receive the merger consideration on the terms provided in the Merger Agreement. For more information, see the section entitled “The Merger — Interests of 1st Financial’s Directors and Executive Officers in the Merger.”

The Merger Will Be a Taxable Transaction for U.S. Holders of Common Stock (page     )

The receipt of the cash by a U.S. holder in exchange for shares of Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. Your gain or loss will also be determined by your tax basis in your shares. For a more complete description of the tax consequences of the Merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Tax matters are very complicated, and the tax consequences of the Merger to a particular shareholder will depend in part on such shareholder’s individual circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Interests of 1st Financial’s Directors and Executive Officers in the Merger that Differ from Your Interests (page     )

You should be aware that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, your interests as shareholders. Our Board members were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to you that the Merger Agreement be approved and adopted.

These interests include the following:

●	The vesting of certain equity compensation awards held by our chief executive officer accelerates as a result of the completion of the Merger.

●
Some of our executive officers are eligible to receive benefits in the case of qualifying terminations of employment (such as a termination of employment without “cause”, or for “good reason”) under individual employment agreements and salary continuation agreements with 1st Financial and the Bank that will be assumed by First Citizens Bank following the Merger.

●
Each member of the Board and Peggy H. Denny, our Chief Administrative Officer, has entered into a form of support agreement with First Citizens Bank (the “Support Agreement”). The Support Agreement requires the Board members and Ms. Denny to vote their respective shares of Common Stock in favor of the Merger Agreement at the Special Meeting, and take all action reasonably requested by First Citizens Bank to support and to facilitate the consummation of the Merger and the transactions contemplated by the Merger Agreement.

●
Each member of the Board, other than Michael G. Mayer, our Chief Executive Officer, has entered into a form of director’s agreement with First Citizens Bank (each, a “Director’s Agreement”). The Director’s Agreements require each Board member, other than Mr. Mayer, (i) not divulge or otherwise use certain confidential information relating to 1st Financial and the Bank, and (ii) for a period of 12 months following the effective date of the Merger, not compete, directly or indirectly, with 1st Financial, the Bank or First Citizens Bank.

●
Mr. Mayer has entered into a form of employment agreement with First Citizens Bank (the “Retention Agreement”). The Retention Agreement provides that following the Merger, Mr. Mayer will continue to be employed through April 30, 2014, by First Citizens Bank, as the successor to 1st Financial and the Bank, in return for which he will be entitled to receive certain payments and other benefits, including, potentially, a retention payment.

●	Executive officers and directors of 1st Financial also have rights to directors’ and officers’ liability insurance that will survive the completion of the Merger.

For a more complete description of these interests, see the sections entitled “Proposal 1: Approval of the Merger Agreement —Interests of Our Directors and Executive Officers in the Merger,” beginning on page      of this proxy statement and “The Merger Agreement—Treatment of Stock Options, Warrants and Other Equity-Based Awards,” beginning on page      of this proxy statement.

Security Ownership of Certain Beneficial Owners and Management (page     )

As of ___________, 2013, our directors and executive officers beneficially owned in the aggregate approximately ___________ shares of the outstanding Common Stock entitled to vote at the Special Meeting or approximately ___% of our outstanding Common Stock.

Appraisal Rights (page     )

As a shareholder of 1st Financial, you have the right under Article 13 of the NCBCA to exercise appraisal rights and, if the Merger is consummated, obtain the payment of the “fair value” of your shares of Common Stock (plus interest accrued to the date of payment in accordance with North Carolina law). The fair value of shares of Common Stock, as determined in accordance with North Carolina law, may be more or less than, or equal to, the merger consideration to be paid to shareholders in the Merger pursuant to the Merger Agreement. To preserve your appraisal rights, if you wish to exercise appraisal rights, you must not vote your shares of Common Stock in favor of the proposal to approve the Merger Agreement and you must follow precisely the specific procedures provided under North Carolina law for perfecting appraisal rights or your appraisal rights may be lost. These procedures are described in this proxy statement, and a copy of Article 13 of the NCBCA, which grants appraisal rights and governs such procedures, is attached as Appendix C to this proxy statement. See the section entitled “The Merger — Appraisal Rights.” We encourage you to read these provisions carefully and in their entirety and consult your legal advisors.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page     )

As more fully described in this proxy statement and in the Merger Agreement, the completion of the Merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, the performance of our investment securities portfolio, approval of the Merger Agreement by our shareholders and the receipt of certain required regulatory approvals.

Neither we nor First Citizens Bank can be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

Termination of the Merger Agreement (page     )

The Merger Agreement can be terminated at any time prior to completion of the Merger by mutual consent or by either party in the following circumstances, provided that the terminating party is not in material breach of the Merger Agreement:

●
if the other party violates or fails to fully perform or comply with any of its obligations, covenants or agreements under the Merger Agreement, to the extent that such obligations, covenants or agreements were required to be complied with or performed at or prior to the time when the terminating party gives notice of such termination, and the violation or failure is not cured within 30 days following written notice (or such additional time as the terminating party may allow), or cannot be cured during such time period;

●
if any of the other party’s representations or warranties contained in, or delivered pursuant to the Merger Agreement were false or misleading in any material respect when made, or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the knowledge of the other party;

●
there occurs any event or development, or there exists any condition or circumstance, which, with the lapse of time or otherwise, may or could cause any representations or warranties contained in, or delivered pursuant to the Merger Agreement, to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the knowledge of the other party, and the condition or circumstance is not cured within 30 days following written notice (or such additional time as the terminating party may allow), or cannot be cured during such time period;

●	you fail to approve the Merger Agreement; or

●	if the Merger does not occur on or before April 30, 2014, or such later date as may be mutually agreed.

In addition, First Citizens Bank may terminate the Merger Agreement in the following circumstances, provided that it is not in material breach of the Merger Agreement:

●
if a 1st Financial Material Change (as defined in the Merger Agreement) occurs, or any change, event or development occurs, or any condition or circumstance exists, which, with the lapse of time or otherwise, may or could cause, create or result in a 1st Financial Material Change or which, individually or in the aggregate, are deemed by First Citizens Bank, at its discretion, and in good faith, to so adversely affect the economic or business benefits First Citizens Bank reasonably expects to derive from the Merger Agreement and the Merger as to render it inadvisable for it to consummate the Merger;

●	the Special Meeting is not held by January 31, 2014;

●
if this proxy statement does not state that the Board considers the Merger to be advisable and in the best interests of 1st Financial and our shareholders and that the Board recommends that our shareholders vote for approval of the Merger Agreement and the Merger (or, after having made such a recommendation in the proxy statement, the Board withdraws, qualifies or revises that recommendation in any material respect);

●
In the event that (i) First Citizens Bank reasonably believes that (A) the total of the costs and expenses that 1st Financial, the Bank or First Citizens Bank could incur in fully correcting all Material Defects (as defined in the Merger Agreement), plus (B) all other amounts for which any of 1st Financial, the Bank or First Citizens Bank could reasonably become responsible or liable related to the Material Defects, exceeds an aggregate of $1,000,000, or (ii) First Citizens Bank identifies one or more Material Defects, which, individually or in the aggregate, are deemed by First Citizens Bank, at its discretion, and in good faith, to so adversely affect the economic or business benefits First Citizens Bank reasonably expects to derive from the Merger Agreement and the Merger as to render it inadvisable for it to consummate the Merger;

●	if shareholders who hold more than ten percent of the outstanding shares of our Common Stock give notice of their intent to exercise appraisal rights; or

●
at any time prior to the effective time of the Merger, First Citizens Bank determines that the amount of net unrealized losses related to our investment securities portfolio, plus the aggregate amount of net securities losses realized by us after June 30, 2013, to the date of such determination, exceeds $25 million.

In addition, we may terminate the Merger Agreement in the following circumstances, provided that we are not in material breach of the Merger Agreement:

●
in the event that our Board determines in good faith, after consultation with and receipt of the advice of our outside counsel and financial advisers, that in light of a “superior proposal” (as defined in the Merger Agreement) it is necessary to terminate the Merger Agreement in order to comply with our fiduciary duties, provided, however, that we concurrently enter into an “acquisition agreement” (as defined in the Merger Agreement) related to a superior proposal; and, provided further, however, that we may only terminate the Merger Agreement after the tenth business day following First Citizens Bank’s receipt of written notice advising First Citizens Bank that our Board is prepared to accept a superior proposal, and only if, during such ten-day period, if First Citizens Bank so elects, we have negotiated in good faith with First Citizens Bank to make such adjustments in the terms and conditions of the Merger Agreement as would enable us to proceed with the Merger on such adjusted terms.

Termination Fee (page     )

If the Merger Agreement is terminated under certain circumstances, we may be required to pay First Citizens Bank a termination fee of $350,000, and/or to reimburse up to $100,000 of First Citizens Bank’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. The termination fee and reimbursement provision could discourage other companies from seeking to acquire or merge with us.

Regulatory Approvals Required for the Merger (page     )

1st Financial, the Bank and First Citizens Bank have each agreed to use commercially reasonable efforts to obtain all regulatory approvals required to complete the Merger and the other transactions contemplated by the Merger Agreement. These include approvals or non-objections from the Federal Reserve Board, the FDIC, the Commissioner, and Treasury.

First Citizens Bank, 1st Financial and the Bank have filed applications and notifications to obtain the required regulatory approvals from the FDIC and the Commissioner, and will shortly file a written notice with the Federal Reserve Board.

Treasury’s approval is required as a consequence of its ownership of all the issued and outstanding shares of TARP Preferred Stock. As described in the section entitled “- Treasury - TARP Securities Purchase Agreement,” Treasury, 1st Financial and First Citizens Bank have agreed that immediately prior to the closing of the Merger, First Citizens Bank will purchase, and Treasury will sell, all of the issued and outstanding shares of TARP Preferred Stock.

Although 1st Financial, the Bank and First Citizens Bank know of no reason why they would not be able to obtain these regulatory approvals in a timely manner, 1st Financial, the Bank and First Citizens Bank cannot be certain when or if they will be obtained.

Board of Directors of First Citizens Bank After the Merger (page __ )

Each of 1st Financial’s Board members will resign, effective upon completion of the Merger. First Citizens Bank’s Board of Directors will be unchanged following the Merger, and will not include any of our Board members.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are not historical facts and are considered “forward-looking.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “predicts,” “potential,” “ongoing” or “pursue” or the negative or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. These forward-looking statements, including without limitation those relating to future actions, effects on 1st Financial if the Merger is not completed, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the SEC. In addition to other factors and matters contained in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

●	failure to obtain regulatory approvals and meet other closing conditions to the Merger, including shareholder approval of the Merger Agreement, on the expected terms and schedule;

●
the Merger Agreement may be terminated prior to completion, which would, under certain circumstances, require us to pay a $350,000 termination fee and/or reimburse up to $100,000 of First Citizens Bank’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby;

●
disruptions and uncertainty, including diversion of management attention, resulting from the Merger Agreement may make it more difficult for us to maintain relationships with customers, employees or suppliers, and as a result, our business may suffer;

●	the restrictions on our conduct prior to closing contained in the Merger Agreement may have a negative effect on our flexibility and our business operations;

●	we have incurred and will continue to incur significant expenses related to the Merger prior to its completion and the Merger may involve unexpected costs or unexpected liabilities;

●	absent consummation of the Merger, there is substantial doubt about our ability to continue as a going concern;

●
1st Financial and the Bank may be subject to additional, heightened enforcement actions, and ultimately the Bank may be placed under conservatorship or receivership if we do not consummate the Merger, raise additional capital or otherwise comply with the Consent Order  with the FDIC and the Commissioner, and the Written Agreement with the Federal Reserve Bank, or if our condition deteriorates;

●	if we do not consummate the Merger, we need to raise additional capital in order to satisfy regulatory requirements, but that capital may not be available;

●
the impact of the extensive reforms enacted in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), the precise nature, extent, and timing of many of these reforms and the impact on us is still uncertain;

●	further credit quality deterioration, which could cause an increase in the provisions for loan losses;

●	general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which we do or anticipate doing business, are worse than expected;

●	regulatory limitations or prohibitions with respect to the operations or activities of 1st Financial and/or the Bank;

●	revenues are lower than expected;

●	the effects of and changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

●	volatility in the credit or equity markets and its effect on the general economy;

●	demand for the products or services of the Bank, as well as its ability to attract and retain qualified people;

●	the effect of other requirements in the Consent Order and the Written Agreement to which we are subject and any further regulatory actions;

●	the costs and effects of legal, accounting, and regulatory developments and compliance, including the Consent Order and the Written Agreement; and

●
additional factors identified in the section headed “Risk Factors”, beginning on page      of our Annual Report on Form 10-K for the year ended December 31, 2012, a copy of which is attached as Appendix D to this proxy statement, and any updates to those risks set forth in our current and quarterly reports we file with the SEC.

See the section entitled “Where You Can Find More Information,” beginning on page      of this proxy statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE SPECIAL MEETING

Date, Time, Location and Purpose of the Special Meeting

This proxy statement is being furnished to you as part of the solicitation of proxies by our Board for use at the Special Meeting to be held on _____________, 2013, starting at ________ (local time) at the Thomas Auditorium in the David W. Sink, Jr. building at Blue Ridge Community College located at 100 College Drive, Flat Rock, North Carolina 28731, or at any adjournment thereof. The purpose of the Special Meeting is for you to consider and vote on the approval of the Merger Agreement and the transactions contemplated thereby (including the Merger), the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to our named executive officers in connection with the Merger, including agreements and understandings pursuant to which such compensation may be paid or become payable, the approval of the adjournment of the Special Meeting to a later date, if necessary or appropriate, including in order to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement, and to act upon any other matter that may properly come before the Special Meeting or any adjournments thereof. If our shareholders fail to approve the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is included in this proxy statement as Appendix A. You are urged to read the Merger Agreement in its entirety.

Record Date

Our Board has fixed the close of business on ___________, 2013, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

You are invited to attend the Special Meeting. Even if you plan to attend the Special Meeting, you are requested to vote on the proposals described in this proxy statement by returning the enclosed appointment of proxy or by voting via the Internet or by telephone.

Recommendation of our Board

Our Board has determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair and in the best interest of 1st Financial and our shareholders, and approved the Merger Agreement and the transactions contemplated thereby (including the Merger). The Board recommends that you vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby (including the Merger), “FOR” approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to our named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and “FOR” adjournment of the Special Meeting to a later date, if necessary or appropriate, including in order to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement. See the sections entitled “Proposal 1: Approval of the Merger Agreement —Reasons for the Merger and Recommendation of Our Board of Directors,” beginning on page     ; “Proposal 2: Advisory Vote Regarding Certain Executive Compensation,” beginning on page     ; and “Proposal 3: Approval of Adjournment of the Special Meeting,” beginning on page      of this proxy statement.

Voting of Proxies and Revocation

Your vote is important. Your shares can be voted at the Special Meeting only if you attend the meeting or vote the enclosed appointment of proxy. You do not have to attend the meeting to vote. If you are the shareholder of record of your shares of Common Stock, you may vote your shares using any of the following methods:

●	Vote via the Internet: You may access our Internet voting site by going to: _________________.

●	Vote by telephone: You may vote by calling: __________________.

●	Vote by mail: You may vote by executing and returning the enclosed appointment of proxy in the pre-addressed pre-paid envelope provided with this proxy statement.

The Internet and telephone voting procedures are designed to authenticate shareholders and to allow you to confirm that your instructions have been properly followed. The Internet and telephone voting facilities for eligible shareholders will close at _______ Eastern Time on ___________, 2013.

The Board has named our proxy committee, which consists of our Board of Directors, to act as your “Proxies,” and vote your shares at the Special Meeting. When appointments of proxy in the enclosed form are properly executed and returned in time for the Special Meeting (or voted via the Internet or telephone), the shares they represent will be voted at the Special Meeting in accordance with the directions given. If you complete and return your appointment of proxy without giving any direction on how to vote your shares, your shares will be voted “FOR” approval of the Merger Agreement in Proposal 1, “FOR” approval of the compensation payable to our named executive officers in connection with the Merger in Proposal 2, and “FOR” the adjournment of the Special Meeting to a later date, if necessary or appropriate, including in order to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement in Proposal 3, and in accordance with the recommendation of our Board on any other matters that may properly come before the Special Meeting, or at any adjournment thereof.

Record Holders. If you hold shares in your own name, you are a “record” shareholder. Record shareholders may complete and sign the accompanying proxy card and mail it in the pre-paid envelope provided, deliver it in person to our Corporate Secretary or vote their shares via the Internet or by telephone.

Street Name Holders. If you hold shares through a nominee, please follow the voting instructions provided by your nominee in order to vote your shares at the Special Meeting.

The method by which you vote will not limit in any way your right to vote at the Special Meeting if you later decide to attend the Special Meeting and vote in person.

You may revoke a proxy at any time before it is exercised. To revoke your proxy:

●	vote again via the Internet or the telephone prior to _____ Eastern Time on ___________, 2013,

●	notify our Corporate Secretary in writing,

●	execute another proxy card bearing a later date prior to the meeting and file it with our Corporate Secretary, or

●	vote in person at the Special Meeting as described below.

The address for our Corporate Secretary is:

Corporate Secretary
1st Financial Services Corporation
101 Jack Street
Hendersonville, North Carolina 28792

If you return an executed proxy card, you may still attend the Special Meeting and vote in person. When you arrive at the Special Meeting, first notify our Corporate Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and, provided you do vote in person or otherwise validly revoke your prior proxy as described above, your prior proxy will be disregarded.

If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy, vote via the Internet or by telephone.

Quorum

Our Bylaws provide that the holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Special Meeting, and that if there is no quorum present at the opening of the meeting, the meeting may be adjourned by the vote of a majority of the shares of Common Stock voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Special Meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.

How Your Votes Will Be Counted

Each share of Common Stock is entitled to one vote for each matter submitted for a vote. Appointments of proxy will be tabulated by one or more inspectors of election designated by the Board.

Proposal 1 — Approval of Merger Agreement. Approval requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Shares not voted (including abstentions and broker non-votes) will have the same effect as a vote “AGAINST” the Merger Agreement.

Proposal 2 — Approval, on a non-binding, advisory basis, of executive compensation to be paid in the Merger. Approval requires that the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect on the outcome of this proposal.

Proposal 3 – Approval of adjournment of the Special Meeting. Approval requires that the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect on the outcome of this proposal.

Adjournments

The Special Meeting may be adjourned, including for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to subsequent reconvening.

Expenses of Solicitation

We will pay the cost of this proxy solicitation. We have engaged the firm of Regan and Associates, Inc. to act as our proxy solicitor to assist us in soliciting proxies, and have agreed to pay $30,000 plus reasonable expenses for such services. In addition to solicitation by our proxy solicitor or by mail, our directors, officers and regular employees may solicit appointments of proxy in person or by telephone. None of these directors or employees will receive any additional or special compensation for this solicitation. We will, on request, reimburse brokerage houses and other nominees their reasonable expenses for sending these proxy soliciting materials to the beneficial owners of shares held of record by such persons.

Voting Securities

Only holders of record at the close of business on __________, 2013 will be entitled to vote at the Special Meeting. As of the close of business on _________, 2013, there were [5,159,142] shares of Common Stock outstanding and entitled to vote, held by approximately [2,400] holders of record. Each share of Common Stock is entitled to one vote on each proposal to be considered at the Special Meeting.

Shares Held by Directors and Officers

As of ___________, 2013, our directors and executive officers, and their affiliates, beneficially owned and were entitled to vote approximately __________ shares of Common Stock, representing approximately ____% of the shares of Common Stock outstanding on that date. Our directors and executive officers and their affiliates also held options to purchase _________ shares of Common Stock. All of these stock options have exercise prices above the $0.39 purchase price. As of the record date, First Citizens Bank and its subsidiaries held _________ of Common Stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers and their affiliates held _________ of Common Stock. See the section entitled “Proposal 1: Approval of the Merger Agreement — Interests of Our Directors and Executive Officers in the Merger,” beginning on page      of this proxy statement.

Questions and Additional Information

You should contact 1st Financial Investor Relations at 101 Jack Street, Hendersonville, North Carolina 28792 or (___) _________ with any questions about this proxy statement, the Merger or the Special Meeting, or to obtain additional copies of this proxy statement or appointments of proxy.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

The following information describes the material aspects of the Merger. This description does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement which is included in this proxy statement as Appendix A. All shareholders are urged to read the Merger Agreement in its entirety.

Parties to the Merger

1st Financial and the Bank

1st Financial is a bank holding company, registered as such with the Federal Reserve Board, and headquartered in Hendersonville, North Carolina. 1st Financial carries out its principal business through its wholly-owned subsidiary, the Bank, an insured, North Carolina-chartered bank. Headquartered in Hendersonville, and with approximately $_____ million in assets at September 30, 2013, the Bank offers a full range of financial services to individuals, business and nonprofit organizations in the communities it serves, including checking and savings accounts; commercial, installment, mortgage and personal loans; cashier’s checks; banking by mail; direct deposit and remote deposit capture facilities; merchant banking and credit card services through a correspondent bank; Internet banking services; bill payment services; cash management services, and other associated services. The Bank’s primary source of revenue is interest and fee income from its lending activities. These lending activities consist principally of originating commercial operating and working capital loans, residential mortgage loans, home equity lines of credit, other consumer loans and loans secured by commercial real estate. The Bank operates 12 banking offices in nine western North Carolina counties. Our Common Stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “FFIS”.

Both 1st Financial’s and the Bank’s principal executive offices are located at 101 Jack Street, Hendersonville, North Carolina 28792, and their phone number is (828) 697-3100.

First Citizens Bank

First Citizens Bank is an insured, North Carolina-chartered bank with its principal office and place of business located in Raleigh, North Carolina. First Citizens Bank is a wholly-owned bank subsidiary of First Citizens BancShares, Inc. (“BancShares”), a Delaware corporation with its principal office and place of business located in Raleigh, North Carolina, and a financial holding company registered as such with the Federal Reserve Board. First Citizens Bank has 402 offices in 17 states (Arizona, California, Colorado, Florida, Georgia, Kansas, Maryland, Missouri, New Mexico, North Carolina, Oklahoma, Oregon, Tennessee, Texas, Virginia, Washington and West Virginia) and the District of Columbia. First Citizens Bank, with approximately $_____ billion in assets at September 30, 2013, provides a broad range of financial services to individuals, businesses, professionals and the medical community through a network of branch offices, telephone banking, mobile banking, online banking and ATMs. BancShares has two classes of common stock—Class A common stock and Class B common stock. BancShares’ Class A common stock is listed on the NASDAQ Global Select Market under the symbol “FCNCA”. BancShares’ Class B common stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol “FCNCB”.

First Citizens Bank’s principal executive offices are located at 4300 Six Forks Road, Raleigh, North Carolina 27609 and First Citizens Bank’s telephone number is (919) 716-7000.

Background of the Merger

The Bank opened for business in 2004, as a state chartered commercial bank. 1st Financial was formed in 2008, as a bank holding company for the Bank, at which time the Bank’s shareholders became shareholders of 1st Financial. The Bank initially experienced rapid growth, based largely on the robust real estate markets within the communities it served in western North Carolina. By 2008, the Bank was operating in nine western North Carolina counties through 14 full-service branch offices.

When the financial and market crisis began, and the economic recession developed in the Bank’s market areas, in the summer and fall of 2008, the Bank’s lending slowed and the quality of its loan portfolio began to deteriorate. Earnings decreased as loan losses grew, and the Bank’s capital shrank rapidly. Along with over 700 other financial institutions across the country, we participated in Treasury’s TARP Capital Purchase Program, receiving $16.4 million in exchange for issuing TARP Preferred Stock and the Warrant. The TARP proceeds enabled the Bank to remain “well capitalized” as of December 31, 2008, but capital continued to be depleted as loan losses increased in 2009, resulting in the Bank becoming “adequately capitalized” by year-end 2009. Also during 2009, the FDIC conducted a periodic examination of the Bank, as a consequence of which, the Bank entered into a Consent Order with the FDIC and the Commissioner in early 2010. A Written Agreement between 1st Financial and the Federal Reserve Bank followed. These regulatory orders required, among other things, that:

●	the Board conduct an assessment of management;

●	the Bank maintain Tier 1 Capital of at least 8.0% of total assets, a Total Risk Based Capital Ratio of at least 12.0%, and a fully funded allowance for loan losses;

●	the Bank develop and implement a plan for achieving and maintaining the foregoing elevated capital levels;

●	the Bank develop and implement a three-year strategic plan containing long-term goals designed to improve the condition of the Bank;

●	the Bank formulate a detailed plan to collect, charge-off or improve the quality of its classified loans;

●	the Bank limit its growth to 10.0% per year;

●	the Bank not pay dividends to 1st Financial without prior regulatory approval;

●	we not pay dividends to our shareholders without prior regulatory approval; and

●	we prepare a capital plan to address our capital requirements, including the source and timing of additional funds required to satisfy the Bank’s elevated capital requirements.

Also around this time the Bank was contending with a slowing economy, falling real estate values, decreasing interest rates, depressed margins and worsening asset quality. As a consequence, by the end of 2011, the Bank’s capital condition worsened to “significantly undercapitalized,” and the Bank was deemed by the FDIC to be in a “troubled condition,” indicating a heightened risk of failure.

A committee of our Board was established to oversee compliance with the regulatory orders, and aggressively address the challenges facing 1st Financial and the Bank. By early 2010, 1st Financial and the Bank:

●	had appointed Michael G. Mayer as the new chief executive officer;

●	increased the Bank’s allowance for loan losses by approximately $11 million;

●	charged-off all of the Bank’s assets (loans) classified “Loss” and 50.0% of its assets (loans) classified “Doubtful”;

●	hired a special assets officer to assist in the work-out and repayment of problem loans;

●	engaged an investment banking firm to develop a capital improvement plan to enable 1st Financial and the Bank to satisfy the regulatory orders; and

●	named a new internal audit manager to coordinate all internal audit improvements.

In the second quarter of 2010, we appointed Holly L. Schreiber as chief financial officer, and Andrea Hainsel as senior credit officer. Also during this period, our investment bankers and management proposed, and our Board approved, that we pursue a private equity raise of approximately $25 million and simultaneously investigate other options, including the strategic sale of the Bank. A sales book was prepared and sent to over 50 potential private equity investors, merger partners and other acquirors.

From this time through January 1, 2011, we entered into over 20 nondisclosure agreements as multiple potential equity investors, merger partners and other acquirors conducted due diligence on 1st Financial and the Bank, many of whom also engaged in informal discussions with management.

During the third quarter of 2010, management met with potential private equity investors in Chicago and New York. Management reported to the Board that interest was tepid, with private equity investors expressing concern about the Bank’s loan portfolio and real estate collateral. In early September, a financial institution (“Bank A”) indicated it was considering making an investment in excess of $25 million in a transaction whereby Bank A would acquire control of 1st Financial, with our common shareholders retaining an ownership interest of less than 10.0% in the recapitalized entity, provided Treasury agreed to a discounted redemption of the TARP Preferred Stock. Bank A’s proposal was brought to our Board, which authorized management to continue discussions. In late September, 2010, however, Bank A abruptly terminated discussions. Also during the third quarter of 2010, a group of private equity investors (“Investor Group A”) began to conduct due diligence on 1st Financial and the Bank, completing its due diligence in October, 2010.

During the fourth quarter of 2010, a group of institutional investors (“Investor Group B”) approached management and expressed interest in making an equity investment of an undetermined amount. The Board instructed management to pursue discussions with Investor Group B, which proceeded to conduct extensive due diligence on 1st Financial and the Bank, including the commission of a comprehensive third-party loan review. In December, 2010, Investor Group B submitted two nonbinding letters of intent, which were considered and rejected by our Board, based on a number of concerns, including the absence of a termination date which would have the effect of precluding us from considering other opportunities for an indefinite period of time.

In early 2011, Investor Group B withdrew from discussions, based on the belief of one member of the investor group that, notwithstanding the contemplated equity investment, we would continue to be subject to significant regulatory restrictions for an indefinite period of time. In response to the lack of interest received from private equity investors, our Board instructed management to focus its attention on the potential sale of control of 1st Financial. A second investment banking firm was engaged to solicit interest from potential acquirors, and a sales book was prepared and sent to over 50 financial institutions and institutional investors. As a direct result of this solicitation, we entered into over 15 nondisclosure agreements and more due diligence was conducted on 1st Financial; however, other than Investor Group A, none of the parties solicited pursued an interest in a transaction.

During the second quarter of 2011, Investor Group A conducted additional extensive due diligence, and presented us with a preliminary, nonbinding letter of interest, pursuant to which it proposed the conditional purchase of our Common Stock for a purchase price of $800,000, or $0.15 per share, and the separate redemption of the TARP Preferred Stock at an undisclosed discount. Also during the second quarter of 2011, management was contacted by another financial institution (“Bank B”) regarding a possible transaction involving the merger of the Bank with another distressed financial institution, combined with a capital raise of approximately $100 million. Ongoing negotiations with Investor Group A resulted in Investor Group A increasing its proposed purchase price for our Common Stock to $1.6 million or $0.30 per share. We signed a revised preliminary, nonbinding letter of interest with Investor Group A, and withdrew from our preliminary discussions with Bank B, as required by the exclusivity provision in the letter of interest.

In August of 2011, Investor Group A terminated its preliminary, nonbinding letter of interest, citing unsatisfactory due diligence results. Our Board then instructed management to reestablish discussions with Bank B. In December of 2011, management of 1st Financial and Bank B, together with their respective investment bankers, met with a potential lead investor. The potential lead investor met again with management of 1st Financial and Bank B, and their investment bankers in January of 2012. Shortly thereafter, the potential lead investor submitted a letter of intent pursuant to which it proposed to invest $24.9 million, as part of a total equity raise of $100 million, to fund our acquisition of Bank B, repayment of the TARP Preferred Stock, recapitalize our company in accordance with the regulatory orders and provide capital for future growth. The potential lead investor retained a third party to conduct a comprehensive review of both banks’ loan portfolios. In March of 2012, we retained Sandler O’Neill to raise up to $100 million in equity in furtherance of its discussions with Bank B and the potential lead investor. Under this proposal, new investors would acquire 95.0% of the equity in our company, with our existing shareholders and Bank B’s existing shareholders retaining a combined ownership interest of 5.0%. Under this proposal, our Common Stock was valued at approximately $0.30 per share. Sandler O’Neill prepared a sales book and sent it out to over 50 potential private equity investors. Beginning in late June of 2012, management began a series of meetings with potential investors. Over the next two months, management met with over 15 different private equity firms and several loan securitization firms. In August of 2012, Bank B announced it was withdrawing from the transaction to pursue another opportunity, and discussions terminated.

During the third quarter of 2011, management entered discussions with a distressed financial institution (“Bank C”) about a possible merger of the Bank with Bank C, combined with a capital raise. These discussions continued through March of 2012, when Bank C terminated discussions to pursue alternative proposals.

In September of 2012, management was approached by another financial institution (“Bank D”), which expressed an interest in acquiring our company. Our Board instructed management to pursue this interest and after entering into a nondisclosure agreement, Bank D performed onsite due diligence in November, 2012. Following completion of its due diligence, Bank D decided not to further pursue its interest in our company.

In January of 2013, our management met with Sandler O’Neill to discuss alternative strategies to raise capital and/or sell a controlling interest in 1st Financial. Sandler O’Neill advised that raising capital would be extremely difficult due to the relatively high liquidation value of the TARP Preferred Stock ($16.4 million plus accrued and unpaid dividends), and the lack of growth opportunities within our markets. Sandler O’Neill advised us to solicit interest from potential acquirors. We subsequently instructed Sandler O’Neill to prepare a sales book, which was sent to over 40 potential acquirors, primarily financial institutions. Over ten potential acquirors signed nondisclosure agreements, some of whom proceeded to perform due diligence on 1st Financial and the Bank. One of those financial institutions (“Bank E”) submitted a preliminary letter of interest, which provided for a total merger consideration of $4 - $6 million, of which it was proposed Treasury would receive $2 - $4 million and our common shareholders would collectively receive $1 - $2 million ($0.19 - $0.39 per share). After further negotiation, a final version of the preliminary letter of interest was executed in March, 2013. As executed, the preliminary letter of interest provided for a total merger consideration of $5 - $6 million, and a 35-day exclusivity period, to permit Bank E to conduct additional due diligence. In April of 2013, Bank E withdrew its preliminary letter of interest, citing concerns over credit and yield marks.

On June 24, 2013, Sandler O’Neill received a notice of interest from First Citizens Bank, which had earlier signed a nondisclosure agreement following its earlier receipt of Sandler O’Neill’s sales book. First Citizens Bank indicated that, subject to satisfactory completion of due diligence, it would be willing to pay a total merger consideration of $10 million. At a special meeting on June 26, 2013, our Board instructed management to seek Treasury’s agreement to a discounted redemption of the Warrant and the TARP Preferred Stock, the liquidation preference for which had by this time increased to $18.8 million, including accrued and unpaid dividends. Management advised Treasury of the notice of interest and thereafter engaged in discussions with Treasury, seeking to reach agreement on a reasonable discounted redemption amount.

At a special meeting on June 28, 2013, the Board instructed management to submit a counter proposal to First Citizens Bank. Management did so, requesting that the total merger consideration be increased. This counter proposal was rejected by First Citizens Bank. With First Citizens Bank unwilling to increase the total merger consideration above $10 million, management and Treasury continued to negotiate the division of the total merger consideration between the common shareholders and Treasury.

 On August 2, 2013, Ward & Smith, P.A., counsel to First Citizens Bank, sent a draft of the Merger Agreement to our counsel, Brooks, Pierce, McLendon, Humphrey, & Leonard, L.L.P. At a special meeting on August 7, 2013, our Board reviewed the terms of the draft Merger Agreement with legal counsel, and instructed management to negotiate a definitive agreement. Following this special meeting, we negotiated the terms of the Merger Agreement with First Citizens Bank through our respective management teams and legal counsel.

On August 22, 2013, Treasury formally agreed to accept payment of $8 million in exchange for the TARP Preferred Stock, the liquidation preference for which had by this time increased to approximately $19.0 million, including accrued and unpaid dividends, and cancellation of the Warrant, subject to the execution of a definitive securities purchase agreement to be prepared by Treasury.

At a special meeting on August 26, 2013, our Board reviewed the terms of the draft Merger Agreement with legal counsel, received a presentation from management and received the opinion of Sandler O’Neill that the consideration in the proposed transaction was fair, from a financial point of view, to our shareholders. For more information about the fairness opinion from Sandler O’Neill, see the section entitled “—Opinion of Our Financial Advisor,” beginning on page      of this proxy statement and Appendix B to this proxy statement, which includes the full text of such opinion. Following extensive discussion, our Board unanimously voted to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and authorized and directed Mr. Mayer to execute the Merger Agreement.

On August 28, 2013, the Merger Agreement was executed by 1st Financial, the Bank and First Citizens Bank, and a joint press release was issued, announcing the execution of the Merger Agreement and the terms of the Merger.

In mid-September, we received Treasury’s draft TARP Securities Purchase Agreement, which included a requirement that our current and former executive officers not receive accelerated or increased payments or benefits upon the closing of the Merger. This requirement affected our president, Mr. Rees, and our chief administrative officer, Ms. Denny, each of whom had existing agreements with us entitling them to certain accelerated or increased payments or benefits upon the closing of the Merger. After discussing this requirement with Mr. Rees and Ms. Denny, they each agreed to accept modifications to their agreements so as to permit First Citizens Bank and 1st Financial to execute the TARP Securities Purchase Agreement, so securing Treasury’s agreement to sell the TARP Preferred Stock for the agreed-upon discount, and permit the Merger to proceed.

On October 15, 2013, 1st Financial and First Citizens Bank executed the TARP Securities Purchase Agreement with Treasury, and amended and restated the Merger Agreement to reflect the terms of the TARP Securities Purchase Agreement.

Reasons for the Merger and Recommendation of 1st Financial’s Board of Directors

Our Board believes that the Merger is fair to and in the best interests of our company and our shareholders. Accordingly, our Board has approved the Merger Agreement and the transactions contemplated thereby (including the Merger), and recommends that you vote “FOR” the proposal to approve the Merger Agreement and the transactions contemplated thereby (including the Merger).

In reaching its decision to approve the Merger and the Merger Agreement, and recommend your approval of the Merger Agreement, our Board consulted with our executive management, as well as our legal and financial advisors, and considered a number of factors, including the following material factors:

●	the current condition of our company and the future prospects of its business in light of the following facts and circumstances:

o	absent consummation of the Merger, there is substantial doubt about the ability of 1st Financial to continue as a going concern;

o
1st Financial and the Bank may be subject to additional, heightened enforcement actions, and ultimately the Bank may be placed under conservatorship or receivership if we do not consummate the Merger, raise additional capital or otherwise comply with the Consent Order with the FDIC and the Commissioner, and the Written Agreement with the Federal Reserve Bank, or if our condition deteriorates;

o	our need to continue to address ongoing regulatory concerns, including compliance with the Consent Order and the Written Agreement.

o
the Bank’s Tier 1 Capital Ratio and Total Risk Based Capital Ratio was ___% and ___%, respectively, as of September 30, 2013. Accordingly, the Bank is not in compliance with either the 8.0% Tier 1 Capital Ratio or the 12.0% Total Risk Based Capital Ratio requirements set forth in the Consent Order, and needs to raise additional capital or further reduce assets to achieve compliance;

o	the tangible common equity of the Bank was __% of tangible assets, as of September 30, 2013;

o	the Bank is considered a “troubled institution” by the FDIC;

o
although significant progress has been made with respect to the reduction of classified assets, we continue to have elevated levels of classified assets, which were $___ million as of September 30, 2013;

o
existing capital resources, and projected continued expense related to classified assets and non-performing assets, which limits management’s ability to support future growth, effectively manage problem credits, and achieve meaningful levels of profitability for common shareholders in future periods;

o	the need to realize further cost savings;

o
the current and prospective economic, regulatory, competitive and interest rate environment facing the financial services industry generally, and 1st Financial in particular, including the continued rapid consolidation in the financial services industry and the competitive effects of the increased consolidation on smaller financial institutions such as 1st Financial;

o	our knowledge of current national and regional economic conditions and the prospect of relatively weak demand for loans and projected slow economic growth in our market areas;

o	we have had annual losses since 2009, and although profitable in 2012, and the first two quarters of 2013, had losses on a quarterly basis for the ____ quarter-end periods prior to that quarter;

o
our executive management believes that meaningful levels of future profitability are not achievable without at least $50 million of additional common equity from a capital offering in order to satisfy the elevated capital requirements of the Consent Order and Written Agreement; and

o
the scheduled increase, in November, 2013, of the dividend rate on the TARP Preferred Stock from 5.0% per annum to 9.0% per annum, or approximately $0.8 million per annum to approximately $1.7 million per annum;

●
our assessment that it is unlikely that another acquiror has both the willingness and the financial capability to offer to acquire our company at a value that is higher than that being offered by First Citizens Bank;

●
the oral opinion delivered to us by Sandler O’Neill on August 26, 2013, which was subsequently confirmed in a written opinion delivered by Sandler O’Neill, to the effect that, as of August 27, 2013, and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the opinion, the consideration under the Merger Agreement was fair, from a financial point of view, to our shareholders;

●
that the TARP Securities Purchase Agreement executed in connection with the Merger would provide Treasury with $8 million in exchange for the sale of the TARP Preferred Stock and the Warrant, and that the Treasury was willing to accept a discounted purchase price and forfeit the accrued and unpaid dividends, reflecting in aggregate a total discount of $___ million or ___%, based on ____ closing;

●
the fact that we have, since 2010, directly, and with the assistance of several investment banking firms, unsuccessfully solicited multiple equity investors and potential merger partners and other acquirors in a concerted effort to recapitalize our company, engage in a merger in tandem with a recapitalization, or receive an offer from an acquiror;

●
the fact that we have, since 2010, received written proposals from only four other potential equity investors, merger partners or other acquirors, despite contacting approximately 75 potential equity investors, merger partners and other acquirors over a three-year period, and that these proposals were withdrawn after due diligence, and were less attractive than the terms of the Merger Agreement;

●	the fact that other options to raise additional capital would likely be more dilutive to existing shareholders;

●
subject to certain conditions, including, depending on the specific circumstances, the payment of a termination fee and reimbursement of First Citizens Bank’s expenses, the terms of the Merger Agreement that allow our Board to exercise its fiduciary duties to consider potential alternative transactions and to terminate the Merger Agreement and/or withdraw its recommendation to shareholders to approve the Merger Agreement;

●
that the Merger is for all cash, which provides a specific value to our shareholders compared to a hypothetical transaction pursuant to which shareholders receive stock, contingent earn-out consideration or other non-cash consideration that could fluctuate in value;

●	the financial condition and resources of First Citizens Bank;

●	the effects of the Merger on our employees;

●
First Citizens Bank’s historical record and commitment with respect to the communities of the companies it has acquired and its belief that First-Citizens is a high quality financial institution with a compatible business culture and shared approach to customer service;

●	its assessment of the likelihood that the Merger would be completed without unacceptable regulatory conditions or requirements; and

●	whether it was more advantageous for us to wait and see if we could establish consistent profitability that might attract a better acquisition or capital raise proposal, if any.

Our Board also considered potential risks and potentially negative factors concerning the Merger in connection with the deliberations of the proposed transaction, including the following material factors:

●	whether there was sufficient urgency to consider a sale at this time since we have been profitable every quarter since the first quarter of 2012;

●
the fact that the consideration offered in the Merger represented a discount to the trading prices of the Common Stock, as reported on the OTC Bulletin Board prior to the execution of the Merger Agreement;

●
the loss of autonomy associated with being an independent financial institution and that our shareholders would be unable to participate in future earnings, if any, or receive any benefit from a future increase, if any, in value of 1st Financial;

●
the provisions of the Merger Agreement restricting our solicitation of third-party acquisition proposals, requiring us to hold a special meeting of our shareholders to vote on the approval of the Merger Agreement and providing for the payment of a termination fee and the reimbursement of expenses in certain circumstances, which our Board understood, while potentially limiting the willingness of a third party to propose a competing business combination transaction with 1st Financial, were a condition to First Citizens Bank’s willingness to enter into the Merger Agreement;

●	the transaction costs to be incurred in connection with the Merger;

●	the risk that the Merger may not be consummated;

●
First Citizens Bank’s ability to terminate the Merger Agreement in the event that the amount of net unrealized losses related to our investment securities portfolio, plus the aggregate amount of net securities losses realized after June 30, 2013, to the date of such determination, exceeds $25 million;

●
First Citizens Bank’s ability to terminate the Merger Agreement in the event that shareholders who hold more than ten percent of the outstanding shares of Common Stock give notice of their intent to exercise any appraisal rights;

●	potential negative reaction of communities within our market areas and of our customers to First Citizens Bank;

●
disruptions and uncertainty, including diversion of management attention, resulting from the Merger Agreement may make it more difficult for us to maintain relationships with other customers, employees or suppliers, and as a result, our business may suffer;

●
the potential impact of the restrictions imposed by the Merger Agreement on our ability to take specified actions during the period prior to the completion of the Merger, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

●
the fact that some of our directors and executive officers have other interests in the Merger that are different from, or in addition to, their interests as shareholders generally. See the section entitled “—Interests of Our Directors and Executive Officers in the Merger,” beginning on page      of this proxy statement;

●	the possibility of litigation in connection with the Merger; and

●	the capital losses that will be recognized by many shareholders in connection with the Merger and the lack of flexibility in timing such losses.

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but is believed to include all material factors considered by the Board. In view of the wide variety of the factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of the Board may have given different weight to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, our management and our legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

The foregoing explanation of our Board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note About Forward-Looking Statements,” beginning on page      of this proxy statement.

Opinion of Our Financial Advisor

On February 21, 2013, we retained Sandler O’Neill to provide a fairness opinion to our shareholders in connection with a sale of 1st Financial. Sandler O’Neill, as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

At the August 26, 2013, meeting at which our Board considered and approved the Merger Agreement, Sandler O’Neill delivered to the Board its oral opinion, which was subsequently followed up in writing, that, as of such date, the merger consideration was fair to our shareholders, from a financial point of view. The amount of the merger consideration was directly negotiated by the Board. The full text of Sandler O’Neill’s opinion is attached hereto as Annex B. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. You are urged to read the entire opinion carefully in connection with their consideration of the Merger.

Sandler O’Neill’s opinion speaks only as of the date of its opinion. The opinion was directed to the Board and is directed only to the fairness of the merger consideration to our shareholders, from a financial point of view. It does not address our underlying business decision to engage in the Merger or any other aspect of the Merger and is not a recommendation as to how you should vote at the Special Meeting with respect to the Merger or any other matter.

In connection with rendering its August 26, 2013 opinion, Sandler O’Neill reviewed and considered, among other things:

(i)	the Merger Agreement;

(i)	certain financial statements and other historical financial information of 1st Financial that Sandler O’Neill deemed relevant;

(ii)
certain financial statements and other historical financial information of First Citizens Bank  that Sandler O’Neill deemed relevant in determining First Citizens Bank’s capacity to undertake the Merger;

(iii)	internal financial projections for 1st Financial for the years ending December 31, 2013 through December 31, 2016 as provided by and discussed with our senior management;

(iv)
a comparison of certain financial and other information for 1st Financial, including relevant stock trading information, with similar publicly available information for certain other commercial banks, the securities of which are publicly traded;

(v)	the terms and structures of other recent mergers and acquisition transactions in the commercial banking sector;

(vi)	the current market environment generally and in the commercial banking sector in particular; and

(vii)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of our senior management the business, financial condition, results of operations and prospects of 1st Financial, including certain regulatory, capital and liquidity issues being experienced by 1st Financial.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources that we provided to Sandler O’Neill or that was otherwise reviewed by Sandler O’Neill and has assumed such accuracy and completeness for purposes of preparing its opinion. Sandler O’Neill further relied on the assurances of our management that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of 1st Financial or First Citizens Bank or any of their respective subsidiaries. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of 1st Financial, First Citizens Bank or the combined entity after the Merger, and Sandler O’Neill did not review any individual credit files relating to 1st Financial or First Citizens Bank. Sandler O’Neill assumed, with our consent, that the respective allowances for loan losses for both 1st Financial and First Citizens Bank are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

Sandler O’Neill assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of 1st Financial or First Citizens Bank since the date of the most recent financial data made available to it. Sandler O’Neill also assumed in all respects material to its analyses that our company would remain as a going concern for all periods relevant to Sandler O’Neill’s analyses. Sandler O’Neill expressed no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

Sandler O’Neill’s analyses and the views expressed are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its opinion. Events occurring after the date of its opinion could materially affect Sandler O’Neill’s views. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion.

Sandler O’Neill’s opinion was directed to the Board in connection with its consideration of the Merger and does not constitute a recommendation as to how shareholders should vote at the Special Meeting. Sandler O’Neill’s opinion prohibits the reproduction or use of such opinion for any other purposes, without Sandler O’Neill’s prior written consent. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by our officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to 1st Financial and First Citizens Bank and no transaction is identical to the Merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of 1st Financial and First Citizens Bank and the companies to which they are being compared.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of 1st Financial, First Citizens Bank and Sandler O’Neill. The analysis performed by Sandler O’Neill is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided these analyses to us at our August 26, 2013 Board meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. The analysis and opinion of Sandler O’Neill was among a number of factors taken into consideration by the Board in making its determination to approve the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger) and the analyses described below should not be viewed as determinative of the decision of the Board or our management with respect to the fairness of the Merger.

Summary of Proposal. Sandler O’Neill reviewed the financial terms of the proposed transaction. Using an aggregate transaction value of $2.0 million, Sandler O’Neill calculated a per share transaction price of $0.38, based on the 5,202,385 shares of Common Stock then outstanding. Subsequently the number of shares of Common Stock outstanding has fallen to [5,159,142], which, in turn, has increased the per share transaction price to $0.39. Based upon financial information as or for the period ended June 30, 2013, Sandler O’Neill calculated the following transaction ratios:

Transaction Ratios
Transaction Value per Share / Stated Book Value per Share:	NM
Transaction Value per Share / Tangible Book Value per Share:	NM
Price per Share / LTM Earnings per Share Available to Common Shareholders:	1.4x
Price per Share / LTM Earnings per Share Available to Common Shareholders: (Excluding Securities Gains)	NM
Core Deposit Premium¹:	1.6%
Market Premium / (Discount)	(72.3%)
______________________
(1)
Core deposits exclude time deposits with account balances greater than $100,000. Core deposit premium calculated by dividing the excess of the aggregate transaction value over tangible book value by core deposits

Comparable Company Analysis. Sandler O’Neill used publicly available information to compare selected financial and market trading information for 1st Financial to a regional peer group and North Carolina peer group of financial institutions selected by Sandler O’Neill.

The regional peer group consisted of publicly traded commercial banks and thrifts headquartered in the Southeast region with total assets greater $200 million, tangible common equity to tangible assets less than 4.0% and non-performing assets to total assets greater than 4.0%:

Comparable Company Analysis
Beach Community Bancshares, Inc.¹	Georgia Bancshares, Inc.¹
Capitol City Bancshares, Inc.	Provident Community Bancshares, Inc.
CommunityOne Bancorp	Village Bank and Trust Financial Corp.
Four Oaks Fincorp, Inc.
______________________
(1)	Financial data as of March 31, 2013, the most recently available information

The analysis compared publicly available financial and market trading information for 1st Financial and the median financial and market trading information for the regional peer group as of and for the period ended June 30, 2013. The table below sets forth the data for 1st Financial and the median data for the regional peer group as of and for the period ended June 30, 2013, with pricing data as of August 23, 2013.

Comparable Group Analysis

Regional
Group
Median
1st Financial	Result

Total Assets (in millions)	$683	$484
Tangible Common Equity / Tangible Assets	(0.90%)	2.42%
Tier 1 Risk Based Capital Ratio	5.71%	6.38%
Total Risk Based Capital Ratio	6.98%	10.82%
Non-performing Assets¹ / Assets	5.23%	9.04%
Loan Loss Reserve / Gross Loans	2.89%	2.51%
MRQ Net Charge-Offs / Average Loans	0.24%	1.00%
MRQ Return on Average Assets	0.97%	0.30%
MRQ Return on Average Equity	NM	6.47%
MRQ Net Interest Margin	2.87%	3.22%
MRQ Efficiency Ratio	61.6%	98.9%
Price / TBV per Share	(117%	)	38%
Price / LTM Earnings per Share	4.8	x	NM
Market Capitalization (in millions)	$7.2	$4.8

______________________
(1)	Nonperforming assets excludes renegotiated loans and leases

Sandler O’Neill used publicly available information to compare selected financial and market trading information for 1st Financial to a peer group of North Carolina financial institutions selected by Sandler O’Neill.

The North Carolina peer group consisted of publicly traded commercial banks and thrifts headquartered in the Southeast region with total assets between $500 million and $1.5 billion:

Comparable Company Analysis

ASB Bancorp, Inc.	North State Bancorp¹
Carolina Bank Holdings, Inc.	New Century Bancorp, Inc.
First South Bancorp, Inc.	Peoples Bancorp of North Carolina
Four Oaks Fincorp, Inc.	Uwharrie Capital Corp.
High Point Bank Corporation¹

______________________
(1)	Financial data as of March 31, 2013, the most recently available information

The analysis compared publicly available financial and market trading information for 1st Financial and the median financial and market trading information for the North Carolina peer groups as of and for the period ended June 30, 2013. The table below sets forth the data for 1st Financial and the median data for the North Carolina peer group as of and for the period ended June 30, 2013, with pricing data as of August 23, 2013.

Comparable Group Analysis
North Carolina
Group Median
1st Financial	Result

Total Assets (in millions)	$683	$683
Tangible Common Equity / Tangible Assets	(0.90%)	8.06%
Tier 1 Risk Based Capital Ratio	5.71%	14.57%
Total Risk Based Capital Ratio	6.98%	16.03%
Non-performing Assets¹ / Assets	5.23%	2.47%
Loan Loss Reserve / Gross Loans	2.89%	2.03%
MRQ Net Charge-Offs / Average Loans	0.24%	0.20%
MRQ Return on Average Assets	0.97%	0.39%
MRQ Return on Average Equity	NM	5.68%
MRQ Net Interest Margin	2.87%	3.39%
MRQ Efficiency Ratio	61.6%	76.2%
Price / TBV per Share	(117%)	86%
Price / LTM Earnings per Share	4.8	x	13.5	x
Market Capitalization (in millions)	$7.2	$45.7

______________________
(1)	Nonperforming assets excludes renegotiated loans and leases

Analysis of Selected Merger Transactions. Sandler O’Neill reviewed eight merger transactions announced from January 1, 2009 through August 23, 2013 involving banks headquartered in the Southeast region with the seller tangible common equity to tangible assets of less than 3.75% and non-performing assets to total assets of greater than 4.0%. Additionally, Sandler O’Neill reviewed 19 merger transactions announced from January 1, 2010 through August 23, 2013 involving nationwide banks with seller tangible common equity to tangible assets of less than 3.75% and nonperforming assets to total assets of greater than 4.0%. Sandler O’Neill reviewed the following multiples: transaction price at announcement to last twelve months’ earnings per share (excluding securities gains), transaction price to stated book value, transaction price to stated tangible book value, core deposit premium and two day market premium. As illustrated in the following table, Sandler O’Neill compared the Merger multiples to the median multiples of comparable transactions.

Comparable Merger Transactions
		Mid-
		Atlantic /
		Northeast		Nationwide
		Median		Median
	Merger	Result		Result

Transaction Price/Stated Book Value	NM	43%		47%
Transaction Price/Tangible Book Value	NM	43%		53%
Transaction Price/Last Twelve Months Earnings per Share	NM	13.7	x	14.0	x
(Excluding Securities Gains) Tangible Book Premium/Core Deposits ¹	1.6%	(2.6%)		(2.4%)

______________________
(1)
Core deposits exclude time deposits with account balances greater than $100,000. Core deposit premium calculated by dividing the excess of the aggregate transaction value over tangible book value by core deposits

Net Present Value Analysis. Sandler O’Neill performed an analysis that estimated the present value per share of Common Stock through December 31, 2017, assuming that 1st Financial performed in accordance with the financial projections for 2013-2017 provided by management. The financial projections assume a capital raise of common equity of $46.0 million, to keep 1st Financial in-line with regulatory capital restrictions. The common equity raise of $46.0 million also assumes new investors will own 94.9% of the company. To approximate the terminal value of Common Stock at December 31, 2017, Sandler O’Neill applied price to last twelve months earnings multiples of 12.0x to 16.0x and multiples of tangible book value ranging from 65.0% to 105.0%. The terminal values were then discounted to present values using different discount rates ranging from 13.5% to 17.5%, which were selected to reflect different assumptions regarding desired rates of return of holders of Common Stock. In addition, the terminal value of Common Stock at December 31, 2017 was calculated using the same range of price to last twelve months earnings multiples (12.0x – 16.0x) applied to a range of discounts and premiums to 1st Financial management’s budget projections. The range applied to the budgeted net income was 25.0% under budget to 25.0% over budget, using a discount rate of 15.53% for the tabular analysis. As illustrated in the following tables, this analysis indicated an imputed range per share for Common Stock of $0.25 to $0.38 when applying the price/earnings multiples to the matched budget, $0.22 to $0.42 when applying multiples of tangible book value to the matched budget, and $0.20 to $0.44 when applying the price/earnings multiples to the -25% / +25% budget range.

	Earnings Per Share Multiples
Discount Rate	12.0x	13.0x	14.0x	15.0x	16.0x
13.5%	$0.29	$0.31	$0.34	$0.36	$0.38
14.5%	$0.28	$0.30	$0.32	$0.35	$0.37
15.5%	$0.27	$0.29	$0.31	$0.33	$0.36
16.5%	$0.26	$0.28	$0.30	$0.32	$0.34
17.5%	$0.25	$0.27	$0.29	$0.31	$0.33

	Tangible Book Value Multiples
Discount Rate	65%	75%	85%	95%	105%
13.5%	$0.26	$0.30	$0.34	$0.38	$0.42
14.5%	$0.25	$0.29	$0.33	$0.36	$0.40
15.5%	$0.24	$0.28	$0.31	$0.35	$0.39
16.5%	$0.23	$0.27	$0.30	$0.34	$0.37
17.5%	$0.22	$0.26	$0.29	$0.32	$0.36

(Under)/Over	Earnings Per Share Multiples
Budget	12.0x	13.0x	14.0x	15.0x	16.0x
(25.0%)	$0.20	$0.22	$0.23	$0.25	$0.27
(20.0%)	$0.21	$0.23	$0.25	$0.27	$0.28
(15.0%)	$0.23	$0.25	$0.26	$0.28	$0.30
(10.0%)	$0.24	$0.26	$0.28	$0.30	$0.32
(5.0%)	$0.25	$0.27	$0.29	$0.32	$0.34
0.0%	$0.27	$0.29	$0.31	$0.33	$0.35
5.0%	$0.28	$0.30	$0.33	$0.35	$0.37
10.0%	$0.29	$0.32	$0.34	$0.37	$0.39
15.0%	$0.31	$0.33	$0.36	$0.38	$0.41
20.0%	$0.32	$0.35	$0.37	$0.40	$0.43
25.0%	$0.33	$0.36	$0.39	$0.42	$0.44

In connection with its analyses, Sandler O’Neill considered and discussed with the Board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. Sandler O’Neill noted that the terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Miscellaneous. Sandler O’Neill has acted as financial advisor to the Board in connection with the Merger and will receive a fee for such services, a portion of which is contingent upon the closing of the Merger. Sandler O’Neill also received a fee for rendering its opinion. 1st Financial has also agreed to indemnify Sandler O’Neill against certain liabilities arising out of its engagement. In 2012, at the direction of the Board, Sandler O’Neill explored potential transactions with respect to an offering of Common Stock. No compensation was paid to Sandler O’Neill as a result of this relationship. Other than the engagements described in this paragraph, no material relationships or mutual understandings with respect to compensation have existed between Sandler O’Neill and 1st Financial or any of its affiliates during the two years prior to August 27, 2013, the date of Sandler O’Neill’s opinion. In the ordinary course of business, Sandler O’Neill may trade 1st Financial’s or First Citizens Bank’s securities for its own account and for the accounts of its customers and may therefore hold a long or short position in such securities at any time.

Board of Directors of First Citizens Bank after the Merger

Each of 1st Financial’s Board members will resign, effective upon completion of the Merger. First Citizens Bank’s Board of Directors will be unchanged following the Merger, and will not include any of our Board members.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of your Board that you vote to approve and adopt the Merger Agreement, you should be aware that some of our executive officers and directors have interests in the Merger that are different from, or in addition to, those of our shareholders generally. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to our shareholders that the Merger Agreement be approved and adopted.

Equity Compensation Awards

The Merger Agreement provides that each stock option, then outstanding and unvested, will become fully vested and may be exercised during the period commencing 15 days prior to the completion of the Merger. Any stock option that has not been exercised will be cancelled at the effective time of the Merger. All of these stock options have exercise prices above the $0.39 purchase price.

Except as prohibited by the TARP Securities Purchase Agreement, each restricted share will vest in full and be entitled to receive the merger consideration on the terms provided in the Merger Agreement.

The following table summarizes, with respect to (i) each executive officer (whom we refer to herein as the named executive officers) and (ii) each director, the aggregate, positive difference in value between the $0.39 purchase price and the per-share exercise prices (which we refer to as the spread value) of any unvested stock options held by such directors and executive officers as of the record date, and the value of the restricted shares for which vesting will be accelerated immediately prior to the effective time.

Name	Shares of Common Stock Subject to Unvested Options (#)	Aggregate Spread Value of Unvested Options ($)	Restricted Shares (#)	Aggregate Value of Restricted Shares ($)
William H. Burton	55,858	-	-	-
Peggy H. Denny	37,108	-	-	-
Michael D. Foster(1)	55,858	-	-	-
James C. Kirkpatrick	55,858	-	-	-
Michael G. Mayer	-	-	-	-
Van F. Phillips	55,858	-	-	-
Vincent K. Rees	37,108	-	-	-
John S. Sheiry(2)	55,858	-	-	-
Bradley B. Schnyder	55,858	-	-	-
Holly L. Schreiber(3)	-	-	-	-
______________________
(1)	Mr. Foster retired from the Board in June, 2013.
(2)	Mr. Sheiry retired from the Board in February, 2012.
(3)	Ms. Schreiber resigned in September, 2013.

Support Agreement

First Citizens Bank required that each member of the Board and Peggy H. Denny, our Chief Administrative Officer, execute a form of support agreement, concurrently with the original execution of the Merger Agreement on August 28, 2013 (referred to herein as the “Support Agreement”). A copy of the Support Agreement is attached as Appendix E to this proxy statement. Pursuant to the Support Agreement, the Board members and Ms. Denny have each agreed:

●	to vote, his or her shares of Common Stock in favor of the Merger Agreement at the Special Meeting;

●	to take all action reasonably requested by First Citizens Bank to support and to facilitate the consummation of the Merger and the transactions contemplated by the Merger Agreement; and

●	not to transfer any shares of Common Stock owned by him or her.

The Support Agreement will terminate upon the consummation of the Merger, or any earlier termination of the Merger Agreement. The Support Agreement has been executed by the Board members and Ms. Denny in their respective capacities as shareholders of Common Stock, and does not affect or prevent the exercise of their responsibilities as directors and/or officers of 1st Financial. Neither the Board members nor Ms. Denny received any additional payments or other consideration in connection with their execution of the Support Agreement.

Director’s Agreements

First Citizens Bank required that each member of the Board, other than Michael G. Mayer, our Chief Executive Officer, execute a form of director’s agreement (referred to herein as a “Director’s Agreements”), concurrently with the original execution of the Merger Agreement on August 28, 2013. A copy of the form of Director’s Agreement is attached as Appendix F to this proxy statement. Pursuant to the Director’s Agreement, each Board member, other than Mr. Mayer, agreed (i) not to divulge or otherwise use certain confidential information relating to 1st Financial and the Bank, and (ii) for a period of 12 months following the effective date of the Merger, he will not compete, directly or indirectly, with 1st Financial, the Bank or First Citizens Bank.

As used in the Director’s Agreement, “compete” means:

●
soliciting any person who is a customer of the Bank on or within 90 days preceding the date the Merger is consummated to become a depositor in or a borrower from any other financial institution, to obtain any service or product from any other financial institution that is being provided by the Bank at the time the Merger is consummated, or to change any depository, loan, and/or other banking relationship of the customer from the Bank or First Citizens Bank to another financial institution;

●
acting as a consultant, officer, director, advisory director, organizer, or employee of or to, or as an independent contractor (or an officer, director, advisory director, organizer, or employee of an independent contractor) that is involved in the banking or financial services business of, or acquiring or maintaining more than a 5.0% passive investment in, any financial institution that has its main or principal office in the Relevant Market (as defined in the Director’s Agreement), or, in acting in any such capacity with any other financial institution, to maintain an office or be employed at or assigned to or to have any direct or indirect involvement in the management, supervision, business, marketing activities, solicitation of business for or operation of any office of such financial institution located in the Relevant Market;

●
communicating to any financial institution the names or addresses or any financial information concerning any person who was a customer of the Bank on or within 90 days preceding the effective time of the Merger; or

●	soliciting any person who was an employee or officer of the Bank on or within 90 days preceding the effective time of the Merger to become an employee or officer of any other financial institution.

None of those Board members who executed a Director’s Agreement received any additional payments or other consideration in connection with such execution.

Executive Officer Agreements

TARP Restrictions

In November 2008, we participated in the Treasury’s TARP Capital Purchase Program, established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). We sold 16,369 shares of TARP Preferred Stock and the Warrant to purchase 276,815 shares of Common Stock to the Treasury, for an aggregate purchase price of $16.4 million. As a result, our company and certain of our employees became subject to the executive compensation restrictions established under EESA, and later, the American Reinvestment and Recovery Act of 2009, and related Treasury regulations and guidance (together the “TARP Restrictions”).

The TARP Restrictions include the following:

●
Prohibition on Certain Types of Compensation. We are prohibited from providing incentive compensation arrangements that encourage our senior executive officers (“SEOs”) to take unnecessary and excessive risks that threaten the value of the company. We are also prohibited from implementing any compensation plan that would encourage manipulation of the reported earnings in order to enhance the compensation of any of our employees.

●
Risk Review. Our Corporate Governance Committee is required to meet with our senior risk officer at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to the company posed by such plans. The review is intended to better inform the Committee of the risks posed by the plans, and ways to limit such risks.

●
Bonus Prohibition. We are prohibited from making payments of any “bonus, retention award, or incentive compensation” to our most highly-compensated employee. The prohibition includes several limited exceptions, including payments under enforceable agreements that were in existence as of February 11, 2009, and limited amounts of “long-term restricted stock”.

●
Limited Amount of Long-Term Restricted Stock Excluded from Bonus Prohibition. EESA permits us to pay a limited amount of “long-term” restricted stock. The amount is limited to one-third of the total annual compensation of the employee. EESA requires such stock to have a minimum two-year vesting requirement, and to not “fully vest” until Treasury has been repaid all TARP-related obligations.

●
Golden Parachutes. We may not make any severance payment to our SEOs or any of the next five most highly compensated employees upon termination of employment for any reason. There is an exception for amounts that were earned or accrued prior to termination, such as normal retirement benefits.

●
Clawback. We must recover any bonus or other incentive payment paid to our SEOs or any of the next 20 most highly compensated employees on the basis of materially inaccurate financial or other performance criteria.

●	Gross-up Prohibition. We may not make any gross-up payment to our SEOs or any of the next 20 most highly compensated employees.

TARP Securities Purchase Agreement; Amendment and Acknowledgement Agreements

As a result of the Merger, and the purchase of the TARP Preferred Stock and the Warrant by First Citizens Bank immediately prior to the closing of the Merger, the TARP Restrictions (other than a requirement that a portion of the restricted stock be cancelled) will cease to apply to our company and our employees. Nevertheless, Treasury has required, pursuant to the TARP Securities Purchase Agreement, that 1st Financial and First Citizens Bank each agree not to take any action that will result in, or permit, directly or indirectly, the acceleration, vesting, enhancement or increase in the payments or benefits that would otherwise become due as a result of the consummation of the Merger to any of our current or former executive officers. Accordingly, our Board has amended the employment agreements and the salary continuation agreements of both Mr. Rees and Ms. Denny in order to comply with this requirement, and Mr. Rees and Ms. Denny have each executed an agreement acknowledging these amendments (the “Amendment and Acknowledgement Agreements”).

Michael G. Mayer, Chief Executive Officer

Retention Agreement

Mr. Mayer’s employment agreement expired on January 14, 2013, since which date Mr. Mayer has continued to serve 1st Financial and the Bank without the benefit of a written employment agreement, on an “at-will” basis. In the course of negotiating the Merger Agreement, First Citizens Bank required that Mr. Mayer execute a form of employment agreement concurrently with the original execution of the Merger Agreement on August 28, 2013. A copy of the employment agreement (referred to herein as the “Retention Agreement”) is attached as Appendix G to this proxy statement. The Retention Agreement provides that following the Merger, Mr. Mayer will continue to be employed by First Citizens Bank, as the successor to 1st Financial and the Bank. The Retention Agreement includes the following provisions:

●
As an employee of First Citizens Bank, Mr. Mayer will (i) serve in such position or positions as shall be specified from time to time by First Citizens Bank, (ii) provide such assistance and advice to First Citizens Bank as it may request from time to time regarding the operations and affairs of 1st Financial and the Bank prior to the Merger and other tasks relating to the transition of control over such operations to First Citizens Bank and the conversion of 1st Financial’s and the Bank’s operations to First Citizens Bank’s systems, (iii) promote First Citizens Bank and its business and, to the extent requested by First Citizens Bank, engage in business development activities on First Citizens Bank’s behalf, and (iv) have such other duties and responsibilities, and render to First Citizens Bank such other services, as are customary for persons employed in such a position with First Citizens Bank and/or as shall be assigned to Mr. Mayer from time to time by First Citizens Bank.

●
Unless earlier terminated as provided for in the Retention Agreement, the Retention Agreement will commence on the effective date of the Merger, and terminate on April 30, 2014, except that the confidentiality and non-compete provisions described below will continue to apply. If Mr. Mayer continues to serve as an employee of First Citizens Bank following April 30, 2014, he will serve on an “at will” basis and on terms agreed upon from time to time between Mr. Mayer and First Citizens Bank.

●
Mr. Mayer will receive a base salary at a monthly rate of $26,958.92, and be eligible to participate in employee benefit programs maintained by or for First Citizens Bank that are generally available to and which cover all First Citizens Bank’s similarly situated employees.

●	Mr. Mayer will not to divulge or otherwise use certain confidential information relating to 1st Financial and the Bank.

●
For a period of 12 months following the effective date of the Merger, Mr. Mayer will not compete, directly or indirectly, with 1st Financial, the Bank or First Citizens Bank. The term, “compete” has substantially the same meaning as in the Director’s Agreement, described in the section entitled “- Interests of Our Directors and Executive Officers in the Merger - Director’s Agreements,” beginning on page      of this proxy statement.

●
If Mr. Mayer remains actively employed by First Citizens Bank through April 30, 2014, or if First Citizens Bank terminates his employment without Cause prior to April 30, 2014, then, subject to certain limitations, Mr. Mayer will receive his base salary paid through April 30, 2014, and a one-time lump sum payment of $150,000. As used in the Director’s Agreement, “Cause” means:

(i)           A determination by First Citizens Bank, in good faith, that (A) Mr. Mayer has breached in any material respect any of the terms or conditions of the Retention Agreement, or has failed in any material respect to perform or discharge his duties or responsibilities of employment in the manner provided therein, or that (B) Mr. Mayer has violated any provision of the Code of Ethics (as defined in the Retention Agreement), or has engaged in willful misconduct or conduct which is detrimental in any material respect to the business or business prospects of First Citizens Bank or its parent or other affiliated companies, or which has had or likely will have an adverse effect on First Citizens Bank’s or its parent’s or other affiliates’ business or reputation;

(ii)           The violation by Mr. Mayer of any applicable federal or state law, or any applicable rule, regulation, order, or statement of policy promulgated by any governmental agency or authority having jurisdiction over First Citizens Bank or its parent or affiliated companies, or the operations of any of their respective departments or divisions, including but not limited to the Commissioner, the FDIC, the Federal Reserve Board, the SEC, or any other state or federal regulator (a “Regulatory Authority”), that results from Mr. Mayer’s negligence, willful misconduct, or intentional disregard of such law, rule, regulation, order, or policy statement;

(iii)           The commission in the course of Mr. Mayer’s employment with First Citizens Bank of an act of fraud, embezzlement, theft, or proven personal dishonesty (whether or not such act or charge results in criminal indictment, charges, prosecution, or conviction), or the willful making in the course of Mr. Mayer’s employment with First Citizens Bank of any false statement or representation;

(iv)           The conviction of Mr. Mayer of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event or circumstance which disqualifies Mr. Mayer from serving as an employee of, or a party affiliated with, First Citizens Bank or its parent or affiliated companies; or, in the event Mr. Mayer becomes unacceptable to, or is removed, suspended, or prohibited from participating in the conduct of First Citizens Bank’s or its parent’s or affiliated companies’ affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority;

(v)           Mr. Mayer’s excessive use of any addictive drug or use of a controlled substance, Mr. Mayer’s use of legal drugs that have not been obtained legally or are not being taken as prescribed by a licensed physician, or Mr. Mayer’s use of alcohol in a manner that adversely affects the performance of his duties, prevents him from safely performing his duties, or creates a risk to the safety of others at the workplace; or

(vi)           The exclusion of Mr. Mayer by the carrier or underwriter from coverage under First Citizens Bank’s then current “blanket bond” or other fidelity bond or insurance policy covering its directors,  officers or employees, or the occurrence of any event that First Citizens Bank believes, in good faith, will result in Mr. Mayer being excluded from such coverage, or having coverage limited as to Mr. Mayer as compared to other covered officers or employees, pursuant to the terms and conditions of such “blanket bond” or other fidelity bond or insurance policy.

Vincent K. Rees, President; and Peggy H. Denny, Chief Administrative Officer

Employment Agreements

In 2008, Mr. Rees and Ms. Denny each executed a form of employment agreement in compliance with the TARP Restrictions, discussed above. They also executed a waiver, waiving any claims against Treasury or 1st Financial for any changes in compensation benefits related to the TARP Restrictions.

The form of employment agreement has a “rolling” three-year term which, on each anniversary date of the agreement, is extended by one additional year unless the Board gives notice it will not be extended. Unless sooner terminated, the term of the agreement will end at the time the executive reaches age 65. The agreement provides for:

●	Annual base salary, which will be reviewed and must be increased for cost of living increases on an annual basis; and otherwise may be increased at the discretion of the Board;

●	Participation in all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time;

●	Reimbursement of reasonable business expenses and reasonable expenses for attendance at annual and other periodic meetings of trade associations; and

●	Reimbursement for the cost of disability insurance providing an annual benefit not to exceed 60.0% of the officer’s base and bonus salary, after an elimination period of 90 days.

Mr. Rees’ and Ms. Denny’s employment agreements contain other provisions under which payments and benefits are to be provided following an involuntary termination of employment without cause, or a voluntary termination under various circumstances, whether before or after a change in control of the Bank, and restrict his/her ability to compete against the Bank following termination of employment. Except for the occurrence of the Merger, those provisions would be subject to the TARP Restrictions and other applicable regulatory restrictions. As described above, Mr. Rees and Ms. Denny have each executed an Amendment and Acknowledgement Agreement, which has the effect of modifying Mr. Rees’ and Ms. Denny’s respective employment agreements to conform with the restrictions in the TARP Securities Purchase Agreement. The payments and benefits to which Mr. Rees and Ms. Denny may become entitled under their respective employment agreements, following the Merger, and as modified by the Amendment and Acknowledgement Agreements, are described below under the section entitled “- Potential Payments Upon Termination of Employment,” beginning on page      of this proxy statement.

Retirement Benefits

In 2008, the Bank entered into salary continuation agreements with the then-named executive officers, including Mr. Rees and Ms. Denny, to provide them with retirement benefits. Under these agreements, the Bank will make monthly payments to the officers for 15 years following their “normal retirement ages,” stated in the agreements as 62. Ms. Denny, age 62, began to receive these monthly payments in December, 2012. Mr. Rees, age 45, will not begin to receive any monthly payments until March, 2030. The Bank has not entered into a salary continuation agreement with Mr. Mayer or Ms. Schreiber.

These salary continuation agreements contain other provisions under which payments and benefits will be provided to Mr. Rees and Ms. Denny following an involuntary termination of his or her employment under various circumstances. As described above, Mr. Rees and Ms. Denny have each executed an Amendment and Acknowledgement Agreement, which has the effect of modifying their respective salary continuation agreements to conform with the restrictions in the TARP Securities Purchase Agreement. Accordingly, Ms. Denny will continue to receive monthly payments following the Merger, but will not otherwise become entitled to receive any additional, increased or accelerated payments as a consequence of the Merger. The payments to which Mr. Rees may become entitled under his salary continuation agreement, following the Merger, and as modified by his Amendment and Acknowledgement Agreement, are described below under the section entitled “- Potential Payments Upon Termination of Employment,” beginning on page      of this proxy statement.

Potential Payments Upon Termination of Employment

Employment Agreements. As described ____________, if, following the Merger, First Citizens Bank terminates Mr. Mayer’s employment without Cause prior to April 30, 2014, then, subject to certain limitations, Mr. Mayer will receive his base salary paid through April 30, 2014, and a one-time lump sum payment of $150,000.

Following the Merger, if Mr. Rees’ or Ms. Denny’s employment is terminated by First Citizens Bank without cause, or if he or she terminates his or her own employment for good reason, he or she will continue to receive salary payments for the unexpired term of the employment agreement, and First Citizens Bank will provide him or her with continued life and medical insurance coverage for the remaining term or, if earlier, until the executive officer reaches age 65, dies, or becomes employed elsewhere. “Good reason” will exist for the executive officer to terminate his or her employment if, without the employee’s consent:

●	his or her salary is reduced;

●	duties are assigned to the executive officer that are materially inconsistent with his or her position or represent a reduction in his or her authority;

●	there is a material diminution in the authority, duties, or responsibilities of the supervisor to whom he or she reports;

●	there is a material change in the geographic location at which he or she must perform services; or

●	the Bank materially breaches the employment agreement.

No payments will be made under the agreement if his or her employment is terminated by the Bank for cause, or the executive officer terminates the employment agreement without good reason.

Pursuant to the Amendment and Acknowledgement Agreements, Mr. Rees and Ms. Denny will not be entitled to receive any change in control payments or benefits as a result of the consummation of the Merger.

Salary Continuation Agreements. If, before normal retirement age, Mr. Rees’ employment terminates for any reason other than for cause, then First Citizens Bank will make monthly payments to him for 15 years, in an amount that is based upon the accrual balance at the time his employment was terminated. Those payments will begin on the later of the first day of (i) the seventh month after termination of his or her employment, or (ii) the month after his 62nd birthday (March, 2030). Following the Merger, First Citizens Bank will continue to make monthly payments to Ms. Denny through the end of the 15-year payment period, commencing December, 2012.

The agreement provides that following his or her death, his or her beneficiaries will receive a lump-sum payment in an amount equal to the accrual balance at the time of death. The agreements will terminate automatically, and his or her rights to payments will be forfeited, if his or her employment is terminated for cause.

Golden Parachute Compensation for Our Named Executive Officers

The following table sets forth the amount of payments and benefits that each of our named executive officers would receive in the event of termination without cause or termination for good reason immediately after the Merger, assuming the Merger occurs on October ___, 2013. As described in the section entitled “- TARP Securities Purchase Agreement; Amendment and Acknowledgement Agreements”, beginning on page      of this proxy statement, Mr. Rees and Ms. Denny have each acknowledged recent modifications to their respective employment agreements and salary continuation agreements that provide that they will not be entitled to receive any change in control payments or benefits as a result of the consummation of the Merger. Accordingly, the amounts set forth in the table below are payable upon a qualifying termination of employment and are not conditioned on a change in control. This compensation is subject to an advisory (non-binding) vote of our shareholders, as described in the section entitled “Proposal 2: Advisory Vote Regarding Certain Executive Compensation,” beginning on page      of this proxy statement. This vote is advisory in nature only, meaning it will not be binding on us or on First Citizens Bank. Accordingly, because we are contractually obligated to pay this compensation, if the Merger is completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

Golden Parachute Compensation

Name	Cash		Equity		Pension/ NQDC		Perquisites/ Benefits		Tax Reimbursement	Other	Total
Michael G. Mayer (Chief Executive Officer)		$(2)		$(5)	-		-		-	-	$
Peggy H. Denny (Chief Administrative Officer)		$(3)	-		-			$(7)	-	-	$
Vincent K. Rees (President)		$(4)	-			$(6)		$(7)	-	-	$
Holly L. Schreiber (Former Chief Financial Officer)(1)	-		-		-		-		-	-		-
______________________
(1)
Ms. Schreiber resigned on September 4, 2013. She continues to provide assistance to 1st Financial and the Bank pursuant to the terms of an Independent Contractor Consulting Agreement. Ms. Schreiber is compensated for services actually performed, at an agreed-upon hourly rate.

(2)	Pursuant to the Retention Agreement, in the event of a qualifying termination of employment on ___, Mr. Mayer will receive a lump-sum payment of $150,000 and base salary through April 30, 2014 ($ __).
(3)	Pursuant to her employment agreement, in the event of a qualifying termination of employment on ___, Ms. Denny will continue to receive her base salary until she reaches age 65, on November 5, 2015.
(4)
Pursuant to his employment agreement, in the event of a qualifying termination of employment on ___, Mr. Rees will continue to receive his base salary for the unexpired term of his employment agreement, i.e. through December 20, 2015. Unless the Board gives notice to Mr. Rees that his employment agreement will not be extended, on December 20, 2013, the term of his employment agreement will be automatically extended for an additional year, i.e. through December 20, 2016.

(5)	Based on the accelerated vesting of ___ restricted shares.
(6)
In the event of a qualifying termination of employment on ___, Mr. Rees will begin to receive monthly payments on March 1, 2030, and First Citizens Bank will continue to make monthly payments to him for 15 years in an amount that is based upon the accrual balance on ___. The amount in the table reflects the aggregate of these monthly payments.

(7)
Upon a qualifying termination of employment of Mr. Rees or Ms. Denny, First Citizens Bank will provide him or her with continued life and medical insurance coverage for the remaining term of his or her employment agreement or, if earlier, until the executive officer reaches age 65, dies, or becomes employed elsewhere. For Ms. Denny, the amount in the table represents continued life insurance coverage (__) and medical insurance coverage (__) through November 5, 2015. For Mr. Rees, the amount in the table represents continued life insurance coverage (__) and medical insurance coverage (__) through December 20, 2015.

Directors’ and Officers’ Insurance

The Merger Agreement provides that immediately prior to the effective time of the Merger, we will purchase “tail” coverage with respect to our directors’ and officers’ liability, blanket bond and errors and omissions liability insurance policies, effective at the effective time of the Merger, and for the maximum terms available and in the same amounts of coverage as are provided by their then current policies, provided that the total costs of such tail coverage shall not exceed an aggregate of $600,000 without First Citizens Bank’s prior written approval.

Public Trading Markets

Our Common Stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “FFIS”. There is no public market for the TARP Preferred Stock. Upon completion of the Merger, our Common Stock will no longer be quoted on the OTC Bulletin Board.

Effects on 1st Financial if the Merger is Not Completed

If the Merger is not consummated for any reason, our shareholders will not receive the merger consideration, we will remain subject to the Written Agreement, and the Bank will remain subject to the Consent Order. Our current management, under the direction of our Board, would continue to manage 1st Financial as a stand-alone, independent business, and the value of shares of our Common Stock would continue to be subject to the risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2012, a copy of which is attached as Appendix D to this proxy statement, and any updates to those risks and uncertainties set forth in the subsequent current and quarterly reports we file with the SEC. See also the section entitled “Where You Can Find More Information,” beginning on page      of this proxy statement.

If the Merger Agreement is terminated under certain circumstances, we may be required to pay First Citizens Bank a termination fee of $350,000, and/or to reimburse up to $100,000 of First Citizens Bank’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. The termination fee and reimbursement provision could discourage other companies from seeking to acquire or merge with us. See also the section entitled “_________,” beginning on page      of this proxy statement.

Appraisal Rights

You will have appraisal rights in connection with the Merger, and therefore may elect to be paid in cash for your shares in accordance with the procedures set forth in Article 13 of the North Carolina Business Corporation Act (which we refer to as the NCBCA). The following is a summary of the material terms of the statutory procedures to be followed by you in order to dissent from the Merger and perfect appraisal rights under the NCBCA. In the following discussion, references to “1st Financial” with respect to actions taken or to be taken at any time following the effectiveness of the Merger will mean First Citizens Bank as the surviving corporation of the Merger.

The following is a discussion of the material provisions, but not a complete description, of the law relating to appraisal rights available under North Carolina law and is qualified in its entirety by the full text of Article 13, which is reprinted in its entirety as Appendix C to this document. Our Annual Report on Form 10-K for the year ending December 31, 2012, and Quarterly Reports on Form 10-Q for the periods ending March 31, 2013 and June 30, 2013, are attached as Appendix D to this document. If you wish to exercise appraisal rights, you should review carefully the following discussion and Appendices C and D. You are urged to consult a lawyer before electing or attempting to exercise these rights.

If the Merger is completed, and you are a shareholder who did not vote your shares of Common Stock in favor of the Merger and who fully complies with Article 13, you will be entitled to demand and receive payment in cash of an amount equal to the fair value of your shares of Common Stock. The amount you would receive in connection with the exercise of statutory appraisal rights would be the fair value of your Common Stock immediately before the Merger completion date, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable, using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and without discounting for lack of marketability or minority status.

Under Article 13, all shareholders entitled to appraisal rights in the Merger must be notified in the meeting notice relating to the Merger that shareholders are entitled to assert appraisal rights. This document constitutes that notice.

If you are a shareholder and desire to dissent and receive cash payment for the fair value of your Common Stock, you must:

●	deliver to 1st Financial, prior to the shareholder vote on the Merger proposal, a written notice of your intent to demand payment if the Merger is completed; and

●	not vote, or cause or permit to be voted, any of your shares of Common Stock in favor of the approval of the Merger Agreement and the Merger.

If you do not satisfy both of those conditions and the Merger is consummated, you will not be entitled to payment for your shares under the provisions of Article 13.

Except as described in the following sentence, the notice of intent to demand payment for your shares of Common Stock must be executed by the shareholder of record as to which appraisal rights are to be exercised. A beneficial owner who is not the holder of record may assert appraisal rights only if the beneficial owner does both of the following: (i) submits to 1st Financial the record holder’s written consent to the assertion of rights no fewer than 40 nor more than 60 days after the date the appraisal notice and form described below are sent, and (ii) submits the written consent with respect to all shares of Common Stock he or she beneficially owns. A record owner, such as a broker or bank, who holds shares of Common Stock as a nominee for others, may exercise appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder (x) objects with respect to all shares of Common Stock owned by the beneficial shareholder, and (y) notifies 1st Financial in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted.

If the Merger becomes effective, 1st Financial will deliver to all holders of Common Stock who have satisfied the requirements described above a written appraisal notice and form described below. The appraisal notice must be sent no earlier than the date the Merger becomes effective and no later than ten days after that date, and it must include the following:

●
A form (i) specifying the first date of any announcement to shareholders, made prior to the date the Merger became effective, of the principal terms of the Merger, and if such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (ii) requiring a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the Merger.

●
Disclosure of where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the appraisal form described in the next sentence.

●
Disclosure of the date by which 1st Financial must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by 1st Financial by the specified date.

●	Disclosure of 1st Financial’s estimate of the fair value of the shares.

●
Disclosure that, if requested in writing, 1st Financial will provide to the shareholder so requesting, within 10 days after the date the appraisal notice and form are sent, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

●
Disclosure of the date by which the notice to withdraw from the appraisal process must be received, which date must be within 20 days after the date the appraisal form must be received by 1st Financial.

●	A copy of Article 13.

A shareholder who receives an appraisal notice must demand payment and deposit the stock certificates in accordance with the terms of the appraisal notice. A shareholder who demands payment and deposits his or her stock certificates loses all rights as a shareholder, unless he or she withdraws from the appraisal process. A shareholder who does not sign and return the form and, in the case of certificated shares, deposits his or her stock certificates where required, each by the date set forth in the appraisal notice, will not be entitled to payment under Article 13.

Except in the case of After-Acquired Shares (as defined below), within 30 days after the appraisal form is due, 1st Financial will pay in cash to the shareholders who complied with the statutory requirements the amount that 1st Financial estimates to be the fair value of its Common Stock, plus interest. 1st Financial’s payment to each shareholder will be accompanied by the following:

●
1st Financial’s annual financial statements. The date of the financial statements will not be more than 16 months before the date of payment and will comply with the NCBCA. If annual financial statements that meet these requirements are not reasonably available, 1st Financial will provide reasonably equivalent financial information.

●	1st Financial’s latest available quarterly financial statements, if any.

●	A statement of 1st Financial’s estimate of the fair value of the shares. The estimate must equal or exceed 1st Financial’s estimate provided in its appraisal notice and form.

●
A statement that if you have perfected your appraisal rights, you have the right to demand further payment under Section 55-13-28 of the NCBCA and that if you do not do so within the time period specified therein, then you shall be deemed to have accepted such payment in full satisfaction of 1st Financial’s obligations under Article 13.

1st Financial may elect to withhold payment from you if you were required to, but did not certify, that beneficial ownership of all of your shares for which appraisal rights are asserted were acquired before the date the principal terms of the proposed corporate action were first announced to shareholders (which we refer to as After-Acquired Shares). If 1st Financial elects to withhold payment under these circumstances, within 30 days after the appraisal form is due, 1st Financial will provide you with its financial statements and notify you of the following:

●	1st Financial’s estimate of fair value of your shares.

●	That you may accept 1st Financial’s estimate of fair value, plus interest, in full satisfaction of your demands or may demand appraisal.

●	That, if you wish to accept 1st Financial’s offer, you must notify 1st Financial of your acceptance of the offer within 30 days after receiving the offer.

●	That if you do not satisfy the requirements for demanding appraisal under Article 13, you shall be deemed to have accepted 1st Financial’s offer.

If you accept 1st Financial’s estimate of fair value, plus interest, in full satisfaction of your demands, then 1st Financial must pay in cash the amount it offered within 10 days after receiving your acceptance. If you neither accept 1st Financial’s estimate of fair value nor demand appraisal, 1st Financial will pay in cash its estimate of fair value to you within 40 days after sending its notice to you regarding your After-Acquired Shares as described above. If 1st Financial pays you its estimation of the fair value of its Common Stock, and you are dissatisfied with the amount of payment, you must notify 1st Financial in writing of your own estimate of the fair value of your shares, and demand payment of that estimate, plus interest (less any payment made by 1st Financial as a result of 1st Financial’s estimation of the fair value of its shares).

If you are offered payment by 1st Financial for your After-Acquired Shares and are dissatisfied with that offer, you must reject the offer and demand payment of your stated estimate of the fair value of the shares, plus interest.

You waive the right to demand payment, and will only be entitled to the payment of fair value offered by 1st Financial if you fail to notify 1st Financial in writing of your demand to be paid your stated estimate of the fair value within 30 days after receiving 1st Financial’s payment or offer of payment.

If, within 60 days of 1st Financial receiving a shareholder’s demand for payment, the payment amount has not been settled, 1st Financial will commence a proceeding by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice requesting that the fair value of the shareholder’s Common Stock and the accrued interest be determined. You will not have a right to a trial by jury. 1st Financial will make all shareholders whose demands remain unsettled parties to the proceeding.

If 1st Financial does not commence the proceeding within the 60-day period, 1st Financial will pay you in cash the amount you demanded, plus interest.

The court in an appraisal proceeding also may assess the expenses for the respective parties, in the amounts the court finds equitable, as follows:

●	against 1st Financial if the court finds that 1st Financial did not substantially comply with the procedures for the exercise of appraisal rights prescribed by Article 13; or

●	against 1st Financial or the shareholders demanding appraisal, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously or not in good faith.

If the court in an appraisal proceeding finds that the expenses of any shareholder were of substantial benefit to other shareholders and that these expenses should not be assessed against 1st Financial, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited. In the event 1st Financial fails to make a required payment under Article 13, the shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from 1st Financial all expenses of the suit.

In view of the complexity of these provisions and the requirement that they be strictly complied with, if you are considering exercising appraisal rights under the NCBCA, you should consult a lawyer promptly.

The NCBCA provides that the exercise of appraisal rights will generally be the exclusive method for a shareholder to challenge the Merger in the absence of a showing that the Merger was either (i) unauthorized under the NCBCA, 1st Financial’s articles of incorporation or bylaws, or the Board resolution authorizing the Merger, (ii) procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading or (iii) constitutes an interested transaction unless authorized under the NCBCA. All written communications from shareholders with respect to the exercise of appraisal rights should be mailed to:

Investor Relations
1st Financial Services Corporation
101 Jack Street
Hendersonville, NC  28792

1st Financial recommends that such communications be sent by registered or certified mail, return receipt requested.

Not voting in favor of the Merger is not sufficient to perfect your appraisal rights and receive the fair value of your shares of Common Stock, plus interest. You must also comply with all other conditions set forth in Article 13, including the conditions relating to the separate written notice of intent to demand payment, the separate written demand for payment of the fair value of your shares of Common Stock, the deposit of your stock certificates, and the separate notification and demand for payment in excess of an initial payment made by 1st Financial.

The summary set forth above does not purport to be a complete statement of the provisions of the NCBCA relating to appraisal rights, and is qualified in its entirety by reference to the applicable sections of the NCBCA, which are included as Appendix C to this document.

Regulatory Approvals Required for the Merger

1st Financial, the Bank and First Citizens Bank have agreed to use their commercially reasonable efforts to obtain all regulatory approvals required to complete the Merger and the other transactions contemplated by the Merger Agreement. These include approvals or non-objections from the Federal Reserve Board, the FDIC, the Commissioner and Treasury.

First Citizens Bank, 1st Financial and the Bank have filed applications and notifications to obtain the required regulatory approvals from the FDIC and the Commissioner, and will shortly file a written notice with the Federal Reserve Board. Treasury’s approval is required as a consequence of its ownership of all the issued and outstanding shares of TARP Preferred Stock. As described in the section entitled “- Treasury - TARP Securities Purchase Agreement,” beginning on page      of this proxy statement, Treasury, 1st Financial and First Citizens Bank have agreed that immediately prior to the closing of the Merger, First Citizens Bank will purchase, and Treasury will sell, all of the issued and outstanding shares of TARP Preferred Stock.

Federal Reserve Board

Federal Reserve Board approval of the Merger and the purchase of the TARP Preferred Stock by First Citizens Bank is not required under Section 3 of the Bank Holding Company Act of 1956, on condition that First Citizens Bank and its holding company, BancShares, submit prior written notice of the transactions and the Federal Reserve Board does not inform them that an application requiring Federal Reserve Board approval is required. First Citizens Bank and BancShares will shortly file a written notice with the Federal Reserve Board.

FDIC

The Merger is subject to approval by the FDIC under the Bank Merger Act. In considering the approval of a transaction such as the Merger, the Bank Merger Act requires the FDIC to determine whether the Merger would result in a monopoly or would be in furtherance of any combination or conspiracy or attempt to monopolize the business of banking in any part of the United States or otherwise would substantially lessen competition or tend to create a monopoly or which in any manner would be in restraint of trade. In making its determination, the FDIC reviews, with respect to the bank holding companies and the banks concerned: (i) the financial and managerial resources and future prospects, (ii) the effectiveness of each institution in combating money-laundering activities, (iii) the effect of the Merger on competition in the relevant markets and (iv) the convenience and needs of the communities to be served and the record of the insured depository institutions under the Community Reinvestment Act. If the FDIC determines that there are anticompetitive consequences to the Merger, it will not approve the transaction unless it finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. A period of up to 30 days must expire following approval by the FDIC before completion of the Merger, within which period the United States Department of Justice may file objections to the Merger under federal antitrust laws. In connection with its review, the FDIC provides an opportunity for public comment on the application. First Citizens Bank, 1st Financial and the Bank filed an application with the FDIC on September 13, 2013.

North Carolina Commissioner of Banks

The Merger is also subject to approval by the Commissioner under Chapter 53C of the North Carolina General Statutes. The Commissioner will review the Merger, including the character, competency, and experience of the proposed directors and officers of the surviving entity, to determine whether the interests of the customers and communities served by the parties to the Merger would be adversely affected by the transaction. Unless there are extraordinary circumstances, the Commissioner will enter an order approving or denying the Merger no later than 60 days following the date that the application is complete. In connection with its review, the Commissioner provides an opportunity for public comment on the application. First Citizens Bank, 1st Financial and the Bank filed an application with the Commissioner on September 13, 2013.

Treasury - TARP Securities Purchase Agreement

The Merger is also conditioned upon the purchase by First Citizens Bank of the TARP Preferred Stock and the Warrant from Treasury, in accordance with the terms and conditions of the TARP Securities Purchase Agreement. Pursuant to the TARP Securities Purchase Agreement, immediately prior to the completion of the Merger, Treasury will sell, and First Citizens Bank will purchase, all of the TARP Preferred Stock and the Warrant, in exchange for a cash payment of $8 million. The TARP Securities Purchase Agreement also requires that upon the sale of the TARP Preferred Stock to First Citizens Bank, 1st Financial cancel ___ restricted shares previously granted to our chief executive officer, Michael G. Mayer. A copy of the TARP Securities Purchase Agreement, which also contains detailed representations, warranties and covenants of First Citizens Bank, 1st Financial and Treasury, and other customary provisions for a securities purchase agreement, is attached as Appendix H.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations. 1st Financial, the Bank and First Citizens Bank believe that the Merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on 1st Financial, the Bank or First Citizens Bank. Nevertheless, none of 1st Financial, the Bank or First Citizens Bank can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. The parties’ obligation to complete the Merger is conditioned upon the receipt of all required regulatory approvals. The obligation of First Citizens Bank to complete the Merger is further conditioned upon the regulatory authorities not imposing any condition, restriction or requirement on the Merger or their approval thereof which is deemed by First Citizens Bank, at its discretion, and in good faith, to so adversely affect the economic or business benefits First Citizens Bank reasonably expects to derive from the Merger Agreement and the Merger as to render it inadvisable for it to consummate the Merger. 1st Financial, the Bank and First Citizens Bank will use their respective commercially reasonable efforts to resolve any objections that may be asserted by any regulatory authority with respect to the Merger Agreement or the Merger or the other transactions contemplated by the Merger Agreement.

Accounting Treatment

The Merger will be accounted for as an acquisition by First Citizens Bank using the acquisition method of accounting. Accordingly, our assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) as of the effective time of the Merger will be recorded at their respective fair values and added to those of First Citizens Bank. Any excess of purchase price over the fair values will be recorded as goodwill.

THE MERGER AGREEMENT

The following describes the material provisions of the Merger Agreement. The following description of the Merger Agreement is subject, and qualified in its entirety by reference, to the Merger Agreement, which is attached to this document as Appendix A and is incorporated by reference into this document. We urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger.

Structure of the Merger

The Merger Agreement provides for the merger of 1st Financial and the Bank with and into First Citizens Bank, with First Citizens Bank continuing as the surviving corporation.

Merger Consideration

Common Stock

If the Merger is completed, holders of Common Stock will be entitled to receive an aggregate cash payment of $2 million. Based on the ___ shares of Common Stock outstanding on the record date, you will receive approximately $0.39 without interest, less any applicable withholding taxes for each of your shares of Common Stock, other than any shares for which appraisal rights have been properly exercised.

Repurchase or Redemption of TARP Preferred Stock

As a condition to the completion of the Merger, and pursuant to the TARP Securities Purchase Agreement, immediately prior to the completion of the Merger, Treasury has agreed to sell, and First Citizens Bank has agreed to purchase, all of the TARP Preferred Stock and the Warrant in exchange for a cash payment of $8 million. See the section entitled “Regulatory Approvals Required for the Merger - Treasury - TARP Securities Purchase Agreement,” beginning on page      of this proxy statement.

Surviving Corporation, Governing Documents, Directors and Officers

The Articles of Incorporation and Bylaws of First Citizens Bank in effect at the effective time of the Merger, shall be the Articles of Incorporation and Bylaws of First Citizens Bank as the surviving entity in the Merger. The directors of First Citizens Bank in office at the effective time of the Merger shall constitute the Board of Directors of First Citizens Bank as the surviving entity in the Merger, and shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. The officers of First Citizens Bank in office at the effective time of the Merger shall continue to serve in their same positions as officers of First Citizens Bank as the surviving entity in the Merger until removed as provided by law or until the election or appointment of their respective successors.

Treatment of Stock Options, Warrants and Other Equity-Based Awards

Stock Options

Each stock option then outstanding and unvested, will become fully vested and may be exercised during the period commencing 15 days prior to the completion of the Merger. Any stock option that has not been exercised will be cancelled at the effective time of the Merger. As of the record date, our directors, executive officers and employees and their affiliates held _________ stock options. All of these stock options have exercise prices above the $0.39 purchase price.

Warrant

Treasury’s Warrant, which grants Treasury the right to purchase up to 276,815 shares of Common Stock at a price of $8.87 per share, will be cancelled at the effective time of the Merger.

Restricted Shares

Except as prohibited by the TARP Securities Purchase Agreement, each restricted share will vest in full and be entitled to receive the merger consideration on the terms provided in the Merger Agreement. As discussed in the section entitled “Regulatory Approvals Required for the Merger - Treasury - TARP Securities Purchase Agreement,” beginning on page      of this proxy statement, it is anticipated that ___ restricted shares will be cancelled immediately prior to the completion of the Merger.

For further information on the treatment of our equity or equity-based awards, see the section entitled “Proposal 1: Approval of the Merger Agreement — Interests of Our Directors and Executive Officers in the Merger,” beginning on page      of this proxy statement.

Closing and Effective Time of the Merger

The closing of the transactions contemplated by the Merger Agreement (the “Closing”) will only occur if all conditions to the Merger discussed in this proxy statement and set forth in the Merger Agreement are either satisfied or waived. See the section entitled “—Conditions to Complete the Merger,” beginning on page      of this proxy statement. The effective time of the Merger will be the date and time specified in articles of merger to be filed with the North Carolina Secretary of State, but no later than five business days following the Closing. It currently is anticipated that the Merger will occur no later than the first quarter of 2014, subject to the closing conditions, including regulatory approvals and approval of our shareholders, but neither we nor First Citizens Bank can guarantee when or if the Merger will be completed.

Conversion of Shares; Exchange of Certificates

The conversion of shares of Common Stock into the right to receive the merger consideration will occur automatically at the effective time of the Merger. Also at the effective time of the Merger, First Citizens Bank will deposit the aggregate merger consideration with our stock transfer agent, Broadridge Corporate Issuer Solutions, Inc. (the “Paying Agent”). Following the effective time of the Merger, the Paying Agent will exchange certificates or uncertificated book-entry shares representing or evidencing shares of Common Stock for the merger consideration to be received pursuant to the terms of the Merger Agreement.

Letter of Transmittal

As promptly as practicable after the effective time of the Merger, the Paying Agent will mail a letter of transmittal to each record shareholder at the effective time of the Merger. This mailing will contain instructions on how to surrender certificates or uncertificated book-entry shares in exchange for the merger consideration the holder is entitled to receive under the Merger Agreement.

If a stock certificate has been lost, stolen or destroyed, the Paying Agent will issue the merger consideration deliverable under the Merger Agreement upon receipt of (i) an affidavit with respect to such loss, destruction or theft, and (ii) an indemnification agreement and surety bond (or other indemnification satisfactory to First Citizens Bank in its sole discretion) in such sum and on such terms as First Citizens Bank may direct against any claims made against First Citizens Bank with respect to the lost, destroyed or stolen certificate. After completion of the Merger, there will be no further transfers of shares of Common Stock on our stock transfer books, except as required to settle trades executed prior to the completion of the Merger.

Withholding

First Citizens Bank and the Paying Agent will be entitled to deduct and withhold from the merger consideration otherwise payable to any shareholder the amounts First Citizens Bank or the Paying Agent, as the case may be, is required to deduct and withhold under any applicable federal, state, local or foreign tax law. If First Citizens Bank or the Paying Agent withholds any amounts, these amounts will be treated for all purposes of the Merger as having been paid to the shareholders from whom they were withheld.

Representations and Warranties

The representations, warranties and covenants described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of First Citizens Bank, 1st Financial and the Bank, may be subject to limitations, qualifications or exceptions agreed-upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between First Citizens Bank, and 1st Financial and the Bank,  rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of First Citizens Bank, 1st Financial, the Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by First Citizens Bank, 1st Financial or the Bank. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page      of this proxy statement.

The Merger Agreement contains customary representations and warranties of First Citizens Bank, 1st Financial and the Bank relating to their respective businesses. The representations and warranties in the Merger Agreement do not survive the effective time of the Merger.

The Merger Agreement contains representations and warranties made by 1st Financial and the Bank to First Citizens Bank relating to a number of matters, including the following:

●	corporate matters, including due organization and qualification, and subsidiaries;

●	capitalization and principal shareholders;

●	convertible securities, options and redemptions;

●	authorization and validity of the Merger Agreement;

●	validity of the Merger and the other transactions proposed by the Merger Agreement;

●	required governmental and other regulatory filings, consents and waivers in connection with the Merger;

●	books and records;

●	reports to regulatory authorities;

●	disclosure and accounting controls;

●	consolidated financial statements;

●	tax matters;

●	absence of changes or certain other events;

●	absence of undisclosed liabilities;

●	compliance with existing obligations;

●	litigation and compliance with law;

●	real properties;

●	loans, accounts, notes and other receivables

●	securities portfolio and investments;

●	personal property and other assets;

●	intellectual property; privacy;

●	environmental matters;

●	absence of brokerage or finders’ commissions;

●	material contracts;

●	employment matters; employee relations;

●	employment agreements; employee benefit plans;

●	insurance;

●	insurance of deposits;

●	indemnification obligations;

●	Bank Secrecy Act; Patriot Act; money laundering;

●	Community Reinvestment Act and lending compliance; and

●	obstacles to regulatory approval.

The Merger Agreement contains representations and warranties made by First Citizens Bank to 1st Financial and the Bank relating to a number of matters, including the following:

●	corporate matters, including due organization and qualification;

●	authorization and validity of the Merger Agreement;

●	validity of the Merger and the other transactions proposed by the Merger Agreement;

●	financing; and

●	obstacles to regulatory approval.

Certain representations and warranties of 1st Financial and the Bank are qualified as to “1st Financial Material Effect” or “1st Financial Material Change.” For purposes of the Merger Agreement, a “1st Financial Material Effect,” means a material adverse effect on our consolidated financial condition or results of operations, on our company and our subsidiaries’ (considered as one entity) prospects, businesses, investments, properties, loan portfolio or operations, or on the ability of 1st Financial or the Bank to consummate the transactions described therein or to carry on 1st Financial’s and the Bank’s business as conducted at the time the Merger Agreement was executed, or in First Citizens Bank’s ability to carry on and conduct 1st Financial’s and the Bank’s business following the Merger; and a “1st Financial Material Change,” means a material adverse change in 1st Financial’s consolidated financial condition or results of operations (including the acceleration of any material obligation or indebtedness of 1st Financial or the Bank), in the prospects, businesses, investments, properties, loan portfolio or operations of 1st Financial and its subsidiaries considered as one entity, or in the ability of 1st Financial or the Bank to consummate the transactions described in the Merger Agreement or to carry on 1st Financial’s and the Bank’s business as conducted at the time the Merger Agreement was executed, or in First Citizens Bank’s ability to carry on and conduct 1st Financial’s and the Bank’s business following the Merger. In determining whether a “1st Financial Material Effect” or a “1st Financial Material Change” has occurred, any effect resulting from (i) the execution or announcement of the Merger Agreement, (ii) any actions taken by First Citizens Bank after the date of the Merger Agreement and prior to the effective time of the Merger that relate to, or affect, the businesses of 1st Financial and its subsidiaries, (iii) compliance by 1st Financial or the Bank with the terms of the Merger Agreement, (iv) any reasonable out-of-pocket costs or expenses associated with, relating to or arising from the transactions contemplated by the Merger Agreement (including legal, accounting and financial advisory fees and disbursements), (v) general economic, industry or financial conditions or events that affect the banking industry as a whole, or (vi) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which 1st Financial or the Bank is a party) that affect the banking industry as a whole, is excluded.

 Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

We have agreed that, prior to the effective time of the Merger, we will, and will cause our subsidiaries to, carry on our business in and only in the regular and usual course in substantially the same manner as such business was previously conducted. Further, we have agreed, to the extent consistent with our business and within our ability to do so, to use commercially reasonable efforts to:

●	preserve intact our present business organization, and preserve our relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with us;

●	maintain all of our properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

●	maintain our books and records in the usual, regular and ordinary manner in accordance with applicable law and regulations and sound business practices applied on a consistent basis;

●	comply with all laws, rules and regulations applicable to us, to our properties, assets or employees, and to the conduct of our business;

●	not change our existing loan underwriting guidelines, policies or procedures in any material respect except as may be required by law or regulatory authorities;

●
continue to maintain federal deposit insurance for the Bank’s deposits, and, except to the extent that changed circumstances dictate otherwise, continue to maintain in force our other insurance policies;

●	promptly notify First Citizens Bank of any actual or threatened claim or litigation by or against us; and

●
promptly provide to First Citizens Bank such information about our financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as First Citizens Bank reasonably shall request.

Additionally, we have agreed that, subject to certain exceptions, without the prior written consent of First Citizens Bank, we will not, and will not permit any of our subsidiaries to, undertake the following actions, or enter into any agreement or understanding with respect to any such action:

●	amend our articles of incorporation or bylaws;

●
make any change in our authorized capital stock, create any other or additional authorized capital stock or other securities, or reclassify, combine, subdivide or split any shares of our capital stock or other securities;

●	sell or issue any additional shares of capital stock or other securities or equity interests;

●	purchase, redeem, retire or otherwise acquire any shares of our capital stock;

●	grant or issue any options, warrants, calls, puts or other rights of any kind relating to the sale, purchase, redemption or conversion of shares of our capital stock or any other securities;

●	not declare or pay any dividends on the outstanding shares of Common Stock or TARP Preferred Stock;

●
except as required by law, (i) enter into, become bound by, or amend any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by us or them without cost or other liability on no more than 30 days’ notice; (ii) adopt, enter into, or become bound by, any new or additional profit-sharing, bonus, incentive, change in control or “golden parachute,” stock option, stock purchase, pension, deferred compensation, retirement, severance, insurance, paid leave or similar contract, agreement, commitment, understanding, plan or arrangement with respect to or which provides for benefits for any of our current or former directors, officers, employees or consultants, or amend any such existing contract, agreement, commitment, understanding, plan or arrangement; or (iii) enter into, become bound by or amend any contract with or commitment to any labor or trade union or association or any collective bargaining group;

●	increase the compensation or benefits of, or pay any bonus, severance or other special or additional compensation to, any of our current or former directors, officers, employees or consultants;

●
amend or modify (i) certain employment and related agreements with Vincent K. Rees and Peggy H. Denny, or (ii) any indemnification agreement with any of our current or former officers, directors or employees;

●
make any changes in our accounting or tax methods, policies, practices or procedures or in depreciation or amortization policies, schedules or rates, except as required by GAAP or applicable law or regulations or as recommended by our independent public accountants;

●	change our independent public accountants;

●	directly or indirectly (i) acquire any branch office or all or any significant part of the assets of any other person or entity, or (ii) open any new branch office;

●
except as required by law, (i) change in any material respect the nature of our business or the manner in which it conducts its business, (ii) discontinue any material portion or line of our business, or (iii) change in any material respect our lending, deposit, investment, asset-liability management or other material banking or business policies;

●	sell or lease (as lessor) (i) any real property, or (ii) any equipment or any other fixed or capital asset having a value of more than $100,000, or $250,000 in the aggregate;

●
purchase or lease (as lessee) (i) any real property, or (ii) any equipment or any other fixed asset having a purchase price, or involving aggregate lease payments, in excess of $100,000, or $250,000 in the aggregate;

●	purchase supplies or services other than in the usual and ordinary course of our business consistent with its past practices;

●	except in the ordinary course of its business consistent with past practices, sell, purchase or repurchase, any loan or other asset or receivable;

●
assign our rights to or permit any other person to use or do business under our name or any similar name; or release, transfer or waive any license or right granted to us by any other person to use such name or other right;

●
enter into certain permitted transactions, or a enter into, renew or amend any contract, agreement or commitment with respect to such a transaction, without first consulting with First Citizens Bank and permitting First Citizens Bank to express its views regarding such decision to enter into, and the terms and conditions of, the transaction, contract, agreement or commitment;

●
(i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to their borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person, or (iii) except in the ordinary course of business consistent with past practices, incur any other liability or obligation;

●	mortgage, pledge or subject any of its assets to, or permit any of our assets to become or remain subject to, any lien or any other encumbrance;

●
waive, release, or compromise any rights in our favor against or with respect to any of our current or former officers, directors, employees, consultants, or members of families of current or former officers, directors, employees or consultants, nor will we waive, release or compromise any material rights against or with respect to any other person except in the ordinary course of business and in good faith for fair value in money or money’s worth;

●
enter into, become bound by, or modify, amend or renew the term of, any contracts, agreements, commitments, pledges or understandings (i) for or with respect to any charitable contributions in excess of $5,000, or $25,000 in the aggregate; (ii) with any governmental or regulatory agency or authority except as required by law; (iii) with respect to any purchase, lease, licensing, use or other acquisition of any intellectual property or property rights; (iv) which is entered into other than in the ordinary course of its business; or (v) except as otherwise permitted, and whether or not in the ordinary course of its business, which would obligate or commit us to make expenditures over any period of time of more than $10,000, or more than $50,000 in the aggregate;

●
make any material change in our current deposit policies and procedures, or take any actions designed to materially increase or decrease the aggregate level of our deposits, or any category of its deposits, other than changes that are consistent with our asset-liability management policies and based on competition, market rates, or changes in applicable law; and

●
surrender, terminate, modify, amend or renew any lease agreement, without first consulting with First Citizens Bank and permitting First Citizens Bank to express its views regarding action, and the terms and conditions thereof.

Regulatory Matters

1st Financial, the Bank and First Citizens Bank have each agreed to use their commercially reasonable efforts to obtain all regulatory approvals required to complete the Merger and the other transactions contemplated by the Merger Agreement. These include approvals or non-objections from the Federal Reserve Board, the FDIC, the Commissioner, and Treasury.

First Citizens Bank, 1st Financial and the Bank have filed applications and notifications to obtain the required regulatory approvals from the FDIC and the Commissioner, and will shortly file a written notice with the Federal Reserve Board.

Treasury’s approval is required as a consequence of its ownership of all the issued and outstanding shares of TARP Preferred Stock. As described in the section entitled “Regulatory Approvals Required for the Merger - Treasury - TARP Securities Purchase Agreement,” beginning on page      of this proxy statement, Treasury, 1st Financial and First Citizens Bank have agreed that immediately prior to the closing of the Merger, First Citizens Bank will purchase, and Treasury will sell, all of the issued and outstanding shares of TARP Preferred Stock.

Although 1st Financial, the Bank and First Citizens Bank know of no reason why they would not be able to obtain these regulatory approvals in a timely manner, 1st Financial, the Bank and First Citizens Bank cannot be certain when or if they will be obtained.

Employee Matters

At the effective time of the Merger, all of our employees will become employees of First Citizens Bank. Following the Merger, each continuing employee will be entitled to participate in First Citizens Bank’s employee benefit plans, on the same basis as applicable to other new employees of First Citizens Bank, except that our former employees will be given credit for his or her time of service with our company for purposes of determining eligibility to participate, and vesting under First Citizens Bank’s  401(k) plan, and participation in First Citizens Bank’s employee benefits generally, as well as for purposes of benefit accrual under First Citizens Bank’s paid time off and position elimination policies. Immediately before the Merger, we will terminate our 401(k) Plan. Following the completion of the termination and final liquidation of the our 401(k) Plan, continuing employees may roll-over their distributions to their plan accounts under First Citizens Bank’s Section 401(k) plan, subject to and in accordance with the terms of First Citizens Bank’s Section 401(k) plan.

Except where a continuing employee has a written employment agreement, the employment of each continuing employee by First Citizens Bank following the Merger will be on an "at will" basis in such a position, at such location, and for such rate of compensation, as will be determined by First Citizens Bank. Nothing in the Merger Agreement requires First Citizens Bank to continue to employ any continuing employee for a specific term or period of time, in any specific position, or at any specific salary or rate of compensation, or at all, or restricts First Citizens Bank’s right to terminate the employment of any continuing employee at any time following the Merger.

D&O Insurance

The Merger Agreement provides that immediately prior to the effective time of the Merger, we will purchase “tail” coverage with respect to our directors’ and officers’ liability, blanket bond and errors and omissions liability insurance policies, provided that the total costs of such tail coverage will not exceed $600,000, without First Citizens Bank’s prior written approval.

Certain Additional Covenants

The Merger Agreement also contains additional covenants, including covenants relating to the filing of this proxy statement, calling the Special Meeting, obtaining necessary third-party consents, providing access to periodic financial and other information, making accruals for expenses and other accounting matters, termination of employee-benefits plans, termination of registration statements, preparation for the conversion of the Bank’s banking operations and systems following the Merger, giving notice of certain changes or events, inspection by First Citizens Bank of our real estate, public announcements with respect to the transactions contemplated by the Merger Agreement, and treatment of confidential information.

Special Meeting and Recommendation of Our Board of Directors

We have agreed to hold the Special Meeting for the purpose of voting upon approval of the Merger Agreement as soon as practicable. We have also undertaken that our directors, individually and collectively, will (i) recommend that you vote your shares at the Special Meeting in favor of approval of the Merger Agreement, and (ii) actively encourage the shareholders to vote, or to authorize the proxies designated by the Board to vote, their shares in favor of the Merger. Additionally, each member of the Board and Peggy H. Denny, our Chief Administrative Officer, has executed the Support Agreement, a copy of which is attached as Appendix E to this proxy statement, and pursuant to which he or she has agreed to vote, his shares in favor of the Merger. The Support Agreement will terminate upon the consummation of the Merger, or any earlier termination of the Merger Agreement. The Support Agreement has been executed by the Board members and Ms. Denny in their respective capacities as shareholders of Common Stock, and does not affect or prevent the exercise of their responsibilities as directors and/or officers of 1st Financial.

Notwithstanding the foregoing, the Merger Agreement provides that if the Board reasonably believes in good faith, after consultation with and receipt of the advice of its outside legal counsel and financial advisers, that a recommendation in favor of approval of the Merger Agreement would violate the directors’ duties or obligations as such to 1st Financial or to our shareholders as a result of our receipt of a “superior proposal” (as described below), then the Board may submit the Merger  Agreement to shareholders at the Special Meeting without recommendation and, communicate the basis for its lack of such a recommendation to the shareholders.

The Merger Agreement provides that in the event that the Board determines in good faith, after consultation with and receipt of the advice of its outside counsel and financial advisers, that in light of such superior proposal it is necessary to terminate the Merger Agreement in order to comply with its fiduciary duties, it may do so, if:

●	we have not violated the “exclusive agreement” provisions under the Merger Agreement (See the section entitled “‒Exclusive Agreement,” beginning on page of this proxy statement);

●	we concurrently enter into an acquisition agreement (as described below) related to a superior proposal; and,

●	we have given at least ten business days’ written notice to First Citizens Bank advising First Citizens Bank that the Board is prepared to accept a superior proposal; and

●
during such ten-business day period, if First Citizens Bank so elects, we have negotiated in good faith with First Citizens Bank to make such adjustments in the terms and conditions of the Merger Agreement as would enable us to proceed with the transactions contemplated therein on such adjusted terms.

For purposes of the Merger Agreement:

●
an “acquisition proposal” means any inquiry, proposal or offer with respect to: (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving 1st Financial or the Bank (other than the transactions described in the Merger Agreement); (ii) any sale, lease (as lessor), exchange, mortgage, pledge, transfer or other disposition of any branch office of the Bank or of 25.0% or more of 1st Financial’s consolidated assets to any other person, entity or group in a single transaction or series of related transactions; or (iii) any tender offer or exchange offer for 25.0% or more of the outstanding shares of 1st Financial’s or the Bank’s capital stock; or (iv) the making of any filing with the SEC in connection with any of the above;

●
an “acquisition agreement” means any letter of intent, agreement in principle, definitive agreement or other similar agreement, in any case in writing, that relates to or provides for any transaction that is described in or contemplated by the term “acquisition proposal”, as defined above; and

●
a “superior proposal” means an unsolicited, bona fide, written offer made by a third party to consummate an acquisition proposal that the Board determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is materially more favorable to our shareholders than the transactions contemplated by the Merger Agreement.

Exclusive Agreement

1st Financial and the Bank have each agreed that neither it, its subsidiaries, nor any of their respective directors, officers, employees, advisors or other representatives will, directly or indirectly:

●
initiate, solicit, facilitate or encourage the initiation or procurement of, or take any action, including by way of furnishing information, to facilitate the initiation or procurement of, any acquisition proposal or to generate inquiries, discussions or negotiations with respect to the making of any acquisition proposal;

●
continue or otherwise participate in any discussions or negotiations with, furnish or disclose any information relating to 1st Financial or its subsidiaries to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an acquisition proposal;

●	terminate any provision of any confidentiality or standstill agreement relating to or entered into in connection with any acquisition proposal;

●
except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning 1st Financial, its subsidiaries or their business, or afford to any other person or entity access to the properties, facilities, books or records of 1st Financial or its subsidiaries;

●	approve, endorse or recommend, enter into or become bound by, or otherwise take or agree to any action in furtherance of, any acquisition agreement; or

●
authorize, permit or direct any other person to represent it or them in connection with, or to take on its or their behalf, any action described above, or cooperate with any other person in connection with any such action.

Notwithstanding the above, we may (i) furnish nonpublic information to, and (ii) participate in discussions and negotiations with, a party making an acquisition proposal, if, at any time before approval of the Merger Agreement by our shareholders:

●	we receive an unsolicited written acquisition proposal that the Board believes in good faith to be bona fide;

●	such acquisition proposal was not the result of or received following a violation by us of the “exclusive agreement” provisions in the Merger Agreement;

●
the Board determines, in good faith, and after consultation with our outside counsel and financial advisor, that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal;

●	the Board determines, in good faith, and after consultation with our outside counsel, that the failure to do so would be reasonably likely to violate its fiduciary duties under applicable law;

●
prior to providing any nonpublic information, the receiving party has entered into a customary confidentiality agreement with us containing terms substantially similar to, and no less favorable to us than, those contained in the Merger Agreement; and

●
provided that any nonpublic information provided to any such third party shall have been previously provided to First Citizens Bank or will be provided to First Citizens Bank before or at the same time as it is provided to such person.

We have agreed to provide First Citizens Bank written notice within twenty-four hours following:

●	the receipt of any acquisition proposal;

●	any material modification of or amendment to any acquisition proposal;

●
any request for nonpublic information relating to 1st Financial or its subsidiaries, or for access to their properties, books or records, by any person that has made or that informs 1st Financial, its subsidiaries, or their respective Boards of Directors or representatives that it is considering making an acquisition proposal, or

●	their entry into discussion or negotiations concerning any acquisition proposal.

The notice will describe the acquisition proposal, amendment, modification or request, identify the third party making such proposal, indication or request or with which we have entered into discussions or negotiations, and the material terms of the acquisition proposal or modification or amendment thereto. We also agreed to keep First Citizens Bank fully informed, on a current basis, of any material changes in the status of and any material changes or modifications in the terms of any such acquisition proposal, indication, request or discussions.

Conditions to Complete the Merger

First Citizens Bank’s and our respective obligations to complete the Merger are subject to the satisfaction or waiver of the following conditions:

●	the receipt of required regulatory approvals and the expiration or termination of all related statutory waiting periods;

●
the purchase by First Citizens Bank of the TARP Preferred Stock and the Warrant from Treasury, in accordance with the terms and conditions of the TARP Securities Purchase Agreement; and, following such purchase, the approval by First Citizens Bank of the Merger Agreement and the Merger by written consent to action without a meeting in accordance with applicable North Carolina law;

●
the absence of any order, decree or injunction of any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger or the other transactions contemplated by the Merger Agreement;

●
the absence of any pending or threatened investigation of the Merger by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger;

●
the absence of any suit, action or proceeding by any person, pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit either us or First Citizens Bank from consummating the Merger or carrying out any of the terms or provisions of the Merger Agreement,

●
the absence of any other suit, claim, action or proceeding pending or threatened against us, our subsidiaries or First Citizens Bank or any of their respective officers or directors or affiliates, which First Citizens Bank reasonably believes would have a 1st Financial Material Effect or which, individually or in the aggregate, are deemed by First Citizens Bank, in good faith, to so adversely affect the economic or business benefits First Citizens Bank reasonably expects to derive from the Merger Agreement and the Merger as to render it inadvisable for it to consummate the Merger, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof;

●	the approval of the Merger and the Merger Agreement by our shareholders;

●	the filing of the Articles of Merger with the North Carolina Secretary of State;

●
the accuracy of the representations and warranties of each other party in the Merger Agreement as of the closing date of the Merger, subject to the materiality standards provided in the Merger Agreement and the performance of the other party in all material respects of all obligations required to be performed by it at or prior to the effective time of the Merger under the Merger Agreement (and the receipt by each party of certificates from the other party to such effects);

●
compliance by each of us and First Citizens Bank in all material respects with all federal and state laws and regulations applicable to the transactions described in the Merger Agreement, subject to the materiality standards provided in the Merger Agreement; and

●	the receipt by each of us and First Citizens Bank of a customary legal opinion from legal counsel for the other party in the Merger Agreement.

First Citizens Bank’s obligations to complete the Merger are further subject to the satisfaction or waiver of the following conditions:

●
the absence of a 1st Financial Material Change, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, individually or in the aggregate, and with the lapse of time or otherwise, may or could have a 1st Financial Material Effect or cause, create or result in any such 1st Financial Material Change, or which are deemed by First Citizens Bank, in good faith, to so adversely affect the economic or business benefits First Citizens Bank reasonably expects to derive from the Merger Agreement and the Merger as to render it inadvisable for it to consummate the Merger;

●	the Support Agreement remains in full force and effect and is not breached;

●	each of the Director’s Agreements and the Retention Agreement remains in full force and effect and has not been breached;

●	each member of our Board has delivered his or her resignation from the Board to be effective as of the effective time of the Merger;

●	we have obtained and delivered to First Citizens Bank any third-party consents to assignments of leases and contracts requested by First Citizens Bank;

●
no regulatory authority has imposed any condition, restriction or requirement on the Merger or its approval thereof which is deemed by First Citizens Bank, at its discretion, and in good faith, to so adversely affect the economic or business benefits First Citizens Bank reasonably expects to derive from the Merger Agreement and the Merger as to render it inadvisable for it to consummate the Merger; and

●
our compliance with our covenants and agreements under the TARP Securities Purchase Agreement, including our agreements regarding the submission of all required TARP Capital Purchase Program certifications and disclosures.

Our obligations to complete the Merger are further subject to First Citizens Bank depositing the aggregate amount of the merger consideration with the Paying Agent.

Neither we nor First Citizens Bank can provide assurance as to when or if all of the conditions to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement, neither we, nor First Citizens Bank has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The Merger Agreement can be terminated at any time prior to completion of the Merger by mutual consent, or by either party in the following circumstances, provided that the terminating party is not in material breach of the Merger Agreement:

A.
if the other party has violated or failed to fully perform or comply with any of its obligations, covenants or agreements under the Merger Agreement, to the extent that such obligations, covenants or agreements were required to be complied with or performed at or prior to the time when the terminating party gives notice of such termination, and the violation or failure is not cured within 30 days following written notice (or such additional time as the terminating party may allow), or cannot be cured during such time period;

B.
if any of the other party’s representations or warranties contained in, or delivered pursuant to the Merger Agreement shall have been false or misleading in any material respect when made, or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the knowledge of the other party;

C.
there shall have occurred any event or development, or there exists any condition or circumstance, which, with the lapse of time or otherwise, may or could cause any representations or warranties contained in, or delivered pursuant to the Merger Agreement, to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the knowledge of the other party, and the condition or circumstance is not cured within 30 days following written notice (or such additional time as the terminating party may allow), or cannot be cured during such time period;

D.	shareholders fail to approve the Merger Agreement; or

E.	if the Merger does not occur on or before April 30, 2014, or such later date as may be mutually agreed.

In addition, First Citizens Bank may terminate the Merger Agreement in the following circumstances, provided that it is not in material breach of the Merger Agreement:

F.
if there shall have occurred any 1st Financial Material Change, or any change, event or development shall have occurred, or any condition or circumstance exists, which, with the lapse of time or otherwise, may or could cause, create or result in any such 1st Financial Material Change or which, individually or in the aggregate, are deemed by First Citizens Bank, at its discretion, and in good faith, to so adversely affect the economic or business benefits First Citizens Bank reasonably expects to derive from the Merger Agreement and the Merger as to render it inadvisable for it to consummate the Merger;

G.	the Special Meeting is not held by January 31, 2014;

H.
if this proxy statement does not state that the Board considers the Merger to be advisable and in the best interests of 1st Financial and our shareholders and that the Board recommends that you vote for approval of the Merger Agreement and the Merger (or, after having made such a recommendation in the proxy statement, the Board withdraws, qualifies or revises that recommendation in any material respect);

I.
in the event that: (i) First Citizens Bank reasonably believes that (A) the total of the costs and expenses that 1st Financial, the Bank or First Citizens Bank could incur in fully correcting all Material Defects (as defined in the Merger Agreement), plus (B) all other amounts for which either we or First Citizens Bank could reasonably become responsible or liable related to the Material Defects, exceeds an aggregate of $1,000,000, or (ii) First Citizens Bank identifies one or more Material Defects, which, individually or in the aggregate, are deemed by First Citizens Bank, at its discretion, and in good faith, to so adversely affect the economic or business benefits First Citizens Bank reasonably expects to derive from the Merger Agreement and the Merger as to render it inadvisable for it to consummate the Merger;

J.	if shareholders who hold more than ten percent of the outstanding shares of Common Stock give notice of their intent to exercise any appraisal rights; or

K.
at any time prior to the effective time of the Merger, First Citizens Bank determines that the amount of net unrealized losses related to our investment securities portfolio, plus the aggregate amount of net securities losses realized by us after June 30, 2013, to the date of such determination, exceeds $25 million.

In addition, we may terminate the Merger Agreement in the following circumstances, provided that we are not in material breach of the Merger Agreement:

L.
in the event that the Board determines in good faith, after consultation with and receipt of the advice of our outside counsel and financial advisers, that in light of a superior proposal it is necessary to terminate the Merger Agreement in order to comply with its fiduciary duties to 1st Financial and to our shareholders under applicable law, as more fully described in the section entitled, “- Special Meeting and Recommendation of 1st Financial’s Board of Directors”, beginning on page      of this proxy statement, above.

Effect of Termination

If the Merger Agreement is terminated, it will become void, except that certain designated provisions of the Merger Agreement will survive the termination, including those relating to payment of termination fees and expenses, the confidential treatment of information and certain indemnification provisions.

Termination Fee

We will pay First Citizens Bank a $350,000 termination fee in the following circumstances:

1.
We terminate the Merger Agreement because we receives a superior proposal, as described in the section entitled, “- Special Meeting and Recommendation of Our Board of Directors”, beginning on page       of this proxy statement, above;

2.
First Citizens Bank terminates the Merger Agreement because we fail to fully perform any of our obligations, covenants or agreements, and such termination was for reasons reasonably within our control, and at any time after the date of this Agreement and prior to the date of such termination an acquisition proposal has been publicly announced, disclosed or communicated or otherwise made known to the senior management or the Board;

3.	First Citizens Bank terminates the Merger Agreement because:

(i)
our shareholders fail to approve the Merger Agreement and the Merger, and an acquisition proposal is publicly announced, disclosed, or communicated or otherwise made known to the senior management or the Board prior to the date of the Special Meeting;

(ii)
we fail to hold our Special Meeting by January 31, 2014, notwithstanding First Citizens Bank’s satisfaction of certain of its obligations under the Merger Agreement, and an acquisition proposal is publicly announced, disclosed, or communicated or otherwise made known to the senior management or the Board prior to the date of such termination;

4.
we terminate the Merger Agreement because our shareholders fail to approve the Merger Agreement and the Merger, notwithstanding our satisfaction of certain of our obligations under the Merger Agreement, and an acquisition proposal has been publicly announced, disclosed, or communicated or otherwise made known to senior management or Board prior to the date of the Special Meeting;

5.
First Citizens Bank terminates the Merger Agreement because this proxy statement does not state that the Board considers the Merger to be advisable and in the best interests of 1st Financial and our shareholders and that the Board recommends that you vote for approval of the Merger Agreement and the Merger (or, after having made such a recommendation in the proxy statement, the Board withdraws, qualifies or revises that recommendation in any material respect);

6.
First Citizens Bank terminates the Merger Agreement because, notwithstanding First Citizens Bank’s satisfaction of its obligations under this Agreement, the Merger does not become effective on or before April 30, 2014, or such later date as is mutually agreed upon in writing by 1st Financial and First Citizens Bank, and the reason(s) the Merger did not become effective was within our reasonable control; or

7.
either we or First Citizens Bank terminate the Merger Agreement for any reason following a breach by 1st Financial of our obligations under the exclusivity agreement, as described in the section entitled, “- Exclusive Agreement,” beginning on page      of this proxy statement, above;

and, in the case of any termination described in 2. – 7., above, if before the first anniversary of such termination, (i) we have executed, entered into or otherwise become bound by an acquisition agreement, or (ii) the Board has accepted, approved, or recommended to you any acquisition proposal.

Expenses and Fees

Except as set forth below, each of First Citizens Bank and 1st Financial will be responsible for all costs and expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement.

●
If the Merger Agreement is terminated by First Citizens Bank in the circumstances described in Paragraphs A, B, D, E (where the failure to complete the Merger by April 30, 2014, was within our reasonable control), G (where the failure to hold the Special Meeting by the date specified in that Paragraph was within our reasonable control), or H; or by us pursuant to Paragraphs D or L, then we will pay to First Citizens Bank an amount equal to First Citizens Bank’s aggregate documented out-of-pocket expenses actually incurred by it in negotiating and preparing the Merger Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein, but in no event more than $100,000.

●
If the Merger Agreement is terminated by us in the circumstances described in Paragraphs A, B, or E (where the failure to complete the Merger by April 30, 2014, was within the reasonable control of First Citizens Bank), then First Citizens Bank shall be obligated to pay to us an amount equal to our aggregate documented out-of-pocket expenses actually incurred by us in negotiating and preparing the Merger Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein, but in no event more than $100,000.

See the section entitled “‒Termination of the Merger Agreement,” beginning on page      of this proxy statement, for details of the corresponding Paragraphs referred to above.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, we may amend, modify or supplement the Merger Agreement by written agreement with First Citizens Bank prior to the effective time of the Merger. However, after any approval of the Merger Agreement by our shareholders, no changes may be made to the merger consideration, without further shareholder approval.

At any time prior to the effective time of the Merger, each party, to the extent legally allowed, may extend the time for the performance of any of the obligations or other acts of the other party; waive any inaccuracies in the representations and warranties of the other party; and waive compliance by the other party with any of the agreements and conditions contained in the Merger Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of certain material United States federal income tax consequences of the Merger to U.S. holders (as defined below) that exchange their shares of Common Stock for cash in the Merger. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to the income tax. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this document. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion. Neither we nor First Citizens Bank have sought or will seek any ruling from the Internal Revenue Service or the opinion of our respective accountants or legal counsel regarding any matters relating to the Merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion addresses only those U.S. holders that hold their shares of Common Stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to particular U.S. holders in light of their individual circumstances or to U.S. holders that are subject to special treatment under the United States federal income tax laws, including:

●	financial institutions;

●	tax-exempt organizations;

●	regulated investment companies;

●	real estate investment trusts;

●	S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);

●	insurance companies;

●	mutual funds;

●	“controlled foreign corporations” or “passive foreign investment companies”;

●	dealers or brokers in stocks and securities, or currencies;

●	traders in securities that elect to use mark-to-market method of accounting;

●	shareholders subject to the alternative minimum tax provisions of the Code;

●	shareholders that received shares of Common Stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

●	shareholders that have a functional currency other than the U.S. dollar;

●	shareholders that exercise appraisal rights in the Merger;

●	shareholders that hold shares of Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

●	persons that are not U.S. holders (as defined below); or

●	United States expatriates or certain former citizens or long-term residents of the United States.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Common Stock that is for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) such trust has made a valid election to be treated as a U.S. person for United States federal income tax purposes, or (4) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

If an entity or an arrangement treated as a partnership for United States federal income tax purposes holds Common Stock, any partners in such partnership, should consult their own tax advisors.

Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the Merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

In general, the receipt of the cash by a U.S. holder pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes will generally be in an amount equal to the difference, if any, between the cash received and your tax basis in the shares exchanged in the Merger. Generally, the tax basis is the amount paid if the shares were purchased, the value of the shares on the date of the original owner’s death if inherited, or the amount that was originally paid for the shares if received as a gift, unless the market value of the shares on the date the gift was given was lower. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of the consummation of the Merger. Long-term capital gains recognized by non-corporate U.S. holders are currently subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Backup Withholding

If you are a non-corporate shareholder you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28.0%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

●
furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

●	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

This discussion of certain material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult with your tax advisors with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

BENEFICIAL OWNERSHIP OF SECURITIES

Principal Shareholders

Except as listed below, we are not aware of anyone who owned, beneficially or of record, 5.0% or more of our Common Stock on the record date for the Special Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
U.S. Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, D.C. 20220	-	-%
____________________
(1)	This amount represents the Warrant to purchase 276,815 shares of our Common Stock, issued to the Treasury on November 14, 2008, pursuant to our participation in the TARP Capital Purchase Program.
(2)
Percentage is calculated based on 5,159,142 outstanding shares of Common Stock plus the number of additional shares that could be purchased by the Treasury pursuant to the Warrant, which could be exercised within 60 days following the record date.

Directors and Executive Officers

The following table describes the beneficial ownership of our Common Stock on the record date by our current directors and executive officers, and former directors and executive officers who held office since 2012, individually, and as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class(3)
William H. Burton	-	-%
Peggy H. Denny	-	-%
Michael D. Foster	-	-%
James C. Kirkpatrick	-	-%
Michael G. Mayer	-	-%
Van F. Phillips	-	-%
Vincent K. Rees	-	-%
Bradley B. Schnyder	-	-%
Holly L. Schreiber	-	-%
John S. Sheiry	-	-%
All current and former directors and executive officers as a group (10 people)	-	-%
______________________
(1)	Each of the individuals named has a business address care of 1st Financial Services Corporation, 101 Jack Street, Hendersonville, North Carolina 28792.
(2)
Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. Individuals named and included in the group have shared voting and investment power with respect to certain of the listed shares as follows: Mr. Burton—114,781 shares; Ms. Denny—4,705 shares; Mr. Foster—5,421 shares; Mr. Phillips—110,113 shares; Mr. Rees—390 shares; Mr. Schnyder—7,062 shares; and all persons included in the group—242,472 shares. The listed shares include the following numbers of shares that could be purchased pursuant to stock options granted under our stock option plans that could be exercised within 60 days following the record date and with respect to which shares the individuals named and included in the group may be considered to exercise sole investment power only:  Ms. Denny and Mr. Rees—37,108 shares each; Mr. Burton, Mr. Foster, Mr. Kirkpatrick, Mr. Phillips, Mr. Schnyder and Mr. Sheiry —55,858 shares each; all individuals included in the group—409,364 shares. Mr. Kirkpatrick has pledged 55,041 shares as security for a loan.

(3)
Percentages are calculated based on 5,159,142 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares that could be purchased by that individual or by persons included in the group pursuant to stock options that could be exercised within 60 days following the record date.

HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION

Shares of our Common Stock are traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol “FFIS.” The following table sets forth, on a per-share basis for the periods indicated, cash dividends declared and the high and low sales price of shares of our Common Stock as reported on the OTC Bulletin Board. As of __________, 2013, there were approximately ___ holders of record of our Common Stock, not including those persons or entities whose shares are held in nominee or “street” name. No Common Stock dividend was declared or paid during any of the fiscal quarters listed.

Price
	High	Low
Fiscal Year Ended December 31, 2013:
Fourth Quarter (Through ___________)	$	$
Third Quarter
Second Quarter
First Quarter
Fiscal Year Ended December 31, 2012:
Fourth Quarter	$	$
Third Quarter
Second Quarter
First Quarter
Fiscal Year Ended December 31, 2011:
Fourth Quarter	$	$
Third Quarter
Second Quarter
First Quarter

The information in the preceding table is historical only. The market price of our Common Stock will fluctuate between the date of this document and the completion of the Merger.

The following table presents the closing sales prices of shares of Common Stock as reported on the OTC Bulletin Board on (i) August 27, 2013, the last trading day for which market information is available prior to the public announcement of the execution of the Merger Agreement, (ii) ______, the last practicable trading day prior to the date of this document.

Common Stock

August 27, 2013	$	$
____________, 2013	$	$

Board Recommendation

The Board recommends that you vote “FOR” the approval and adoption of the Merger Agreement, and the transactions contemplated thereby, including the Merger.

PROPOSAL 2: ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION

Summary

Section 14A of the Exchange Act requires us to seek a vote, on a non-binding advisory basis, with respect to certain compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the proposed transactions as set forth in this proxy statement including the tabular and narrative named executive officer compensation disclosures set forth under “Interests of Our Directors and Executive Officers in the Merger — Golden Parachute Compensation for Our Named Executive Officers,” beginning on page      of this proxy statement.

Accordingly, we are asking you to approve the adoption of the following resolution at the Special Meeting:

“RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation that may be paid or become payable to 1st Financial’s named executive officers in connection with the Merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed in the section of the proxy statement entitled ‘Interests of Our Directors and Executive Officers in the Merger — Golden Parachute Compensation for Our Named Executive Officers,’ including the associated narrative discussion.”

The vote on the Merger-related named executive officer compensation proposal is a vote separate and apart from the vote to approve the Merger Agreement and the Merger. Accordingly, you may vote in favor of the Merger-related named executive officer compensation proposal and not in favor of the Merger Agreement and the Merger, or vice versa. Approval of the Merger-related named executive officer compensation proposal, on a non-binding advisory basis, is not a condition to consummation of the Merger, and it is advisory in nature only, meaning it will not be binding on us or on First Citizens Bank. Accordingly, because we are contractually obligated to pay the compensation, if the Merger is completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

The Board believes that the compensation that may be paid or become payable to our named executive officers pursuant to the terms of the Merger Agreement is fair given the current condition of 1st Financial and its recent performance.

Vote Required

The approval, on a non-binding advisory basis, of the Merger-related named executive officer compensation proposal requires that the number of shares of Common Stock voted in favor of the proposal must exceed the number of shares of Common Stock voted against the proposal.

For the Merger-related named executive officer compensation proposal, you may vote “FOR” or “AGAINST” or “ABSTAIN”. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

If your shares are held in “street name,” you will receive instructions from your nominee that you must follow in order to have your shares voted. Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the approval of the Merger-related named executive officer compensation proposal and, as a result, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote those shares (we refer to this as a “broker non-vote”). A failure to vote your shares or a broker non-vote will have no effect on the Merger-related named executive officer compensation proposal.

Board Recommendation

The Board recommends that you vote “FOR” the approval, on an advisory non-binding basis, of the compensation that may be paid or become payable to our named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

Summary

In the event that we do not have sufficient votes for a quorum for the Special Meeting or to approve the proposal to approve the Merger Agreement to be considered by our shareholders at the Special Meeting, we intend to adjourn the Special Meeting to permit further solicitation of proxies. We can only use proxies we receive at the time of the Special Meeting to vote for adjournment, if necessary, by submitting the question of adjournment to our shareholders as a separate matter for consideration. In the event that insufficient votes have been returned by the date set in this proxy statement for the time of the Special Meeting for either a quorum or approval of the Merger Agreement, we ask that the proxies be authorized to approve a motion to adjourn the Special Meeting to a another time or place, if necessary or appropriate, in order to solicit additional proxies in favor of approval of the Merger Agreement.

If shareholders properly execute their proxy, we will consider that those shareholders voted in favor of the adjournment proposal unless their proxy indicates otherwise. If we adjourn the Special Meeting, unless we set a new record date, we will not give notice of the time and place of the adjourned meeting other than by an announcement of such time and place at the Special Meeting.

Vote Required

The approval of the adjournment proposal requires that the number of shares of Common Stock voted in favor of the proposal must exceed the number of shares of Common Stock voted against the proposal. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

Board Recommendation

The Board recommends that you vote “FOR” the authority of the proxies to vote shares represented by appointments of proxy in favor of a motion to adjourn the Special Meeting to another time or place

OTHER MATTERS

No matters other than the matters described in this proxy statement are anticipated to be presented for action at the Special Meeting or at any adjournment of the Special Meeting. However, if any other matters should properly come before the Special Meeting or an adjournment thereof, shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

PROPOSALS FOR 2014 ANNUAL MEETING

If the Merger is completed, we will have no public shareholders and no future shareholder meetings.

We intend to hold an annual meeting of shareholders in 2014 only if the Merger is not completed. Any proposal of a shareholder (other than a nomination for election as a director) that is intended to be presented for action at the 2014 annual meeting (if the annual meeting is held) must be received by our Corporate Secretary in writing at our address listed below no later than January 6, 2014, to be considered timely received for inclusion in the proxy statement and proxy card we will distribute in connection with that meeting. For a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1.0% or $2,000 in market value, whichever is less, of shares of our Common Stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules established by the SEC.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2014 annual meeting (if the annual meeting is held), but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by our Corporate Secretary (at the address listed below) no later than March 22, 2014, in order for that proposal to be considered timely received for purposes of the proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

Under our Bylaws, at a meeting of our shareholders at which directors will be elected, nominations for election to our Board may be made by our Board or by a shareholder of record who is entitled to vote at the meeting if written notice of the shareholder’s nomination has been delivered to our Corporate Secretary at our principal office not later than the close of business on the tenth business day following the date on which notice of the meeting is first given to shareholders. The required notice of a nomination must include:  (1) the names and addresses of the shareholder who intends to make the nomination and of the person to be nominated;  (2) a representation the shareholder is a holder of record of shares of our Common Stock entitled to vote at the meeting and that he or she intends to appear in person or by proxy at the meeting to nominate the person named in the notice;  (3) a description of all arrangements or understandings between the shareholder and the nominee and any other persons (naming those persons) pursuant to which the nomination is to be made by the shareholder;  (4) a representation each nominee satisfies all qualifications provided by our Bylaws or by applicable statute or regulation to serve as a director; and  (5) the written consent of the nominee to serve as a director if elected. The shareholder also shall provide such other information about each nominee proposed we reasonably request and which can be obtained by the shareholder, including information of a type that would be required to be included in a proxy statement filed pursuant to the proxy rules under the Exchange Act if the nominee had been nominated by the Board. Only persons nominated in the manner described in our Bylaws are eligible to be elected as directors at meetings of our shareholders, and the Chairman of a meeting of our shareholders may refuse to acknowledge a nomination is not made in compliance with the procedures set out in our Bylaws.

The notices described above should be mailed to:

1st Financial Services Corporation
Attention: Corporate Secretary
101 Jack Street
Hendersonville, North Carolina 28792

WHERE YOU CAN FIND MORE INFORMATION

1st Financial (File No. 000-53264) also files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates, or from commercial proxy statement/prospectus retrieval services.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like 1st Financial, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by 1st Financial with the SEC are available at 1st Financial’s website at http://www.mountain1st.com. The web addresses of the SEC and 1st Financial are included as inactive textual references only. Information on those web sites is not part of this proxy statement and is not incorporated by reference herein.

If you wish to request documents, you must do so by ____, 2013, to receive them before the Special Meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after receiving your request.

If you have any questions concerning the Merger or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Common Stock, please contact Investor Relations at _____________@_________________ or:

Investor Relations
1st Financial Services Corporation
101 Jack Street
Hendersonville, NC  28792
Telephone: (828) ___ - ___

Neither we nor First Citizens Bank have authorized anyone to give any information or make any representation about the Merger or the company that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities discussed in this proxy statement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

By Order of the Board of Directors.

Chairman of the Board of Directors

Appendix A

Agreement and Plan of Merger
As Amended and Restated

By and Among

1st Financial Services Corporation

Mountain 1st Bank & Trust Company

and

First-Citizens Bank & Trust Company

Effective as of August 28, 2013

A-i

Table of Contents

Article I.

Definitions

A-ii

Article II.
The Merger

Article III.
Representations and Warranties of
1st Financial and Mountain 1st

A-iii

Article IV.
Representations and Warranties of FCB

		Page
4.01.	Organization; Standing; Power	31
4.02.	Authorization and Validity of Agreement	31
4.03.	Validity of Transactions; Absence of Required Consents or Waivers	32
4.04.	Financing	32
4.05.	Obstacles to Regulatory Approval	32

Article V.
Covenants of 1st Financial and Mountain 1st

A-iv

Article VI
Covenants of FCB

		Page
6.01.	Employees; Employee Benefits	47
	(a) Employment of Mountain 1st's Employees	47
	(b) Employee Benefits	47
6.02.	Final Tax Returns	48
6.03	Notice of Certain Changes or Events	48
6.04	Actions by FCB as Holder of 1st Financial Preferred Stock and 1st Financial Warrant	48
6.05.	Further Action; Instruments of Transfer	48

Article VII.
Additional Mutual Agreements

A-v

Article VIII.
Conditions Precedent to Merger

Article IX.
Termination; Breach; Remedies

A-vi

Article X.
Indemnification

Article XI.
Miscellaneous Provisions

A-vii

Agreement and Plan of Merger
As Amended and Restated on October 15, 2013

This Agreement and Plan of Merger (the "Agreement"), as amended and restated on October 15, 2013, effective as of August 28, 2013, is entered into by and among 1st Financial Services Corporation ("1st Financial"), Mountain 1st Bank & Trust Company ("Mountain 1st"), and First-Citizens Bank & Trust Company ("FCB").

Whereas, 1st Financial is a North Carolina business corporation with its principal office and place of business located in Hendersonville, North Carolina, and is a bank holding company registered as such with the Board of Governors of the Federal Reserve System; and,

Whereas, Mountain 1st is an insured, North Carolina-chartered bank with its principal office and place of business located in Hendersonville, North Carolina, and is a wholly-owned bank subsidiary of 1st Financial; and,

Whereas, FCB is an insured, North Carolina-chartered bank with its principal office and place of business located in Raleigh, North Carolina, and is a wholly-owned bank subsidiary of First Citizens BancShares, Inc. ("BancShares"), a Delaware business corporation with its principal office and place of business located in Raleigh, North Carolina, and a financial holding company registered as such with the Board of Governors of the Federal Reserve System; and,

Whereas, FCB, 1st Financial and Mountain 1st have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for 1st Financial and Mountain 1st to be merged with and into FCB in the manner and upon the terms and conditions contained in this Agreement; and,

Whereas, to effectuate the foregoing, FCB, 1st Financial and Mountain 1st previously entered into an Agreement and Plan of Merger dated as of August 28, 2013 (the "Original Agreement"); and,

Whereas, since the date of the Original Agreement, at the request of the United States Department of the Treasury, and as a means of effectuating the Merger, 1st Financial and FCB have entered into a Securities Purchase Agreement dated as of October 15, 2013, with UST which provides for the sale by UST to FCB, and the purchase by FCB from UST, of all outstanding shares of 1st Financial Preferred Stock and the 1st Financial Warrant (as each of those terms are defined herein); and

Whereas, 1st Financial, Mountain 1st and FCB now desire to amend and restate the Original Agreement in order to modify certain of its terms and conditions to reflect the existence and effect of the Securities Purchase Agreement, and, for that purpose, they have agreed to enter into this Agreement, effective as of August 28, 2013; and

Whereas, 1st Financial's and Mountain 1st's Boards of Directors have approved this Agreement, and 1st Financial's Board of Directors has approved this Agreement in its capacity as Mountain 1st's sole shareholder and recommended approval of this Agreement to its shareholders; and,

Whereas, FCB has approved this Agreement pursuant to authority duly given by its Board of Directors; and

Whereas, it is the intent of the parties hereto that this Agreement supersede and replace the Original Agreement in its entirety, and that the Original Agreement be terminated and of no further force or effect.

Now, Therefore, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, 1st Financial, Mountain 1st and FCB hereby adopt and make this Agreement and mutually agree as provided below.

Article I
Definitions

As used in this Agreement, certain of the capitalized terms used throughout this Agreement are listed below with their meanings as used herein.

1.01.           1st Financial Audited Financial Statements.  The term "1st Financial Audited Financial Statements" means 1st Financial's audited consolidated statements of financial condition as of December 31, 2012 and 2011, and its audited consolidated statements of income, shareholders' equity and cash flows for the two years ended December 31, 2012 and 2011, together with the notes thereto.

1.02.           1st Financial Common Stock.  The term "1st Financial Common Stock" means the common stock, $5.00 par value, authorized to be issued under 1st Financial's Articles of Incorporation.

1.03.           1st Financial Class B Stock.  The term "1st Financial Class B Stock" means the Class B stock, no par value, authorized to be issued under 1st Financial's Articles of Incorporation.

1.04.           1st Financial Companies.  The term "1st Financial Companies" refers collectively to 1st Financial, Mountain 1st, Clear Focus Holdings, LLC, and any other entity that currently, or at any time prior to the Effective Time, is or has been a subsidiary of 1st Financial or Mountain 1st.

1.05.           1st Financial 401(k) Plan. The term "1st Financial 401(k) Plan" means the Mountain1st Bank and Trust 401(k) Profit Sharing Plan, as amended.

1.06.           1st Financial Interim Financial Statements.  The term "1st Financial Interim Financial Statements" means 1st Financial's unaudited consolidated interim statements of financial condition as of June 30, 2013 and 2012, and its unaudited interim consolidated statements of income, shareholders' equity and cash flows for the three months ended June 30, 2013 and 2012, together with the notes thereto.

1.07.           1st Financial Material Change.  The term "1st Financial Material Change" means a material adverse change in 1st Financial's consolidated financial condition or results of operations (including the acceleration of any material obligation or indebtedness of 1st Financial or Mountain 1st), in the prospects, businesses, investments, properties, Loan portfolio or operations of the 1st Financial Companies considered as one entity, or in the ability of 1st Financial or Mountain 1st to consummate the transactions described herein or to carry on 1st Financial's and Mountain 1st's business as presently conducted, or in FCB's ability to carry on and conduct 1st Financial's and Mountain 1st's business following the Merger, but shall not include any change resulting from (a) the execution or announcement of this Agreement, (b) any actions taken by FCB after the date hereof and prior to the Effective Time that relate to, or affect, the businesses of the 1st Financial Companies, (c) compliance by 1st Financial or Mountain 1st with the terms of this Agreement, (d) any reasonable out-of-pocket costs or expenses associated with, relating to or arising from the transactions contemplated by this Agreement (including legal, accounting and financial advisory fees and disbursements), (e) general economic, industry or financial conditions or events that affect the banking industry as a whole, or (f) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which 1st Financial or Mountain 1st is a party) that affect the banking industry as a whole.

1.08.           1st Financial Material Effect.  The term "1st Financial Material Effect" means a material adverse effect on 1st Financial's consolidated financial condition or results of operations, on the 1st Financial Companies' (considered as one entity) prospects, businesses, investments, properties, Loan portfolio or operations, or on the ability of 1st Financial or Mountain 1st to consummate the transactions described herein or to carry on 1st Financial's and Mountain 1st's business as presently conducted, or on FCB's ability to carry on and conduct 1st Financial's and Mountain 1st's business following the Merger, but shall not include any effect resulting from (a) the execution or announcement of this Agreement, (b) any actions taken by FCB after the date hereof and prior to the Effective Time that relate to, or affect, the businesses of the 1st Financial Companies, (c) compliance by 1st Financial or Mountain 1st with the terms of this Agreement, (d) any reasonable out-of-pocket costs or expenses associated with, relating to or arising from the transactions contemplated by this Agreement (including legal, accounting and financial advisory fees and disbursements), (e) general economic, industry or financial conditions or events that affect the banking industry as a whole, or (f) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which 1st Financial or Mountain 1st is a party) that affect the banking industry as a whole.

1.09.           1st Financial Preferred Stock.  The term "1st Financial Preferred Stock" means the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, authorized as a separate series of the 1st Financial Class B stock.

1.10.           1st Financial Real Property.  The term "1st Financial Real Property" means all real property owned or leased by any of the 1st Financial Companies (including foreclosed real property) or in which any 1st Financial Company holds a leasehold interest, in either case including improvements thereon.

1.11.           1st Financial Shareholders' Meeting.  The term "1st Financial Shareholders' Meeting" shall have the meaning assigned to it in Paragraph 5.01(a) of this Agreement.

1.12.           1st Financial Stock.  The term "1st Financial Stock" means, collectively, 1st Financial's authorized capital stock, including 1st Financial Common Stock and 1st Financial Class B Stock.

1.13.           1st Financial Stock Awards.  The term "1st Financial Stock Awards" means any and all awards of restricted stock, to the extent not yet vested, that have been issued pursuant to1st Financial's Omnibus Plan or otherwise.

1.14.           1st Financial Stock Options.  The term "1st Financial Stock Options" means any and all options to purchase shares of 1st Financial Stock (whether or not vested) that have been issued pursuant to the 1st Financial Stock Plans.

1.15.           1st Financial Stock Plans.  The term "1st Financial Stock Plans" means 1st Financial's Employee Stock Option Plan, Director Stock Option Plan, and Omnibus Plan, and any other plan maintained or provided by 1st Financial or otherwise under which options to purchase, or grants or awards of, shares of 1st Financial Stock, or other equity-based compensation, have or has been or may be granted or issued.

1.16.           1st Financial Warrant.  The term "1st Financial Warrant" means that certain stock purchase warrant issued by 1st Financial to UST to purchase up to 276,815 shares of 1st Financial Common Stock at a price of $8.87 per share.

1.17.           Acquisition Agreement and Acquisition Proposal.  The terms "Acquisition Agreement" and "Acquisition Proposal" shall have the meanings assigned to them in Paragraph 5.02(l) of this Agreement.

1.18.           Closing and Closing Date.  The terms "Closing" and "Closing Date" shall have the meanings assigned to them in Paragraph 2.06 of this Agreement.

1.19.           Code.  The term “Code” means the Internal Revenue Code of 1986, as amended.

1.20.           Commercially Reasonable Efforts.  The term "Commercially Reasonable Efforts" means a party's best efforts in good faith; provided, however, that Commercially Reasonable Efforts shall not require (a) the expenditure of sums of money or other resources that are unreasonable under the circumstances or in relation to the significance to the transactions described in this Agreement of the action or result the party is required to use Commercially Reasonable Efforts to take or achieve, or (b) the initiation of a law suit against any person.

1.21.           Dissenters' Rights.  The term "Dissenters' Rights" means the appraisal rights granted to shareholders of 1st Financial under Article 13 of Chapter 55 of the North Carolina General Statutes.

1.22.           Effective Time.  The term "Effective Time" means the date and time at which the Merger shall become effective as specified in Articles of Merger executed by FCB and filed by it with the North Carolina Secretary of State as described in Paragraph 2.06 below in accordance with applicable law in order to effectuate the Merger of 1st Financial and Mountain 1st into FCB.

1.23.           GAAP.  The term "GAAP" means accounting principles generally accepted in the United States.

1.24.           Knowledge of 1st Financial. The term "Knowledge of 1st Financial" refers to facts, information, events or circumstances of which any of the respective executive officers of any of the 1st Financial Companies are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

1.25.           Knowledge of FCB.  The term "Knowledge of FCB" refers to facts, information, events or circumstances of which any of FCB's executive officers are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

1.26.           Lease Agreements.  The term "Lease Agreements" shall have the meaning assigned to it in Paragraph 3.17 of this Agreement.

1.27.           Loans.  The term "Loans" means any and all (a) loans (whether held for investment or for resale) reflected as assets on the books and records of the 1st Financial Companies, (b) Sold Loans (as defined below) previously sold by any of the 1st Financial Companies to any third party which have been repurchased by any of the 1st Financial Companies, (c) lines of credit, letters of credit, accounts, notes, financing leases and other extensions of credit or receivables reflected as assets on the books and records of the 1st Financial Companies, and (d) all unfunded commitments to make a loan or issue or extend credit by any of the 1st Financial Companies.

1.28.           Merger.  The term "Merger" shall have the meaning assigned to it in Paragraph 2.01 of this Agreement.

1.29.           Merger Consideration.  The term "Merger Consideration" shall have the meaning assigned to it in Paragraph 2.04(d) of this Agreement.

1.30.           Mountain 1st Stock.  The term "Mountain 1st Stock" means the common stock, $5.00 par value, authorized to be issued under Mountain 1st's Articles of Incorporation.

1.31.           Paying Agent.  The term "Paying Agent" shall have the meaning assigned to it in Paragraph 2.04(d) of this Agreement.

1.32.           Person.  The term "Person" means any natural person, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns).

1.33.           Previously Disclosed.  The terms "Previously Disclosed to FCB" and "Previously Disclosed to 1st Financial" shall mean the disclosure of information by 1st Financial and Mountain 1st to FCB, or by FCB to 1st Financial and Mountain 1st, respectively, in a letter delivered prior to the date of the Original Agreement by the disclosing party(ies) to the other party(ies) specifically referring to the Original Agreement and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of the Original Agreement applicable thereto.  Information shall be deemed to have been Previously Disclosed for the purpose of a given Paragraph, Subparagraph or item of this Agreement only if a specific reference to the corresponding Paragraph, Subparagraph or item in the Original Agreement is made by the disclosing party(ies) in its above letter.

1.34.           Regulatory Authorities.  The term "Regulatory Authorities" includes each and every federal, state or local governmental, regulatory, or judicial authority having jurisdiction over any of the 1st Financial Companies or FCB, or any of their respective business operations, properties or assets, or the transactions described herein, including without limitation the North Carolina Commissioner of Banks, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Richmond, the United States Department of Justice, UST, and the SEC.

1.35.           SEC.  The term "SEC" means the Securities and Exchange Commission.

1.36.           SPA.  The term "SPA" means that certain Securities Purchase Agreement dated as of October 15, 2013, by and between 1st Financial, FCB and UST.

1.37.           Sold Loans.  The term "Sold Loans" means (a) any and all loans or extensions of credit of any nature made by any of the 1st Financial Companies which have been sold to any investor or other purchaser, and (b) any and all interests or participations in loans or extensions of credit of any nature made by any of the 1st Financial Companies which have been sold to any investor or other purchaser.

1.38.           UST.  The term "UST" means the United States Department of the Treasury.

1.39.           1934 Act.  The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

Article II
The Merger

2.01.           Nature of Transaction.  Subject to the provisions of this Agreement, at the Effective Time 1st Financial and Mountain 1st each simultaneously will be merged into and with FCB pursuant to Sections 53C-7-201, et. seq., and 55-11-01, et. seq., of the North Carolina General Statutes, as amended (the "Merger").

2.02.           Effect of Merger; Surviving Corporation.  At the Effective Time, and by reason of the Merger, the separate corporate existences of 1st Financial and Mountain 1st shall cease, while FCB, as the surviving entity in the Merger, shall continue to exist as a North Carolina-chartered bank, with all of its purposes, objects, rights, privileges, powers and franchises which shall be unaffected and unimpaired by the Merger.  Following the Merger, FCB shall continue to conduct its business at its then legally established branch and main offices and those branch offices of Mountain 1st that FCB chooses to continue to operate.  The duration of the corporate existence of FCB, as the surviving entity, shall be perpetual and unlimited.

2.03.           Assets and Liabilities of 1st Financial and Mountain 1st.  At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of 1st Financial and Mountain 1st (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to 1st Financial or Mountain 1st, whether tangible or intangible) shall be transferred to and vest in FCB, and FCB shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of 1st Financial and Mountain 1st, all without any conveyance, assignment or further act or deed; and, FCB shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of 1st Financial and Mountain 1st as of the Effective Time.

2.04.           Conversion and Exchange of Stock.

(a)           Conversion of 1st Financial Stock and Stock Rights.  Except as otherwise provided in this Agreement~~,~~:

(i)           subject to and in accordance with the terms and conditions of the SPA, prior to the Closing (as defined in Paragraph 2.06 below) FCB shall purchase all outstanding shares of 1st Financial Preferred Stock and the 1st Financial Warrant from UST for a price of $8,000,000;

(ii)           at the Effective Time, all outstanding shares of 1st Financial Preferred Stock and the 1st Financial Warrant held by FCB shall be cancelled; and

(iii)           at the Effective Time, all rights of 1st Financial's shareholders with respect to all outstanding shares of 1st Financial Common Stock shall cease to exist and, as consideration for and to effect the Merger, and, in the manner and subject to the limitations described in this Agreement, each outstanding share of 1st Financial Common Stock  (not to exceed the 5,159,142 shares which are outstanding on the date of this Agreement, and up to 668,935 additional shares which could be issued prior to the Effective Time upon the exercise of 1st Financial Stock Options which have been issued prior to the date hereof and which shall not previously have been exercised, terminated or cancelled) shall be converted, without any action by 1st Financial, FCB or any holder of those shares, into the right to receive cash in an amount equal to $2,000,000 divided by the total number of outstanding shares of 1st Financial Common Stock as of the Effective Time, and those shares shall be cancelled.

At the Effective Time, and without any action by FCB, 1st Financial or any 1st Financial shareholder, 1st Financial's stock transfer books shall be closed and there shall be no further transfers of 1st Financial Common Stock on its stock transfer books or the registration of any transfer of 1st Financial Common Stock by any holder thereof, and the holders of 1st Financial Common Stock shall cease to be, and shall have no further rights as, shareholders of 1st Financial other than as provided in this Agreement or by applicable law.  Following the Effective Time, 1st Financial Common Stock shall evidence only the right of the registered holders thereof to receive the cash consideration into which their 1st Financial Common Stock was converted at the Effective Time as provided in this Paragraph 2.04(a); provided, however, that any holders of 1st Financial Common Stock who have properly exercised their Dissenters' Rights shall receive cash as described in Paragraph 2.04(g) below rather than as described in this Paragraph 2.04(a).

(b)           Cancellation of Mountain 1st Stock.  At the Effective Time, all outstanding shares of Mountain 1st Stock shall be cancelled, and no cash or other consideration shall be issued in exchange for or with respect to those shares.

(c)           Treatment of 1st Financial Stock Options.  Except as otherwise provided in this Agreement, at the Effective Time each 1st Financial Stock Option, to the extent that it remains outstanding and unexercised, shall, in accordance with the terms of the 1st Financial Stock Plans, terminate and be of no further force or effect.

(d)           Exchange and Payment Procedures; Surrender of Certificates.

(i)           Prior to the Effective Time, FCB shall designate 1st Financial's stock transfer agent, Broadridge Corporate Issuer Solutions, Inc., to act as agent for FCB and the holders of the 1st Financial Common Stock in connection with the Merger (the “Paying Agent”) and to receive in trust from FCB the aggregate cash consideration to which all holders of 1st Financial Common Stock shall become entitled pursuant to Paragraph 2.04(a) (the "Merger Consideration").

(ii)           At the Effective Time, FCB shall deposit the aggregate Merger Consideration with the Paying Agent.  The Merger Consideration shall be held in trust for the benefit of the holders of 1st Financial Common Stock and shall not be used for any other purposes; provided, however, that, pending disbursement of the Merger Consideration to 1st Financial's shareholders, FCB may direct the Paying Agent to invest such cash in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from Standard & Poor’s Corporation, in certificates of deposit of or other deposit accounts in domestic commercial banks (including FCB), in money market funds which are invested solely in the above, or in such other investment as to which FCB and the Paying Agent shall agree (collectively, the “Permitted Investments”), any of which Permitted Investments shall have a maturity that will not prevent or delay payments to be made pursuant to Paragraph 2.04(a) and this Paragraph 2.04(d).  All interest, dividends or other income on the invested funds shall belong solely to FCB.  If for any reason (including losses on invested funds) the funds held by the Paying Agent are inadequate to pay the amounts to which the holders of 1st Financial Common Stock shall be entitled under Paragraph 2.04(a), FCB shall be liable for the payment thereof.

(iii)           As promptly as practicable after the Effective Time, FCB shall cause to be mailed to each record holder, as of the Effective Time, whose shares of 1st Financial Common Stock were converted pursuant to Paragraph 2.04(a) into the right to receive a portion of the Merger Consideration, a letter of transmittal (in such form and having such other provisions as FCB may reasonably specify), together with instructions for effecting the surrender of 1st Financial Common Stock in exchange for the Merger Consideration to which that record holder has become entitled.

Upon a record holder's surrender to FCB or its Paying Agent of all certificates representing his, her or its 1st Financial Common Stock ("1st Financial Certificates"), together with a letter of transmittal duly executed and completed in accordance with the instructions thereto and such additional information as FCB or the Paying Agent shall reasonably request, and verification of the status and ownership of those shares by the Paying Agent in its capacity as registrar and transfer agent for 1st Financial Common Stock, the Paying Agent shall promptly deliver a check or, if agreed upon by the Paying Agent, make an electronic transfer, to that holder, in exchange for his, her or its 1st Financial Common Stock, in the aggregate amount of the Merger Consideration into and for which the holder's 1st Financial Common Stock has been converted and exchanged, without any interest thereon, and those 1st Financial Certificates shall be canceled.  Delivery of 1st Financial Certificates shall not be considered to have been effected, and the risk of loss of a 1st Financial Certificate shall not be considered to have passed to FCB, until the 1st Financial Certificates shall have been actually delivered to FCB, or to the Paying Agent, with a properly completed letter of transmittal, in accordance with the instructions provided by FCB as provided above.

With respect to 1st Financial Common Stock in uncertificated book-entry form ("Uncertificated 1st Financial Common Stock"), upon a holder's delivery to FCB or the Paying Agent of a letter of transmittal duly executed and completed in accordance with the instructions thereto and such additional information as FCB or the Paying Agent shall reasonably request, and verification of the status and ownership of those shares by the Paying Agent in its capacity as registrar and transfer agent for 1st Financial Common Stock, the Paying Agent shall promptly deliver a check or, if agreed upon by the Paying Agent, make an electronic transfer, to that holder in exchange for his, her or its Uncertificated 1st Financial Common Stock, for the aggregate amount of the Merger Consideration into and for which the holder's Uncertificated 1st Financial Common Stock has been converted and exchanged, without any interest thereon, and that 1st Financial Common Stock shall be canceled.  Constructive delivery of Uncertificated 1st Financial Common Stock shall not be considered to have been effected or to have passed to FCB until a properly completed letter of transmittal indicating that the holder's shares are Uncertificated 1st Financial Common Stock shall have been actually delivered to FCB, or to the Paying Agent, in accordance with instructions by FCB as provided above.

(iv)           At any time following the one-year anniversary of the Effective Time, FCB shall be entitled to require the Paying Agent to deliver to it any portion of the Merger Consideration (including any interest received with respect thereto) previously deposited by FCB with, but which has not been disbursed by, the Paying Agent, and, thereafter, any 1st Financial shareholders who have not yet surrendered their 1st Financial Certificates, or complied with the delivery requirements for Uncertificated 1st Financial Common Stock, as described in Paragraph 2.04(d)(iii) above, shall be entitled to look to FCB only as a general creditor thereof with respect to the Merger Consideration into which their 1st Financial Common Stock has been converted.  Upon any such 1st Financial shareholder's later surrender of his, her or its 1st Financial Certificates to FCB or the Paying Agent, with a properly completed letter of transmittal, in accordance with the instructions provided by FCB, or that shareholder's compliance with the delivery requirements for Uncertificated 1st Financial Common Stock, in either case as described in Paragraph 2.04(d)(iii) above, FCB shall promptly deliver to that 1st Financial shareholder, in exchange for his, her or its 1st Financial Common Stock, a check drawn for the aggregate amount of the Merger Consideration into and for which his, her or its 1st Financial Common Stock has been converted and exchanged, without any interest thereon, and any 1st Financial Certificates shall be cancelled; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, neither FCB nor the Paying Agent shall be liable to any holder of 1st Financial Common Stock for Merger Consideration which previously has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  In no event shall any 1st Financial shareholder receive or be entitled to interest on the Merger Consideration to which he, she or it is entitled for any period before or after the Effective Time.

(e)           Lost Certificates.  1st Financial shareholders whose 1st Financial Certificates have been lost, destroyed, stolen, or are otherwise missing shall be entitled to receive the Merger Consideration to which they are entitled in accordance and upon compliance with conditions imposed by FCB pursuant to applicable law, including the requirement that the shareholders provide an affidavit with respect to the loss, destruction or theft of their 1st Financial Certificates, and an indemnification agreement and surety bond (or other indemnification satisfactory to FCB in its sole discretion) in such sum and on such terms as FCB may direct against any claims made against FCB with respect to shares of 1st Financial Common Stock represented by the 1st Financial Certificates claimed to have been lost, destroyed or stolen.

(f)           Antidilutive Adjustments.  If, prior to the Effective Time, 1st Financial shall declare any dividend payable in shares of 1st Financial Common Stock or other securities or shall subdivide, split, reclassify or combine the presently outstanding shares of 1st Financial Common Stock, then the aggregate amount of the Merger Consideration shall remain unchanged, but an appropriate and proportionate adjustment shall be made in the amount of Merger Consideration into which each share of 1st Financial Common Stock will be converted at the Effective Time pursuant to this Agreement.

(g)           Dissenters.  Any shareholder of 1st Financial who properly exercises Dissenters' Rights shall be entitled to receive payment of the fair value of his or her shares of 1st Financial Common Stock in the manner and pursuant to the procedures provided for in Article 13 of the North Carolina General Statutes.  However, if any shareholder of 1st Financial who exercises Dissenters' Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of 1st Financial Common Stock shall be deemed to have been converted into the right to receive cash as provided in Paragraph 2.04(a).

2.05           Articles of Incorporation, Bylaws and Management.  The Articles of Incorporation and Bylaws of FCB in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of FCB as the surviving entity in the Merger.  The directors of FCB in office at the Effective Time shall constitute the Board of Directors of FCB as the surviving entity in the Merger and shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.  The officers of FCB in office at the Effective Time shall continue to serve in their same positions as officers of FCB as the surviving entity in the Merger until removed as provided by law or until the election or appointment of their respective successors.

2.06.           Closing; Effective Time.  The consummation and closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of FCB in Raleigh, North Carolina, or at such other place as FCB shall designate, on a date specified by FCB (the "Closing Date") after satisfaction of all conditions precedent to the Merger that have not been effectively waived; provided, however, that the Closing shall in no event occur prior to the purchase by FCB of all outstanding shares of 1st Financial Preferred Stock and the 1st Financial Warrant from UST as described in Paragraph 2.04(a) above.  At the Closing, FCB, 1st Financial and Mountain 1st shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required in this Agreement and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

Subject to the terms and conditions set forth in this Agreement, the Effective Time of the Merger shall be the date and time specified in Articles of Merger filed with the North Carolina Secretary of State in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than five business days following the Closing Date.

Article III.
Representations and Warranties of
1st Financial and Mountain 1st

Except as otherwise specifically provided in this Agreement or as Previously Disclosed to FCB, 1st Financial and Mountain 1st each hereby make the following representations and warranties to FCB, effective as of the date of the Original Agreement.

3.01.           Organization; Standing; Power.

(a)           1st Financial is duly organized and incorporated, validly existing and in good standing as a business corporation under the laws of North Carolina.

(b)           Mountain 1st is duly organized and incorporated, validly existing and in good standing as a bank under the laws of North Carolina.

(c)           Clear Focus Holdings, LLC ("Clear Focus") is duly organized, validly existing and in good standing as a limited liability company under the laws of North Carolina.

(d)           Each of the 1st Financial Companies (i) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which it owns, leases or operates properties of a character, or in which it transacts business of a nature, that makes such qualification necessary; and (iii) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder.

3.02.           Capital Stock; Equity Interests.

(a)           1st Financial's authorized capital stock consists of 35,000,000 shares of 1st Financial Common Stock, of which 5,159,142 shares are issued and outstanding, and 10,000,000 shares of 1st Financial Class B Stock, of which 16,369 shares of 1st Financial Preferred Stock, and none other, have been issued and are outstanding.

(b)           Mountain 1st's authorized capital stock consists of 20,000,000 shares of Mountain 1st Stock, of which 10,000 shares are issued and outstanding.  All outstanding shares of Mountain 1st Stock are owned, beneficially and of record, by 1st Financial.

(c)           All of the outstanding membership interests in Clear Focus are owned beneficially and of record by Mountain 1st.

(d)           None of the 1st Financial Companies have any other authorized or outstanding shares of capital stock or other equity interests.  Each outstanding share of 1st Financial Stock and Mountain 1st Stock, (i) has been duly authorized and is validly issued and outstanding, fully paid and nonassessable, and (ii) has not been issued in violation of the preemptive rights of any person.

3.03.           Principal Shareholders.  To the Knowledge of 1st Financial, no person, entity or group directly or indirectly owns, beneficially or of record, more than 5% of the outstanding shares of 1st Financial Common Stock.  All outstanding shares of 1st Financial Preferred Stock are owned by UST.

3.04.           Subsidiaries.  Clear Focus is a limited liability company that is a wholly-owned subsidiary of Mountain 1st and engages solely in the business of holding real and personal properties acquired by Mountain 1st through the foreclosure of Loans made by it.  With the exception of Clear Focus, none of the 1st Financial Companies have any subsidiaries, direct or indirect; and, except for equity securities included in their investment portfolios on July 31, 2013, or as Previously Disclosed to FCB, none of them own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

3.05.           Convertible Securities, Options, Redemptions, Etc.  With the exception of 1st Financial Stock Options issued under the 1st Financial Stock Plans covering an aggregate of 668,935 shares of 1st Financial Common Stock, and the 1st Financial Warrant, there are no outstanding, (a) securities or other obligations (including debentures or other debt instruments) issued by any of the 1st Financial Companies which are convertible into shares of their capital stock or any other securities or equity interests issued by any of them, (b) options, warrants, rights, calls or other commitments of any nature which obligate any of the 1st Financial Companies to issue, or entitle any person or entity to receive or acquire from any of them, any shares of their respective capital stocks or any other securities or equity interests issued by any of them, (c) plan, agreement or other arrangement pursuant to which shares of capital stock of any of the 1st Financial Companies or any other securities or equity interests issued by any of them, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of any of them, have been or may be issued by any of them, or (d) contractual obligations or other agreements of any of the 1st Financial Companies to (i) repurchase, redeem or otherwise acquire, or (ii) register under the Securities Act of 1933, as amended, any shares of their capital stock or other securities.

3.06.           Authorization and Validity of Agreement.  This Agreement has been duly and validly approved by 1st Financial's and Mountain 1st's respective Boards of Directors and by 1st Financial as the sole shareholder of Mountain 1st.  Subject only to approval of this Agreement by the shareholders of 1st Financial in the manner required by law and receipt of required approvals of Regulatory Authorities, (a) 1st Financial and Mountain 1st each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement, (b) all corporate proceedings and approvals required to authorize 1st Financial and Mountain 1st to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (c) this Agreement constitutes the valid and binding agreement of each of 1st Financial and Mountain 1st and is enforceable against each of them in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

3.07.           Validity of Transactions; Absence of Required Consents or Waivers.  Subject only to approval of this Agreement by 1st Financial's shareholders in the manner required by law and receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor consummation of the transactions described herein, nor compliance by 1st Financial or Mountain 1st with any of its or their obligations or agreements contained herein, nor any action or inaction by 1st Financial or Mountain 1st required herein, will: (a) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, 1st Financial's or Mountain 1st's respective Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation or understanding (oral or written) to which either of them is bound or the business, capital stock, properties or assets of either of them is subject; (b) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of 1st Financial or Mountain 1st; (c) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (d) result in the acceleration of any obligation or indebtedness of 1st Financial or Mountain 1st.

No consents, approvals or waivers are required to be obtained from any person or entity in connection with 1st Financial or Mountain 1st's execution and delivery of this Agreement, or the performance of their obligations or agreements, or consummation of the transactions, described herein, except for required approvals of 1st Financial's shareholders and Regulatory Authorities.

3.08.           Books and Records.  The 1st Financial Companies' respective business records, books of account, management information and data systems (a) have been maintained in compliance with all applicable legal, regulatory and accounting requirements, and such books and records are complete and reflect accurately in all material respects their respective assets and items of income and expense, and all transactions and dispositions of assets, and (b) are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of 1st Financial and Mountain 1st or their independent accountants and consultants (including all means of access thereto and therefrom).

1st Financial's and Mountain 1st's respective minute books are complete and accurately reflect in all material respects all corporate actions which their respective shareholders, boards of directors, and all committees thereof, have taken during the time periods covered by such minute books.

3.09.           Reports to Regulatory Authorities.

(a)           Since January 1, 2010, each of the 1st Financial Companies has timely filed all reports, registrations and statements and other filings, together with any amendments required to be made with respect thereto, that it or they were required to file with any Regulatory Authority (collectively, the "1st Financial Reports").  Each 1st Financial Report complied in all material respects with all applicable statutes applicable thereto, and to all rules and regulations enforced or promulgated by the Regulatory Authorities with which it was filed, and, at the time it was filed (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of that subsequent filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           1st Financial has Previously Disclosed to FCB copies of all comment letters, written inquiries or other written requests for information received by any of the 1st Financial Companies from any Regulatory Authority since January 1, 2010, regarding any 1st Financial Report, together with their responses to such comment letters.  Except as described in those comment letters, none of the 1st Financial Companies have been notified by any Regulatory Authority that any such 1st Financial Report was deficient in any material respect as to form or content or is the subject of any ongoing review or investigation (whether formal or informal, and including without limitation a voluntary document request) or unresolved comments.

(c)           1st Financial's officers who serve as its "principal executive officer" and "principal financial officer" (as those terms are defined in the SEC's rules and regulations) have made, and 1st Financial has furnished to the SEC, all certifications with respect to 1st Financial Reports filed with the SEC under the 1934 Act that were required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended ("SOX") and rules and regulations of the SEC thereunder, and those certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn.  Neither 1st Financial nor any of its officers has received notice from the SEC questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

3.10.           Disclosure and Accounting Controls.

(a)           1st Financial and Mountain 1st maintain disclosure controls and procedures as required by and defined in the SEC's Rule 13a-15 under the 1934 Act which are reviewed quarterly by 1st Financial's management, including its officers who serve as its principal executive officer and principal financial officer, and which are designed to ensure that information required to be disclosed by 1st Financial in reports it files with or submits to the SEC under the 1934 Act is recorded, processed, summarized, communicated to 1st Financial's management, and reported, within the time periods specified in the SEC's rules.

(b)           1st Financial and Mountain 1st maintain internal control over financial reporting as required by and defined in the SEC's Rule 13a-15 under the 1934 Act which provides reasonable assurance regarding the reliability of 1st Financial's financial reporting and the preparation of its consolidated financial statements in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the 1st Financial Companies' transactions and dispositions of their assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, and receipts and expenditures are made only in accordance with authorizations of 1st Financial's management and Board of Directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the 1st Financial Companies' assets that could have a material effect on 1st Financial's consolidated financial statements.

(c)           Since January 1, 2013, (i) none of the 1st Financial Companies nor, to the Knowledge of 1st Financial, any of their directors, officers, employee, auditors, accountants or representatives, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any of the 1st Financial Companies or their respective disclosure controls and procedures, including without limitation any material complaint, allegation, assertion or claim that any of them has engaged in questionable accounting or auditing practices, and (ii) no attorney or auditor representing any of the 1st Financial Companies, whether or not employed by them, has reported to 1st Financial's Board of Directors or any committee thereof evidence of a material violation of securities laws, breach of fiduciary duty or similar violations by any of the 1st Financial Companies or any of their respective officers, directors, employees or agents or, to the Knowledge of 1st Financial, to any director or officer of 1st Financial.

3.11.           Consolidated Financial Statements.  1st Financial has filed electronically with the SEC or Previously Disclosed to FCB copies of the 1st Financial Audited Financial Statements and the 1st Financial Interim Financial Statements.  The 1st Financial Audited Financial Statements and 1st Financial Interim Financial Statements (a) comply as to form in all material respects with the applicable published rules and regulations of Regulatory Authorities with respect thereto, (b) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, (c) are in accordance with 1st Financial's and Mountain 1st's books and records, and (d) present fairly in all material respects 1st Financial's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein (except to the extent that the 1st Financial Interim Financial Statements are subject to normal and recurring year-end adjustments that are not expected to be material in amount or effect, except as indicated in such interim financial statements or notes thereto).  The 1st Financial Audited Financial Statements have been audited by Elliott Davis, PLLC, which serves as 1st Financial's independent registered public accounting firm, as evidenced by that firm's report included therein.

None of the 1st Financial Companies is a party, or has any commitment to become a party, to any joint venture, partnership agreement or similar contract (including any contract relating to any transaction, arrangement or relationship between or among any of the 1st Financial Companies and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or other person or entity, where the purpose or effect of any such arrangement is to avoid inclusion or disclosure of any material transaction involving any of the 1st Financial Companies in 1st Financial's consolidated financial statements.

3.12.           Tax Matters.

(a)           For purposes of this Paragraph 3.12, the following definitions shall apply:

“Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by UST with respect to the Code or other federal tax statutes.

“Tax” or “Taxes” means any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority or political subdivision, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other person or entity (or any predecessor or successor thereof or any analogous or similar provision under Law).

    “Tax Returns” means any and all returns, reports and forms (including elections, declarations, amendments, schedules, information returns or attachments thereto) required to be filed with a governmental authority with respect to Taxes.

(b)           Each of the 1st Financial Companies has filed all Tax Returns that it was required to file under applicable laws and regulations.  All such Tax Returns (including all amendments, if any) were correct and complete in all material respects.  All Taxes due and owing by any of the 1st Financial Companies (whether or not shown on any Tax Return) have been fully and timely paid, and none of the 1st Financial Companies is the beneficiary of any extension of time within which to file any Tax Return which has not been filed.  No claim has ever been made by an authority in a jurisdiction where any of the 1st Financial Companies does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction.  There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the 1st Financial Companies.

(c)           Each of the 1st Financial Companies has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d)           1st Financial has Previously Disclosed to FCB a list of all federal, state, local, and foreign income Tax Returns filed with respect to any of the 1st Financial Companies that are, to the Knowledge of 1st Financial, the subject of an ongoing audit.  Each of the 1st Financial Companies has disclosed on its respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662, and none of the 1st Financial Companies, nor any director or officer (or employee responsible for Tax matters) of any of them, expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed.  To the Knowledge of 1st Financial, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any of the 1st Financial Companies, and none of the 1st Financial Companies has received from any foreign, federal, state, or local taxing authority (including jurisdictions where they have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any of the 1st Financial Companies.

(e)           None of the 1st Financial Companies has (i) waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, (ii) been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii), or (iii) any liability for the Taxes of any person under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)           The aggregate unpaid Taxes of the 1st Financial Companies (i) did not, as of the most recent fiscal quarter end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the statement of financial condition included in the 1st Financial Interim Financial Statements (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the 1st Financial Companies in filing their Tax Returns.  Since the date of the statement of financial condition included in the 1st Financial Interim Financial Statements, none of the 1st Financial Companies has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(g)           None of the 1st Financial Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A)           change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B)           “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(C)           installment sale or open transaction disposition made on or prior to the Closing Date; or

(D)           prepaid amount received on or prior to the Closing Date.

(h)           None of the 1st Financial Companies has distributed stock of another person or entity, or has had its stock distributed by another person or entity, in a transaction that was purported or intended to be governed in whole or in part by Code §355.

(i)           Each of the 1st Financial Companies currently is an accrual basis taxpayer.

3.13.          Absence of Changes or Certain Other Events.

(a)           Since June 30, 2013, each of the 1st Financial Companies has conducted its business only in the ordinary course, and there has been no 1st Financial Material Change, and, to the Knowledge of 1st Financial, there has occurred no event or development, and there currently exists no condition or circumstance, which, individually or in the aggregate, and with the lapse of time or otherwise, may or could cause, create or result in a 1st Financial Material Change.

(b)           Since June 30, 2013, and except as described in Paragraph 3.14 below, none of the 1st Financial Companies has incurred any material liability, engaged in any material transaction, increased the salaries, compensation or general benefits payable or provided to its employees (with the exception of routine increases in the salaries of employees effected by Mountain 1st at such times and in such amounts as is consistent with its past practices and its salary administration and review policies and procedures in effect prior to January 1, 2013), suffered any material loss, destruction, or damage to any of its properties or assets, or made a material acquisition or, except for the sale of other real estate owned, disposition of any assets, or entered into any material contract or lease.

3.14.           Absence of Undisclosed Liabilities.  Except as reflected in the 1st Financial Interim Financial Statements, none of the 1st Financial Companies has any material liability or obligation, whether matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (a) increases in Mountain 1st's deposit accounts in the ordinary course of its business since June 30, 2013, or (b) unfunded commitments to make, issue or extend Loans entered into in the ordinary course of Mountain 1st's business and in accordance with its normal lending policies and practices and which, either individually or in the aggregate, do not exceed the lesser of amounts which are consistent with Mountain 1st's lending practices prior to the date of this Agreement or the maximum amounts permitted by applicable banking regulations.

3.15.           Compliance with Existing Obligations.  Each of the 1st Financial Companies has performed in all material respects all obligations required to be performed by it under, and none of them are in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation, Bylaws and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, commitment, obligation, understanding or other undertaking (whether oral or written) to which it is a party or bound, by which its business, operations, capital stock, properties or assets are subject or affected, or under which it or its property receives benefits; and, no event has occurred which, with the lapse of time or giving of notice, or otherwise, would constitute such a default or violation.

3.16.           Litigation and Compliance with Law.

(a)           There are no actions, suits, arbitrations, controversies or other proceedings or investigations or, to the Knowledge of 1st Financial, any facts or circumstances which reasonably could be expected to result in such, including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Knowledge of 1st Financial, threatened, contemplated or probable of assertion, against any of the 1st Financial Companies or any person in his or her capacity as a director or officer of any of the 1st Financial Companies, or any of their respective properties or assets, or otherwise relating to or affecting any of the 1st Financial Companies or their respective businesses or assets.

(b)           Each of the 1st Financial Companies has all licenses, permits, orders, and authorizations or approvals ("Permits") of all Regulatory Authorities and all other federal, state, local or foreign governmental or regulatory agencies, that are required by law or regulation and that are material to or necessary for the conduct of its business as it currently is conducted, or for it to own, lease and operate its properties as they currently are operated.  All such Permits are in full force and effect, no violations have occurred with respect to any such Permits, and no proceeding is pending or, to the Knowledge of 1st Financial, threatened or probable of assertion, to suspend, cancel, revoke or limit any Permit, except in cases in which the failure to obtain or maintain in force any such Permit, or the violation thereof, will not have a 1st Financial Material Effect.

(c)           None of the 1st Financial Companies is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to its financial condition, directors or officers, employees, operations, capital, public disclosure and reporting, regulatory compliance or any other matter ("Regulatory Directive"), and there are no judgments, orders, stipulations, injunctions, decrees or awards against any of the 1st Financial Companies which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice ("Orders").  To the Knowledge of 1st Financial, no Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such Regulatory Directive or Order.

(d)           None of the 1st Financial Companies is in violation or default in any material respect under, and each of them has complied in all material respects with, all laws, statutes, ordinances, rules, and regulations, and all orders, writs, injunctions or decrees of any Regulatory Authority.  No person or authority has asserted a claim, and, to the Knowledge of 1st Financial, there is no reasonable basis for any claim by any person or authority, for compensation, reimbursement, damages or other penalties or relief for any violations or default in any material respect under any laws, statutes, ordinances, rules, or regulations, or any orders, writs, injunctions or decrees of any Regulatory Authority.

(e)           Other than as required by (and in conformity with) applicable law, since January 1, 2010, none of the 1st Financial Companies has acted as a fiduciary for any person, or administered any account for which it acts as a fiduciary, including as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

3.17.           Real Properties.

1st Financial has Previously Disclosed to FCB a list of all parcels of 1st Financial Real Property (each, including all improvements thereon or thereto, a "Parcel"), together with true and complete copies of all deeds, surveys and title insurance policies with respect to Parcels owned by any of the 1st Financial Companies, and lease agreements ("Lease Agreements") pertaining to Parcels in which any of the 1st Financial Companies has a leasehold interest.

(a)           With respect to each Parcel owned by any of the 1st Financial Companies, that company has good and marketable fee simple title to that Parcel and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially and adversely affect the economic value or marketability of the Parcel or materially detract from, interfere with, or restrict the present or future use of that Parcel for the purposes for which it currently is used.

(b)           With respect to each Parcel in which any of the 1st Financial Companies holds a leasehold interest pursuant to a Lease Agreement, (i) that company has unconditionally accepted occupancy of and currently is occupying the Parcel; (ii) the lease term, commencement date, expiration date, renewal terms, and current rent applicable to the Parcel is as set forth in the Lease Agreement; (iii) the Lease Agreement is in full force and effect and has not been modified or amended except as Previously Disclosed to FCB; (iv) the terms and conditions of the Lease Agreement will continue without modification notwithstanding the Merger, (v) the Merger will not constitute a transfer or assignment in violation of any term or condition of the Lease Agreement, require the approval or consent of the landlord under the Lease Agreement, or prevent the exercise of, or result in the loss of, any right or option to renew or extend the Lease Agreement or to purchase that Parcel; (vi) the company that is the lessee has performed all of its obligations (including the payment of rent) under the Lease Agreement, and no event of default by it exists or has occurred under the Lease Agreement (including without limitation any default that would prevent the exercise of, or result in the loss of, any right or option to renew or extend the Lease Agreement or to purchase that Parcel); and (vii) to the Knowledge of 1st Financial, the lessor of that Parcel has performed all of the lessor's obligations under the Lease Agreement, and no event of default by the lessor exists or has occurred under the Lease Agreement.

(c)           Each Parcel upon which Mountain 1st’s banking offices are situated, or which otherwise are used by any of the 1st Financial Companies in conjunction with their respective businesses, complies in all material respects with all applicable federal, state and local laws, regulations, ordinances, or orders of any governmental or regulatory authority, including without limitation those relating to zoning, building and use permits, and the Americans with Disabilities Act.

(d)           The Parcels upon which Mountain 1st's banking offices are situated, or which otherwise are used by any of the 1st Financial Companies in conjunction with its respective business, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than by grant of variance or as a conditional or nonconforming use.

(e)           With respect to each Parcel that currently is used by any of the 1st Financial Companies as an office, (i) all improvements and fixtures included in or on that Parcel are in satisfactory condition and repair and performing the functions and operations for which they were designed, ordinary wear and tear excepted, and (ii) there does not exist any condition which materially and adversely affects the economic value or marketability of that Parcel or materially detracts from, interferes with, or restricts that Parcel's present or future use or those improvements and fixtures for the purposes for which they currently are used.

3.18.           Loans, Accounts, Notes and Other Receivables

(a)           All Loans and Sold Loans (i) have resulted from bona fide business transactions in the ordinary course of their respective operations, (ii) were made in all material respects in accordance with their standard practices and procedures and all state and federal laws and regulations applicable thereto (including consumer protection and fair lending laws and regulations) and, in the case of Sold Loans, all requirements of any purchaser, investor, government agency or other person which purchased or guaranteed the Loan, and (iii) in the case of Loans, are owned by them free and clear of all liens, encumbrances, assignments, repurchase agreements or other exceptions to title, or the ownership or collection rights of any other person or entity, except for liens granted to the Federal Home Loan Bank of Atlanta to secure advances to Mountain 1st in the ordinary course of its business.

(b)           All records of the 1st Financial Companies regarding all outstanding Loans and Sold Loans, all 1st Financial Real Property acquired through foreclosure or a deed in lieu of foreclosure, and collateral for Loans and Sold Loans, are accurate in all material respects, and each Loan which their Loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral") is secured by valid, perfected and enforceable liens, assignments or other security interests on all such Loan Collateral to the extent indicated and having the priority described in their records of such Loan.

(c)           Each Loan and Sold Loan, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon (subject to the application of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws), and no defense, offset or counterclaim has been asserted with respect to any such Loan or guaranty; provided, however, that the foregoing representations and warranties in this Paragraph 3.18(c) relating to Sold Loans and guarantees therefor are limited as to the Knowledge of 1st Financial.

(d)           with respect to Loans as of June 30, 2013, 1st Financial has Previously Disclosed to FCB written listings reflecting:

(i)           each Loan which was carried in a nonaccrual status or classified by any Regulatory Authority, or by 1st Financial or Mountain 1st itself, as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which they otherwise have designated as a special asset, a "potential problem loan," or for special handling, or have placed on any "watch list" or similar internal list because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor or otherwise;

(ii)           each Loan which was past due more than 30 days as to the payment of principal and/or interest;

(iii)           each Loan, other than those included in the Loans Previously Disclosed to FCB pursuant to (i) or (ii) above, as to which any obligor (including the borrower or any guarantor) otherwise was in default, was, to the Knowledge of 1st Financial, the subject of a proceeding in bankruptcy, or on which any obligor has indicated any inability or intention not to repay such loan in accordance with its terms;

(iv)           each Loan which had been held for resale for as much or more than 30 days but not sold;

(v)           each Loan currently outstanding, directly or indirectly, to or guaranteed by any current officer or current director of any of the 1st Financial Companies, or to any entity controlled by any such current officer or current director, together with any such Loan as to which there has been any default, forgiveness, restructuring or waiver of any terms since January 1, 2010.

(e)           with respect to Sold Loans, 1st Financial has Previously Disclosed to FCB written listings reflecting:

(i)           each Loan on the balance sheet that has been repurchased from investors;

(ii)           each Sold Loan which is in the process of being repurchased or which any of the 1st Financial Companies have been requested to repurchase by any investor or other purchaser;

(iii)           each Sold Loan that any of the 1st Financial Companies have identified as having a risk of repurchase from any investor;

(iv)           each Sold Loan as to which any investor or other purchaser has requested indemnification from any of the 1st Financial Companies, or as to which there is any outstanding mortgage insurance claim, together with a statement as to whether any of the 1st Financial Companies have agreed to or rejected the indemnification request, and, in the case of each Sold Loan as to which any of the 1st Financial Companies have agreed to a request for indemnification, a description of the terms of that indemnification.

(f)           With the exception of those Loans Previously Disclosed to FCB as described in Paragraphs 3.18(d) and (e) above, to the Knowledge of 1st Financial, each of the Loans, and each Sold Loan as to which the investor or other purchaser has recourse against any of the 1st Financial Companies in the event of default or nonpayment, is collectible in the ordinary course of the 1st Financial Companies' business, or the business of the investor or other purchaser that purchased the Sold Loan, in an amount which is not less than the amount at which it is carried on their books or should be carried in accordance with GAAP on their books and records.

(g)           The 1st Financial Companies' reserve for possible Loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable rules, requirements and policies of Regulatory Authorities and, in the best judgment of management and the Boards of Directors of 1st Financial and Mountain 1st, is reasonable in view of the size and character of the 1st Financial Companies' Loan portfolio, current economic conditions and other relevant factors, and is adequate in all material respects to provide for losses relating to or the risk of loss inherent in their Loan portfolio, foreclosed Real Property owned by them, and potential losses related to Loans previously sold by Mountain 1st and current and future repurchases of Sold Loans.

3.19.           Securities Portfolio and Investments.  1st Financial has Previously Disclosed to FCB a listing of all securities owned, of record or beneficially, by any of the 1st Financial Companies as of July 31, 2013.  All securities owned, of record or beneficially, by any of the 1st Financial Companies as of the date hereof are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than pledges to the Federal Home Loan Bank of Atlanta to secure advances to Mountain 1st in the ordinary course of its business, and customary pledges to secure public funds deposits, and sales of securities under agreements to repurchase, entered into by Mountain 1st in the ordinary course of its business with its customers, and restrictions imposed by and the rights of the issuers of such securities), which would materially impair the ability of any of the 1st Financial Companies to dispose freely of any such security and/or otherwise to realize the benefits of ownership at any time.  There are no voting trusts or other agreements or undertakings to which any of the 1st Financial Companies is a party with respect to the voting of any such securities.  With respect to all repurchase agreements under which 1st Financial or Mountain 1st has "purchased" securities under agreement to resell, it has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to it which is secured by such collateral.

Since July 31, 2013, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the 1st Financial Companies securities portfolios as a whole.

3.20.           Personal Property and Other Assets.  All banking equipment, data processing equipment, vehicles, and other personal property used by either 1st Financial or Mountain 1st and material to the operation of its business are owned by it free and clear of all liens, encumbrances, leases, title defects or exceptions to title.  To the Knowledge of 1st Financial, all personal property material to the business of each of the 1st Financial Companies is in good operating condition and repair, ordinary wear and tear excepted.

3.21.           Intellectual Property; Privacy Matters.

(a)           1st Financial has Previously Disclosed to FCB and provided it with copies of any and all licenses, contracts, or other agreements relating to the ownership and/or use of any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information or intellectual property used in, or necessary to conduct, their businesses as now conducted ("Intellectual Property").

(b)           The 1st Financial Companies own, possess or have the right to use, and to assign their use of, their respective corporate names and Intellectual Property, free and clear of any and all pledges, claims, security interests, obligations, liens, or other encumbrances that would restrict the ability of FCB to use, license, transfer, assign, exploit, assert, or enforce its newly acquired rights in the Intellectual Property.  None of the Intellectual Property, or the 1st Financial Companies' use thereof, violates, infringes, or is in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.  No person or entity has asserted a claim against any of the 1st Financial Companies, or provided any of them with any notice of a claim or potential claim, involving their Intellectual Property or their use thereof and, to the Knowledge of 1st Financial, no such claim is threatened or contemplated.

(c)           The 1st Financial Companies are the sole owners or, in the case of participated Loans, co-owners with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to their respective customers, former customers and prospective customers that will be transferred to FCB pursuant to the Merger and other transactions contemplated hereby.  For purposes of this Paragraph 3.21, “IIPI” shall include any information relating to an identified or identifiable natural person.  To the Knowledge of 1st Financial, no facts or circumstances exist, which would cause the collection and use of such IIPI by any of the 1st Financial Companies, the transfer of such IIPI to FCB, and the use of such IIPI by FCB as contemplated by this Agreement not to comply with all applicable privacy policies, the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”), the Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach-Bliley Act”) and all other applicable state, federal and foreign privacy laws, and any contract or industry standard relating to privacy. In accordance with the requirements of the Gramm-Leach-Bliley Act, and the regulations promulgated thereunder, Mountain 1st (i) maintains the security and confidentiality of customer records and information; (ii) protects against any anticipated threats or hazards to the security or integrity of such records; and (iii) protects against unauthorized access to or use of such records or information, which could result in substantial harm or inconvenience to any customer.

3.22.           Environmental Matters.

(a)           As used in this Agreement, "Environmental Laws" means:  (i) all federal, state, and local statutes, regulations and ordinances, (ii) all common law,  and (iii) all orders, decrees, and similar provisions having the force or effect of law and to which any of the 1st Financial Companies are subject, which, in the case of any of the above, concern or relate to pollution or protection of the environment, standards of conduct and bases of obligations or liability, in either case relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, removal, clean-up or remediation of any "Hazardous Substances" (as defined below), public or worker health and safety, wetlands protection, drainage or storm water management, noise, odor, or indoor air pollution.

"Hazardous Substance" means any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, classified or regulated as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type or quantity, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether, or radioactive material.

(b)           1st Financial has Previously Disclosed to FCB all written reports, correspondence, notices or other information or materials, if any, in its possession pertaining to environmental surveys or assessments of the 1st Financial Real Property and any improvements thereon, the presence of any Hazardous Substance on any of the 1st Financial Real Property, or any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the 1st Financial Real Property or involving any of the 1st Financial Companies.

(c)           To the Knowledge of 1st Financial, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, distribution, labeling, reporting, testing, processing, discharge, release, threatened release or control of any Hazardous Substances (excluding any such substance used, generated, stored, disposed of or otherwise handled in the ordinary course of 1st Financial's or Mountain 1st's business for purposes of office cleaning, maintenance or operation, in quantities normally needed for those purposes, and in compliance with all applicable Environmental Laws, or any such substances that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata on any of the 1st Financial Real Property) by any person on or from any of the 1st Financial Real Property which constitutes a violation of any Environmental Laws, and there has been no removal, clean-up or remediation of any Hazardous Substance from, on or relating to any of the 1st Financial Real Property.

(d)           None of the 1st Financial Companies has violated any Environmental Laws relating to any of the 1st Financial Real Property, and, to the Knowledge of 1st Financial, there has been no violation of any Environmental Laws relating to any of the 1st Financial Real Property by any other person or entity for whose liability or obligation with respect to any particular matter or violation for which any of the 1st Financial Companies is or may be responsible or liable.

(e)           None of the 1st Financial Companies is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances by any person or entity on, from or relating to any of the 1st Financial Real Property.

(f)           To the Knowledge of 1st Financial, no facts, events or conditions relating to any of the 1st Financial Real Property, or the operations of any of the 1st Financial Companies at any of their office locations, will prevent, hinder or limit continued compliance with Environmental Laws or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

(g)           To the Knowledge of 1st Financial, (i) there has been no violation of any Environmental Laws with respect to any Loan Collateral by any person or entity for whose liability or obligation with respect to such violation any of the 1st Financial Companies is responsible or liable or with respect to which it could become responsible or liable in the future (including as the purchaser of that Loan Collateral in foreclosure), (ii) none of the 1st Financial Companies is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances by any person or entity on, from or relating to any Loan Collateral, and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

3.23.           Absence of Brokerage or Finders Commissions.  1st Financial has Previously Disclosed to FCB a copy of its consulting or financial advisory agreement with Sandler O'Neill & Partners, L.P. ("Sandler") containing all terms pertaining to services that firm will provide to 1st Financial, and all fees or other compensation payable by 1st Financial to that firm, in connection with this Agreement and the Merger.  Except for 1st Financial's engagement of Sandler (a) all negotiations relative to this Agreement and the transactions described herein have been carried on by 1st Financial directly (or through its legal counsel) with FCB, and no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, 1st Financial or Mountain 1st or their respective Boards of Directors as a broker, finder or agent, or has performed similar functions, or otherwise is or may be entitled to receive or claim a brokerage fee or other commission or compensation, in connection with or as a result of the transactions described herein, and (b) none of the 1st Financial Companies has agreed, or has any obligation, to pay any brokerage fee or other commission, fee or other compensation to any person or entity in connection with or as a result of the transactions described herein.

3.24.           Material Contracts.  Other than Lease Agreements Previously Disclosed to FCB pursuant to Paragraph 3.17, and Employment Contracts and Plans Previously Disclosed to FCB pursuant to Paragraph 3.26, and with the exception of outstanding Loans made and deposit accounts held by Mountain 1st in the ordinary course of its business, none of the 1st Financial Companies is a party to or bound by any agreement (a) involving money or other property in an amount or with a value, or calling for aggregate payments by any of the 1st Financial Companies over the remaining term of the agreement, in excess of $50,000, and under which agreement full performance and payment was not completed on or before June 30, 2013, (b) which calls for the future or continuing provision of goods or services and which cannot be terminated by it without material penalty upon not more than 30 days' notice to the other party thereto, (c) which otherwise is material to it and was not entered into in the ordinary course of its business, (d) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (e) which commits any of the 1st Financial Companies to make, issue or extend any Loan, other than commitments for Loans by Mountain 1st in amounts and on terms that are consistent with the amounts and terms of Loans made by Mountain 1st in the ordinary course of its business, (f) which involves a proposed or pending sale of any assets of any of the 1st Financial Companies which currently are used in and material to the operation of their business, (g) which involves any proposed or pending purchase or sale of real property in any amount, or a proposed or pending purchase or sale of any other assets in the amount of more than $50,000 in the case of any single transaction or $250,000 in the case of all such transactions, (h) which involves a proposed or pending purchase, sale, issuance, redemption or transfer of any 1st Financial Stock or other securities, or (i) with any current director, current officer or principal shareholder of 1st Financial or Mountain 1st.

3.25.           Employment Matters; Employee Relations.  Each of the 1st Financial Companies (a) has paid in full to, or accrued in accordance with GAAP on behalf of, all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or its existing agreements, benefit plans, policies or practices, and (b) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, wages and hours and other compensation matters, and no person has made any claim that any of the 1st Financial Companies is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

There is no action, suit or proceeding by any person pending or, to the Knowledge of 1st Financial, threatened against any of the 1st Financial Companies (or any of their officers, directors or employees), involving employment discrimination, sexual harassment, wrongful discharge or other claims involving their employment practices, and, to the Knowledge of 1st Financial, no facts or circumstances exist which reasonably could be expected to result in such.

None of the 1st Financial Companies is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization.  There is no pending or, to the Knowledge of 1st Financial, threatened labor dispute, work stoppage or strike involving any of the 1st Financial Companies and any of their employees, or any pending or, to the Knowledge of 1st Financial, threatened proceeding in which it is asserted that any of the 1st Financial Companies has committed an unfair labor practice; and to the Knowledge of 1st Financial, there is no activity involving any of the 1st Financial Companies or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

3.26.           Employment Agreements; Employee Benefit Plans.

(a)           For purposes of this Agreement, the following definitions shall apply:

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“COBRA” means the provisions of Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA.

“HIPAA” means the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996.

(b)           1st Financial has Previously Disclosed to FCB a true and complete list of: (i) all employment, change in control and severance contracts (collectively, the "Employment Contracts"), (ii) all bonus, commission, incentive compensation, deferred compensation, pension, retirement, salary continuation, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation rights, and stock option plans (including a listing of all outstanding 1st Financial Stock Options and 1st Financial Stock Awards); (iii) all medical, dental, health, and life insurance plans; (iv) all vacation, sickness and other leave plans; (v) all disability and death benefit plans; and (vi) all other employee benefit plans, contracts, or other compensatory plans, agreements or arrangements or any type (including any other stock-based plan or arrangements), in each case which are maintained or contributed to by any of the 1st Financial Companies for the benefit of any of its current or former officers, employees, contractors or directors or any of their beneficiaries, or for which any of the 1st Financial Companies may have any liability (collectively, with the exception of the Employment Contracts, the "Plans").  There are no other entities or other trades or businesses that can or should be treated as a single employer, together with any of the 1st Financial Companies, with respect to any Plan under Section 414 of the Code.  All reports and returns with respect to the Plans (and any Plans previously maintained by any of the 1st Financial Companies) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 ("Annual Report") or the one-time filing with the United States Department of Labor (the "DOL") in lieu of such Annual Report, or distributed to participants and their beneficiaries, have been properly and timely filed or distributed.

(c)           All Employment Contracts and Plans currently are, and at all times have been, in compliance with all material provisions and requirements of applicable law, including the Code and ERISA.  There is no pending or threatened litigation relating to any Employment Contract or Plan.  None of the 1st Financial Companies have engaged in a transaction with respect to any Plan that could subject it, any of them or their directors or employees or any Plan to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) or (l) of ERISA.

(d)           All Plans which are intended to be plans qualified under Section 401(a) of the Code ("Retirement Plans"), are qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination or opinion letters have been issued and may be relied upon, or have been applied for, with respect to each such qualification and exemption, including determination letters covering the current terms and provisions of the Retirement Plans unless the time period for applying for any such determination or opinion letters covering the current terms and provisions of the Retirement Plans has not yet expired.  To the Knowledge of 1st Financial, there is no reason why any such determination letter will or should be revoked or not be issued or reissued.  There are no issues relating to said qualification or exemption of the Retirement Plans pending or, to the Knowledge of 1st Financial, threatened before the IRS, the DOL, the Pension Benefit Guaranty Corporation or any court.  There are no claims, issues or disputes with respect to any of the Employment Contracts or Plans or the administration thereof currently existing between any of the 1st Financial Companies, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of any of the 1st Financial Companies or beneficiary of any such employee, or any other person or entity (other than claims for benefits in the ordinary course).

(e)           All contributions, premiums or payments required to be made pursuant to the terms of each of the Employment Contracts and Plans have been timely made.  All such contributions were fully deductible and not subject to excise taxes under the Code.

(f)           There are no restrictions on the rights of any of the 1st Financial Companies to amend or terminate unilaterally any Plan with respect to prospective benefit accruals without incurring any liability thereunder (other than normal administrative expenses).  Termination or liquidation of any Plan or any of the investments or insurance contracts relating to any Plan will not result in any material sales charge, surrender fee, interest rate adjustment or similar expense.  Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein (either alone or in combination with another event) will, except as otherwise specifically provided in this Agreement or as Previously Disclosed to FCB, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any Employment Contract, Plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any Employment Contract, Plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

(g)           With respect to each Employment Contract and Plan, no event has occurred, and, to the Knowledge of 1st Financial, there exists no condition or set of circumstances, in connection with which any of the 1st Financial Companies could, directly or indirectly, be subject to any liability under ERISA, the Code or any other applicable law, except for liability for benefit claims and funding obligations payable in the ordinary course and consistent with the terms of the Plan.

(h)           None of the 1st Financial Companies currently sponsors or maintains, and none of them have ever sponsored or maintained or been liable with respect to, any employee benefit plan that is or was (A) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (B) a multiemployer plan as defined in Code Section 414(f) or ERISA Sections 3(37) or 4001(a)(31), (C) a multiple employer plan within the meaning of Code Section 413(c) or ERISA Sections 4063, 4064 or 4066 or (D) a multiemployer welfare arrangement within the meaning of ERISA Section 3(40).

(i)           Each Plan that is a “group health plan” has been operated at all times in compliance in all material respects with the provisions of COBRA, HIPAA and other applicable law and any similar state laws.  None of the Employment Contracts or Plans provide for medical, life or other welfare benefits to employees, contractors or directors beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee, contractor, director or their beneficiaries).

(j)           To the Knowledge of 1st Financial, no fiduciary of any Plan maintained by any of the 1st Financial Companies has any liability for any breach of fiduciary duty or any other failure to act or comply in connection with the administration or investments of the assets of any such Plan.

(k)           For purposes of the Employment Contracts and Plans, each person has been properly classified and treated as an employee or independent contractor for all applicable purposes.

(l)           (i)  Each Employment Contract and Plan that is a “deferred compensation plan” within the meaning of Code Section 409A, including each award thereunder, has been operated since its date of inception in good faith compliance with the application provisions of Code Section 409A and all regulations and guidance issued thereunder (collectively, "Section 409A") and, since January 1, 2009, has been in documentary compliance with the applicable provisions of Section 409A; (ii) none of the 1st Financial Companies have been required to report to any government entity or authority any corrections made or Taxes due as a result of a failure to comply with Section 409A or have any indemnity or gross-up obligation for any Taxes, interest or penalty imposed or accelerated under Section 409A; (iii) nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such Employment Contract or Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A; and (iv) for any Employment Contract or Plan that is not intended to be subject to Section 409A because it is not a nonqualified deferred compensation plan under Treasury Regulations 1.409A-1(a)(2) through 1.409A-1 (a)(5), or due to the application of Treasury Regulations Section 1.409A-1(b), all the conditions required to retain such treatment remain in effect and are not reasonably expected to change so as to subject such Plan to Section 409A.

(m)           No payments or benefits provided for in any of the Employment Contracts or Plans to be or become payable or provided to any officer or employee of any of the 1st Financial Companies as a result of or following the Merger is or will be prohibited by any Regulatory Authority or pursuant to any applicable law or regulation, including the Federal Deposit Insurance Act or any regulation promulgated thereunder, or the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and regulations promulgated thereunder.

3.27.           Insurance.  1st Financial has Previously Disclosed to FCB a listing of each blanket bond and liability, property and casualty, workers' compensation and employer liability, life, directors' and officers' liability, errors and omissions, or other insurance policy in effect as of the date of this Agreement which is maintained by or insures any of the 1st Financial Companies (the "Policies").  The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as the 1st Financial Companies are required by applicable law or regulation to maintain; and, in the reasonable opinion of management of 1st Financial, the insurance coverage provided under the Policies is reasonable and adequate in all respects for the respective 1st Financial Companies.  Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms (subject to general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws), and is underwritten by an insurer qualified to issue those policies in North Carolina; and, the 1st Financial Companies have complied in all material respects with requirements (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters.  None of the 1st Financial Companies are in default under the provisions of, and none of them have received notice of cancellation or nonrenewal of or any premium increase on, or failed to pay any premium on, any Policy, and there has not been any material inaccuracy in any application for any Policy which would give the insurer a valid defense against paying a claim under that Policy.  There are no pending claims with respect to any Policy, and, to the Knowledge of 1st Financial, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

3.28.           Insurance of Deposits.  All deposits of Mountain 1st are insured by the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Mountain 1st to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Knowledge of 1st Financial, are contemplated by the FDIC or otherwise to terminate such insurance.

3.29.           Indemnification Obligations.  Except to the extent provided by their respective Articles of Incorporation or Bylaws in effect on the date of this Agreement or in a contract or agreement Previously Disclosed to FCB, or as otherwise required by applicable law, none of the 1st Financial Companies have any obligation to indemnify or hold harmless any of their current or former directors, officers, employees or shareholders or any other person, against or from any costs or expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative.  No claim, demand or request for payment of indemnification has been made or currently is pending or, to the Knowledge of 1st Financial, threatened, against or with respect to any of the 1st Financial Companies, and, to the Knowledge of 1st Financial, no facts or circumstances exist which reasonably could be expected to result in such.

3.30.           Bank Secrecy Act; Patriot Act; Money Laundering.  To the Knowledge of 1st Financial, no facts or circumstances exist which would cause any of the 1st Financial Companies to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 103) (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “Patriot Act”), any order issued with respect to anti-money laundering by UST’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Mountain 1st has adopted and Mountain 1st has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

3.31.           CRA and Lending Compliance.  None of the 1st Financial Companies has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder ("CRA") or any "fair lending," equal credit opportunity, or other consumer protection laws or regulations applicable to Mountain 1st's lending activities.  Mountain 1st's most recent examination rating under the CRA was “satisfactory” or better and, to the Knowledge of 1st Financial, there are no fact or circumstance, or set of facts or circumstances, which would be reasonably likely to cause Mountain 1st to receive any notice of non-compliance with such provisions of CRA or the other laws or regulations described above, or to cause its CRA rating to decrease below the “satisfactory” level.

3.32.           Obstacles to Regulatory Approval.  To the Knowledge of 1st Financial, as of the date of this Agreement, there exists no fact or condition (including without limitation Mountain 1st's record of compliance with the Community Reinvestment Act) pertaining to any of the 1st Financial Companies or their business or operations that may reasonably be expected to prevent or materially impede or delay 1st Financial, Mountain 1st or FCB from obtaining all approvals of Regulatory Authorities required in order to consummate the transactions described in this Agreement.

Article IV.
Representations and Warranties of FCB

Except as otherwise specifically described in this Agreement or as Previously Disclosed to 1st Financial, FCB hereby makes the following representations and warranties to 1st Financial and Mountain 1st, effective as of the date of the Original Agreement.

4.01.           Organization; Standing; Power.  FCB:

(a)           is duly organized and incorporated, validly existing and in good standing as a bank under the laws of North Carolina;

(b)           has all requisite power and authority (corporate and other) to own its properties and conduct its business as it now is being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns, leases or otherwise operates properties of a character, or it transacts business of a nature, that makes such qualification necessary, except where failure to qualify would not have a material adverse effect on BancShares' consolidated financial condition or results of operations.

4.02.           Authorization and Validity of Agreement.  This Agreement has been duly and validly approved by FCB's Board of Directors.  Subject only to receipt of required approvals of Regulatory Authorities, (a) FCB has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (b) all corporate proceedings required to be taken to authorize FCB to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (c) this Agreement constitutes the valid and binding agreement of FCB and is enforceable in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

4.03.           Validity of Transactions; Absence of Required Consents or Waivers.  Subject to receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by FCB with any of its obligations or agreements contained herein, will conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, FCB's Articles of Incorporation or Bylaws, or, except where the same could not reasonably be expected to cause FCB to be unable to consummate the Merger, (a) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which FCB is bound or by which it, or its businesses, capital stock, properties or assets may be affected, (b) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of FCB's properties or assets, (c) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, or (d) result in the acceleration of any material obligation or indebtedness of FCB.

No consents, approvals or waivers are required to be obtained from any person or entity in connection with FCB's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities described in Paragraph 7.01.

4.04.           Financing.  FCB has sufficient cash reserves, or has access to sufficient cash, with which to finance the transactions described herein.

4.05.           Obstacles to Regulatory Approval.  To the Knowledge of FCB, as of the date of this Agreement, no fact or condition (including without limitation FCB's record of compliance with the Community Reinvestment Act) pertaining to FCB or its business exists that may reasonably be expected to prevent or materially impede or delay FCB from obtaining all approvals of Regulatory Authorities required in order to consummate the transactions described in this Agreement.

Article V.
Covenants of 1st Financial and Mountain 1st

Except as otherwise specifically provided in this Agreement, 1st Financial and Mountain 1st covenant and agree with FCB as described in the following paragraphs.

5.01.           Affirmative Covenants.

(a)           1st Financial Shareholders' Meeting.  1st Financial shall cause a meeting of its shareholders (the "1st Financial Shareholders' Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by the holders of 1st Financial Common Stock on the approval of this Agreement and any other matter required by applicable law and regulations to be voted on by shareholders in conjunction therewith.  In connection with the call and conduct of, and all other matters relating to, the 1st Financial Shareholders' Meeting (including the solicitation of appointments of proxies), 1st Financial will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

(b)           1st Financial Proxy Statement.  1st Financial will solicit appointments of proxies from the holders of 1st Financial Common Stock for use at the 1st Financial Shareholders' Meeting and, in connection with that solicitation, will prepare and distribute to all its shareholders (including UST as the then-current  holder of the 1st Financial Preferred Stock) proxy solicitation materials (a "Proxy Statement") that, in all material respects, shall be in such form, and contain or be accompanied by such information regarding the 1st Financial Shareholders' Meeting, this Agreement, the parties hereto, the Merger and other matters described herein, as is required by the 1934 Act and rules and regulations of the SEC thereunder (including without limitation Regulation 14A).  1st Financial will provide a copy of the Proxy Statement in preliminary form to FCB for its review and comment prior to its being filed with the SEC, and it will provide a final copy to FCB for its review and comment prior to its being printed and distributed to 1st Financial's shareholders.

1st Financial will mail the Proxy Statement to its shareholders on a date mutually agreed upon by 1st Financial and FCB, but in no event less than 20 days prior to the scheduled date of the 1st Financial Shareholders' Meeting; provided, however, that no such materials shall be mailed to 1st Financial's shareholders unless and until the Proxy Statement shall have been filed by 1st Financial with the SEC, the review period applicable thereto shall have expired, and 1st Financial shall have satisfactorily responded to and complied with any comments of the SEC thereon.  1st Financial will promptly provide to FCB copies of all comments and correspondence received by it or its agents from the SEC with respect to the Proxy Statement, together with copies of 1st Financial's responses thereto.

(c)         Board Recommendation.  1st Financial and Mountain 1st covenant that their respective directors, individually and collectively as their respective Boards of Directors, will (i) recommend that 1st Financial's shareholders vote their shares of 1st Financial Common Stock at the 1st Financial Shareholders' Meeting in favor of approval of this Agreement, and (ii) actively encourage holders of 1st Financial Common Stock to vote, or to authorize the proxies designated by 1st Financial's Board to vote, their shares in favor of the Merger.  The Proxy Statement distributed to 1st Financial's shareholders in connection with the 1st Financial Shareholders' Meeting will state that 1st Financial's Board of Directors considers the Merger to be advisable and in the best interests of 1st Financial and its shareholders and that the Board of Directors recommends that holders of 1st Financial Common Stock vote for approval of this Agreement.

Notwithstanding the foregoing, if 1st Financial's Board of Directors reasonably believes in good faith, after consultation with and receipt of the advice of its outside legal counsel and financial advisers, that such a recommendation would violate the directors' duties or obligations as such to 1st Financial or to its shareholders under applicable law as a result of 1st Financial's receipt of a "Superior Proposal" (as that term is defined in Paragraph 9.02(b)(v) below), then the Board of Directors may submit the Agreement to shareholders at the 1st Financial Shareholders' Meeting without recommendation and, to the extent required by law, communicate the basis for its lack of a recommendation to the shareholders in the Proxy Statement or any appropriate amendment or supplement thereto.  However, except as otherwise specifically provided in this Agreement, nothing in this Agreement shall be deemed to relieve 1st Financial of its obligations under Paragraph 5.01(a) to cause the 1st Financial Shareholders' Meeting to be duly called and held and to submit this Agreement to a vote of 1st Financial's shareholders.

(d)           Conduct of Business Prior to Effective Time.  Although the parties recognize that the operation of the 1st Financial Companies until the Effective Time is the responsibility of their respective Boards of Directors and officers, 1st Financial and Mountain 1st each agrees that, following the date of this Agreement and to and including the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by FCB's President or Chief Financial Officer, 1st Financial and Mountain 1st each will, and will cause each of the other 1st Financial Companies to, carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, each of them agrees that it and each of the other 1st Financial Companies will use Commercially Reasonable Efforts to:

(i)    preserve intact its present business organization, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

(ii)   maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

(iii)   maintain its books of account and records in the usual, regular and ordinary manner in accordance with applicable law and regulations and sound business practices applied on a consistent basis;

(iv)   comply with all laws, rules and regulations applicable to it, to its properties, assets or employees, and to the conduct of its business;

(v)    not change its existing Loan underwriting guidelines, policies or procedures in any material respect except as may be required by law or Regulatory Authorities;

(vi)    continue to maintain federal deposit insurance for Mountain 1st's deposits as described in Paragraph 3.28 and, except to the extent that changed circumstances dictate otherwise, continue to maintain in force the Policies described in Paragraph 3.27 and not cancel, terminate, fail to renew, or modify any Policy, or allow any Policy to be cancelled or terminated, unless the cancelled or terminated Policy is replaced with a bond or policy providing coverage, or unless the Policy, as modified, provides coverage that is substantially equivalent to the Policy that is replaced or modified;

(vii)    promptly notify FCB of any actual or threatened claim or litigation by or against any of them, together with a description of the circumstances surrounding any such actual or threatened claim or litigation, its present status and management's evaluation of such claim or litigation; and

(viii)    promptly provide to FCB such information about their financial condition, results of operations, prospects, businesses, assets, Loan portfolio, investments, properties, employees or operations, as FCB reasonably shall request.

(e)           Periodic Financial and Other Information.  Following the date of this Agreement and from time to time as indicated below, to and including the Effective Time, 1st Financial and Mountain 1st will:

(i)           within ten calendar days following each calendar month-end, deliver to FCB a copy of 1st Financial's unaudited year-to-date consolidated income statement and an unaudited consolidated statement of condition, each as of that month-end, accompanied by a written certification, signed by 1st Financial's Chief Executive Officer, to the effect that (A) he has reviewed the statements, (B) the statements have been prepared in accordance with 1st Financial's normal month-end management reporting procedures, and (C) subject to normal and recurring quarter- and year-end adjustments that are not expected to be material in amount or effect, all facts, events, transactions, claims or other circumstances of which he is aware and which, individually or in the aggregate, he believes will result in material liabilities or charges against earnings during the then current quarterly period are reflected in the statements;

(ii)           within two business days after making any entry in the accounting books and records of any of the 1st Financial Companies for an item of income or expense (other than a Loan or credit loss, or a recurring entry that is normal and usual to 1st Financial and Mountain 1st both in nature and amount) that exceeds $100,000, inform FCB's Chief Financial Officer or Chief Accounting Officer of, and provide it a description of and such other information as FCB shall request regarding, the event, condition or circumstance that results in that accounting entry;

(iii)           within five calendar days following each calendar month-end, deliver to FCB a copy of the investment securities report received from First Tennessee Bank's investment system for that month showing, at a minimum, each security held by the 1st Financial Companies' at month-end, the CUSIP number, book value and month-end market value of, and unrealized gain or loss related to, each such security, and all securities purchased and sold, and gains and losses realized, during that month.

(iv)           within 45 calendar days following each calendar quarter-end, deliver to FCB a copy of 1st Financial's interim unaudited consolidated financial statements for and as of the end of that quarterly period;

(v)           promptly following the filing thereof, deliver to FCB a copy of each report, registration, statement or other filing, and any amendments thereto (including without limitation each call report filed by 1st Financial or Mountain 1st) made by any of the 1st Financial Companies with or to any Regulatory Authority; provided, however, that 1st Financial shall not be required to deliver to FCB copies of reports filed electronically by it with the SEC under the 1934 Act which are available to the public on the SEC's Internet website;

(vi)           within 45 calendar days following each calendar quarter-end, deliver to FCB a copy of 1st Financial's and Mountain 1st's management's analysis of their Loan Loss Reserves;

(vii)           within ten calendar days following each calendar month-end, deliver to FCB a listing of the aggregate dollar volume and number of Loans and Loan commitments made or issued by Mountain 1st during that month;

(viii)           within 25 calendar days following each calendar month-end, deliver to FCB lists of:

(A)           each Loan made by Mountain 1st to a borrower, or commitment by Mountain 1st to make, issue or extend any Loan to a borrower, in excess of the lesser of $250,000 or an amount that would cause Mountain 1st's aggregate credit exposure to that borrower to exceed that amount;

(B)           each renewal, extension or modification by Mountain 1st of the terms of, or commitment by Mountain 1st to renew, extend or modify the terms of, any existing Loan to a borrower to whom Mountain 1st has an aggregate credit exposure in excess of $250,000;

(C)           Loans that are past due as to principal or interest for more than 30 days;

(D)           Loans in nonaccrual status;

(E)           Loans for which there has been no reduction in principal for a period of longer than one year;

(F)           all reworked or restructured Loans still outstanding, including original terms, restructured terms and status;

(G)           classified, potential problem or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such Loan;

(H)           all Loans charged off during the previous month; and

(I)           foreclosed real property or other real estate owned and all repossessed personal property;

(ix)           within thirty calendar days following each calendar month-end, deliver to FCB lists of:

(A)           Loans held for sale, together with an aging schedule indicating the number of days each Loan has been held for sale;

(B)           Loans sold during the month, broken down by investor;

(C)           Loans on the balance sheet that have been repurchased from investors or other purchasers, and Loans that were put into the portfolio that were initially intended to be sold;

(D)           Sold Loans that are pending repurchase from investors or other purchasers or where investors or purchasers have requested a repurchase;

(E)           Sold Loans identified as "at risk" for repurchase; and

(F)           all communications with any investor or other purchaser (whether verbal, written or electronic) during the month relating to any potential or pending repurchase of a Sold Loan, any request, demand, or claim by an investor or purchaser that a Sold Loan be repurchased, or any mortgage insurance claim, together with copies of any written or electronic correspondence, or summaries of verbal conversations, relating to any such matter;

(x)           promptly following FCB's request, provide to FCB such other information about the 1st Financial Companies' financial condition, results of operations, prospects, businesses, assets, Loan portfolio, investments, properties, employees or operations, as FCB reasonably shall request from time to time.

(f)          Termination of Plans and Deregistration of 1st Financial Stock.  Following the date of this Agreement, 1st Financial shall take, or cause to be taken, such actions as shall be necessary to:

(i)           terminate the 1st Financial Employee Stock Purchase Plan, in accordance with its terms and applicable law and regulations, effective as soon as practicable;

(ii)           terminate the 1st Financial Companies' participation in the 1st Financial 401(k) Plan in accordance with its terms and applicable law and regulations, effective immediately prior to the Effective Time;

(iii)           at the direction of FCB, terminate, in accordance with their respective terms and applicable law and regulation, all medical, dental, health, disability and life insurance plans, and all other employee benefit plans, maintained by any of the 1st Financial Companies for the benefit of any of their current or former officers, employees, contractors or directors or any of their beneficiaries, effective immediately prior to the Effective Time; and

(iv)           immediately prior to the Effective Time, file an amendment with the SEC to its Registration Statement on Form S-8 previously filed under the Securities Act of 1933 relating to the offer and sale of shares of 1st Financial Common Stock pursuant to the 1st Financial Stock Plans (Reg. No. 333-155812) to remove from registration all shares of 1st Financial Common Stock that remain unissued pursuant to those plans.

(g)          Directors' and Officers' Liability Insurance.  Immediately prior to the Effective Time, 1st Financial and Mountain 1st shall purchase "tail" coverage with respect to their directors' and officers' liability, blanket bond and errors and omissions liability insurance policies, effective at the Effective Time and for the maximum terms available and in the same amounts of coverage as are provided by their then current policies, provided that the total costs of such tail coverage shall not exceed an aggregate of $600,000 without FCB's prior written approval.

(h)           Accruals for Expenses and Other Accounting Matters.  1st Financial and Mountain 1st will make such appropriate accounting entries in their books and records and take such other actions as FCB deems to be required by GAAP, or which FCB otherwise reasonably deems to be necessary, appropriate or desirable in anticipation of completion of the Merger and which are not in violation of GAAP or applicable law, including without limitation additional provisions to 1st Financial's or Mountain 1st's Loan Loss Reserve or accruals or the creation of reserves for compensation, employee benefit and transaction-related expenses; provided, however, that notwithstanding any provision of this Agreement to the contrary, (i) except as otherwise agreed to by 1st Financial and FCB, 1st Financial and Mountain 1st shall not be required to make any such accounting entries until immediately prior to the Closing and only following receipt of written confirmation from FCB that it is not aware of any fact or circumstance that would prevent completion of the Merger, and (ii) any such accounting entries made by 1st Financial or Mountain 1st at the direction of FCB and related to FCB's own accounting purposes or convenience (as opposed to entries relating to events, developments, changes or circumstances in 1st Financial's or Mountain 1st's business or operations that are, or should be, made by them under GAAP or otherwise in the normal course of their business) may not, in and of themselves, either individually or in the aggregate with all other such entries, be used to evidence a 1st Financial Material Change or be deemed to constitute a 1st Financial Material Effect.

(i)           Loan Loss Reserve and Loan Charge-Offs.  Following the date of this Agreement, and prior to the Closing Date, 1st Financial and Mountain 1st will make such appropriate accounting entries in their books and records and take such other actions as are necessary or appropriate to:

(i)           charge-off any Loans on Mountain 1st's books, or any portions thereof, that they, or FCB in its sole discretion, consider to be losses, or that they, or FCB, otherwise believe, in good faith, are required to be charged off pursuant to applicable banking regulations, GAAP or otherwise, or that otherwise would be charged off by FCB after the Effective Time in accordance with its Loan administration and charge-off policies and procedures; provided, however, that notwithstanding any provision of this Agreement to the contrary, any such charge-offs made by 1st Financial or Mountain 1st at the direction of FCB and related to FCB's own accounting purposes or convenience (as opposed to charge-offs relating to the condition of, or events, developments, changes or circumstances related to, the particular Loans to be charged-off, and that are, or should be, made by them under GAAP or otherwise in the normal course of their business) may not, in and of themselves, either individually or in the aggregate with all other such charge-offs, be used to evidence a 1st Financial Material Change or be deemed to constitute a 1st Financial Material Effect; and

(ii)           maintain their Loan Loss Reserve in a manner, and provide funds to their Loan Loss Reserve in amounts, consistent with their past practices and as required by applicable banking regulations, GAAP, and their Loan policies and procedures.

(j)           Consents to Assignment of Contracts and Leases.  With respect to each contract or other agreement, including without limitation service contracts and each lease or rental agreement pertaining to real or personal property, to which any of the 1st Financial Companies is a party (including each of the Lease Agreements) and which FCB reasonably believes requires the consent of any other contracting party in connection with or as a result of the Merger, 1st Financial and Mountain 1st will use Commercially Reasonable Efforts to obtain, prior to the Closing, the written consent and estoppel certificate of that other party in a form reasonably satisfactory to FCB.

(k)           Access.  1st Financial and Mountain 1st each agrees that, following the date of this Agreement and to and including the Effective Time, it will provide FCB and its employees, accountants, legal counsel, environmental or other consultants, or other representatives and agents access to all books, records, files (including credit files and Loan and Sold Loan documentation and records) and other information (whether maintained electronically or otherwise) of each of the 1st Financial Companies, to all their properties and facilities, employees, accountants, legal counsel, environmental or other consultants, or other representatives or agents, as FCB shall, in its sole discretion, consider to be necessary or appropriate for the purpose of conducting ongoing reviews and investigations of the assets and business affairs of the 1st Financial Companies, preparing for consummation of the Merger, determining the accuracy of 1st Financial's and Mountain 1st's representations and warranties in this Agreement or their compliance with their covenants in this Agreement, or for any other reason; provided, however, that any investigation or reviews conducted by or on behalf of FCB shall be performed in such a manner as will not interfere unreasonably with 1st Financial's and Mountain 1st's normal operations or with 1st Financial's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties, each acting reasonably.

(l)           Pricing of Deposits and Loans.  Following the date of this Agreement and to and including the Effective Time, Mountain 1st will make pricing decisions with respect to deposit accounts and Loans in a manner consistent with its past practices based on competition and prevailing market rates in its banking markets.

(m)           Preparations for Conversion. Following the date of this Agreement and to and including the Effective Time, 1st Financial and Mountain 1st each will cooperate with FCB and take such actions as FCB shall reasonably request in order to prepare for and permit the conversion of Mountain 1st's banking operations, customer accounts and data, and data systems to FCB's systems as promptly as possible following the Effective Time.

(n)           Notice of Certain Changes or Events.  Following the date of this Agreement and to and including the Effective Time, 1st Financial and Mountain 1st promptly will notify FCB in writing of and provide to it such further information as it shall request regarding (i) any 1st Financial Material Change, or of the actual or, to the Knowledge of 1st Financial, prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such 1st Financial Material Change, (ii) the actual or, to the Knowledge of 1st Financial, prospective existence or occurrence of any condition or event which has caused or, with the lapse of time or otherwise, may or could cause, any statement, representation or warranty of 1st Financial or Mountain 1st herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or may or could cause, create or result in the breach or violation in any material respect of any of 1st Financial's or Mountain 1st's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 8.01 or 8.03; and (iii) the occurrence or existence of any event, fact or condition that may reasonably be expected to prevent or materially impede or delay 1st Financial, Mountain 1st or FCB from obtaining the approvals of Regulatory Authorities required in order to consummate, or otherwise from completing, the transactions described in this Agreement.

(o)           EESA Compliance.  Following the date of this Agreement and to and including the Effective Time, 1st Financial and Mountain 1st will comply with all provisions of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and all guidance, rules and regulations promulgated thereunder, as the same shall be in effect from time to time (collectively, the "Compensation Regulations").  Immediately following the closing of FCB's purchase from UST of the outstanding shares of 1st Financial Preferred Stock and the 1st Financial Warrant pursuant to the SPA as described in Paragraph 2.04(a) above (the "SPA Closing"), and prior to the Closing of the Merger, 1st Financial will make all filings with and submissions to UST necessary to comply with all applicable certification and disclosure requirements set forth in the Compensation Regulations, including without limitation those certain filings and submissions specified in Section 4.05 of the SPA, that are required with respect to 1st Financial's most recent completed fiscal year (if those filings and submissions for that year have not previously been made) and with respect to the portion of its then-current fiscal year during which UST held the 1st Financial Preferred Stock.  Those filings and submissions will be made by 1st Financial as described above without regard to the normal due dates thereof under the Compensation Regulations.

(p)           Further Action; Instruments of Transfer.  1st Financial and Mountain 1st each (i) will take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest practicable date, (ii) shall perform all acts and execute and deliver to FCB all documents or instruments required of it herein, or as otherwise shall be reasonably necessary or useful to or requested by FCB, in consummating such transactions, and, (iii) will cooperate with FCB in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

5.02.           Negative Covenants.  Following the date of this Agreement, and to and including the Effective Time, without the prior written consent and authorization of FCB's President or Chief Financial Officer:

(a)           Amendments to Articles of Incorporation or Bylaws.  None of the 1st Financial Companies will amend their Articles of Incorporation or Bylaws.

(b)           Change in Capitalization.  None of the 1st Financial Companies will make any change in their authorized capital stock, create any other or additional authorized capital stock or other securities, or reclassify, combine, subdivide or split any shares of their capital stock or other securities.

(c)           Sale or Issuance of Capital Stock or Other Securities.  With the exception of 1st Financial's sale of 1st Financial Common Stock upon the exercise of the 1st Financial Warrant or a 1st Financial Stock Option granted prior to and outstanding on the date of this Agreement, none of the 1st Financial Companies will sell or issue any additional shares of capital stock or other securities of or equity interests in such company, including any capital notes, debentures or other debt securities or any securities convertible into capital stock or other securities, or enter into any agreement or understanding with respect to any such action.

(d)           Purchase or Redemption of Shares.  Except as required by a Regulatory Authority as a condition to obtaining an approval required hereunder, none of the 1st Financial Companies will purchase, redeem, retire or otherwise acquire any shares of their capital stock, or enter into any agreement or understanding with respect to any such action.

(e)           Options, Warrants and Rights.  None of the 1st Financial Companies will grant or issue any options, warrants, calls, puts or other rights of any kind relating to the sale, purchase, redemption or conversion of shares of their capital stock or any other securities or enter into any agreement or understanding with respect to any such action.  Specifically, and without limiting the generality of the preceding sentence, 1st Financial will not grant any further stock options or other share-based awards (including without limitation any restricted stock, performance shares or stock appreciation rights) under the 1st Financial Stock Plans or otherwise.

(f)           Dividends.  1st Financial will not declare or pay any dividends on the outstanding shares of 1st Financial Stock (including the 1st Financial Preferred Stock), whether in cash or in additional shares of 1st Financial Stock or other securities, or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

(g)           Employment, Benefit or Retirement Agreements or Plans.  Except as required by law, none of the 1st Financial Companies will (i) enter into, become bound by, or amend any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by it or them without cost or other liability on no more than 30 days' notice; (ii) adopt, enter into, or become bound by, any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, deferred compensation, retirement, severance, insurance (including hospitalization, life or other, other than renewals of existing group employee insurance policies in the ordinary course of their business), paid leave (including sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its or their current or former directors, officers, employees or consultants, or amend any such existing contract, agreement, commitment, understanding, plan or arrangement; or (iii) enter into, become bound by or amend any contract with or commitment to any labor or trade union or association or any collective bargaining group.]

(h)           Increase in or Payment of Certain Compensation.  None of the 1st Financial Companies will increase the compensation or benefits of, or pay any bonus, severance or other special or additional compensation to, any of its or their current or former directors, officers, employees or consultants; provided, however, that notwithstanding anything contained herein to the contrary, prior to the Effective Time Mountain 1st may (i) review and make routine merit increases in the salaries of its employees, provided that the times and amounts of those increases are consistent with Mountain 1st's past practices and its salary administration and review policies and procedures in effect prior to January 1, 2013, (ii) make bonus and commission payments to its mortgage originators and branch personnel in accordance with its incentive plans applicable to those employees, provided that the times and amounts of those payments are consistent with Mountain 1st's plans and practices in effect on June 30, 2013, and (iii) agree to and pay discretionary retention payments to key employees (not to exceed $75,000 in the aggregate for all such key employees), provided that each such payment is conditioned on the key employee remaining as an employee of Mountain 1st until the Effective Time and that the payment to that employee is not paid until immediately prior to the Effective Time.

(i)           Compensatory Agreements.  Except with the prior written consent of FCB, 1st Financial and Mountain 1st will not make or agree to any amendments to or modification of, any of (i) those certain Employment Agreements dated November 13, 2008, between them and Vincent K. Rees and Peggy H. Denny (the "Employment Agreements"), (ii) those certain Salary Continuation Agreements dated March 26, 2008 between them and Vincent K. Rees and Peggy H. Denny (the "Salary Continuation Agreements"), (iii) those certain Amended Endorsement Split Dollar Agreements dated January 30, 2009, between Mountain 1st and Vincent K. Rees and Peggy H. Denny (the "Split Dollar Agreements"), or (iv) any Indemnification Agreement between 1st Financial and any of its current or former officers, directors or employees.

(j)           Accounting and Tax Practices; Independent Accountants.  None of the 1st Financial Companies will make any changes in their accounting or tax methods, policies, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied except as required by GAAP or applicable law or regulations or as recommended by its independent public accountants, and 1st Financial will not change its independent public accountants.

(k)           Acquisitions; Additional Branch Offices.  None of the 1st Financial Companies will, directly or indirectly (i) acquire (whether by merger or otherwise) any branch office or all or any significant part of the assets of any other person or entity, other than in connection with the foreclosure or other enforcement of a lien held to secure a Loan, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

(l)           Changes in Business Practices.  Except as may be required by their respective Regulatory Authorities, or otherwise as shall be required by applicable law, regulation or this Agreement, none of the 1st Financial Companies will (i) change in any material respect the nature of their business or the manner in which they conduct their business, (ii) discontinue any material portion or line of their business, or (iii) change in any material respect their lending, deposit, investment, asset-liability management or other material banking or business policies.

(m)           Exclusive Agreement.

(i)           None of the 1st Financial Companies, nor any of their respective directors (individually or acting as 1st Financial's or Mountain 1st's Board of Directors), officers, employees, advisors or other representatives will, directly, or indirectly through any person, (A) initiate, solicit, facilitate or encourage the initiation or procurement of, or take any action, including by way of furnishing information, to facilitate the initiation or procurement of, any Acquisition Proposal (as defined below) or to generate inquiries, discussions or negotiations with respect to the making of any Acquisition Proposal, (B) continue or otherwise participate in any discussions or negotiations with, furnish or disclose any information relating to any of the 1st Financial Companies to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an Acquisition Proposal, (C) terminate any provision of any confidentiality or standstill agreement relating to or entered into in connection with any Acquisition Proposal, (D) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning any of the 1st Financial Companies or their business, or afford to any other person or entity access to the properties, facilities, books or records of any of the 1st Financial Companies, (E) approve, endorse or recommend, enter into or become bound by, or otherwise take or agree to any action in furtherance of, any Acquisition Agreement (as defined below), or (F) authorize, permit or direct any other person to represent it or them in connection with, or to take on its or their behalf, any action described above, or cooperate with any other person in connection with any such action.

"Acquisition Proposal" means any inquiry, proposal or offer with respect to: (A) any merger, consolidation, share exchange, business combination, or other similar transaction involving 1st Financial or Mountain 1st (other than the transactions described in this Agreement); (B) any sale, lease (as lessor), exchange, mortgage, pledge, transfer or other disposition of any branch office of Mountain 1st or of 25% or more of 1st Financial's consolidated assets to any other person, entity or group in a single transaction or series of related transactions; or (C) any tender offer or exchange offer for 25% or more of the outstanding shares of 1st Financial's or Mountain 1st's capital stock; or (D) the making of any filing with the SEC in connection with any of the above.

"Acquisition Agreement" means any letter of intent, agreement in principle, definitive agreement or other similar agreement, in any case in writing, that relates to or provides for any transaction that is described in or contemplated by the term Acquisition Proposal, as defined above.

(ii)           Notwithstanding the foregoing, if at any time after the date hereof, but before approval of this Agreement by 1st Financial's shareholders, (A) any of the 1st Financial Companies receives an unsolicited written Acquisition Proposal that 1st Financial's Board of Directors believes in good faith to be bona fide, (B) such Acquisition Proposal was not the result of or received following a violation of this Paragraph 5.02(m), (C) 1st Financial's Board of Directors determines, in good faith, and after consultation with its outside counsel and financial advisor, that the Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in Paragraph 9.02(b)(v) below), and (D) 1st Financial's Board of Directors determines, in good faith, and after consultation with its outside counsel, that the failure to take the actions referred to in clause (x) of (y) below would be reasonably likely to violate its fiduciary duties under applicable law, then 1st Financial may (and may authorize Mountain 1st and their representatives to) (x) furnish nonpublic information regarding the 1st Financial Companies to the person making the Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to 1st Financial than, those contained in Paragraph 7.04 of this Agreement; provided, however, that any nonpublic information provided to any such person shall have been previously provided to FCB or shall be provided to FCB before or concurrently with the time it is provided to such person; and (y) participate in discussions and negotiations with the person making such Acquisition Proposal.

(iii)           1st Financial and Mountain 1st will promptly, and in any event within 24 hours, notify FCB in writing of (A) the receipt of any Acquisition Proposal, (B) any material modification of or amendment to any Acquisition Proposal, (C) any request for nonpublic information relating to any of the 1st Financial Companies, or for access to their properties, books or records, by any Person that has made or that informs any of the 1st Financial Companies or their respective Boards of Directors or representatives that it is considering making an Acquisition Proposal, or (D) their entry into discussion or negotiations concerning any Acquisition Proposal in accordance with Paragraph 5.02(m)(ii) above, which notification shall describe the Acquisition Proposal, amendment, modification or request, identify the third party making such proposal, indication or request or with which 1st Financial has entered into discussions or negotiations, and the material terms of the Acquisition Proposal or modification or amendment thereto.  1st Financial shall keep FCB fully informed, on a current basis, of any material changes in the status of and any material changes or modifications in the terms of any such Acquisition Proposal, indication, request or discussions

(n)           Acquisition or Disposition of Assets; Purchase of Services.  None of the 1st Financial Companies will:

(i)           sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any 1st Financial Real Property in any amount, other than the sale in arms'-length transactions of 1st Financial Real Property acquired by Mountain 1st in connection with the foreclosure in the ordinary course of its business of a deed of trust or mortgage that secured a Loan or a deed-in-lieu thereof;

(ii)           except as provided below, sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any equipment or any other fixed or capital asset (other than 1st Financial Real Property) having a book value or a fair market value, whichever is greater, of more than $100,000 in the case of any individual item or asset, or $250,000 in the aggregate for all such items or assets, other than the sale in arms'-length transactions of equipment or other fixed assets acquired in the ordinary course of Mountain 1st's business in connection with enforcement of a lien or security interest that secured a Loan; provided, however, that this provision shall not prohibit 1st Financial or Mountain 1st from selling investment portfolio securities for liquidity purposes in the ordinary course of their business;

(iii)           purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any real property in any amount, other than (A) real property that is the subject of a deed of trust securing a Loan that is being foreclosed upon in the ordinary course of Mountain 1st business or that is acquired by Mountain 1st by deed-in-lieu of such a foreclosure, and (B) amendments, modifications and extensions to leases of existing 1st Financial Real Property which are effected in accordance with Paragraph 5.02(t) below;

(iv)           purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any equipment or any other fixed asset (other than real property) having a purchase price, or involving aggregate lease payments, in excess of $100,000 in the case of any individual item, or $250,000 in the aggregate for all such items or assets, other than any equipment or other fixed assets that are subject to a lien or security interest securing a Loan that is being enforced in the ordinary course of Mountain 1st's business;

(v)           enter into any purchase or other commitment or contract for supplies or services other than in the usual and ordinary course of their business consistent with their past practices;

(vi)           except in the ordinary course of their business consistent with their past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any Loan or other receivable or any participation in any Loan or other receivable;

(vii)           except in the ordinary course of their business consistent with their past practices with respect to investment securities, Loans and similar assets, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or

(viii)           assign its rights to or otherwise give any other person its permission or consent to use or do business under the corporate name of any of the 1st Financial Companies or any name similar thereto; or release, transfer or waive any license or right granted to them by any other person to use any corporate name, trademark, trade name, copyright, service mark or intellectual property right;

provided, however, that prior to entering into any transaction permitted under this Paragraph 5.02(n), or a entering into, renewing or amending any contract, agreement or commitment with respect to such a transaction, 1st Financial and Mountain 1st will consult with FCB and permit FCB to express its views regarding the decision to enter into, and the terms and conditions of, the transaction, contract, agreement or commitment.

(o)           Debt; Liabilities.  With the exception of Mountain 1st's acceptance of deposits, entry into repurchase agreements, purchases of Federal Funds, and borrowings from the Federal Home Loan Bank of Atlanta of no more than 90 days maturity, in any such case in the ordinary course of Mountain 1st's business consistent with its past practices, none of the 1st Financial Companies will (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to their borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other Person (except pursuant to standby letters of credit issued by Mountain 1st in the ordinary course of its lending business), or (iii) except in the ordinary course of their business consistent with their past practices, incur any other liability or obligation (absolute or contingent).

(p)           Liens; Encumbrances.  With the exception of Mountain 1st's pledges of Loans or portfolio securities to the Federal Home Loan Bank of Atlanta to secure borrowings permitted by Paragraph 5.02(n) above, and pledges of securities in the ordinary course of Mountain 1st's business and consistent with its past practices in connection with the securing of public funds deposits or repurchase agreements, none of the 1st Financial Companies will mortgage, pledge or subject any of their assets to, or permit any of their assets to become or, except for any liens or encumbrances Previously Disclosed to FCB under Paragraphs 3.17, 3.18, 3.19 and 3.20, remain subject to, any lien or any other encumbrance.

(q)           Waiver of Rights.  None of the 1st Financial Companies will waive, release, or compromise any rights in their favor against or with respect to any of their current or former officers, directors, employees, consultants, or members of families of current or former officers, directors, employees or consultants (including forgiveness of any Loans or other obligations), nor will any of them waive, release or compromise any material rights against or with respect to any other Person except in the ordinary course of business and in good faith for fair value in money or money's worth.

(r)           Other Contracts.  None of the 1st Financial Companies will enter into or become bound by, or modify, amend or renew the term of, any contracts, agreements, commitments, pledges or understandings (i) for or with respect to any charitable contributions in excess of $5,000 in the case of any one contribution or pledge or $25,000 in the aggregate; (ii) with any governmental or regulatory agency or authority except as required by law; (iii) with respect to any purchase, lease, licensing, use or other acquisition of any intellectual property or property rights (including computer software, any computer, data processing or telecommunications equipment, or any data processing services); (iv) which is entered into other than in the ordinary course of their business; or (v) except as expressly permitted elsewhere in this Paragraph 5.02, and whether or not in the ordinary course of their business, which would obligate or commit them to make expenditures over any period of time of more than $10,000 in the case of any one contract, agreement, commitment or understanding, or more than $50,000 in the case of all contracts, agreements, commitments or understandings; provided, however, that prior to entering into, renewing or amending any contract, agreement, commitment, pledge or understanding permitted by this Paragraph 5.02(r), 1st Financial and Mountain 1st will consult with FCB and permit FCB to express its views regarding the decision to enter into, and the terms of, the contract, agreement, commitment, pledge or understanding.

Notwithstanding anything contained in this Paragraph 5.02(r) to the contrary, Mountain 1st may, at its option, renew its contract with Banker's Dashboard for a renewal term of not more than one year, provided, however, that it shall use Commercially Reasonable Efforts to arrange for such renewal to be on a month-to-month basis or a fixed term of less than one year.

(s)           Deposit Liabilities.  Mountain 1st will not make any material change in its current deposit policies and procedures, or take any actions designed to materially increase or decrease the aggregate level of its deposits, or any category of its deposits, as of the date of this Agreement, other than changes that are consistent with its asset-liability management policies and based on competition, market rates, or changes in applicable law.

(t)           Changes in Lease Agreements.  None of the 1st Financial Companies will (i) surrender its leasehold interest in any parcel of leased 1st Financial Real Property, or seek or agree to the termination of the Lease Agreement pertaining to any such parcel, other than at the end of the term of a Lease Agreement under the terms of which it does not have an option to renew, or modify or amend the Lease Agreement pertaining to any parcel of leased 1st Financial Real Property, or (ii) renew any Lease Agreement, or permit any Lease Agreement to be automatically renewed, without (in the case of each of (i) and (ii)) first consulting with FCB and permitting FCB to express its views regarding such surrender, termination, modification, amendment or renewal, and the terms and conditions thereof; provided, however, that, before agreeing to any proposed renewal or extension of a Lease Agreement, 1st Financial and Mountain 1st shall first use Commercially Reasonably Efforts to attempt to obtain (i) an extension of the date prior to expiration of the Lease Agreement by which it must give notice of renewal or termination of the Lease Agreement, (ii) a month-to-month or short-term lease arrangement, or (iii) some arrangement for possession of the leased Parcel other than a full-term renewal, in each case in an effort to permit FCB, following the Effective Date, to assess its needs and plans for the Parcel that is the subject of that Lease Agreement before becoming committed to a longer-term lease obligation.

 (u)          Actions by Subsidiaries.  1st Financial and Mountain 1st will not cause or permit any of their respective subsidiaries to take, and, as the sole shareholders of those companies, each of them will use Commercially Reasonable Efforts to prevent its respective subsidiaries from taking, any action that is prohibited to 1st Financial, Mountain 1st or the 1st Financial Companies by the various provisions of this Paragraph 5.02.

Article VI.
Covenants of FCB

Except as otherwise specifically provided in this Agreement, FCB covenants and agrees with 1st Financial and Mountain 1st as described in the following paragraphs.

6.01.           Employees; Employee Benefits.

(a)           Employment of Mountain 1st's Employees.  At the Effective Time, each employee of Mountain 1st who is then currently employed by Mountain 1st automatically shall become an employee of FCB (a "Continuing Employee") without any action by that employee, Mountain 1st or FCB.  Except to the extent otherwise provided in a written agreement with a Continuing Employee which is entered into or assumed by FCB, the employment of each Continuing Employee will be on an "at will" basis in such a position, at such location within FCB's system, and for such rate of compensation, as shall be determined by FCB in the ordinary course of its business, and nothing in this Agreement shall be deemed to constitute an employment agreement between FCB and any such person, to obligate FCB to continue to employ any such person for any specific term or period of time, in any specific position, or at any specific salary or rate of compensation, or at all, or to restrict FCB's right to terminate the employment of any such person at any time following the Effective Time and for any reason satisfactory to it.

(b)           Employee Benefits.  Following the Effective Time, each Continuing Employee shall be entitled to participate in employee benefit plans provided generally by FCB to its employees from time to time on the same basis, and subject to the same eligibility and vesting requirements and other conditions, restrictions and limitations, as generally are in effect and applicable to other new employees of FCB.  However, for purposes of determining eligibility to participate, and vesting under FCB's  Section 401(k) plan, and participation in FCB's employee benefits generally, as well as for purposes of benefit accrual under FCB's paid time off and position elimination policies, each Continuing Employee will be given credit for his or her time of service with Mountain 1st prior to the Effective Time based on his or her date of hire reflected in Mountain 1st's employment records; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in no event shall any Continuing Employee be or become eligible to participate in, or for benefits under, FCB's defined benefit pension plan (which has been frozen to new participants).  The terms of participation by Continuing Employees in FCB's health, dental and vision insurance plans and other programs that are part of FCB’s Cafeteria Plan shall include the waiver of any waiting periods.  Following completion of the termination and final liquidation of the 1st Financial 401(k) Plan and their receipt of distributions of the assets credited to their respective plan accounts under that plan as described in Paragraph 7.07 below, Continuing Employees who remain employed by FCB at that time may roll-over their distributions to their plan accounts under FCB's Section 401(k) plan, subject to and in accordance with the terms of FCB's Section 401(k) plan.

6.02.           Final Tax Returns.  Following the Effective Time, FCB will make all necessary arrangements for the 1st Financial Companies' final federal and state income tax returns for the year in which the Effective Time occurs to be prepared and filed.

6.03           Notice of Certain Changes or Events.  Following the date of this Agreement to and including the Effective Time, FCB promptly will notify 1st Financial in writing of and provide to it such further information as it shall request regarding (i) the actual or prospective existence or occurrence of any condition or event of which FCB has Knowledge and which will or, with the lapse of time or otherwise, reasonably could be expected to cause any statement, representation or warranty of FCB herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or reasonably could be expected to cause, create or result in the breach or violation in any material respect of any of FCB's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 8.01 or 8.02, and (ii) the occurrence or existence of any event, fact or condition that may reasonably be expected to prevent or materially impede or delay 1st Financial, Mountain 1st or FCB from obtaining the approvals of Regulatory Authorities required in order to consummate, or otherwise from completing, the transactions described in this Agreement.

6.04.           Actions by FCB as Holder of 1st Financial Preferred Stock and 1st Financial Warrant.  Following the purchase by FCB of all outstanding shares of 1st Financial Preferred Stock and the 1st Financial Warrant in accordance with the terms of the SPA and as described in Paragraph 2.04(a) above, FCB shall (i) in its capacity as the holder of all outstanding shares of 1st Financial Preferred Stock, duly approve this Agreement and the Merger by its written consent to action without a meeting in accordance with applicable North Carolina law; and (ii) cause the Warrant to remain unexercised through the Effective Time; provided, however, that nothing in this Paragraph 6.04 is intended to, or shall have the effect of, limiting or restricting FCB's exercise of any of its rights under this Agreement, including the right to terminate this Agreement in the manner provided herein.

6.05.           Further Action; Instruments of Transfer.  FCB (a) will use Commercially Reasonable Efforts to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest practicable date, (b) shall perform all acts and execute and deliver to 1st Financial and Mountain 1st all documents or instruments required of it herein, and (c) will cooperate with 1st Financial and Mountain 1st in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

Article VII.
Additional Mutual Agreements

Except as otherwise specifically provided in this Agreement, 1st Financial, Mountain 1st and FCB mutually covenant and agree as described in the following paragraphs.

7.01.           Regulatory Approvals.  As soon as practicable following the date of this Agreement, 1st Financial, Mountain 1st and FCB (a) will prepare and file, or cause to be prepared and filed, all applications required to be filed by it or them under applicable law and regulations for approvals by Regulatory Authorities of the Merger or other transactions described in this Agreement, (b) use Commercially Reasonable Efforts to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and other transactions described herein, and (c) before the filing of any such application required to be filed, give the other parties an opportunity to review and comment on the form and content of such application.  Should the appearance of any of the officers, directors, employees or counsel of 1st Financial, Mountain 1st or FCB be requested by any of the other parties or by any Regulatory Authority at any hearing in connection with any such application, it will use Commercially Reasonable Efforts to arrange for such appearance.

7.02.           Information for Proxy Statement and Applications for Regulatory Approvals.  1st Financial, Mountain 1st and FCB each agrees (a) to cooperate with the other parties in the preparation of the Proxy Statement and applications for required approvals of Regulatory Authorities, to promptly respond to requests by any of the other parties and their legal counsel for information, and to provide all information, documents, financial statements or other material, that is required for, or that may be reasonably requested by any other party for inclusion in, any such document, and (b) that none of the information provided by it in writing for inclusion in any such application or the Proxy Statement will contain any untrue statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, at and as of the time (i) the Proxy Statement is filed with the SEC, (ii) the Proxy Statement is mailed to 1st Financial's shareholders, (iii) the applications for required approvals of Regulatory Authorities are filed, and (iv) approvals of Regulatory Authorities are granted.

7.03.           Announcements. No persons other than 1st Financial, Mountain 1st, FCB and BancShares are authorized to make any public announcements or public statements about this Agreement or any of the transactions described herein.  Without the prior review and consent of the other parties, neither 1st Financial, Mountain 1st, FCB nor BancShares will make any public announcement, public statement or any other public disclosure of any nature to any Person as to the terms and conditions of this Agreement or the transactions described herein; provided, however, that 1st Financial, FCB or BancShares may make any statement or disclosure about this Agreement or the transactions described herein which it, in good faith, believes is required to be made in any application to any Regulatory Authority for approval of the Merger or other transactions described in this Agreement, or which it, in good faith, and upon the advice of its legal counsel, believes is otherwise required by law (or, in the case of 1st Financial and BancShares, is required to be or, in accordance with good disclosure practices, should be, disclosed in periodic reports filed by them with the SEC or, in the case of BancShares, pursuant to the listing requirements of The NASDAQ Stock Market.  However, before 1st Financial, Mountain 1st, FCB or BancShares makes any such permitted statement or disclosure, it shall provide a copy of the proposed statement or disclosure to the other parties and give such other parties a reasonable opportunity to comment on the content thereof.

7.04.           Confidential Information.

(a)           For purposes of this Paragraph 7.04, "Confidential Information" refers to any information (including business and financial information) that a party to whom the information pertains (an "Informing Party") provides or makes available in connection with this Agreement (including without limitation information provided or made available in connection with any previous negotiations among 1st Financial, Mountain 1st and FCB) to a party for whose benefit the information is provided, or to that party's affiliates, directors, officers, employees, attorneys, advisors, consultants, representatives and agents (a "Receiving Party"), or which a Receiving Party may otherwise obtain (including without limitation information obtained in connection with any previous negotiations among 1st Financial, Mountain 1st and FCB) from any examination of an Informing Party's documents, books, records, files or other written materials or from any discussions with any of the Informing Party's directors, officers, employees, attorneys, advisors, consultants, representatives and agents, and shall be deemed to include, without limitation, (i) all such documents, books, records, files or other written materials themselves and all information contained therein (whether maintained in writing, electronically, on microfiche or otherwise), (ii) all corporate minutes, financial projections and budgets, historical and projected sales reports, acquisition or other expansion analyses or plans, pro forma financial data, capital spending budgets and plans, market studies and business plans, (iii) all information relative to financial results and condition, operations, policies and procedures, computer systems and software, shareholders, employees, officers, and directors, and (iv) all information relative to customers and former or prospective customers.

(b)           Prior to the Effective Time and following any termination of this Agreement:

(i)           all Confidential Information of an Informing Party is proprietary to the Informing Party and constitutes either trade secrets or confidential information of the Informing Party, is to be held in strict confidence by a Receiving Party and, except as otherwise provided herein, may not be disclosed by a Receiving Party to any person or entity not a party to this Agreement, unless the Receiving Party can demonstrate that the same information as the Confidential Information to be disclosed:

(A)           already was in his, her or its possession prior to such Confidential Information being obtained from the Informing Party;

(B)           already was publicly available or, at that time, had become publicly available through no fault of, or violation of this Paragraph 7.04 by, the Receiving Party or any other person that the Receiving Party knows, or has reason to know, is obligated to protect such Confidential Information; or

(C)           was developed independently by or for the Receiving Party, without the use of the Confidential Information disclosed to or obtained by the Receiving Party;

(ii)           the Receiving Party shall not use any Confidential Information of the Informing Party in an unlawful manner, to interfere with or attempt to terminate or otherwise adversely affect any actual or proposed contractual or business relationship of the Informing Party, or for any other purposes other than in conjunction with the transactions described herein.  Without limiting the generality of the foregoing, in no event shall the Receiving Party use any Confidential Information of the Informing Party, directly or indirectly, for the purpose of competing against the Informing Party.

However, notwithstanding anything in this Paragraph 7.04 to the contrary, prior to the Effective Time, 1st Financial, Mountain 1st or FCB, as the Receiving Party, (i) may disclose Confidential Information of the Informing Party to the Receiving Party's affiliates, directors, officers, employees, agents, attorneys, advisors and consultants who are directly involved in the transactions contemplated by this Agreement, on a need to know basis and only if such persons or entities agree to be bound by the restrictions and obligations of this Paragraph 7.04 or otherwise owe an obligation of confidentiality to the Receiving Party; and (ii) will enforce its obligations under this Paragraph 7.04 against all persons to whom it discloses Confidential Information and shall be responsible and liable to the Informing Party for any disclosure of Confidential Information by such persons or entities in violation of such restrictions and obligations.

(c)           In the event that this Agreement is terminated and the Merger is not consummated, the Receiving Party will deliver or cause to be delivered to the Informing Party all written Confidential Information of the Informing Party in the possession of the Receiving Party, or provide an affidavit as to the destruction of all copies of such Confidential Information.

(d)           Notwithstanding anything contained in this Paragraph 7.04 to the contrary, neither 1st Financial, Mountain 1st nor FCB, as a Receiving Party, shall be prohibited from disclosing any Confidential Information of the Informing Party, or shall be required to obtain the prior consent of the Informing Party for any such disclosure, which it, in good faith, believes is required to be disclosed in any application to any Regulatory Authority for approval of the Merger or other transactions described in this Agreement, or which it, in good faith, and upon the advice of its legal counsel, believes is otherwise required by law (or, in the case of 1st Financial and BancShares, is required to be or, in accordance with good disclosure practices, should be, disclosed in periodic reports filed by them with the SEC or, in the case of BancShares, pursuant to the listing requirements of The NASDAQ Stock Market; provided, however, that before any such disclosure may be made by a Receiving Party upon the advice of its legal counsel, it shall, except where such notice is prohibited by law, give the Informing Party reasonable notice of its intent to make such disclosure, the form and content of that disclosure, and the basis upon which its legal counsel has advised it that such disclosure is required by law, so that the Informing Party may seek a protective order or other similar or appropriate relief, and the Receiving Party also shall undertake in good faith to have the Confidential Information to be disclosed treated confidentially by the party to whom the disclosure is made.

7.05.           Real Property Matters.

(a)           At its option and expense, following the date of this Agreement FCB may cause to be conducted (i) any inspection it deems appropriate of any or all Parcels, including, but not limited to, a title examination, physical survey, zoning compliance review, and structural inspection of the Parcels and improvements thereon, all easements, and all rights appurtenant to the Parcels (collectively, the "Property Examination"), and (ii) site inspections, environmental assessments, historic reviews, and regulatory analyses of any or all of the Parcels and any Loan Collateral, together with such other studies, testing and intrusive sampling and analyses as FCB shall deem necessary or desirable (collectively, the "Environmental Survey"); provided, however, that any investigation or reviews conducted by or on behalf of FCB shall be performed in such a manner as will not interfere unreasonably with Mountain 1st's normal operations.

If, in the course of the Property Examination or Environmental Survey, FCB identifies one or more "Material Defects" (as defined below), FCB will give prompt written notice thereof to 1st Financial describing the facts or conditions constituting each such Material Defect.

(b)           For purposes of this Agreement, the term "Material Defect" shall mean:

(i)           the existence of any lien (other than the lien of real property taxes not yet due and payable), encumbrance, title imperfection, or title irregularity relating to any of the Parcels, including without limitation the existence of any facts or circumstances that adversely affect any of the 1st Financial Companies' ability to enforce any Lease Agreement or its rights in any leasehold interest thereunder;

(ii)           the existence of any zoning restriction, easement, covenant or other restriction, or the existence of any facts or conditions that constitute, or with the passage of time or otherwise will constitute, a breach of representations and warranties contained in Paragraph 3.17 or 3.22, relating or with respect to any of the Parcels that FCB reasonably believes will materially and adversely affect its use of that Parcel for the purpose for which and in the manner in which it currently is used or the value or marketability of that Parcel;

(iii)           the existence of any structural defects or conditions of disrepair in the improvements on any Parcel (including any equipment, fixtures or other components related thereto); or

(iv)           the existence of facts or circumstances relating to any Parcel or Loan Collateral and indicating that (A) there likely has been the presence, use, production, generation, handling, transportation, treatment, storage, control, testing, processing, distribution, emission, discharge, disposal, release or threatened release of any Hazardous Substance on, from, under, at, adjacent to, or relating to that Parcel or Loan Collateral, or (B) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to a Parcel or Loan Collateral (including, without limitation, any removal or disposal of materials from a Parcel or Loan Collateral) which constitutes or would constitute a violation of any Environmental Law or any contract or other agreement between any of the 1st Financial Companies and any other Person, as to which, in either such case, FCB reasonably believes, based on the advice of legal counsel or other consultants, that, before or after the Effective Time, any of the 1st Financial Companies or FCB, respectively, could incur costs or become responsible or liable for assessment, removal, clean-up, remediation, monetary damages (including without limitation any liability to other persons for property damage or personal injury), or civil, criminal or administrative penalties, or other corrective action.

However, notwithstanding anything contained in this Paragraph 7.05(b) to the contrary, those specific facts, conditions and circumstances Previously Disclosed to FCB under Paragraph 3.17 regarding the Parcels located at (A) 2805 North Roan Street, Johnson City, Tennessee, (B) Cliff Dwellers Inn, 116 Lakeview Terrace, Blowing Rock, North Carolina, and (C) Mills Creek Condominiums, Asheville, North Carolina, shall not be deemed to be Material Defects for purposes of this Paragraph 7.05.

(c)           In the event that:

(i)           FCB reasonably believes that (A) the total of the costs and expenses that any of the 1st Financial Companies or FCB could incur in fully correcting all Material Defects identified by FCB that are described in Paragraphs 7.05(b)(i), (iii) and/or (iv) above, plus (B) all other amounts for which any of the 1st Financial Companies or FCB could reasonably become responsible or liable related to all those Material Defects as described in Paragraph 7.05(b)(iv), in either case whether before or after the Effective Time, exceeds an aggregate of $1,000,000, or

(ii)           FCB identifies one or more Material Defects described in Paragraph 7.05(b)(ii) above which, individually or in the aggregate, are deemed by FCB, at its discretion, and in good faith, to so adversely affect the economic or business benefits FCB reasonably expects to derive from this Agreement and the Merger as to render it inadvisable for it to consummate the Merger, then, in either such case, FCB shall have the right and option, exercisable upon written notice to 1st Financial, to terminate this Agreement.  In the event that, following its investigation of any such Material Defects, FCB concludes that it will terminate this Agreement as provided in the preceding sentence, it will give prompt written notice of termination to 1st Financial; provided, however, that FCB shall not be obligated to give any such notice while it continues in good faith to investigate, to determine the nature and cost of potential corrective actions, if any, or to remedy, any such Material Defect.

(d)           It is contemplated that FCB will conduct the Property Examination and the Environmental Survey following the date of this Agreement and prior to the Effective Time.  It is the intent of this Agreement, and 1st Financial and Mountain 1st understand and agree, that, upon completion of the Property Examination and Environmental Survey, if any of the facts, conditions, circumstances or other matters revealed by the Property Examination or Environmental Survey (other than those Previously Disclosed facts, conditions, circumstances or other matters specifically referenced above related to the properties identified in Paragraph 7.05(b) above) reveal a Material Defect, then FCB may exercise its rights under this Paragraph 7.05 without regard to any actual knowledge on or prior to the date of this Agreement on the part of FCB or its officers or advisers of that Material Defect or the facts, conditions, circumstances or other matters pertaining thereto and without regard to any Previous Disclosure by 1st Financial to FCB, or any other communication to FCB or any of its officers or advisers, prior to the date of this Agreement, or otherwise.

7.06.           Expenses.  Subject to the provisions of Paragraph 9.03 below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, 1st Financial, Mountain 1st and FCB each shall pay its or their own legal, accounting, financial and other consulting or advisory fees, and all its or their other costs and expenses, incurred or to be incurred in connection with the execution and performance of its or their obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including without limitation filing fees, printing and mailing costs, and other out-of-pocket expenses).  Subject to the provisions of Paragraph 9.03 below, for purposes of this Agreement, expenses associated with the printing and mailing of the Proxy Statement and all amounts owed by 1st Financial to Sandler for its services and for rendering the "1st Financial Fairness Opinion" described in Paragraph 8.01(e), will be deemed to have been incurred solely by 1st Financial.

7.07.           Disposition of Participant Accounts under 1st Financial 401(k) Plan. Upon termination of the 1st Financial 401(k) Plan as provided in Paragraph 5.01(f) above, participants in that plan may elect, upon completion of the termination and the final liquidation of the plan, to receive a distribution of the assets credited to their respective plan accounts at that time.  Prior to the Effective Time, 1st Financial and Mountain 1st each will take or cause to be taken such actions as FCB shall reasonably consider to be necessary or desirable in connection with or to effect or facilitate such plan termination.  As successor to 1st Financial and Mountain 1st, FCB agrees that, as of the Effective Time, it will assume the duties of Mountain 1st with respect to completion of the termination and liquidation of the above plans, including, without limitation, duties relating to filings with the Internal Revenue Service relating to the plans.

7.08.           Treatment of 1st Financial Stock Options and 1st Financial Stock Awards.

(a)           As provided in Paragraph 2.04(c) above, at the Effective Time all outstanding vested and unvested 1st Financial Stock Options issued under the terms of the 1st Financial Stock Plans, to the extent not previously exercised, shall terminate in accordance with the terms of those plans and without any action by 1st Financial, Mountain 1st or FCB or any of the holders of those 1st Financial Stock Options; provided, however, that notwithstanding any provisions of those plans or any agreement between 1st Financial and the holders of the 1st Financial Stock Options, each 1st Financial Stock Option, to the extent not previously exercised, shall become exercisable and may be exercised in full during a period of 15 days preceding the Effective Time (the "Option Exercise Period").

At least 90 days prior to the Effective Time, 1st Financial shall give written notice to each holder of a 1st Financial Stock Option that his or her 1st Financial Stock Option will be exercisable in full during the Option Exercise Period and that, to the extent not exercised, will terminate at the Effective Time and thereafter be of no further force or effect.

(b)           Except as prohibited by applicable law or regulation, by the terms of the SPA, or by any Regulatory Authorities having jurisdiction, at the Effective Time all then outstanding and unvested 1st Financial Stock Awards shall become fully vested in accordance with the terms of 1st Financial’s Omnibus Plan or the terms of such awards.  All or any portion of then outstanding 1st Financial Stock Awards as to which accelerated vesting, or the transfer of shares to the award holders, is prohibited by applicable law or regulation, the terms of the SPA, or by any Regulatory Authorities having jurisdiction, shall terminate and be of no further force or effect, without any action by 1st Financial, Mountain 1st or FCB or any of the holders of those 1st Financial Stock Awards.

7.09.           Compliance with Securities Purchase Agreement.  1st Financial and FCB each agrees to comply in all material respects with its respective obligations under the SPA.

Article VIII.
Conditions Precedent to Merger

8.01.           Conditions to all Parties' Obligations.  Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

(a)           Regulatory Approvals.  (i) The Merger and other transactions described in this Agreement (including the transactions contemplated in the SPA) shall have been approved, to the extent required by law, by all Regulatory Authorities having jurisdiction over such transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of such transactions; (iii) the 15-day or 30-day waiting period, as applicable, required following receipt of necessary approvals of federal Regulatory Authorities for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with any such review, no objection to the Merger shall have been raised; and (iv) all other consents, approvals and permissions, including corporate approvals, and the satisfaction of all other requirements, prescribed by law or regulation that are necessary to the carrying out of the transactions contemplated herein shall have been procured.

(b)           Adverse Proceedings, Injunction, Illegality, Etc.  There shall not be any (i) order, decree or injunction of any court or agency of competent jurisdiction, Regulatory Authority or other governmental agency, or any statute, rule or regulation, which enjoins or prohibits the Merger or any of the other transactions described in this Agreement or any of the parties hereto from consummating any such transaction, (ii) pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction; (iii) suit, action or proceeding by any person (including any Regulatory Authority), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit 1st Financial, Mountain 1st or FCB from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) other suit, claim, action or proceeding pending or threatened against any of the 1st Financial Companies or FCB or any of their respective officers or directors or affiliates which FCB reasonably believes would have a 1st Financial Material Effect or which, individually or in the aggregate, are deemed by FCB, in good faith, to so adversely affect the economic or business benefits FCB reasonably expects to derive from this Agreement and the Merger as to render it inadvisable for it to consummate the Merger, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

(c)           Approval by Boards of Directors and Shareholders.  The Boards of Directors of each of 1st Financial, Mountain 1st and FCB shall have duly approved and adopted this Agreement, the holders of 1st Financial Common Stock shall have duly approved this Agreement and the Merger at the 1st Financial Shareholders' Meeting, and 1st Financial, as the sole shareholder of Mountain 1st, shall have duly approved and adopted this Agreement, all by appropriate resolutions and to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation or Association, as applicable, and Bylaws, and each of those approvals shall remain in effect and not have been rescinded.

(d)           FCB's Purchase of 1st Financial Preferred Stock and Approval of Merger.  The SPA shall remain in full force and effect, all conditions to the closing of the transactions described therein shall have been fulfilled or effectively waived, and FCB shall have purchased all outstanding shares of 1st Financial Preferred Stock and the 1st Financial Warrant from UST in accordance with the terms and conditions of the SPA and as described in Paragraph 2.04(a) above; and, following such purchase, and in its capacity as the holder of all outstanding shares of 1st Financial Preferred Stock, FCB shall have duly approved this Agreement and the Merger by its written consent to action without a meeting in accordance with applicable North Carolina law,

(e)           Articles of Merger; Other Actions.  The Articles of Merger described in Paragraph 2.06 shall have been duly executed and filed with the North Carolina Secretary of State as provided in that Paragraph.

(f)           Fairness Opinion.  1st Financial shall have received from Sandler a written opinion, in a form reasonably satisfactory to it, to the effect that the terms of the Merger, including the consideration to be received by 1st Financial's shareholders in the Merger, is fair, from a financial point of view, to 1st Financial and its shareholders (the "1st Financial Fairness Opinion").

8.02.           Additional Conditions to 1st Financial's and Mountain 1st's Obligations.  Notwithstanding any other provision of this Agreement to the contrary, 1st Financial's and Mountain 1st's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date.

(a)           Compliance with Laws.  FCB shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation could or may cause FCB to be unable to consummate the Merger.

(b)           FCB's Representations and Warranties and Performance of Agreements.  Unless waived in writing by 1st Financial as provided in Paragraph 11.03, each of the representations and warranties of FCB contained in this Agreement shall have been true and correct in all material respects as of the date of the Original Agreement, and they shall remain true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date (except that a representation or warranty that by its express terms speaks only as of the date of the Original Agreement or another date shall be true and correct as of such date), except for exceptions which, individually or in the aggregate, do not, and cannot reasonably be expected to, prevent FCB from consummating the Merger; and, FCB shall have complied with or performed in all material respects all of its obligations, covenants and agreements hereunder to be complied with or performed by it on or before the Closing Date.

1st Financial and Mountain 1st shall have received a certificate from FCB dated as of the Closing Date and executed by FCB's President and Chief Financial Officer to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by 1st Financial.

(c)           Legal Opinion of FCB's Counsel.  1st Financial shall have received the written legal opinion of Ward and Smith, P.A., counsel to FCB, dated as of the Closing Date, covering matters normally covered in such opinions and such other matters as 1st Financial shall reasonably request and otherwise in form and substance reasonably satisfactory to 1st Financial.

(d)           Other Documents and Information.  FCB shall have provided to 1st Financial correct and complete copies (certified by its Secretary) of resolutions of its Board of Directors pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate of the incumbency of FCB's officers who executed this Agreement or any other documents delivered to 1st Financial and Mountain 1st in connection with the Closing.

(e)           Deposit of Merger Consideration.  FCB shall have deposited the aggregate amount of the Merger Consideration with the Paying Agent as described in Paragraph 2.04(d).

(f)           No Termination or Abandonment.  This Agreement shall not have been terminated by FCB under the provisions of Article IX.

8.03.           Additional Conditions to FCB's Obligations.  Notwithstanding any other provision of this Agreement to the contrary, FCB's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date.

(a)           Material Adverse Change.  Since the date of this Agreement, there shall not have occurred any 1st Financial Material Change, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance (including those described in other conditions described below) which, individually or in the aggregate, and with the lapse of time or otherwise, may or could have a 1st Financial Material Effect or cause, create or result in any such 1st Financial Material Change, or which are deemed by FCB, in good faith, to so adversely affect the economic or business benefits FCB reasonably expects to derive from this Agreement and the Merger as to render it inadvisable for it to consummate the Merger.

(b)           Compliance with Laws.  1st Financial and Mountain 1st shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation may or could have a 1st Financial Material Effect or create or result in a 1st Financial Material Change.

(c)           1st Financial's and Mountain 1st's Representations and Warranties and Performance of Agreements.  Unless waived in writing by FCB as provided in Paragraph 11.03, each of the representations and warranties of 1st Financial and Mountain 1st contained in this Agreement shall have been true and correct in all material respects as of the date of the Original Agreement, and they shall remain true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date (except that a representation or warranty that by its express terms speaks only as of the date of the Original Agreement or another date shall be true and correct as of such date), in either case without regard to any limitation or qualification based on the Knowledge of 1st Financial, except for changes or exceptions which, individually or in the aggregate, have not had, and cannot reasonably be expected to have, a 1st Financial Material Effect or to create or result in a 1st Financial Material Change, or which are deemed by FCB, in good faith, to so adversely affect the economic or business benefits FCB reasonably expects to derive from this Agreement and the Merger as to render it inadvisable for it to consummate the Merger; and, 1st Financial and Mountain 1st shall have complied with or performed in all material respects all its or their obligations, covenants and agreements hereunder to be complied with or performed by it or them on or before the Closing Date.

FCB shall have received certificates from 1st Financial and Mountain 1st dated as of the Closing Date and executed by 1st Financial's and Mountain 1st's respective Chief Executive Officers to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by FCB.

(d)           Support Agreements.  Each of the Support Agreements executed and delivered by 1st Financial's and Mountain 1st's directors and executive officers prior to the execution of this Merger Agreement shall remain in full force and effect and shall not have been breached.

(e)           Director's and Retention Agreements.  Each of the Director's Agreements executed and delivered by certain members of 1st Financial's and Mountain 1st's Boards of Directors, and the Retention Agreement executed and delivered by Michael G. Mayer, prior to the execution of this Merger Agreement shall remain in full force and effect and shall not have been breached.

(f)           Resignations of Directors.  Each member of 1st Financial's and Mountain 1st's Boards of Directors immediately before the Effective Time shall have delivered his or her resignation from the Boards to be effective as of the Effective Time.

(g)           Consents to Assignment; Estoppel Certificates.  1st Financial and Mountain 1st shall have obtained and delivered to FCB the consents to assignments of leases and contracts (including estoppel certificates pertaining to Lease Agreements) requested by FCB as described in Paragraph 5.01(j) above.

(h)           Conditions to Regulatory Approvals.  No Regulatory Authority shall have imposed any condition, restriction or requirement on the Merger or its approval thereof (including without limitation any requirement of divestiture of branches or deposits of Mountain 1st or FCB in any banking market) which is deemed by FCB, at its discretion, and in good faith, to so adversely affect the economic or business benefits FCB reasonably expects to derive from this Agreement and the Merger as to render it inadvisable for it to consummate the Merger.

(i)           Legal Opinion of 1st Financial's Counsel.  FCB shall have received the written legal opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, LLP, counsel to 1st Financial and Mountain 1st, dated as of the Closing Date, covering matters normally covered in such opinions and such other matters as FCB shall reasonably request and otherwise in form and substance reasonably satisfactory to FCB.

(j)           Compliance by 1st Financial with SPA.  1st Financial shall have complied with its covenants and agreements under the SPA, including its agreements regarding the submission of all required certifications and disclosures described in Section 4.05 thereof.

(k)           Other Documents and Information.  1st Financial and Mountain 1st shall have provided to FCB correct and complete copies (all certified by their respective Secretaries) of their respective Articles of Incorporation or Association, as applicable, and Bylaws, and resolutions of their respective Boards of Directors and 1st Financial's shareholders, pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate as to the incumbency of 1st Financial's and Mountain 1st's officers who executed this Agreement or any other documents delivered to FCB in connection with the Closing.

(l)           No Termination or Abandonment.  This Agreement shall not have been terminated by 1st Financial under the provisions of Article IX.

Article IX.
Termination; Breach; Remedies

9.01.           Mutual Termination.  At any time prior to the Closing, and whether before or after approval of the Merger by 1st Financial's shareholders, this Agreement may be terminated by the mutual written agreement of 1st Financial, Mountain 1st and FCB.  Upon any such mutual termination, and except as otherwise provided herein, all obligations of 1st Financial, Mountain 1st and FCB under this Agreement shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 7.06.

9.02.           Unilateral Termination.  At any time prior to the Closing, this Agreement may be terminated by either 1st Financial and Mountain 1st, or by FCB, upon written notice to the other parties in the manner provided herein and under the circumstances described below; provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement.

(a)           Termination by FCB.  This Agreement may be terminated by FCB by action of its Board of Directors or Executive Committee:

(i)           if 1st Financial or Mountain 1st shall have violated or failed to fully perform or comply with any of its or their obligations, covenants or agreements contained in Articles V or VII herein, to the extent that such obligations, covenants or agreements were required to be complied with or performed at or prior to the time when FCB gives notice of such termination;

(ii)           if there shall have occurred any 1st Financial Material Change, or any change, event or development shall have occurred, or any condition or circumstance exists, which, with the lapse of time or otherwise, may or could cause, create or result in any such 1st Financial Material Change or which, individually or in the aggregate, are deemed by FCB, at its discretion, and in good faith, to so adversely affect the economic or business benefits FCB reasonably expects to derive from this Agreement and the Merger as to render it inadvisable for it to consummate the Merger;

(iii)           if (A) any of 1st Financial's or Mountain 1st's representations or warranties contained in Article III or in any other certificate or writing delivered by either of them to FCB pursuant to this Agreement shall have been false or misleading in any material respect as of the date when they are deemed to have been made, or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of 1st Financial, or (B) there shall have occurred any event or development, or there exists any condition or circumstance, which, with the lapse of time or otherwise, may or could cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of 1st Financial;

(iv)           if (A) the holders of 1st Financial Common Stock do not approve this Agreement and the Merger at the 1st Financial Shareholders' Meeting or if, (B) notwithstanding FCB's satisfaction in all material respects of its obligations under Paragraph 7.02 above, the 1st Financial Shareholders' Meeting is not held by January 31, 2014;

(v)           if, for the reasons and to the extent permitted by Paragraph 5.01(c), the Proxy Statement distributed by 1st Financial to its shareholders in connection with the 1st Financial Shareholders' Meeting does not state that 1st Financial's Board of Directors considers the Merger to be advisable and in the best interests of 1st Financial and its shareholders and that the Board recommends that 1st Financial's shareholders vote for approval of this Agreement and the Merger (or, after having made such a recommendation in the Proxy Statement, the Board withdraws, qualifies or revises that recommendation in any material respect);

(vi)           if, notwithstanding FCB's satisfaction of its obligations under this Agreement, the Merger shall not have become effective on or before April 30, 2014, or such later date as shall be mutually agreed upon in writing by 1st Financial and FCB;

(vii)           under the circumstances described in Paragraph 7.05(c);

(viii)           if shareholders of 1st Financial who hold more than ten percent (10%) of the outstanding shares of 1st Financial Common Stock give notice of their intent to exercise Dissenters' Rights; or

(ix)           at any time prior to the Effective Time, FCB determines that the amount of net unrealized losses related to the 1st Financial Companies' investment securities portfolio, plus the aggregate amount of net securities losses realized by them after June 30, 2013, to the date of such determination, exceeds $25,000,000.

However, before FCB may terminate this Agreement for either of the reasons specified in subparagraphs (i) or (iii)(B) of this Paragraph 9.02(a), it shall give written notice to 1st Financial in the manner provided in Paragraph 11.05 of this Agreement stating its intent to terminate and a description of the specific breach, default, violation or other condition or circumstances giving rise to its right to so terminate.  Such termination by FCB shall not become effective if, within 30 days following the giving of such notice or such additional time as FCB may allow in its discretion, 1st Financial and Mountain 1st shall cure such breach, default or violation or satisfy or eliminate such condition or circumstances to the reasonable satisfaction of FCB and without cost or expense to FCB or an aggregate cost or expense to any of the 1st Financial Companies with respect to all such breaches, defaults or violations, conditions or circumstances that would have a 1st Financial Material Effect or which is deemed by FCB, in good faith, to so adversely affect the economic or business benefits FCB reasonably expects to derive from this Agreement and the Merger as to render it inadvisable for it to consummate the Merger.  In the event 1st Financial or Mountain 1st cannot or does not cure such breach, default or violation, or arrange to satisfy or eliminate such condition or circumstances, as provided above within such cure period, FCB shall give a further written notice to 1st Financial in the manner provided in Paragraph 11.05 of this Agreement stating that 1st Financial and Mountain 1st have failed to cure satisfactorily the breach, default or violation, or to satisfy or eliminate such condition or circumstances, and that FCB terminates the Agreement.  Termination of this Agreement by FCB shall be effective upon its giving of such further written notice to 1st Financial.

(b)           Termination by 1st Financial and Mountain 1st.  At any time prior to the Closing, this Agreement may be terminated by 1st Financial and Mountain 1st, by action of 1st Financial's Board of Directors:

(i)           if FCB shall have violated or failed to fully perform or comply with any of its obligations, covenants or agreements contained in Articles VI or VII herein, to the extent that such obligations, covenants or agreements were required to be complied with or performed at or prior to the time when 1st Financial gives notice of such termination;

(ii)           if (A) any of FCB's representations and warranties contained in Article IV or in any other certificate or writing delivered by it to 1st Financial pursuant to this Agreement shall have been false or misleading in any material respect as of the date when they are deemed to have been made, or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of FCB, or (B) there shall have occurred any event or development, or there exists any condition or circumstance, which, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of FCB;

(iii)           if, notwithstanding 1st Financial's and Mountain 1st's satisfaction of their obligations under Paragraphs 5.01 and 7.02 above, the holders of 1st Financial Common Stock do not approve this Agreement and the Merger at the 1st Financial Shareholders' Meeting;

(iv)           if, notwithstanding 1st Financial's and Mountain 1st's satisfaction of their obligations under this Agreement, the Merger shall not have become effective on or before April 30, 2014, or such later date as shall be mutually agreed upon in writing by 1st Financial and FCB; or

(v)           in the event that 1st Financial's Board of Directors determines in good faith, after consultation with and receipt of the advice of its outside counsel and financial advisers, that in light of a "Superior Proposal" (as defined below) it is necessary to terminate this Agreement in order to comply with its fiduciary duties to 1st Financial and to 1st Financial's shareholders under applicable law; provided, however, that 1st Financial's Board of Directors may terminate this Agreement pursuant to this Paragraph 9.02(b)(v) only if there has been no violation of Paragraph 5.02(m) and it concurrently enters into an Acquisition Agreement related to a Superior Proposal; and, provided further, however, that this Agreement may be terminated pursuant to this Paragraph 9.02(b)(v) only after the tenth business day following FCB's receipt of written notice advising FCB that 1st Financial's Board of Directors is prepared to accept a Superior Proposal, and only if, during such ten-day period, if FCB so elects, 1st Financial and its advisers shall have negotiated in good faith with FCB to make such adjustments in the terms and conditions of this Agreement as would enable 1st Financial, Mountain 1st and FCB to proceed with the transactions contemplated herein on such adjusted terms.

“Superior Proposal” means an unsolicited, bona fide, written offer made by a third party to consummate an Acquisition Proposal that 1st Financial's Board of Directors determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is materially more favorable to the 1st Financial's shareholders than the transactions contemplated hereby.

Any termination of the Agreement under this Paragraph 9.02(b) must be approved by 1st Financial's Board of Directors, and any such termination shall have the effect of terminating the Agreement as to both 1st Financial and Mountain 1st.  However, before 1st Financial and Mountain 1st may terminate this Agreement for either of the reasons specified in clauses (i) or (ii)(B) of this Paragraph 9.02(b), 1st Financial shall give written notice to FCB in the manner provided in Paragraph 11.05 of this Agreement stating its intent to terminate and a description of the specific breach, default, violation or other condition or circumstances giving rise to its right to so terminate.  Such termination by 1st Financial and Mountain 1st shall not become effective if, within 30 days following the giving of such notice or such additional time as 1st Financial may allow in its discretion, FCB shall cure such breach, default or violation or satisfy or eliminate such condition or circumstances to the reasonable satisfaction of 1st Financial.  In the event FCB cannot or does not cure such breach, default or violation, or arrange to satisfy or eliminate such condition or circumstances, as provided above within such cure period, 1st Financial shall give a further written notice to FCB in the manner provided in Paragraph 11.05 of this Agreement stating that FCB has failed to cure satisfactorily the breach, default or violation, or to satisfy or eliminate such condition or circumstances, and that 1st Financial and Mountain 1st terminate the Agreement.  Termination of this Agreement by 1st Financial and Mountain 1st shall be effective upon 1st Financial's giving of such further written notice to FCB.

9.03.           Breach; Remedies; Expense Reimbursement.

(a)           Reimbursement by 1st Financial and Mountain 1st. If this Agreement is terminated by FCB pursuant to Paragraph 9.02(a)(i), 9.02(a)(iii), 9.02(a)(iv)(A), 9.02(a)(iv)(B) (where the failure to hold the 1st Financial Shareholders' Meeting by the date specified in that Paragraph was within the reasonable control of 1st Financial), 9.02(a)(v), or 9.02(vi) (where the failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of 1st Financial or Mountain 1st), or by 1st Financial and Mountain 1st pursuant to Paragraph 9.02(b)(iii) or 9.02(b)(v), then 1st Financial and Mountain 1st shall be jointly and severally obligated to pay to FCB an amount equal to FCB's aggregate documented out-of-pocket expenses actually incurred by it in negotiating and preparing this Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein, but in no event more than $100,000.  In all other cases in which FCB terminates this Agreement as a matter of right hereunder, FCB shall pay its own costs and expenses as provided in Paragraph 7.06.

Subject to 1st Financial's and Mountain 1st's obligation to reimburse FCB's out-of-pocket expenses as described above and to 1st Financial's and Mountain 1st's obligation to pay the termination fees described in Paragraph 9.04 below, and subject to Subparagraph (c) below, in the event of a breach by 1st Financial or Mountain 1st of any of their representations or warranties, or their failure to perform or violation of any of their obligations, agreements or covenants, contained in this Agreement, FCB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 9.02(a) above.

(b)           Reimbursement by FCB.  If this Agreement is terminated by 1st Financial and Mountain 1st pursuant to Paragraph 9.02(b)(i), 9.02(b)(ii), or 9.02(b)(iv) (where the failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of FCB), then FCB shall be obligated to pay to 1st Financial an amount equal to 1st Financial's and Mountain 1st's aggregate documented out-of-pocket expenses actually incurred by them in negotiating and preparing this Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein, but in no event more than $100,000.  In all other cases in which 1st Financial and Mountain 1st terminate this Agreement as a matter of right hereunder, 1st Financial and Mountain 1st each shall pay its own costs and expenses as provided in Paragraph 7.06.

Subject to FCB's obligation to reimburse 1st Financial's and Mountain 1st's out-of-pocket expenses as described above, and subject to Subparagraph (c) below, in the event of a breach by FCB of any of its representations or warranties, or its failure to perform or violation of any of its obligations, agreements or covenants, contained in this Agreement, 1st Financial's and Mountain 1st's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 9.02(b) above.

(c)           Enforcement of Certain Agreements Following Termination.  Notwithstanding anything contained in this Agreement to the contrary, either party shall be entitled to commence a suit at law or in equity for the purpose of (A) obtaining appropriate relief in the event of a violation, or imminent violation, by the other party of Paragraph 7.04 above, or (ii) enforcing the other party's indemnification obligation under Article X of this Agreement.

9.04.           Termination Fees.  Notwithstanding anything contained in this Agreement to the contrary, and in addition to their obligation to reimburse FCB for its out-of-pocket expenses under certain circumstances as described in Paragraph 9.03(a) above, 1st Financial and Mountain 1st will be obligated, jointly and severally, to pay a termination fee to FCB in the amount of $350,000 if:

(a)           1st Financial and Mountain 1st terminate this Agreement pursuant to Paragraph 9.02(b)(v);

(b)           (i)           FCB terminates this Agreement pursuant to Paragraph 9.02(a)(i) where 1st Financial's or Mountain 1st's failure to fully perform any of its obligations, covenants or agreements that gives rise to such termination was for reasons reasonably within 1st Financial's or Mountain 1st's control, and at any time after the date of this Agreement and prior to the date of such termination an Acquisition Proposal has been publicly announced, disclosed or communicated or otherwise made known to the senior management or Board of Directors of 1st Financial or Mountain 1st;

(ii)           (A) FCB terminates this Agreement pursuant to Paragraph 9.02(a)(iv), or (B) 1st Financial and Mountain 1st terminate this Agreement pursuant to Paragraph 9.02(b)(iii), and in either such case an Acquisition Proposal has been publicly announced, disclosed, or communicated or otherwise made known to the senior management or Board of Directors of 1st Financial or Mountain 1st at any time after the date of this Agreement and prior to the date of the 1st Financial Shareholders' Meeting or, in the case of a termination by FCB as a result of the 1st Financial Shareholder meeting not being held by the date specified in Paragraph 9.02(a)(iv)(B), prior to the date of such termination;

(iii)           FCB terminates this Agreement pursuant to Paragraph 9.02(a)(v);

(iv)           FCB terminates this Agreement pursuant to Paragraph 9.02(a)(vi) under circumstances in which the reason the Merger has not become effective on or before the date specified in that subparagraph were within the reasonable control of 1st Financial or Mountain 1st; or

(v)           either 1st Financial and Mountain 1st or FCB terminate this Agreement for any reason following a breach by any of the 1st Financial Companies of their obligations under Paragraph 5.02(m);

and, in the case of any termination described in this Paragraph 9.04(b), if at any time after the date of this Agreement and before the date 12 months after the date of such termination, (A) 1st Financial or Mountain 1st shall have executed, entered into or otherwise become bound by an Acquisition Agreement, or (B) either of their Boards of Directors has accepted, approved,  or recommended to 1st Financial's shareholders any Acquisition Proposal.

9.05.           Method and Timing of Payments.  Any payment for reimbursement of expenses due from FCB to 1st Financial under Paragraph 9.03(b), or from 1st Financial and Mountain 1st to FCB under Paragraph 9.03(a), shall be made by wire transfer of immediately available funds within two business days following the later of the date of termination of the Agreement giving rise to that payment, and the date on which the paying party receives documentation of the expenses to be reimbursed.  Any payment of a termination fee due from 1st Financial and Mountain 1st to FCB under Paragraph 9.04 shall be made by wire transfer of immediately available funds within two business days following the later of the date of FCB's termination of the Agreement or the date of the later event that gives rise to the obligation to pay the termination fee.

Article X.
Indemnification

10.01.           Indemnification Following Termination of Agreement.

(a)           By 1st Financial and Mountain 1st.  1st Financial and Mountain 1st each agree, jointly and severally, that, in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend FCB and its officers, directors, attorneys, financial advisers and consultants from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by them:

(i)           in connection with or which arise out of, result from, or are based upon (A) the operations or business transactions of any of the 1st Financial Companies or their relationship with any of their employees, or (B) the failure of any of the 1st Financial Companies to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

(ii)           in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by 1st Financial or Mountain 1st of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of 1st Financial or Mountain 1st to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

(iii)           in connection with or which arise out of, result from, or are based upon any information provided by 1st Financial or Mountain 1st which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to 1st Financial's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

(b)           By FCB.  FCB agrees that, in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend 1st Financial and Mountain 1st and their respective officers, directors, attorneys, financial advisers and consultants from and against any and all claims, disputes, demands, causes of action, suits, or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by them:

(i)           in connection with or which arise out of, result from, or are based upon (A) FCB's operations or business transactions or its relationship with any of its employees, or (B) FCB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

(ii)           in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by FCB of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of FCB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

(iii)           in connection with or which arise out of, result from, or are based upon any information provided by FCB in writing which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to 1st Financial's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

(c)          Procedure for Claiming Indemnification.  If any matter subject to indemnification under Paragraph 10.01 arises in the form of a claim (herein referred to as a "Third Party Claim") against 1st Financial, Mountain 1st or FCB, or their respective successors and assigns, or any of their respective subsidiary entities, officers, directors, attorneys, financial advisers or consultants (collectively, "Indemnitees"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor").  Within 15 days of such notice, the Indemnitor either (i) shall pay the Third Party Claim either in full or upon agreed compromise, or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto.  Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder.  In the case of an Indemnitee that is an officer, director or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses.  If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof.  The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

Article XI.
Miscellaneous Provisions

11.01.           Survival of Certain Rights and Obligations Following Closing or Termination.  None of the representations, warranties or agreements of 1st Financial, Mountain 1st or FCB contained in this Agreement shall survive or remain in effect following consummation of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.  Notwithstanding any provision in this Agreement to the contrary, the covenants, agreements, rights and obligations of the parties pursuant to Paragraphs 7.04, 7.06, 9.03, 9.04, 9.05, 10.01, and Article XI shall survive and remain in full force and effect in accordance with their terms following any termination of this Agreement pursuant to Article IX above.

11.02.           Inspection.  Neither the right of 1st Financial and Mountain 1st under this Agreement to investigate or inspect the premises, properties, books, records, files and other assets or information of FCB, nor the right of FCB to investigate or inspect the premises, properties, books, records, files and other assets or information of  any of the 1st Financial Companies, in any way shall establish any presumption that 1st Financial, Mountain 1st or FCB should have conducted any investigation or that such right has been exercised by any of them or their agents, representatives or others.  Any investigations or inspections actually made by 1st Financial and Mountain 1st, or by FCB, or by their respective agents, representatives or others, prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the other parties in this Agreement.

11.03.           Waiver.  Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and other approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors or, in the case of FCB, by its Board of Directors or Executive Committee) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term of condition.  No failure or delay of any party to exercise any power, or to insist upon a strict compliance by the other parties of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

11.04.           Amendment.  This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of 1st Financial, by an agreement in writing approved by, or pursuant to authority granted by, the Boards of Directors of 1st Financial and Mountain 1st, and the Board of Directors or Executive Committee of FCB, and executed in the same manner as this Agreement; provided, however, that, except with the further approval of 1st Financial's shareholders of that change or as otherwise provided herein, following approval of this Agreement by 1st Financial's shareholders no change may be made in the amount of consideration into which each share of 1st Financial Common Stock will be converted.

11.05.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by recognized overnight courier, or by U.S. mail, first class postage prepaid, in each case addressed as follows (or to such other address as shall have been communicated by like notice to the party giving the notice):

If to 1st Financial or Mountain 1st, to: 1st Financial Services Corporation 101 Jack Street Hendersonville, North Carolina 28792 Attn: Michael G. Mayer, Chief Executive Officer	With a copy to: Robert A. Singer Brooks, Pierce, McLendon, Humphrey & Leonard, LLP 2000 Renaissance Plaza, 230 North Elm Street Greensboro, North Carolina 27401

If to FCB, to: First-Citizens Bank & Trust Company 4300 Six Forks Road Raleigh, North Carolina 27609 Attn: Barry P. Harris, IV, Chief Legal Officer	With a copy to: William R. Lathan, Jr. Ward and Smith, P.A. 1001 College Court New Bern, North Carolina 28562

11.06.           Further Assurance.  1st Financial, Mountain 1st and FCB each agree to furnish to each other such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

11.07.           Headings and Captions.  Headings and captions of the Articles, Paragraphs and Subparagraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

11.08.           Gender and Number.  As used in this Agreement, the masculine gender shall include the feminine and neuter, the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

11.09.           Entire Agreement.  This Agreement (including any schedules and exhibits attached hereto and any documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, either of the parties hereto other than those contained herein in writing.

11.10.           Interpretation.  Any reference in this Agreement to Articles, Paragraphs, exhibits or schedules, shall, unless otherwise indicated, be to an Article or Paragraph of or exhibit or schedule to this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.

11.11.           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

11.12.           Assignment; Third-Party Beneficiaries.

(a)           Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party hereto except with the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.  This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties any rights or remedies under this Agreement.

(b)           No provision in this Agreement modifies or amends or creates any Plan, or any employee benefit plan, program or document of FCB (an “FCB Benefit Plan”) unless this Agreement explicitly states that the provision “amends” or “creates” that Plan or FCB Benefit Plan, and no third party shall be entitled to enforce any provision of this Agreement on the grounds that it is an amendment to, or a creation of, a Plan or FCB Benefit Plan, unless that provision explicitly states that such enforcement rights are being conferred.  This provision shall not prevent the parties to this Agreement from enforcing any provision of this Agreement.  If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to, or creation of a Plan or FCB Benefit Plan, and that provision is construed to be such an amendment or creation despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively, thereby precluding it from having any effect.

11.13.           Counterparts.  Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

11.14.           Governing Law; Jurisdiction and Venue.  This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts-of-law principles, and to applicable laws of the United States.  The Parties agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated herein shall be brought in any federal or state court located in Raleigh, North Carolina.  Each of the parties submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated herein and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signatures appear on following page.]

In Witness Whereof, 1st Financial, Mountain 1st and FCB each has executed, or caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto, in each case as of the date first above written.

1st Financial Services Corporation

[CORPORATE SEAL]

Attest:	By:
Michael G. Mayer
Chief Executive Officer
Secretary

Mountain 1st Bank & Trust Company

[CORPORATE SEAL]

Attest:	By:
Michael G. Mayer
Chief Executive Officer
Secretary

First-Citizens Bank & Trust Company

[CORPORATE SEAL]

Attest:	By:
Frank B. Holding, Jr.
Chairman and Chief Executive Officer
Secretary

Appendix B

August 27, 2013

Board of Directors
1st Financial Services Corporation
101 Jack Street
Hendersonville, NC 28792

Ladies and Gentlemen:

1st Financial Services Corporation (“1st Financial”), Mountain 1st Bank & Trust Company (“Mountain 1st”) and First Citizens Bank & Trust Company (“FCB”) have entered into an Agreement and Plan of Merger (collectively, the “Agreement”), pursuant to which 1st Financial and Mountain 1st will merge with and into FCB (the “Merger”).   Pursuant to the terms of the Agreement, upon the effective date of the Merger, each outstanding share of 1st Financial Common Stock (not to exceed the 5,202,385 shares which are outstanding on the date of the Agreement, and up to 668,935 additional shares which could be issued prior to the Effective Time upon the exercise of 1st Financial Stock Options and 276,815 additional shares which could be issued prior to the Effective Time upon the exercise of the 1st Financial Warrant) shall be converted into the right to receive cash in an amount equal to $2,000,000 divided by the total number of outstanding shares of 1st Financial Common Stock as of the Effective Time (the “Merger Consideration”).  The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.  You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of 1st Financial common stock.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.  In connection with this opinion, we have reviewed, among other things:  (i) the Agreement; (ii) certain financial statements and other historical financial information of 1st Financial that we deemed relevant; (iii) certain financial statements and other historical financial information of FCB that we deemed relevant in determining FCB’s capacity to undertaking the Merger;  (iv) internal financial projections for 1st Financial for the years ending December 31, 2013 through December 31, 2016 as provided by and discussed with senior management of 1st Financial; (v) a comparison of certain financial and other information for 1st Financial, including relevant stock trading information, with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (vi) the terms and structures of other recent mergers and acquisition transactions in the commercial banking sector; (vii) the current market environment generally and in the commercial banking sector in particular; and (viii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.  We also discussed with certain members of senior management of 1st Financial the business, financial condition, results of operations and prospects of 1st Financial, including certain regulatory, capital and liquidity issues being experienced by 1st Financial.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by 1st Financial or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter.  We have further relied on the assurances of the management of 1st Financial that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect.  We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of 1st Financial or FCB or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of 1st Financial, FCB or the combined entity after the Merger and we have we not reviewed any individual credit files relating to 1st Financial or FCB.   We have assumed, with your consent, that the respective allowances for loan losses for both 1st Financial and FCB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

B-1

In preparing its analyses, Sandler O’Neill used internal financial projections for 1st Financial as provided by the senior management of 1st Financial.  With respect to those projections the senior management of 1st Financial confirmed to us that those projections reflected the best currently available estimates and judgments of management of the future financial performance of 1st Financial and we assumed that such performance would be achieved.  We express no opinion as to such projections or the assumptions on which they are based.  We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of 1st Financial and FCB since the date of the most recent financial data made available to us.  We have also assumed in all respects material to our analysis that 1st Financial and FCB would remain as a going concern for all periods relevant to our analyses. We express no opinion as to the consideration to be received by the holders of 1st Financial Class B common shares.  Furthermore, we do not express any opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

Our analyses and opinion are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Events occurring after the date hereof could materially affect our views.  We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof.

We have acted as 1st Financial’s financial advisor in connection with the Merger and a significant portion of our fees are contingent upon the closing of the Merger.  We also will receive a fee from 1st Financial for providing this opinion.  1st Financial has also agreed to indemnify us against certain liabilities arising out of our engagement.  In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to 1st Financial and FCB and their affiliates.  We may also actively trade the equity and debt securities of 1st Financial and FCB or their affiliates for our own account and for the accounts of our customers.

 This letter is directed to the Board of Directors of 1st Financial in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of 1st Financial as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger.  Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of 1st Financial common stock and does not address the underlying business decision of 1st Financial to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for 1st Financial or the effect of any other transaction in which 1st Financial might engage.  This opinion shall not be reproduced or used for used for any other purposes, without Sandler O'Neill’s prior written consent.  This Opinion has been approved by Sandler O’Neill’s fairness opinion committee.  We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by 1st Financial’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of 1st Financial, if any.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of 1st Financial common stock from a financial point of view.

Very truly yours,

B-2

Appendix C

CHAPTER 55.  NORTH CAROLINA BUSINESS CORPORATION ACT

ARTICLE 13.  APPRAISAL RIGHTS

PART 1.  RIGHT TO APPRAISAL AND PAYMENT FOR SHARES

§ 55-13-01. Definitions

   In this Article, the following definitions apply:

   (1) Affiliate. -- A person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of G.S. 55-13-01(7), a person is deemed to be an affiliate of its senior executives.

   (2) Beneficial shareholder. -- A person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

   (3) Corporation. -- The issuer of the shares held by a shareholder demanding appraisal and, for matters covered in G.S. 55-13-22 through G.S. 55-13-31, the term includes the surviving entity in a merger.

   (4) Expenses. -- Reasonable expenses of every kind that are incurred in connection with a matter, including counsel fees.

   (5) Fair value. -- The value of the corporation's shares (i) immediately before the effectuation of the corporate action as to which the shareholder asserts appraisal rights, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable, (ii) using customary and current valuation concepts and techniques generally employed for similar business in the context of the transaction requiring appraisal, and (iii) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to G.S. 55-13-02(a)(5).

   (6) Interest. -- Interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this State on the effective date of the corporate action.

   (7) Interested transaction. -- A corporate action described in G.S. 55-13-02(a), other than a merger pursuant to G.S. 55-11-04, involving an interested person and in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition, the following definitions apply:

      a. Interested person. -- A person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action met any of the following conditions:

         1. Was the beneficial owner of twenty percent (20%) or more of the voting power of the corporation, other than as owner of excluded shares.

         2. Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent (25%) or more of the directors to the board of directors of the corporation.

         3. Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:

            I. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.

            II. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in G.S. 55-8-31(a)(1) and (c).

            III. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity, or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of the acquiring entity or such affiliate of the acquiring entity.

      b. Beneficial owner. -- Any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares. If a member of a national securities exchange is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, then that member of a national securities exchange shall not be deemed a "beneficial owner" of any securities held directly or indirectly by the member on behalf of another person solely because the member is the record holder of the securities. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

      c. Excluded shares. -- Shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

   (8) Preferred shares. -- A class or series of shares the holders of which have preference over any other class or series with respect to distributions.

   (9) Record shareholder. -- The person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

   (10) Senior executive. -- The chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

   (11) Shareholder. -- Both a record shareholder and a beneficial shareholder.

§ 55-13-02. Right to appraisal

   (a) In addition to any rights granted under Article 9, a shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

   (1) Consummation of a merger to which the corporation is a party if either (i) shareholder approval is required for the merger by G.S. 55-11-03 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger or (ii) the corporation is a subsidiary and the merger is governed by G.S. 55-11-04.

   (2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.

   (3) Consummation of a disposition of assets pursuant to G.S. 55-12-02 if the shareholder is entitled to vote on the disposition.

   (4) An amendment of the articles of incorporation (i) with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has an obligation or right to repurchase the fractional share so created or (ii) changes the corporation into a nonprofit corporation or cooperative organization.

   (5) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.

   (6) Consummation of a conversion to a foreign corporation pursuant to Part 2 of Article 11A of this Chapter if the shareholder does not receive shares in the foreign corporation resulting from the conversion that (i) have terms as favorable to the shareholder in all material respects and (ii) represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation as the shares held by the shareholder before the conversion.

   (7) Consummation of a conversion of the corporation to nonprofit status pursuant to Part 2 of Article 11A of this Chapter.

   (8) Consummation of a conversion of the corporation to an unincorporated entity pursuant to Part 2 of Article 11A of this Chapter.

(b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3), (4), (6), and (8) of subsection (a) of this section shall be limited in accordance with the following provisions:

   (1) Appraisal rights shall not be available for the holders of shares of any class or series of shares that are any of the following:

      a. A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended.

      b. Traded in an organized market and has at least 2,000 shareholders and a market value of at least twenty million dollars ($ 20,000,000)(exclusive of the value of shares held by the corporation's subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent (10%) of such shares).

      c. Issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and may be redeemed at the option of the holder at net asset value.

   (2) The applicability of subdivision (1) of this subsection shall be determined as of (i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights or (ii) the day before the effective date of such corporate action if there is no meeting of shareholders.

   (3) Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective.

   (4) Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where the corporate action is an interested transaction.

(c) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles may limit or eliminate appraisal rights for any class or series of preferred shares. Any amendment to the articles that limits or eliminates appraisal rights for any shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of the amendment, however, shall not apply to any corporate action that becomes effective within one year of that date if the corporate action would otherwise afford appraisal rights.

(d) A shareholder holding shares of a class or series that were issued and outstanding as of the effective date of this act but that did not as of that date entitle the shareholder to vote on a corporate action described in subdivision (a)(1), (2), or (3) of this section shall be entitled to appraisal rights, and to obtain payment of the fair value of the shareholder's shares of such class or series, to the same extent as if such shares did entitle the shareholder to vote on such corporate action.

§ 55-13-03. Assertion of rights by nominees and beneficial owners

   (a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder (i) objects with respect to all shares of the class or series owned by the beneficial shareholder and (ii) notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:

   (1) Submits to the corporation the record shareholder's written consent to the assertion of rights no later than the date referred to in G.S. 55-13-22(b)(2)b.

   (2) Submits written consent under subdivision (1) of this subsection with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§§ 55-13-04 through 55-13-19                                                      [Repealed/Reserved]

PART 2.  PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

§ 55-13-20. Notice of appraisal rights

   (a) If any corporate action specified in G.S. 55-13-02(a) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this Article. If the corporation concludes that appraisal rights are or may be available, a copy of this Article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to G.S. 55-11-04, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. In the case of any other corporate action specified in G.S. 55-13-02(a) with respect to which shareholders of a class or series do not have the right to vote, but with respect to which those shareholders are entitled to assert appraisal rights, the corporation must notify in writing all record shareholders of such class or series that the corporate action became effective. Notice required under this subsection must be sent within 10 days after the corporate action became effective and include the materials described in G.S. 55-13-22.

(c) If any corporate action specified in G.S. 55-13-02(a) is to be approved by written consent of the shareholders pursuant to G.S. 55-7-04, then the following must occur:

   (1) Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of each shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

   (2) Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to the applicable shareholders required by subsections (d) and (e) of G.S. 55-7-04, may include the materials described in G.S. 55-13-22, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

(d) If any corporate action described in G.S. 55-13-02(a) is proposed, or a merger pursuant to G.S. 55-11-04 is effected, then the notice referred to in subsection (a) or (c) of this section, if the corporation concludes that appraisal rights are or may be available, and in subsection (b) of this section shall be accompanied by the following:

   (1) The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of the notice and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this subdivision are not reasonably available, then the corporation shall provide reasonably equivalent financial information.

   (2) The latest available quarterly financial statements of the corporation, if any.

The right to receive the information described in this subsection may be waived in writing by a shareholder before or after the corporate action.

§ 55-13-21. Notice of intent to demand payment and consequences of voting or consenting

   (a) If a corporate action specified in G.S. 55-13-02(a) is submitted to a vote at a shareholders' meeting, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must do the following:

   (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

   (2) Not vote, or cause or permit to be voted, any shares of any class or series in favor of the proposed action.

(b) If a corporate action specified in G.S. 55-13-02(a) is to be approved by less than unanimous written consent, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must not execute a consent in favor of the proposed action with respect to that class or series of shares.

(c) A shareholder who fails to satisfy the requirements of subsection (a) or (b) of this section is not entitled to payment under this Article.

§ 55-13-22. Appraisal notice and form

   (a) If a corporate action requiring appraisal rights under G.S. 55-13-02(a) becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (b)(1) of this section to all shareholders who satisfied the requirements of G.S. 55-13-21. In the case of a merger under G.S. 55-11-04, the parent corporation must deliver a written appraisal notice and form to all record shareholders of the subsidiary who may be entitled to assert appraisal rights. In the case of any other corporate action specified in G.S. 55-13-02(a) that becomes effective and with respect to which shareholders of a class or series do not have the right to vote but with respect to which such shareholders are entitled to assert appraisal rights, the corporation must deliver a written appraisal notice and form to all record shareholders of such class or series who may be entitled to assert appraisal rights.

(b) The appraisal notice must be sent no earlier than the date the corporate action specified in G.S. 55-13-02(a) became effective and no later than 10 days after that date. The appraisal notice must include the following:

   (1) A form that specifies the first date of any announcement to shareholders, made prior to the date the corporate action became effective, of the principal terms of the proposed corporate action. If such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date. The form shall require a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the transaction.

   (2) Disclosure of the following:

      a. Where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the required form under sub-subdivision b. of this subdivision.

      b. A date by which the corporation must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice required under subsection (a) of this section and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date.

      c. The corporation's estimate of the fair value of the shares.

      d. That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in sub-subdivision b. of this subdivision, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

      e. The date by which the notice to withdraw under G.S. 55-13-23 must be received, which date must be within 20 days after the date specified in sub-subdivision b. of this subdivision.

   (3) Be accompanied by a copy of this Article.

§ 55-13-23. Perfection of rights; right to withdraw

   (a) A shareholder who receives notice pursuant to G.S. 55-13-22 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to G.S. 55-13-22(b)(2). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to G.S. 55-13-22(b)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under G.S. 55-13-27. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.

(b) A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to G.S. 55-13-22(b)(2)e. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(c) A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in G.S. 55-13-22(b) shall not be entitled to payment under this Article.

§ 55-13-24                                                      [Repealed/Reserved]

§ 55-13-25. Payment

   (a) Except as provided in G.S. 55-13-27, within 30 days after the form required by G.S. 55-13-22(b) is due, the corporation shall pay in cash to the shareholders who complied with G.S. 55-13-23(a) the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) of this section must be accompanied by the following:

   (1) The following financial information:

      a. The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of payment and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this sub-subdivision are not reasonably available, the corporation shall provide reasonably equivalent financial information.

      b. The latest available quarterly financial statements, if any.

   (2) A statement of the corporation's estimate of the fair value of the shares. The estimate must equal or exceed the corporation's estimate given pursuant to G.S. 55-13-22(b)(2)c.

   (3) A statement that the shareholders described in subsection (a) of this section have the right to demand further payment under G.S. 55-13-28 and that if a shareholder does not do so within the time period specified therein, then the shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this Article.

§ 55-13-26                                                      [Repealed/Reserved]

§ 55-13-27. After-acquired shares
   (a) A corporation may elect to withhold payment required by G.S. 55-13-25 from any shareholder who was required to but did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to G.S. 55-13-22(b)(1).

(b) If the corporation elected to withhold payment under subsection (a) of this section, it must, within 30 days after the form required by G.S. 55-13-22(b) is due, notify all shareholders who are described in subsection (a) of this section of the following:

   (1) The information required by G.S. 55-13-25(b)(1).

   (2) The corporation's estimate of fair value pursuant to G.S. 55-13-25(b)(2).

   (3) That they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under G.S. 55-13-28.

   (4) That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer.

   (5) That those shareholders who do not satisfy the requirements for demanding appraisal under G.S. 55-13-28 shall be deemed to have accepted the corporation's offer.

(c) Within 10 days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (b)(2) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

(d) Within 40 days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (b)(2) of this section to each shareholder described in subdivision (b)(5) of this section.

§ 55-13-28. Procedure if shareholder dissatisfied with payment or offer

   (a) A shareholder paid pursuant to G.S. 55-13-25 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under G.S. 55-13-25). A shareholder offered payment under G.S. 55-13-27 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares, plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value, plus interest, under subsection (a) of this section within 30 days after receiving the corporation's payment or offer of payment under G.S. 55-13-25 or G.S. 55-13-27, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

§ 55-13-29                                                      [Repealed/Reserved]

PART 3.  JUDICIAL APPRAISAL OF SHARES

§ 55-13-30. Court Action

   (a) If a shareholder makes a demand for payment under G.S. 55-13-28 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, the corporation shall pay in cash to each shareholder the amount the shareholder demanded pursuant to G.S. 55-13-28, plus interest.

(a1) Repealed by Session Laws 1997-202, s. 4.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation's principal office (or, if none, its registered office) in this State is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a trial by jury.

(e) Each shareholder made a party to the proceeding is entitled to judgment either (i) for the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shareholder's shares or (ii) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under G.S. 55-13-27.

§ 55-13-31. Court costs and expenses

   (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(b) The court in an appraisal proceeding may also assess the expenses for the respective parties, in amounts the court finds equitable:

   (1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20, 55-13-22, 55-13-25, or 55-13-27.

   (2) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that these expenses should not be assessed against the corporation, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to G.S. 55-13-25, 55-13-27, or 55-13-28, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.

§§ 55-13-32 through 55-13-39                                                                [Repealed/Reserved]

PART 4.  OTHER REMEDIES

§ 55-13-40. Other remedies limited

   (a) The legality of a proposed or completed corporate action described in G.S. 55-13-02(a) may not be contested, nor may the corporate action be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

(b) Subsection (a) of this section does not apply to a corporate action that:

   (1) Was not authorized and approved in accordance with the applicable provisions of any of the following:

      a. Article 9, 9A, 10, 11, 11A, or 12 of this Chapter.

      b. The articles of incorporation or bylaws.

      c. The resolution of the board of directors authorizing the corporate action.

   (2) Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading.

   (3) Constitutes an interested transaction, unless it has been authorized, approved, or ratified by either (i) the board of directors or a committee of the board or (ii) the shareholders, in the same manner as is provided in G.S. 55-8-31(a)(1) and (c) or in G.S. 55-8-31(a)(2) and (d), as if the interested transaction were a director's conflict of interest transaction.

   (4) Was approved by less than unanimous consent of the voting shareholders pursuant to G.S. 55-7-04, provided that both of the following are true:

      a. The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected.

      b. The proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

Appendix D

1st Financial’s Annual Report on Form 10-K for the year ending December 31, 2012, and Quarterly Reports on Form 10-Q for the periods ending March 31, 2013 and June 30, 2013*

* Incorporated by Reference

Appendix E

Support Agreement

This Support Agreement (the “Agreement”), dated as of August 28, 2013, between First-Citizens Bank & Trust Company, a North Carolina bank (“FCB”), and each of the individuals listed on Schedule A attached hereto (individually, a “Stockholder” and collectively, the “Stockholders”).

Whereas, the Boards of Directors of 1st Financial Services Corporation, a North Carolina corporation (“1st Financial”), has approved the merger (the “Merger”) of 1st Financial and its subsidiary bank, Mountain 1st Bank & Trust Company ("Mountain 1st"), with and into FCB, pursuant to the terms and conditions of an Agreement and Plan of Reorganization proposed to be entered into between 1st Financial, Mountain 1st and FCB (the “Merger Agreement”); and

Whereas, each of the Stockholders is the beneficial or registered owner of, and has the right to vote, the number of shares of common stock, $5.00 par value, of 1st Financial (“1st Financial Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (the “Shares”), and each of the Stockholders has rights by option or otherwise to acquire a number of additional shares of 1st Financial Common Stock (the “Option Shares”) also set forth opposite such Stockholder’s name on Schedule A; and

Whereas, each Stockholder desires that FCB enter into the Merger Agreement, and FCB is willing to enter into the Merger Agreement on the condition, among others, that each Stockholder agree to his or her undertakings described in this Support Agreement; and

           Whereas, in consideration of the substantial expenses that FCB will incur in connection with the transactions contemplated by the Merger Agreement, and as a condition of and to induce FCB to enter into the Merger Agreement, proceed to incur such expenses, and consummate the Merger, each undersigned Stockholder undertakes and agrees with FCB, in his or her capacity as a shareholder of 1st Financial, and not in his or her capacity as a director or officer of 1st Financial, as described in this Agreement below.

Now, Therefore, in consideration of the premises and the covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and for other good and valuable consideration, including without limitation FCB's agreement to enter into the Merger Agreement and consummate the Merger, and intending to be legally bound hereby, each Stockholder and FCB agree as follows:

1.           Agreement to Vote for Merger Agreement.  At such time as 1st Financial conducts a meeting of its stockholders, including any adjournment or postponement thereof, to vote on approval of the Merger Agreement (the “1st Financial Stockholders Meeting”), each Stockholder agrees to vote, or cause to be voted, for approval of the Merger Agreement, (a) all of the Stockholder’s Shares held by for or him or her on the record date for the 1st Financial Stockholders' Meeting (including unvested Shares held by or for the Stockholder pursuant to stock awards granted by 1st Financial) and (b) all of his or her Option Shares (to the extent such Option Shares are acquired by exercise of the underlying option on or before the record date of such meeting), over which the Stockholder has sole or shared voting authority.

2.           Agreement to Cooperate. In addition to the specific matters provided for elsewhere herein, each Stockholder shall take all action reasonably requested by FCB to support and to facilitate the consummation of the Merger and the transactions contemplated by the Merger Agreement.

3.           Additional Covenants of Stockholders.  Each Stockholder, severally and not jointly, covenants as follows:

(a) Restrictions on Transfer of Stock or Voting Rights.  While this letter agreement remains in effect, the Stockholder will not, directly or indirectly, except with the prior written approval of FCB, (i) sell, transfer, pledge, hypothecate, grant a security interest in, assign, waive or release any rights with respect to, or otherwise dispose of or encumber, any of the Shares or Option Shares owned by such Stockholder, (ii) deposit any shares of 1st Financial Common Stock into a voting trust, or (iii) enter into any agreement, arrangement or understanding (including the granting of any appointment of proxy) which would (A) restrict, establish a right of first refusal to, or otherwise relate to, the transfer of his or her Shares or Option Shares, or (B) relate to the voting of his or her Shares or Option Shares (other than an appointment of proxy in a form distributed by 1st Financial for the purpose of voting such Stockholder’s Shares at the 1st Financial Stockholders' Meeting for approval of the Merger Agreement and matters related thereto in accordance with Section 1 hereof).

(b)           Other Acquisition Proposals.  While this letter agreement remains in effect, the Stockholder will not, directly or indirectly, vote any of his or her Shares or Option Shares, or cause or permit any of his or her Shares or Option Shares to be voted, in favor of any Acquisition Proposal (as defined in Section 5.2(l) of the Merger Agreement), other than the Merger.

(c)           No Breach.  Neither the execution and delivery of this Agreement, nor the Stockholder's performance of his or her obligations hereunder, will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in Section 3(d) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which his or her Shares or Option Shares are subject.

(d)           No Liens.  The Stockholder’s Shares and Option Shares and the certificates representing the Stockholder’s Shares are now, and, while this letter agreement remains in effect, will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Schedule B attached hereto.

(e)           Additional Shares. The provisions of Section 1 and Subparagraphs (a) through (d) of this Section 3 shall apply to (i) all Shares currently owned and hereafter acquired by each Stockholder, and (ii) all Option Shares hereafter acquired by each Stockholder.

4.           No Prior Proxies.  Each Stockholder, represents, warrants and covenants that any appointments of proxies or voting rights previously given in respect of the Stockholder’s Shares are not irrevocable, and that any such appointments of proxies or voting rights are hereby irrevocably revoked.

5.           Certain Events.  Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder’s Shares and Option Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder’s Shares and Option Shares shall pass, whether by operation of law or otherwise, including the Stockholder’s successors or assigns.  In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of 1st Financial affecting the Shares, the Option Shares, or the acquisition of additional securities of 1st Financial, the number of Shares and Option Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of 1st Financial issued to or acquired by the Stockholder.

6.           Capacity Only as a Stockholder.  This Agreement relates solely to the capacity of each Stockholder as a stockholder or other beneficial owner of the Shares or Option Shares and is not in any way intended to affect or prevent the exercise by such Stockholder of his responsibilities as a director or officer of 1st Financial.

7.           Exclusion of Certain Shares.  The term “Shares” shall not include any shares of 1st Financial Common Stock that are held by the Stockholder only as a trustee or fiduciary for others, and this Agreement is not intended to affect the exercise by the Stockholder of his or her fiduciary responsibility in respect of any such shares.

8.           Termination; Responsibility for Default.  This Agreement shall terminate upon the first to occur of (a) consummation of the Merger, or (b) the date on which the Merger Agreement is terminated in accordance with its terms.  If this Agreement is terminated, it shall forthwith become null and void; and there shall be no liability or obligation on the part of any Stockholder, or 1st Financial or FCB or their respective officers or directors, except that nothing in this Section 7 shall relieve any Stockholder from any liability for a breach of this Agreement before such termination.

9.           No Joint and Several Liability.  Each Stockholder’s obligations hereunder are individual and not joint, and he or she shall be responsible only for his or her own separate agreements hereunder and shall have no responsibility or liability for a breach of any provision of this Agreement by any other Stockholder.

10.           Specific Performance.  Each Stockholder acknowledges and agrees that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by him or her in accordance with their specific terms or were otherwise breached, (ii) that any remedy at law for a breach of the provisions of this Agreement would be inadequate, and (iii) in addition to any other remedy which may be available to FCB in law or in equity in the event of a breach by Stockholder, FCB shall be entitled to temporary and permanent injunctive relief, without having to prove actual damages, to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.  Each party hereto waives the posting of any bond or security in connection with any proceeding related hereto.

11.           Amendments; Waiver; Construction.  This Agreement may not be modified, amended, altered or supplemented except by execution and delivery of a written agreement by FCB and the Director.  No waiver of any of the provisions of this Agreement shall be binding unless reduced to writing and signed by the parties.  This Agreement shall be construed according to a plain reading of its terms and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision in this Agreement.

12.           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflict of law principles thereof.

13.   Entire Agreement. This Agreement (including the recitals, which are hereby incorporated by reference) constitutes the entire agreement among the parties pertaining to the subject matters contained herein.

13.           Benefit of Agreement; Assignment.  This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that the parties hereto may not transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the other parties.

14.   Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

In Witness Whereof, FCB and each of the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

First-Citizens Bank & Trust Company

By:

President

Stockholders

William H. Burton	Van F. Phillips

Michael G. Mayer	Vincent K. Rees

Bradley B. Schnyder	Peggy H. Denny

Schedule A

		Number of Options
Stockholder	Number of Shares	Vested Options	Unvested Options

William H. Burton	-	55,858	-
Van F. Phillips	4,693	55,858	-
Michael G. Mayer	86,757	55,858	-
Vincent K. Rees	65,825	37,108	-
Bradley B. Schnyder	43,868	55,858	-
Peggy H. Denny	11,513	37,108	-

Schedule B

None.

Appendix F

Director's Agreement

This Director's Agreement (this “Agreement”), dated as of August 28, 2013, is entered into by and between First-Citizens Bank & Trust Company, a North Carolina bank (together with any of its parents, subsidiaries and affiliates, “FCB”), and the undersigned director ("Director") of 1st Financial Services Corporation ("1st Financial") and Mountain 1st Bank & Trust Company ("Mountain 1st") (the “Director”).  Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement (as defined below).

Whereas, the Boards of Directors of 1st Financial and Mountain 1st have approved an acquisition of their companies by FCB through the merger (the “Merger”) of 1st Financial and Mountain 1st with and into FCB pursuant to the terms and conditions of an Agreement and Plan of Merger proposed to be entered into between FCB, 1st Financial and Mountain 1st (the “Merger Agreement”); and

Whereas, Director is a director of 1st Financial and Mountain 1st and a shareholder of 1st Financial and, as a result of the Merger, he would receive cash consideration for his shares of 1st Financial common stock in the manner provided in the Merger Agreement; and

Whereas, Director desires that FCB enter into the Merger Agreement, and FCB is willing to enter into the Merger Agreement on the condition, among others, that 1st Financial's and Mountain 1st's directors agree to certain restrictions on their ability to compete against Mountain 1st or FCB, or to divulge proprietary information of 1st Financial or Mountain 1st, before or after the Merger; and

Whereas, as a condition of and to induce FCB to enter into the Merger Agreement, incur the substantial expenses that FCB will incur in connection with the transactions contemplated by the Merger Agreement, and consummate the Merger, Director undertakes and agrees with FCB as described in this Agreement below.

Now, Therefore, in consideration of the premises, and for other good and valuable consideration, including without limitation FCB's agreement to enter into the Merger Agreement and consummate the Merger, and the cash consideration to be received by Director for his shares of 1st Financial's common stock, and intending to be legally bound hereby, Director agrees as follows:

1.           Noncompetition and Confidentiality.  Director hereby acknowledges and agrees that (i) 1st Financial and Mountain 1st have made significant investments in the development of their business in the geographic area identified below as the "Relevant Market" and, as a result, have a valuable economic interest in their business in the "Relevant Market" which they are entitled to protect; (ii) in the course of his service as a director of 1st Financial and Mountain 1st, Director has had access to information regarding, and has been in a position to gain substantial knowledge of and familiarity with Mountain 1st's customers and its dealings with them, and other information concerning 1st Financial's and Mountain 1st's businesses, all of which constitute valuable assets and "Confidential Information" (as defined below) belonging to 1st Financial and Mountain 1st; (iii) upon consummation of the Merger, FCB will acquire and succeed to 1st Financial's and Mountain 1st's business and assets, including their rights to and interests in all privileged information, and, (iv) in order to assure to FCB the full benefits of the Merger and protect its interest in 1st Financial's and Mountain 1st's business and privileged information, it is reasonable and necessary to place certain restrictions on Director's ability to compete against Mountain 1st or FCB, and on his disclosure of information about 1st Financial's and Mountain 1st's business and customers, before or after the Merger.  For those purposes, and in consideration of FCB's agreement to enter into the Merger Agreement and consummate the Merger and the benefits to be received by Director in the Merger (including the cash consideration for his shares of 1st Financial common stock, Director covenants and agrees as provided below.

(a)           Covenant Not to Compete.  During the "Restriction Period" (as defined below), Director shall not "Compete" (as defined below), directly or indirectly, with 1st Financial, Mountain 1st or FCB.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

Compete.  The term "Compete" means:

(i)   soliciting any Person who is a Customer of Mountain 1st on or within 90 days preceding the date the Merger is consummated to become a depositor in or a borrower from any other “Financial Institution” (as defined below), to obtain any service or product from any other Financial Institution that is being provided by Mountain 1st at the time the Merger is consummated, or to change any depository, loan, and/or other banking relationship of the Customer from Mountain 1st or FCB to another Financial Institution;

(ii)   acting as a consultant, officer, director, advisory director, organizer, or employee of or to, or as an independent contractor (or an officer, director, advisory director, organizer, or employee of an independent contractor) that is involved in the banking or financial services business of, or acquiring or maintaining more than a 5% passive investment in, any Financial Institution that has its main or principal office in the “Relevant Market” (as defined below), or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any or indirect involvement in the management, supervision, business, marketing activities, solicitation of business for or operation of any office of such Financial Institution located in the Relevant Market;

(iii)   communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of Mountain 1st on or within 90 days preceding the date the Merger becomes effective (the "Effective Time"); or

(iv)   soliciting any person who was an employee or officer of Mountain 1st on or within 90 days preceding the Effective Time to become an employee or officer of any other Financial Institution.

Customer.  The term "Customer of Mountain 1st" means any Person with whom Mountain 1st has a depository or loan relationship, and/or to whom Mountain 1st provides any other service or product.

Financial Institution.  The term "Financial Institution" means (i) any federal or state chartered bank, savings bank, savings and loan association, or credit union (a "Depository Institution"), (ii) any holding company for, or corporation that owns or controls, any Depository Institution (a "Holding Company"), (iii) any subsidiary or service corporation of any Depository Institution or Holding Company, or any entity controlled in any way by any Depository Institution or Holding Company, or (iv) any other Person, which, in the case of (i), (ii), (iii) or (iv) is engaged in the business of soliciting or taking deposits or making loans of a type, or providing any other service or product, that is provided by Mountain 1st at the time the Merger is consummated.

Person.  For purposes of this Paragraph 1, the term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association, or other entity.

Relevant Market.  The term "Relevant Market" means (i)   Hendersonville County, North Carolina, (ii) the counties contiguous thereto, and (iii) the area within a radius of 25 miles (as measured by normal and customary route of travel using U.S. designated public highways) from any principal or branch office maintained by Mountain 1st in any other county on the date of consummation of the Merger.

Restriction Period.  The term "Restriction Period" means the period commencing on the date hereof and ending 12 months following the Effective Time.

(b)           Confidentiality Covenant.  Director covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals, or other such materials or information (whether financial or otherwise, and including any files, data, or information maintained electronically, on microfiche, or otherwise) relating to 1st Financial or Mountain 1st and either of their lending and deposit operations and related business, regulatory examinations, financing sources, financial results and condition, Customers (including lists of Customers and former customers and information regarding their accounts and business dealings with Mountain 1st), prospective customers, contemplated acquisitions (whether of business or assets), ideas, methods, marketing investigations, surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers, and directors (herein referred to as "Confidential Information") are confidential and proprietary to 1st Financial and Mountain 1st, and are valuable, special, and unique assets of their business which are not directly reproducible from any other source and will be acquired by FCB in the Merger, and that Director has had access to such Confidential Information as a director of 1st Financial and Mountain 1st.

Director agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private, and privileged records and information of 1st Financial and Mountain 1st before the Effective Time, and of FCB following the Effective Time, and (ii) following the date of this Agreement, and at all times following the Effective Time, Director will not: divulge any such Confidential Information to any other Person (except, prior to the Effective Time, as shall be required in the course of the performance by Director of his duties as a director of 1st Financial and Mountain 1st), remove any such Confidential Information in written or other recorded form from 1st Financial's or Mountain 1st's premises, or make any use of any Confidential Information for his own purposes or for the benefit of any Person.  However, this Paragraph 1(b) shall not apply to any Confidential Information which then is in the public domain (provided that Director was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain), or which is obtained by Director from a third party which or who is not obligated under an agreement of confidentiality with respect to such information and who did not acquire such Confidential Information in a manner which constituted a violation of the covenants contained in this Paragraph 1(b) or which otherwise breached any duty of confidentiality.  Further, the above obligations of confidentiality shall not prohibit the disclosure of any such Confidential Information by Director to the extent such disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction or to the extent that, in the reasonable opinion of legal counsel to Director, disclosure otherwise is required by law.

(c)           Reasonableness of Restrictions.  In recognition of the nature of 1st Financial's and Mountain 1st's business as a community-oriented financial institution, Director acknowledges and agrees that he plays an important role in the development of 1st Financial's and Mountain 1st's business, and has frequent contact with Mountain 1st's Customers and access to Confidential Information regarding 1st Financial's and Mountain 1st's business, including Confidential Information concerning all Customers of Mountain 1st in all of its banking markets.  Director further acknowledges that FCB will acquire a substantial economic interest in 1st Financial's and Mountain 1st's business in the Relevant Market which this Paragraph 1 specifically is intended to protect.  Accordingly, Director agrees that it is reasonable and appropriate for the restrictive covenants set forth in this Paragraph 1 to apply to all of Mountain 1st's banking markets and to all its Customers in those markets, and that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect 1st Financial's, Mountain 1st's and FCB's economic interest and otherwise are reasonable and proper.

In the event the Restriction Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Director agrees to submit to such reduction of the Restriction Period as the court shall deem reasonable.  In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Director hereby agrees that the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Paragraph 1 shall be enforced as to all other areas included in the Relevant Market which are not so excluded.  If any of the restrictions set forth in this Paragraph 1 shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected.

(d)   Remedies for Breach.  Director understands and acknowledges that a breach or violation by him of any of the covenants contained in Paragraphs 1(a) and 1(b) shall be deemed a material breach of this Agreement and will cause substantial, immediate, and irreparable injury to FCB, and that FCB will have no adequate remedy at law for such breach or violation.  In the event of Director's actual or threatened breach or violation of the covenants contained in either such Paragraph, FCB shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Director from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant.  Director agrees that, if FCB institutes any action or proceeding against Director seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Director shall be deemed to have waived the claim or defense that FCB has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists.  Additionally, Director agrees that, if such an action or proceeding is instituted by FCB, Director shall not in any way challenge the validity or enforceability of this Agreement, or the reasonableness of the provisions and restrictions set forth in this Agreement.  However, the exercise by FCB of any such right, remedy, power, or privilege shall not preclude FCB, or its successors or assigns from pursuing any other remedy or exercising any other right, power, or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers, or privileges of FCB.

Notwithstanding anything contained herein to the contrary, Director agrees that the provisions of Paragraphs 1(a) and 1(b) above and the remedies provided in this Paragraph 1(d) for a breach by Director shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit, or impair the rights of 1st Financial, Mountain 1st or FCB under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse, or misappropriation of trade secrets or other proprietary or confidential information.

2.           Amendments; Waiver; Construction.  This Agreement may not be modified, amended, altered or supplemented except by execution and delivery of a written agreement by FCB and the Director.  No waiver of any of the provisions of this Agreement shall be binding unless reduced to writing and signed by the parties.  This Agreement shall be construed according to a plain reading of its terms and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision in this Agreement.

3.           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflict of law principles thereof.

4.           Entire Agreement. This Agreement (including the recitals, which are hereby incorporated by reference) constitutes the entire agreement among the parties pertaining to the subject matters contained herein.

5.           Benefit of Agreement; Assignment.  This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that the parties hereto may not transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the other party.

6.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

In Witness Whereof, FCB and the Director each has caused this Agreement to be duly executed as of the day and year first above written.

First-Citizens Bank & Trust Company

By:

President

Director:

Appendix G

State of North Carolina
County of Henderson
Retention Agreement

This Retention Agreement (the "Agreement") is entered into as of the 28th day of August, 2013, by and between First-Citizens Bank & Trust company ("FCB") and Michael G. Mayer ("Officer").

Witnesseth:

Whereas, Officer currently is employed as Chief Executive Officer of 1st Financial Services Corporation ("1st Financial") and its subsidiary, Mountain 1st Bank & Trust Company ("Mountain 1st"), and in such position Officer has contributed to the growth and development of 1st Financial's and Mountain 1st's business; and,

Whereas, 1st Financial and Mountain 1st propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") with FCB under which 1st Financial and Mountain 1st will be merged into FCB (the "Merger") and their operations will be combined with those of FCB; and,

Whereas, Officer's experience and knowledge of 1st Financial's and Mountain 1st's operations and affairs will be of continuing benefit to FCB in its succession to and continuation of 1st Financial's and Mountain 1st's business following the Merger; and, for that reason, FCB desires for Officer to continue as an employee of FCB following the Merger for the period described herein; and,

Whereas, FCB and Officer desire to set forth certain terms and conditions of Officer's employment with FCB following the Merger and, for that purpose, and as a condition of FCB's execution of the Merger Agreement, they have agreed to enter into this Agreement with the intent that this Agreement inure to the benefit FCB as well as its successors in interest following the Merger; and,

Whereas, FCB and Officer have agreed that, if the Merger Agreement is terminated without the Merger becoming effective, then this Agreement likewise shall terminate and be of no further force or effect.

Now, Therefore, in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, and as a condition to FCB's entry into the Merger Agreement, FCB and Officer hereby agree as follows:

1.           Employment.  Provided that Officer remains employed by Mountain 1st on the date the Merger becomes effective (the "Effective Time"), then, at the Effective Time, FCB agrees to employ Officer, and Officer accepts employment with FCB, upon these terms and conditions.  As an employee of FCB, Officer will (i) serve in such position or positions as shall be specified from time to time by FCB, (ii) provide such assistance and advice to FCB as it may request from time to time regarding the operations and affairs of 1st Financial and Mountain 1st prior to the Merger and other tasks relating to the transition of control over such operations to FCB and the conversion of 1st Financial's and Mountain 1st's operations to FCB's systems, (iii) promote FCB and its business and, to the extent requested by FCB, engage in business development activities on FCB's behalf, and (iv) have such other duties and responsibilities, and render to FCB such other services, as are customary for persons employed in Officer's position with FCB and/or as shall be assigned to Officer from time to time by FCB.

2.           Term.  Unless sooner terminated as provided in this Agreement, and subject to the right of either Officer or FCB to terminate Officer's employment at any time as provided herein, the term of Officer's employment with FCB under this Agreement (the "Term of Employment") shall be for a period commencing at the Effective Time and, except as otherwise described below (including specifically the terms of Paragraph 7(d)) or as shall be agreed to in writing between Officer and FCB, terminating at the close of business on April 30, 2014 (the "Expiration Date").  If Officer continues to serve as an employee of FCB following the Expiration Date, such employment shall be on an "at will" basis and on terms agreed upon from time to time between Officer and FCB.

3.           Cash Compensation.  For all services rendered by Officer under this Agreement, during the Term of Employment FCB shall pay Officer a base salary at a monthly rate of Twenty-Six Thousand Nine Hundred Fifty-Eight and 92/100s DOLLARS ($26,958.92) ("Base Salary").  Base Salary shall be payable not less frequently than monthly in accordance with FCB's payroll policies and procedures.

4.           Officer Benefit Plans; Income Taxes.

(a)           Benefit Plans.  During the Term of Employment, Officer shall be eligible to participate in employee benefit programs maintained by or for FCB that are generally available to and which cover all FCB’s similarly situated employees, which participation shall be as described in the Merger Agreement for former employees of Mountain 1st and subject to the rules applicable to such plans or programs prevailing from time to time.  Except as otherwise specifically provided herein or in the Merger Agreement, Officer's participation in such plans and programs shall be subject to and in accordance with the terms and conditions (including eligibility requirements) of such plans and programs, resolutions of FCB's Board of Directors establishing such programs and plans, and FCB's normal practices and established policies regarding such plans and programs.

Officer acknowledges that the terms and provisions of FCB's employee benefit plans and programs from time to time may be determined only by reading the actual plan documents under which FCB or the plan administrator, as applicable, may make certain administrative determinations with discretion, and that FCB reserves the right to modify or terminate each plan or program and any benefits provided thereunder.

(b)           Taxes; Withholding.  All cash or other compensation payable or provided to Officer under this Agreement shall be subject to any and all applicable withholding, Social Security, employment, income and such other taxes, deductions or assessments as are required by law or customary for FCB's employees.

5.           Standards of Performance and Conduct.  During the Term of Employment, Officer faithfully and diligently shall discharge his obligations under this Agreement, perform the duties associated with Officer's positions with FCB in a manner which is reasonably competent and satisfactory to FCB and in accordance with any performance standards established from time to time by FCB, and make a reasonable effort in good faith to comply with and implement FCB's policies and procedures in effect and as established from time to time by FCB.

In the execution of Officer's employment duties under this Agreement, Officer shall, at all times and in all material respects, comply with any codes or standards of conduct or ethics policies applicable to Officer and/or FCB's employees in general, as in effect as of the Effective Time or as may be adopted, amended or supplemented from time to time subsequent thereto (the "Code of Ethics"), and with all federal and state statutes, and all rules, regulations, administrative orders, statements of policy, and other pronouncements or standards promulgated thereunder, which are applicable to FCB and its employees, business, and operations.

Officer shall devote substantially all of the Officer’s time, energy and skill during regular business hours to the performance of the duties of the Officer’s employment (reasonable vacations and reasonable absences due to illness excepted).

6.           Termination of Employment and Termination Pay.

(a)           By Officer.  Following the Effective Time, the Term of Employment and Officer's employment under this Agreement may be terminated at any time by Officer upon 30 days' written notice to FCB.  FCB, in its sole discretion, may elect for Officer not to serve out part or all of this notice period, in which case Officer's employment shall terminate immediately.  Upon such termination, Officer shall be entitled to receive Base Salary earned under this Agreement through the final day of Officer's active employment and, thereafter, Officer shall have no further rights and FCB shall have no further obligations hereunder.

(b)           Death.  Following the Effective Time, the Term of Employment and Officer's employment under this Agreement automatically shall be terminated upon Officer's death during the Term of Employment.  Upon any such termination, Officer's estate shall be entitled to receive any Base Salary Officer shall have earned prior to the date of termination but which remains unpaid, and FCB shall have no further obligations hereunder.

(c)           By FCB.  Following the Effective Time, FCB may terminate the Term of Employment and Officer's employment under this Agreement at any time (whether prior to or after the Expiration Date) for any reason upon notice to Officer.  Upon any such termination by FCB, subject to the limitations set forth in Paragraph 8(d), Officer will be entitled to receive earned but unpaid Base Salary due under this Agreement through the Termination Date (as defined below), plus any unreimbursed expenses to which Officer is entitled to reimbursement under FCB's policies and procedures.

If FCB's termination of Officer's employment is without Cause (as defined below), the Termination Date shall be deemed to be the final day of Officer's active employment or the Expiration Date, whichever is later.  In addition, upon such a termination without Cause prior to the Expiration Date, Officer shall be eligible to receive the Retention Bonus described below in Paragraph 6(e).

If FCB's termination of Officer's employment is for Cause, the Termination Date shall be deemed to be the final day of Officer's active employment.  Upon such a termination for Cause, Officer shall not be entitled to payment of the Retention Bonus and shall have no further rights, and FCB shall have no further obligations, under this Agreement.

Notwithstanding any provision in this Agreement to the contrary, before FCB may terminate Officer's employment for a Cause described in Paragraph 6(c)(i)(A) below, FCB first shall give Officer ten (10) days written notice of the facts or circumstances constituting such Cause for termination, and, if during such period Officer shall cure such Cause to the reasonable satisfaction of FCB, then Officer's employment shall continue; provided however that, in the event of any reoccurrence or further occurrence of the same Cause, FCB shall have no obligation to give Officer any further or additional notice or opportunity to cure prior to the termination of Officer's employment.  Except as specifically described above, no such notice or opportunity to cure shall be required in the case of termination of Officer's employment for any Cause.

For purposes of this Paragraph 6(c), FCB shall have "Cause" to terminate Officer's employment upon:

(i)           A determination by FCB, in good faith, that (A) Officer has breached in any material respect any of the terms or conditions of this Agreement, or has failed in any material respect to perform or discharge Officer's duties or responsibilities of employment in the manner provided herein, or that (B) Officer has violated any provision of the Code of Ethics, or has engaged in willful misconduct or conduct which is detrimental in any material respect to the business or business prospects of FCB or its parent or other affiliated companies, or which has had or likely will have an adverse effect on FCB's or its parent's or other affiliates' business or reputation;

(ii)           The violation by Officer of any applicable federal or state law, or any applicable rule, regulation, order, or statement of policy promulgated by any governmental agency or authority having jurisdiction over FCB or its parent or affiliated companies, or the operations of any of their respective departments or divisions, including but not limited to the North Carolina Commissioner of Banks, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Securities and Exchange Commission, or any other state or federal regulator (a "Regulatory Authority"), that results from Officer's negligence, willful misconduct, or intentional disregard of such law, rule, regulation, order, or policy statement;

(iii)           The commission in the course of Officer's employment with FCB of an act of fraud, embezzlement, theft, or proven personal dishonesty (whether or not such act or charge results in criminal indictment, charges, prosecution, or conviction), or the willful making in the course of Officer's employment with FCB of any false statement or representation;

(iv)           The conviction of Officer of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Officer from serving as an employee of, or a party affiliated with, FCB or its parent or affiliated companies; or, in the event Officer becomes unacceptable to, or is removed, suspended, or prohibited from participating in the conduct of FCB's or its parent's or affiliated companies' affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority;

(v)           Officer's excessive use of any addictive drug or use of any controlled substance, as defined at 21 U.S.C. § 802 and listed on Schedules I through V of 21 U.S.C. §  812, as revised from time to time, and as defined by other federal laws or regulations, Officer's use of legal drugs that have not been obtained legally or are not being taken as prescribed by a licensed physician, or Officer's use of alcohol in a manner that adversely affects the performance of Officer's job duties under this Agreement, prevents Officer from performing Officer's job duties safely, or creates a risk to the safety of others at the workplace; or,

(vi)           The exclusion of Officer by the carrier or underwriter from coverage under FCB's then current "blanket bond" or other fidelity bond or insurance policy covering its directors,  officers or employees, or the occurrence of any event that FCB believes, in good faith, will result in Officer being excluded from such coverage, or having coverage limited as to Officer as compared to other covered officers or employees, pursuant to the terms and conditions of such "blanket bond" or other fidelity bond or insurance policy.

(d)           Disability.  Subject to FCB's obligations and Officer's rights under (i) Title I of the Americans with Disabilities Act, the Family and Medical Leave Act, and any other applicable federal or state laws, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of FCB, following the Effective Time Officer's employment under this Agreement automatically shall be terminated in the event Officer becomes disabled during the Term of Employment and it is reasonably determined by FCB that Officer is unable to perform the essential functions of Officer's job under this Agreement for ninety (90) days or more during any 12-month period.  Officer agrees to submit to such medical examinations as may be reasonably requested by FCB in accordance with applicable law with regard to the issue of disability of Officer, permanent disability hereunder and the effective date thereof to be determined by FCB.  Upon any such termination, Officer shall be entitled to receive any Base Salary Officer shall have earned prior to the date of termination but which remains unpaid, and shall be entitled to any payments provided under any disability income plan of FCB which is applicable to Officer.  Otherwise, Officer shall have no further rights, and FCB shall have no further obligations, under this Agreement.

(e)           Retention Bonus.  If Officer remains actively employed by FCB through the Expiration Date, or if FCB terminates Officer's employment without Cause prior to the Expiration Date, then, subject to the limitations set forth in Paragraph 8(d), FCB shall be obligated to pay, and Officer shall be entitled to receive, a one-time lump sum payment equal to One Hundred Fifty Thousand  and No/100 ($150,000.00) (the "Retention Bonus").  The Retention Bonus shall be paid on the first regularly scheduled payroll date following the Expiration Date, and shall be subject to all applicable withholdings.

Officer understands and agrees that he shall not be eligible for the Retention Bonus if he resigns employment prior to the Expiration Date for any reason, if he is terminated for Cause prior to the Expiration Date, or if he breaches or violates any of the covenants contained in Paragraphs 8(a) or 8(b) below.  Officer further understands and agrees that the Retention Bonus shall be in lieu of any severance or position elimination benefits otherwise available to Officer pursuant to any applicable plan, policy or practice, and that, except as provided above in Paragraph 6(c), FCB shall not be required to pay Officer any severance or position elimination benefits upon the termination of his employment for any reason, whether prior to or after the Expiration Date, and FCB shall have no further obligations hereunder.

7.           Termination of Agreement; Continuing Obligations.

(a)           Automatic Termination.  In the event that the Merger Agreement is terminated without the Merger becoming effective, then, without action on the part of FCB or Officer, this Agreement automatically shall terminate and shall be of no further force or effect.

(b)           Termination on Expiration Date.  This Agreement automatically shall terminate on the Expiration Date and, except as otherwise provided below, the provisions of this Agreement, with the exception of FCB's obligations, if any, for the payments described under Paragraph 6 above, and Officer's obligations and agreements under Paragraph 8 below, likewise shall terminate and be of no further force or effect.  As provided in Paragraph 2 above, if Officer continues to serve as an employee of FCB following the Expiration Date, such employment shall be on an "at will" basis and on terms agreed upon from time to time between Officer and FCB.

(c)           Termination upon Termination of Employment.  Following the Effective Time, and except as otherwise provided below, upon the effective date of any termination of this Agreement (other than pursuant to Paragraph 7(a) above) or any actual termination of Officer's employment with FCB under this Agreement for any reason, the provisions of this Agreement, with the exception of FCB's obligations, if any, for the payments described under Paragraph 6 above, and Officer's obligations and agreements under Paragraph 8 below, likewise shall terminate and be of no further force or effect.

(d)           Survival of Certain Rights and Obligations Following Termination of Agreement.  FCB's obligations, if any, for the payments described under Paragraph 6 above, and Officer's obligations and agreements under Paragraph 8, shall survive, remain in full force and effect and be enforceable following any termination of this Agreement, other than pursuant to Paragraph 7(a) above, or any termination of Officer's employment, whether before or after the Expiration Date.

8.           Noncompetition and Confidentiality.  Officer hereby acknowledges and agrees that (i) 1st Financial and Mountain 1st have made significant investments in the development of their business in the geographic area identified below as the "Relevant Market" and, as a result, have a valuable economic interest in their business in the "Relevant Market" which they are entitled to protect; (ii) in the course of his service as an employee of 1st Financial and Mountain 1st, Officer has had access to information regarding, and has been in a position to gain substantial knowledge of and familiarity with, Mountain 1st's customers and its dealings with them, and other information concerning 1st Financial's and Mountain 1st's businesses, all of which constitute valuable assets and "Confidential Information" (as defined below) belonging to 1st Financial and Mountain 1st which will be acquired by FCB in the Merger and become Confidential Information belonging to FCB, and as an employee of FCB he will be in a position to gain substantial knowledge of and familiarity with FCB's customers and its dealings with them, and other information concerning FCB's businesses, all of which constitute valuable assets and Confidential Information belonging to FCB; (iii) upon consummation of the Merger, FCB will acquire and succeed to 1st Financial's and Mountain 1st's business and assets, including their rights to and interests in all Confidential Information, and, (iv) in order to assure to FCB the full benefits of the Merger and protect its interest in 1st Financial's and Mountain 1st's business and Confidential Information, it is reasonable and necessary to place certain restrictions on Officer's ability to compete against Mountain 1st or FCB, and on his disclosure of information about 1st Financial's and Mountain 1st's business and customers, before or after the Merger.  For those purposes, and in consideration of FCB's agreements contained herein and as a condition to FCB's entry into the Merger Agreement, Officer covenants and agrees as provided below.

(a)           Covenant Not to Compete.  During the "Restriction Period" (as defined below), Officer shall not "Compete" (as defined below), directly or indirectly, with 1st Financial, Mountain 1st or FCB.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

Compete.  The term "Compete" means:

(i)   soliciting any Person who is a Customer of Mountain 1st on or within 90 days preceding the Effective Time to become a depositor in or a borrower from any other “Financial Institution” (as defined below), to obtain any service or product from any other Financial Institution that is being provided by Mountain 1st at the Effective Time, or by FCB after the Effective Time, or to change any depository, loan, and/or other banking relationship of the Customer from Mountain 1st or FCB to another Financial Institution;

(ii)   acting as a consultant, officer, director, advisory director, organizer, or employee of or to, or as an independent contractor (or an officer, director, advisory director, organizer, or employee of such an independent contractor) that is involved in the banking or financial services business of, or acquiring or maintaining more than a 5% passive investment in, any Financial Institution that has its main or principal office in the “Relevant Market” (as defined below), or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any or indirect involvement in the management, supervision, business, marketing activities, solicitation of business for or operation of any office of such Financial Institution located in the Relevant Market;

(iii)   communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of Mountain 1st on or within 90 days preceding the Effective Time, or who is known to Officer to be a Customer of FCB after the Effective Time; or

(iv)   soliciting any person who was an employee or officer of Mountain 1st on or within 90 days preceding the Effective Time to become an employee or officer of any other Financial Institution.

Customer.  The term "Customer" means any Person with whom Mountain 1st has a depository or loan relationship before the Effective Time, or with whom FCB has a depository or loan relationship after the Effective Time (including former Customers of Mountain 1st, and/or to whom Mountain 1st provides any other service or product before the Effective Time, or to whom FCB provides any other service or product after the Effective Time.

Financial Institution.  The term "Financial Institution" means (i) any federal or state chartered bank, savings bank, savings and loan association, or credit union (a "Depository Institution"), (ii) any holding company for, or corporation that owns or controls, any Depository Institution (a "Holding Company"), (iii) any subsidiary or service corporation of any Depository Institution or Holding Company, or any entity controlled in any way by any Depository Institution or Holding Company, or (iv) any other Person, which, in the case of (i), (ii), (iii) or (iv) is engaged in the business of soliciting or taking deposits or making loans of a type, or providing any other service or product, that is provided by Mountain 1st at the time the Merger is consummated.

Person.  For purposes of this Paragraph 8, the term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association, or other entity.

Relevant Market.  The term "Relevant Market" means (i)   Henderson County, North Carolina, (ii) the counties contiguous thereto, and (iii) the area within a radius of 25 miles (as measured by normal and customary route of travel using U.S. designated public highways) from any principal or branch office maintained by Mountain 1st in any other county on the date of consummation of the Merger.  Notwithstanding the above definition, the parties hereto acknowledge and agree that the Relevant Market shall not include Mecklenburg County, North Carolina.

Restriction Period.  The term "Restriction Period" means the period commencing on the date hereof and ending 12 months following the Effective Time.

(b)           Confidentiality Covenant.  Officer covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals, or other such materials or information (whether financial or otherwise, and including any files, data, or information maintained electronically, on microfiche, or otherwise) relating to 1st Financial, Mountain 1st and/or FCB and either of their lending and deposit operations and related business, regulatory examinations, financing sources, financial results and condition, Customers (including lists of Customers and former customers and information regarding their accounts and business dealings with Mountain 1st or FCB), prospective customers, contemplated acquisitions (whether of business or assets), ideas, methods, marketing investigations, surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers, and directors (herein referred to as "Confidential Information") are confidential and proprietary to 1st Financial, and FCB, and are valuable, special, and unique assets of their business which are not directly reproducible from any other source and, in the case of 1st Financial's and Mountain 1st's Confidential Information, will be acquired by FCB in the Merger, and that Officer has had access to 1st Financial's and Mountain 1st's Confidential Information as an employee of 1st Financial and Mountain 1st before the Effective Time and will have access to FCB's Confidential Information after the Effective Time.

Officer agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private, and privileged records and information of 1st Financial and Mountain 1st before the Effective Time, and of FCB following the Effective Time, and (ii) following the date of this Agreement, and at all times following the Effective Time, Officer will not: divulge any such Confidential Information to any other Person (except, prior to the Effective Time, as shall be required in the course of the performance by Officer of his duties as an employee of 1st Financial and Mountain 1st), remove any such Confidential Information in written or other recorded form from 1st Financial's, Mountain 1st's or FCB's premises, or make any use of any Confidential Information for his own purposes or for the benefit of any Person other than 1st Financial, Mountain 1st or FCB.  However, this Paragraph 8(b) shall not apply to any Confidential Information which then is in the public domain (provided that Officer was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain), or which is obtained by Officer from a third party which or who is not obligated under an agreement of confidentiality with respect to such information and who did not acquire such Confidential Information in a manner which constituted a violation of the covenants contained in this Paragraph 8(b) or which otherwise breached any duty of confidentiality.  Further, the above obligations of confidentiality shall not prohibit the disclosure of any such Confidential Information by Officer to the extent such disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction or to the extent that, in the reasonable opinion of legal counsel to Officer, disclosure otherwise is required by law.

(c)           Reasonableness of Restrictions.  In recognition of the nature of 1st Financial's and Mountain 1st's business as a community-oriented financial institution, Officer acknowledges and agrees that he plays an important role in the development of 1st Financial's and Mountain 1st's business, and has frequent contact with Mountain 1st's Customers and access to Confidential Information regarding 1st Financial's and Mountain 1st's business, including Confidential Information concerning all Customers of Mountain 1st in all of its banking markets.  Officer further acknowledges that FCB will acquire a substantial economic interest in 1st Financial's and Mountain 1st's business in the Relevant Market which this Paragraph 8 specifically is intended to protect.  Accordingly, Officer agrees that it is reasonable and appropriate for the restrictive covenants set forth in this Paragraph 8 to apply to the Relevant Market and to all its Customers, and that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect FCB's economic interest and otherwise are reasonable and proper.

In the event the Restriction Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Officer agrees to submit to such reduction of the Restriction Period as the court shall deem reasonable.  In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Officer hereby agrees that the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Paragraph 8 shall be enforced as to all other areas included in the Relevant Market which are not so excluded.  If any of the restrictions set forth in this Paragraph 8 shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected.

(d)   Remedies for Breach.  Officer understands and acknowledges that a breach or violation by him of any of the covenants contained in Paragraphs 8(a) and 8(b) shall be deemed a material breach of this Agreement and will cause substantial, immediate, and irreparable injury to FCB, and that FCB will have no adequate remedy at law for such breach or violation.  In the event of Officer's actual breach or violation of the covenants contained in Paragraphs 8(a) or 8(b), Officer shall forfeit, and FCB shall no longer be required to pay, any payments otherwise due pursuant to Paragraphs 6(c) or 6(e).  In addition, in the event of Officer's actual or threatened breach or violation of the covenants contained in either such Paragraph, FCB shall be entitled to bring a civil action seeking an injunction restraining Officer from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant.  Officer agrees that, if FCB institutes any action or proceeding against Officer seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Officer shall be deemed to have waived the claim or defense that FCB has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists.  Additionally, Officer agrees that, if such an action or proceeding is instituted by FCB, Officer shall not in any way challenge the validity or enforceability of this Agreement, or the reasonableness of the provisions and restrictions set forth in this Agreement.  However, the exercise by FCB of any such right, remedy, power, or privilege shall not preclude FCB, or its successors or assigns from pursuing any other remedy or exercising any other right, power, or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers, or privileges of FCB.

Notwithstanding anything contained herein to the contrary, Officer agrees that the provisions of Paragraphs 8(a) and 8(b) above and the remedies provided in this Paragraph 8(d) for a breach by Officer shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit, or impair the rights of 1st Financial, Mountain 1st or FCB under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse, or misappropriation of trade secrets or other proprietary or confidential information.

9.           Additional Regulatory Requirements.  Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that FCB (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if, in the written opinion of counsel to FCB such payment or action:  (a) would be prohibited by or would violate any provision of state or federal law applicable to FCB, including without limitation the Federal Deposit Insurance Act, as now in effect or hereafter amended, (b) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (c) otherwise would be prohibited by any Regulatory Authority.

10.           Termination of Previous Employment Arrangements.  Officer and FCB specifically agree that, at the Effective Time this Agreement will supersede any and all prior employment agreements, arrangements or understandings between Officer and 1st Financial or Mountain 1st pertaining to employment, compensation, retirement benefits, severance benefits, or other such arrangements, either oral or written, and each of such other or prior agreements, arrangements or understandings shall terminate and be of no further force or effect; provided, however, that nothing in this Agreement shall affect or supersede rights or benefits to which Officer is or becomes entitled under the Mountain 1st Bank and Trust 401(k) Profit Sharing Plan, as amended, or 1st Financial's 2008 Omnibus Equity Plan and any awards previously granted thereunder.  As additional consideration for FCB's agreements and obligations under this Agreement, Officer hereby waives any and all rights, and releases FCB from any and all obligations or liabilities, arising under any such other or prior agreements, arrangements or understandings or otherwise arising out of the employment relationship between Officer and 1st Financial or Mountain 1st.

11.           Successors and Assigns.

(a)           This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of FCB which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase, or otherwise, all or substantially all of the assets of FCB.

(b)           FCB is contracting for the unique and personal skills of Officer.  Therefore, Officer shall be precluded from assigning or delegating Officer's rights or duties hereunder without first obtaining the written consent of FCB.

12.           Modification; Waiver; Amendments.  Any term or condition of this Agreement may be waived, either in whole or in part, at any time by the party which is entitled to the benefits thereof; provided, however, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party.  No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.  This Agreement may be amended, modified or supplemented only by an agreement in writing executed in the same manner as this Agreement.

13.           Applicable Law.  The parties hereto agree that without regard to principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement, except to the extent that federal law shall be deemed to apply.  Any suit or action relating to this Agreement shall be instituted and prosecuted exclusively in the Courts of Wake County, North Carolina, and each party hereto hereby does waive any right or defense relating to such jurisdiction and venue.

14.           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

15.           No Set-Off by the Officer.  The existence of any claim, demand, action or cause of action by Officer against FCB or its parent or other affiliated companies, whether based upon this Agreement or otherwise, shall not constitute a defense to the enforcement by FCB of any of its rights hereunder.

16.           Delivery of Property upon Request or Termination.  Upon request by FCB, and in any event upon the termination of Officer's employment with FCB, Officer will promptly deliver to FCB all property belonging to FCB or its parent or other affiliated companies, including without limitation all Confidential Information, then in Officer's possession or control.

17.           Headings.  The section and paragraph headings and captions in this Agreement have been inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of any provisions of this Agreement.

18.           Notices.  Except as otherwise may be provided herein, all notices, claims, certificates, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or sent by facsimile transmission by one party to the other, or when deposited by one party with the United States Postal Service, postage prepaid; and, if directed to FCB, delivered or addressed to its Chief Legal Officer at its principal executive offices, and if to Officer, delivered or addressed to Officer at Officer's address in FCB's records or at such other address as Officer shall specify from time to time in a notice given to FCB as provided above.

19.           Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

20.           Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements, promises, warranties, covenants or undertakings among, any of the parties hereto that are not expressly set forth in this Agreement.

IN WITNESS WHEREOF, FCB has caused this Agreement to be executed by its duly authorized officer in pursuance of authority duly given by its Board of Officers, and Officer has set hereunto Officer's hand and adopted as Officer's seal the typewritten word "SEAL" appearing beside Officer's name, all as of the day and year first above written.

First-Citizens Bank & Trust company

Attested:	By:

Its:
Secretary

Officer

(SEAL)
Michael G. Mayer

Appendix H

SECURITIES PURCHASE AGREEMENT

by and among

THE UNITED STATES DEPARTMENT OF THE TREASURY,

FIRST-CITIZENS BANK & TRUST COMPANY

and

1ST FINANCIAL SERVICES CORPORATION

Dated as of October 15, 2013

H-i

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of October 15, 2013, by and among the United States Department of the Treasury (the “Seller”), First-Citizens Bank & Trust Company, a state-chartered bank organized under the laws of the State of North Carolina (the “Purchaser”) and 1st Financial Services Corporation, a North Carolina corporation (the “Company”).

RECITALS

WHEREAS, the Seller is currently the owner of and holds (i) 16,369 shares of Class B Preferred Stock, Series A, of the Company (the “Shares”) and (ii) a ten-year warrant to purchase 276,815 shares of Company Common Stock (the “Warrant”);

WHEREAS, on August 28, 2013, the Purchaser, the Company and Mountain 1st Bank & Trust Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, (i) the Company will merge with and into the Purchaser, with the Purchaser continuing thereafter as the surviving corporation and (ii) each outstanding share of Common Stock will convert into the right to receive the Merger Consideration (as defined in the Merger Agreement) (collectively, the “Merger”); and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, subject to the terms and conditions contained in this Agreement, all of the Shares and the Warrant (the “Securities Purchase”).

NOW, THEREFORE, in consideration of the premises, and of the various representations, warranties, covenants and other agreements and undertakings of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.01   Definitions of Certain Terms.

  For purposes of this Agreement, the following terms are used with the meanings assigned below (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking organizations in the State of North Carolina are required or authorized by Law to be closed.

“Closing” has the meaning set forth in Section 2.02(A).

“Closing Date” has the meaning set forth in Section 2.02(A).

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Common Stock” means the common stock, par value $5.00 per share, of the Company.

“Company Material Adverse Effect” means a material adverse effect on the business, results of operations or financial condition of the Company and its consolidated Subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (i) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its Subsidiaries operate, (ii) changes or proposed changes after the date hereof in United States generally accepted accounting principles or regulatory accounting requirements, or authoritative interpretations thereof, (iii) changes or proposed changes after the date hereof in securities, banking and other Laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (i), (ii) and (iii), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated Subsidiaries taken as a whole relative to comparable United States banking or financial services organizations), or (iv) changes in the market price or trading volume of the Company Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated Subsidiaries (it being understood and agreed that the exception set forth in this clause (iv) does not apply to the underlying reason giving rise to or contributing to any such change).

“Compensation Regulations” means any guidance, rule or regulation, as the same shall be in effect from time to time, promulgated pursuant to or implementing Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization.

“Law” means any law, statute, code, ordinance, rule, regulation, judgment, order, award, writ, decree or injunction issued, promulgated or entered into by or with any Governmental Entity.

“Liens” means any liens, licenses, pledges, charges, encumbrances, adverse rights or claims and security interests whatsoever.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchase Price” has the meaning set forth in Section 2.01.

“Purchaser” has the meaning set forth in the introductory paragraph to this Agreement.

“Regulatory Event” means, with respect to the Company, that (i) the Federal Deposit Insurance Corporation or any other applicable Governmental Entity shall have been appointed as conservator or receiver for the Company or any Subsidiary; (ii) the Company or any Subsidiary shall have been considered in “troubled condition” for the purposes of 12 U.S.C. Sec. 1831i or any regulation promulgated thereunder; (iii) the Company or any Subsidiary shall qualify as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 U.S.C. Sec. 1831o or other applicable Law; or (iv) the Company or any Subsidiary shall have become subject to any formal or informal regulatory action requiring the Company or any Subsidiary to materially improve its capital, liquidity or safety and soundness.

“Relevant Period” means the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding, as it may be further described in the Compensation Regulations.

“Securities Purchase” has the meaning set forth in the recitals in this Agreement.

“Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any person, any bank, corporation, partnership, joint venture, limited liability company or other organization, whether incorporated or unincorporated, (i) of which such person or a subsidiary of such person is a general partner or managing member or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

“Warrant” has the meaning set forth in the recitals to this Agreement.

Section 1.02    Interpretation.

  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “person” as used in this Agreement shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, government or any agency or political subdivision thereof, or any other entity or any group (as defined in Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  In this Agreement, all references to “dollars” or “$” are to United States dollars.  This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same.  Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same.  Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

ARTICLE II

THE SECURITIES PURCHASE

Section 2.01   Purchase and Sale of the Shares and the Warrant.

  Subject to, and on the terms and conditions of, this Agreement, effective at the Closing, the Purchaser will purchase from the Seller, and the Seller will sell, transfer, convey, assign and deliver to the Purchaser, all of the Shares and the Warrant, free and clear of all Liens.  The aggregate purchase price for the Shares, including all accrued and unpaid dividends on the Shares through and including the Closing Date, and the Warrant shall be an amount in cash equal to Eight Million Dollars ($8,000,000) ( the “Purchase Price”).

Section 2.02   Closing of the Securities Purchase.

  (A)  Subject to Article V, the closing of the Securities Purchase (the “Closing”) shall be held (1) immediately prior to the filing of the articles of merger with the State of North Carolina pursuant to which the Merger will be consummated or (2) at such other time or date that is agreed to in writing by the Seller and the Purchaser (the date on which the Closing occurs, the “Closing Date”).  The Closing shall be held at such place as the Seller and the Purchaser shall mutually agree in writing.

(B) At the Closing, or simultaneously therewith, the following shall occur:

(1) the Seller will deliver to the Purchaser certificates for the Shares and the Warrant, duly endorsed in blank or accompanied by stock powers duly endorsed in blank or other required instruments of transfer; and

(2) the Purchaser will pay the Purchase Price to the Seller, by wire transfer in immediately available funds, to an account designated in writing by the Seller to the Purchaser, such designation to be made not later than two (2) Business Days prior to the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01   Representations and Warranties of the Purchaser.

  The Purchaser hereby represents and warrants to the Seller as follows:

(A) Existence and Power.  The Purchaser is duly organized and validly existing as a state-chartered bank under the Laws of the State of North Carolina and has all requisite power and authority to execute and deliver this Agreement and, assuming that the consents, approvals, filings and registrations referred to in Section 3.01(D) are received or made (as applicable), to consummate the transactions contemplated by this Agreement.

(B) Authorization.  The execution and delivery of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly and validly approved by all necessary corporate action of the Purchaser, and no other corporate or shareholder proceedings on the part of the Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Purchaser, and (assuming the due authorization, execution and delivery of this Agreement by the Seller and the Company) this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(C) Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation by the Purchaser of the transactions contemplated hereby, will violate any provision of the charter or bylaws or similar governing documents of the Purchaser or, assuming that the consents, approvals, filings and registrations referred to in Section 3.01(D) are received or made (as applicable), applicable Law.

(D) Consents and Approvals.  Except for any consents, approvals, filings or registrations required in connection with the transactions contemplated by the Merger Agreement, and required filings with and approvals of bank regulatory authorities, if any, under applicable banking law and regulations for Purchaser’s purchase of the Shares and the Warrant, no consents or approvals of, or filings or registrations with, any Governmental Entity or of or with any other third party by and on behalf of the Purchaser are necessary in connection with the execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby.

(E)  Securities Matters.  The Shares and the Warrant are being acquired by the Purchaser for its own account and without a view to the public distribution or sale of the Shares or the Warrant.

(F) Availability of Funds.  The Purchaser has, and will have as of the Closing, sufficient funds available to consummate the transactions contemplated hereunder.

Section 3.02 Representations and Warranties of the Company.

  The Company hereby represents and warrants to the Seller and the Purchaser as follows:

(A) Existence and Power.  The Company is duly organized and validly existing as a corporation under the Laws of the State of North Carolina and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(B) Authorization.  The execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly approved by all necessary corporate action of the Company, and no other corporate or shareholder proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company, and (assuming the due authorization, execution and delivery of this Agreement by the Seller and the Purchaser) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(C) Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby, will violate any provision of the charter or bylaws or similar governing documents of the Company or, assuming that the consents, approvals, filings and registrations referred to in Section 3.02(D) are received or made (as applicable), applicable Law.

(D) Consents and Approvals.  Except for any consents, approvals, filings or registrations required in connection with the transactions contemplated by the Merger Agreement, no consents or approvals of, or filings or registrations with, any Governmental Entity or of or with any other third party by and on behalf of the Company are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

ARTICLE IV

COVENANTS

Section 4.01   Forbearances of the Seller.

  From the date hereof until the Closing, without the prior written consent of the Purchaser, the Seller will not:

(A) directly or indirectly transfer, sell, assign, distribute, exchange, pledge, hypothecate, mortgage, encumber or otherwise dispose of or engage in or enter into any hedging transactions with respect to, any of the Shares, the Warrant or any portion thereof or interest therein (other than pursuant to the Securities Purchase);

(B) exercise the Warrant, in whole or in part; or

(C) agree, commit to or enter into any agreement to take any of the actions referred to in Section 4.01(A) or Section 4.01(B).

Notwithstanding the foregoing, the Seller may undertake any of the actions set forth in Section 4.01(A) with an Affiliate of the Seller so long as this Agreement is assigned to such Affiliate in accordance with Section 7.07 of this Agreement.  For the avoidance of doubt, until the Closing, except as expressly set forth in this Section 4.01, the Seller shall continue to be able to exercise all rights and privileges with respect to the Shares and the Warrant.

Section 4.02    Further Action.

  The Seller, the Purchaser and the Company (A) shall each execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement and (B) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing or the consummation of the transactions contemplated by this Agreement (except as expressly permitted by the Merger Agreement).

Section 4.03   Merger Agreement.

  The Purchaser will not agree to any amendment, modification or waiver of any provision of the Merger Agreement (other than corrections of obvious errors, if any, appropriate changes in the terms thereof to reflect the terms of this Agreement and Purchaser’s purchase of the Shares and Warrant from the Seller prior to completion of the Merger, or other ministerial amendments) to the extent such amendment, modification or waiver would adversely affect the Seller, without the prior written consent of the Seller.

Section 4.04   Merger.

  The Purchaser shall (i) keep the Seller reasonably apprised of its progress in obtaining necessary regulatory approvals for the Merger, (ii) deliver to the Seller copies of any written notices the Purchaser and the Company deliver to one another under the Merger Agreement to the extent such notices relate to such approvals, the failure to obtain any such approvals or the termination of the Merger Agreement and (iii) provide at least seven (7) days’ prior written notice of the anticipated Closing Date to the Seller.  The Company shall give the Seller prompt written notice of the approval of the Merger by the holders of the Company Common Stock.

Section 4.05   Remaining Certification and Disclosure Requirements.

  The Company and the Purchaser acknowledge, the Company agrees to comply with, and following the Closing, the Purchaser agrees to cause the Company and its successors to comply with, the certification and disclosure requirements set forth in the Compensation Regulations, including without limitation those submissions that are required with respect to the final portion of the Relevant Period (see, for example, Sections 30.7(c) and (d), Sections 30.11(b) and (c) and Section 30.15(a)(3) of the Compensation Regulations and FAQ-14 in the Frequently Asked Questions to the Compensation Regulations, available at www.financialstability.gov).

Section 4.06   Transferability Restrictions Related to Long-Term Restricted Stock.

  The Company and the Purchaser acknowledge that any long-term restricted stock (as defined in Section 30.1 of the Compensation Regulations) awarded by the Company that has otherwise vested may not become transferable, or payable in the case of a restricted stock unit, at any time earlier than as permitted under the schedule set forth in the definition of long-term restricted stock in Section 30.1 of the Compensation Regulations.  For this purpose, aggregate financial assistance received (for purposes of the definition of long-term restricted stock) includes the full original liquidation amount with respect to 16,369 Shares (see FAQ-15 in the Frequently Asked Questions to the Compensation Regulations, available at www.financialstability.gov).  Upon the sale of the Shares to the Purchaser, in the event that any long-term restricted stock awarded by the Company is not permitted to become transferable, or payable in the case of a restricted stock unit, under the schedule set forth in the definition of long-term restricted stock in Section 30.1 of the Compensation Regulations, the Company shall cancel such long-term restricted stock and/or restricted stock units.

Section 4.07   Executive Compensation.

  Neither the Company nor the Purchaser shall take any action that will result in, nor will the Company or the Purchaser permit, directly or indirectly, the acceleration, vesting, enhancement or increase in the payments or benefits that would otherwise become due as a result of the consummation of the Merger to any current or former executive officers of the Company.

ARTICLE V

CONDITIONS TO THE CLOSING

Section 5.01   Conditions to Each Party’s Obligations.

  The respective obligations of each of the Purchaser and the Seller to consummate the Securities Purchase are subject to the fulfillment, or written waiver by the Purchaser and the Seller, prior to the Closing, of each of the following conditions:

(A) Satisfaction of Conditions Precedent to the Merger. All conditions precedent to the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger) shall have been satisfied or waived.

(B) Regulatory Approvals.  All regulatory approvals required to consummate the Securities Purchase shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

(C) No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Securities Purchase shall be in effect.  No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Securities Purchase.

Section 5.02    Conditions to Obligations of the Seller.

  The obligation of the Seller to consummate the Securities Purchase is also subject to the fulfillment, or written waiver by the Seller, prior to the Closing, of the following conditions:

(A) Other Events.  None of the following shall have occurred since the date hereof:

(1) the Company or any of its Subsidiaries shall have (a) dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) become insolvent or unable to pay its debts or failed or admitted in writing its inability generally to pay its debts as they become due; (c) made a general assignment, arrangement or composition with or for the benefit of its creditors; (d) instituted or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition shall have been presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition shall have resulted in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (e) had a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) sought or shall have become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) had a secured party take possession of all or substantially all its assets or had a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; (h) caused or shall have been subject to any event with respect to which, under the applicable laws of any jurisdiction, had an analogous effect to any of the events specified in clauses (a) to (g) (inclusive); or (i) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

(2) a Governmental Entity in any jurisdiction shall have (a) commenced an action or proceeding against the Company or any of its Subsidiaries; or (b) issued or entered a temporary restraining order, preliminary or permanent injunction or other order binding upon the Company or any of its Subsidiaries, which in the case of (a) and (b) shall have had or shall be reasonably expected to have a Company Material Adverse Effect;

(3) any fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, shall have had or shall be reasonably likely to have a Company Material Adverse Effect; or

(4) any Regulatory Event not otherwise existing on the date hereof.

(B) Representations and Warranties.  The representations and warranties set forth in Article III of this Agreement shall be true and correct as though made on and as of the Closing Date.

(C) Consents and Approvals.  All consents and approvals of, and filings and registrations with, all Governmental Entities and of or with any other third party by and on behalf of the Company and the Purchaser that are necessary in connection with the execution and delivery by the Company and the Purchaser of this Agreement and the consummation by the Company and the Purchaser of the transactions contemplated hereby shall have been obtained or made, as applicable, and shall remain in full force and effect.

(D) Performance Obligations.  The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(E) Closing Certificate.  The Purchaser shall deliver to the Seller a certificate, signed on behalf of the Purchaser by a senior executive officer thereof, dated as of the Closing Date, certifying to the effect that all conditions precedent to the Closing have been satisfied.

ARTICLE VI

TERMINATION

Section 6.01   Termination Events.

  This Agreement may be terminated at any time prior to the Closing:

(A) by mutual written agreement of the Purchaser and the Seller; or

(B) by the Purchaser, upon written notice to the Seller, or by the Seller, upon written notice to the Purchaser, in the event that the Closing Date does not occur on or before April 30, 2014; provided, however, that the respective rights to terminate this Agreement pursuant to this Section 6.01(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date.

This Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

Section 6.02   Effect of Termination.

  In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, and none of the Seller, the Company, the Purchaser, any affiliates of the Seller, Company or the Purchaser or any officers, directors or employees of the Seller, the Company or the Purchaser or any of their respective affiliates shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that this Section 6.02 and Sections 7.03, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01   Waiver; Amendment.

  Any provision of this Agreement may be (A) waived in writing by the party benefiting by the provision, or (B) amended or modified at any time by an agreement in writing signed by each of the parties hereto.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

Section 7.02   Counterparts.

  This Agreement may be executed by facsimile or other electronic means and in counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 7.03   Governing Law; Choice of Forum; Waiver of Jury Trial.

(A)  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  Each of the parties hereto agrees (a) to submit to the exclusive jurisdictions and venue of the United States District Court of the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon (i) the Purchaser at the address and in the manner set forth for notices to the Purchaser in Section 7.05, (ii) the Company at the address and in the manner set forth for notices to the Company in Section 7.05 and (iii) the Seller at the address and in the manner set forth for notices to the Seller in Section 7.05, but otherwise in accordance with federal law.

(B) To the extent permitted by applicable Law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

Section 7.04    Expenses.

  If requested by the Seller, the Purchaser shall pay all reasonable out of pocket and documented costs and expenses associated with this Agreement and the transactions contemplated by this Agreement, including, but not limited to, the reasonable fees, disbursements and other charges of the Seller’s legal counsel and financial advisors.

Section 7.05    Notices.

  All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Purchaser to:

First-Citizens Bank & Trust Company
4300 Six Forks Road
Raleigh, North Carolina 27609
Facsimile: (919) 716-7518
Attention: Barry P. Harris, IV, Chief Legal Officer
Barry.Harris@firstcitizens.com
With a copy to:

Ward and Smith, P.A.
1001 College Court
New Bern, North Carolina 28562
Facsimile: (252) 672-5477
Attention: William R. Lathan, Jr.
wrl@wardandsmith.com

If to the Company to:

1st Financial Services Corporation
101 Jack Street
Hendersonville, North Carolina 28792
Facsimile: (828) 697-3091.
Attention: Michael G. Mayer, Chief Executive Officer
With a copy to:

Brooks, Pierce, McLendon, Humphrey & Leonard, LLP
2000 Renaissance Plaza
230 North Elm Street
Greensboro, North Carolina 27401
Facsimile: (336) 232-9123
Attention: Robert A. Singer
If to the Seller to:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Facsimile: (202) 927-9225
Attention: Chief Counsel Office of Financial Stability
With a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Facsimile: (212) 504-6666
Attention: William P. Mills

Section 7.06   Entire Understanding; No Third Party Beneficiaries.

  This Agreement (together with the documents, agreements and instruments referred to herein) represents the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof.  Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

Section 7.07   Assignment.

  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be null and void; provided, however, that the Seller may assign this Agreement to an Affiliate of the Seller.  If the Seller assigns this Agreement to an Affiliate, the Seller shall be relieved of its obligations and liabilities under this Agreement but (i) all rights, remedies, obligations and liabilities of the Seller hereunder shall continue and be enforceable by and against and assumed by such Affiliate, (ii) the Purchaser’s obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to the Seller herein shall be deemed to be references to such Affiliate.  The Seller will give the Purchaser and the Company notice of any such assignment; provided, that the failure to provide such notice shall not void any such assignment.

Section 7.08   Severability.

  Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement. or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders.  Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

1st FINANCIAL SERVICES CORPORATION

By:
Name: Michael G. Mayer
Title: Chief Executive Officer

FIRST-CITIZENS BANK & TRUST COMPANY

By:
Name: Glenn D. McCoy
Title: Executive Vice President and
Chief Financial Officer

UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name: Timothy G. Massad
Title: Assistant Secretary for Financial
Stability

1ST FINANCIAL SERVICES CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS – ___________, 2013 AT __________
CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:
The Proxy Statement is available at:
https://www.mountain1st.com/proxy
APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints the members of the Board of Directors of 1st Financial Services Corporation (“1st Financial”), or any substitute appointed by them, as the undersigned's attorneys and proxies (the “Proxies”), and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of 1st Financial held of record by the undersigned on ____________, 2013, at the Special Meeting of 1st Financial’s shareholders to be held at the Thomas Auditorium in the David W. Sink, Jr. building of the Blue Ridge Community College located at 100 College Drive, Flat Rock, North Carolina, at __________ on _______, ____________, 2013, and at any adjournments of the Special Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/FFIS
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE SHAREHOLDERS OF 1ST FINANCIAL SERVICES CORPORATION		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		The undersigned directs the shares represented by this appointment of proxy be voted as follows:

Proposal 1	à	FOR	AGAINST	ABSTAIN

PROPOSAL FOR APPROVAL OF AGREEMENT AND PLAN OF MERGER: To approve and adopt the Agreement and Plan of Merger, as Amended and Restated (the “Merger Agreement”), dated as of October 15, 2013, by and among 1st Financial Services Corporation (“1st Financial”), Mountain 1st Bank & Trust Company (the “Bank”), and First Citizens Bank & Trust Company (“First Citizens Bank”), and the transactions contemplated thereby, including the merger of 1st Financial and the Bank with and into First Citizens Bank, as more fully described in the proxy statement (the “Merger”).
		☐	☐	☐

Proposal 2	à	FOR	AGAINST	ABSTAIN

PROPOSAL FOR ADVISORY VOTE ON EXECUTIVE COMPENSATION: To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to 1st Financial’s named executive officers in connection with the Merger, including agreements and understandings pursuant to which such compensation may be paid or become payable.
		☐	☐	☐

Proposal 3	à	FOR	AGAINST	ABSTAIN

PROPOSAL TO ADJOURN SPECIAL MEETING: To approve a motion to adjourn the Special Meeting to a later date, if necessary or appropriate, including in order to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement.
		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

No other matters are anticipated to be presented for action at the Special Meeting; however, if any other matters should properly come before the Special Meeting or an adjournment thereof, shares represented by this appointment of proxy will be voted in accordance with the judgment of the Proxies.

I (We) direct the shares represented by this appointment of proxy be voted as instructed. In the absence of any instruction, those shares may be voted by the Proxies "FOR" Proposals 1, 2 and 3. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with 1st Financial’s Secretary a written instrument revoking it or timely submitting (by mail or Internet) an appointment of proxy bearing a later date, or by attending the Special Meeting and announcing an intention to vote in person.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2013

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)